Filed pursuant to Rule 424(b)(3)
Registration No. 333-168658

Prospectus Supplement No. 4
(to Prospectus dated August 31, 2010)

ANTs software, inc.

19,179,140 Shares of Common Stock

This prospectus supplement no. 4 supplements the prospectus dated August 31, 2010, of ANTs software, inc., which forms a part of our registration statement on Form S-1 (Registration No. 333-168658).

This prospectus supplement is being filed to update and supplement the information included or incorporated by reference in the prospectus with the information contained in our current reports on Form 8-K, filed with the SEC on February 10, 2011 and March 4, 2011 (the “Reports”).  Accordingly, we have attached the Reports to this prospectus supplement.

The prospectus relates to the sale of up to 19,179,140 shares of ANTs software inc. common stock, par value $0.0001 per share, by the entity named in the “Selling Security Holder” section of the prospectus, including shares of our common stock previously issued to the selling security holder pursuant to the terms of an agreement dated March 12, 2010, by and between the Company and the selling security holder, and as amended on July 15, 2010 (collectively, the “Stock Purchase Agreement”), (b) shares of our common stock issuable to the selling security holder upon the exercise of a warrant to purchase shares of common stock granted to the selling security holder pursuant to the Stock Purchase Agreement, and (c) shares of our common stock previously issued and additional shares issuable in the future to the selling security holder after the date hereof in connection with certain quarterly payment obligations pursuant to the Stock Purchase Agreement.

We will not receive any of the proceeds from the sale of the shares by the selling security holder.  We have paid, and will continue to pay, the costs relating to the registration of these shares.

Our common stock is quoted in the Over-the-Counter Bulletin Board under the symbol “ANTS.”  On March 4, 2011, the last reported closing price of our common stock was $0.46 per share. You are urged to obtain current market quotations for the common stock.

You should read the prospectus carefully before you invest. Please refer to “Risk Factors” on page 10 of the prospectus for a discussion of the material risks involved in investing in the shares.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 7, 2011.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 9, 2011 (February 7, 2011)

ANTS SOFTWARE INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-16299	13-3054685
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

71 Stevenson St., Suite 400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 931-0500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 7, 2011, the registrant entered into an Exchange Agreement with Gemini Master Fund, Ltd., and Manchester Securities Corp. (each a “Holder”) pursuant to which, in exchange for the surrender and cancellation of outstanding convertible promissory notes in aggregate initial principal face amount of $2.0 million, the Company issued to each Holder a convertible Exchange Note in the aggregate original principal amount of $1.2 million, not bearing interest unless there is an event of default thereunder, with a maturity of January 31, 2013, and a warrant to purchase 3,333,333 shares of Common Stock, with a net, or so-called “cashless,” exercise provision, at an exercise price as set forth therein (the “Transaction”).  The Holders had acquired the outstanding convertible promissory notes from Robert T. Healey and William J. Healey.  The Transaction was guaranteed by the registrant’s subsidiary Inventa Technologies, Inc.  This current report is neither an offer to sell, nor a solicitation of offers to purchase, securities.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

(10.1)	Exchange Agreement dated February 7, 2011 by and among ANTs software inc., Gemini Master Fund, Ltd., and Manchester Securities Corp.
(10.2)	Guaranty dated February 7, 2011 by Inventa Technologies, Inc.
(10.3)	Convertible Note due January 31, 2013 in initial principal face amount of $1.2 million, made by the registrant in favor of Gemini Master Fund, Ltd.
(10.4)	Convertible Note due January 31, 2013 in initial principal face amount of $1.2 million, made by the registrant in favor of Manchester Securities Corp.
(10.5)	Warrant to purchase 3,333,333 shares of registrant common stock dated February 7, 2011, issued to Gemini Master Fund, Ltd.
(10.6)	Warrant to purchase 3,333,333 shares of registrant common stock dated February 7, 2011, issued to Manchester Securities Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTs software inc.

Date: February 9, 2011	By: /s/ Dave Buckel
Dave Buckel
Chief Financial Officer

Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”), dated as of February 7, 2011, is entered into by and among ANTs software, inc., a Delaware corporation having an address at 71 Stevenson Street, Suite 400, San Francisco, CA 94105 (the “Company”), and Gemini Master Fund, Ltd., having an address at c/o Gemini Strategies, LLC, 135 Liverpool Drive, Suite C, Cardiff, CA 92007 (“Gemini”), and Manchester Securities Corp., having an address at 712 Fifth Avenue, New York, NY 10019 (“Manchester”, and collectively with Gemini, the “Holders”).

W I T N E S S E T H:

WHEREAS, the Company issued to William J. Healy, an individual (“WH”), that certain 10% Convertible Promissory Note (“WH Note”) on or about May 30, 2008 in the original principal amount of $1,000,000; and

WHEREAS, the Company issued to Robert T. Healey, an individual (“RH”, and together with WH, the “Sellers” and each of the Sellers individually a “Seller”), that certain 10% Convertible Promissory Note (“RH Note”, and together with the WH Note, the “Notes”) on or about May 30, 2008 in the original principal amount of $1,000,000; and

WHEREAS, contemporaneously herewith the Sellers and Holders are entering into those certain Securities Purchase Agreements pursuant to which Gemini is purchasing the WH Note and Manchester is purchasing the RH Note (“Securities Purchase Agreements”); and

WHEREAS, contemporaneously with such purchase of the Notes by such Holders, and as a condition to such purchase, the Company and the Holders desire to exchange the Notes for securities consisting of (i) new convertible notes in the form of Exhibit A attached hereto (“Exchange Notes”), and (ii) the Warrants, as herein defined, all on the terms set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Exchange of Notes.

a.      Issuance of Exchange Notes and Warrants.  Upon the following terms and conditions, in exchange for the surrender and cancellation of the Notes, the Company shall issue to each Holder, and each Holder shall acquire from the Company (i) an Exchange Note dated and issued as of February 7, 2011 in the aggregate original principal amount equal to 120% of the principal amount of the Note surrendered by such Holder in exchange for the Exchange Note, and (ii) a warrant to purchase such number of shares of Common Stock (as defined in the Exchange Notes) of the Company as is equal to such principal amount of the Note surrendered by such Holder divided by 0.30, in the form of Exhibit B attached hereto (each a “Warrant” and collectively the “Warrants”).  The Exchange Notes and Warrants are being issued in substitution for and not in satisfaction of the Notes, provided, however, the Holders acknowledge and agree that upon the issuance and acceptance of the original Exchange Notes and Warrants issued pursuant to this Section, the original Notes will be deemed cancelled and will be promptly surrendered to the Company.

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b.      Promptly following execution hereof or as soon thereafter as is reasonably possible, the Company shall deliver the original Exchange Notes and Warrants to Gemini’s counsel, and the Holders shall cause the original Notes (or an affidavit of lost note in form and substance acceptable to the Company) to be delivered to Gemini’s counsel.  The execution and consummation of the Securities Purchase Agreements by the Holders and the Sellers shall be a condition precedent to the consummation of the transactions contemplated hereby, provided that the transactions contemplated hereunder and under the Securities Purchase Agreements shall occur simultaneously, such that Gemini’s counsel shall simultaneously release from escrow (1) the original Exchange Notes and Warrants to the Holders, (2) the surrendered Notes to the Company, and (3) the purchase price for the Notes to the Sellers.

c.      The date upon which the Exchange Notes and Warrants are released to the Holders shall be the “Closing Date”.

d.      The Exchange Notes shall be guaranteed by Inventa Technologies, Inc., a wholly-owned subsidiary of the Company.  The guaranty in the form of Exhibit C attached hereto shall be executed by such guarantor and delivered at Closing (“Guaranty”).

e.      Prior to the second Business Day following the Closing Date, the Company shall pay to the Sellers any and all accrued but unpaid interest due under the Notes through the Closing Date.

2.        Representations and Warranties. The Company hereby makes to the Holders the following representations and warranties:

a.       Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and the Exchange Notes and Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith.  This Agreement and the Exchange Notes and Warrants have been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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b.       No Conflicts.  The execution, delivery and performance of this Agreement and the Exchange Notes and Warrants by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any of its subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien or encumbrance upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or subsidiary debt or otherwise) or other material understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect.

c.      Filings, Consents and Approvals.  Other than applicable anti-dilution notices to be delivered to existing investors in the Company on or prior to the due date therefor, the Company is not required to obtain any approval, consent, waiver, authorization or order of, give any notice to, or make any filing, qualification or registration with, any court or other federal, state, local, foreign or other governmental authority or other person or entity in connection with the execution, delivery and performance by the Company of this Agreement or the Exchange Notes or Warrants.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the exchange for and the issuance of the Exchange Notes and Warrants or any shares of Common Stock issuable upon the conversion, exercise or exchange of, in payment of interest on, or otherwise pursuant to the Exchange Notes or Warrants (collectively, “Underlying Shares”).

d.      Issuance and Reservation of Securities.  The Exchange Notes, Warrants and Underlying Shares are duly authorized.  Any Underlying Shares, when issued in accordance with the terms of Exchange Notes and Warrants, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, freely tradable and without any legends thereon (except that Underlying Shares issued pursuant to a cash exercise of the Warrants shall not be freely tradable upon issuance and shall be subject to restrictive legends thereon).  The Company has reserved, and shall at all times hereafter reserve, from its duly authorized capital stock for issuance upon conversion and exercise pursuant to the Exchange Notes and Warrants, at least such amount of shares of Common Stock as is equal to the amount of Underlying Shares into which the Exchange Notes and Warrants are fully convertible and exercisable, respectively (without regard to any limitations on ownership or conversion or exercise set forth therein).

e.      Private Placement.  No registration under the Securities Act is required for the issuance of the Exchange Notes, Warrants or any Underlying Shares in accordance with the terms hereof and thereof.

f.      No Inside Information.  Neither the Company nor any Person acting on its behalf has provided any Holder or its counsel with any information that constitutes or might constitute material, non-public information concerning the Company.

g.       Equal Consideration. Except as otherwise set forth herein, no consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance, exchange or otherwise of any provision of the Notes.

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h.       Survival. All of the Company’s warranties and representations contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties hereto.

i.       Holding Period for Exchange Notes and Warrants.  Pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (“Securities Act”), the holding period of the Exchange Notes, Warrants and the Underlying Shares (except Underlying Shares issued pursuant to a cash exercise of the Warrants) tack back to May 30, 2008 (the original issue date of the Notes).  The Company agrees not to take a position contrary to this paragraph.  The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue the Underlying Shares without restriction and not containing any restrictive legend without the need for any action by the Holder (except Underlying Shares issued pursuant to a cash exercise of the Warrants).  The Company is not currently, and has never been, an issuer of the type described in Rule 144(i).  The Exchange Notes and Warrants are being issued in substitution and exchange for and not in satisfaction of the Notes.  The Exchange Notes shall not constitute a novation or satisfaction and accord of any of the Notes.  Without limiting any of the terms, conditions or covenants contained in this Agreement or other documents, if at any time it is determined that any Underlying Shares are not freely tradable without restriction or limitation pursuant to Rule 144, then the Company shall promptly register the resale of all Underlying Shares under the Securities Act by filing a registration statement with the SEC as soon as practicable (but in no event later than 30 days) and causing such registration statement to be declared effective as soon as practicable (but in no event later than 90 days).

j.      Balances.  As of the date hereof, the balance outstanding under the Notes, including principal and interest, are as follows, and no further amounts are due under the Notes:

Note	Principal	Interest	Balance

WH Note	$1,000,000	$0	$1,000,000
RH Note	$1,000,000	$0	$1,000,000

Total	$2,000,000	$0	$2,000,000

3.      Employees and Affiliates.

a.      Each Holder, severally and not jointly (and each Holder makes this representation as to itself only), represents and warrants that (i) such Holder is not, as of the date of this representation, and has not been for the last one hundred twenty (120) days, an employee, officer, director or direct or indirect beneficial owner of more than ten percent (10%) of any class of equity security of the Company, or of any entity, directly or indirectly, controlling, controlled by or under common control with the Company, or otherwise been an “affiliate” as that term is used in Rule 144 promulgated under the Securities Act, (ii) no consideration has been offered or paid by such Holder to any person to amend or consent to a waiver, modification, forbearance, exchange or otherwise of any provision of the Notes (other than the purchase of the Notes pursuant to the Securities Purchase Agreements), (iii) such Holder has not, directly or indirectly, controlled, been controlled by or been under common control with the Company, and (iv) such Holder has on or about the date hereof acquired a portion of the Notes without any restriction or limitation whatsoever and without any requirement to have such transaction registered under the Securities Act based on the representations contained in the Securities Purchase Agreements.  For purposes of this paragraph, “Holder” includes any person or entity that would be included with the Holder for purposes of Rule 144(a)(2).

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b.      The Company represents and warrants to each Holder that (i) such Holder is not, as of the date of this representation, and has not been for the last one hundred twenty (120) days, an employee, officer, director or direct beneficial owner of more than ten percent (10%) of any class of equity security of the Company, or otherwise been an “affiliate” as that term is used in Rule 144 promulgated under the Securities Act, (ii) no consideration has been offered or paid by such Holder to amend or consent to a waiver, modification, forbearance, exchange or otherwise of any provision of the Notes, (iii) such Holder has not, directly or indirectly, controlled, been controlled by or been under common control with the Company, and (iv) the Notes have been outstanding for in excess of one year and the Notes have not been amended since the issuance date thereof.

4.      Legal Opinion. The Company hereby agrees to cause its legal counsel to issue a legal opinion to the Holders and the Company’s Transfer Agent regarding this Agreement and the transactions contemplated hereby, in form and substance reasonably acceptable to the Holders, including an opinion that all shares issuable upon conversion of the Exchange Notes (or in payment of interest thereunder) or upon a cashless exercise of the Warrants may be sold pursuant to Rule 144 without volume restrictions or manner of sale limitations and that certificates representing any such shares may be issued without a restrictive legend as required pursuant to Agreement, the Exchange Notes and the Warrants, as the case may be.  Delivery of such legal opinion shall be a condition to the consummation of the transactions contemplated hereby.  The Company acknowledges and agrees that, other than delivery of a conversion notice in the form set forth as an exhibit to the Exchange Notes, nothing further is required for a Holder to obtain freely tradable and unlegended shares issuable upon conversion of the Exchange Notes (or in payment of interest thereunder) or upon a cashless exercise of the Warrants.

5.      Transfer Consent and Documentation.  The Company hereby consents to the transfer of the Notes from the Sellers to the Holders as contemplated in the Securities Purchase Agreements, an executed copy of which has been furnished to the Company.  The Company hereby waives any requirement for any legal opinion in connection with such transfer, and represents and warrants that no further consent of or action by any other person or entity is required in connection with such transfer.  The Company further represents, warrants and agrees that, other than the aforementioned delivery of a PDF copy of the fully executed Securities Purchase Agreements, no further documentation or action is necessary or required in order for the Company to effectuate the transfer of the Notes on its books and records and the issuance of the Exchange Notes and Warrants as contemplated hereunder in exchange for such Notes.  The Company also represents, warrants and agrees that no endorsement of any principal, interest or other payments on any of the Notes is required in connection with the transfers contemplated by the Securities Purchase Agreements.

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6.      Public Information.  So long as any Holder owns any Exchange Notes, Warrants and/or Underlying Shares, the Company shall timely file (or timely obtain extensions in respect thereof and file within the applicable grace period) all reports and definitive proxy or information statements required to be filed by the Company under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and shall not terminate its status as an issuer required to file reports under the Exchange Act (even if the Exchange Act or the rules and regulations promulgated thereunder would otherwise permit such termination).

7.      Conversion/Exercise Procedures.  The form of Conversion Notice included in the Exchange Notes sets forth the totality of the procedures required of a Holder in order to convert any such Exchange Notes.  The form of Exercise Notice included in the Warrants sets forth the totality of the procedures required of a Holder in order to exercise any such Warrants.  No additional legal opinion or other information or instructions shall be required of a Holder to convert such Exchange Notes or exercise such Warrants.  The Company shall honor all conversions of any Exchange Notes and exercises of any Warrants and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Exchange Notes and Warrants.

8.	Miscellaneous.

a.      If the transactions contemplated hereby are material to the Company or otherwise constitute material non-public information concerning the Company, then the Company shall, prior to 8:30AM on the trading day following the date hereof, issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and attaching this Agreement and all other related agreements thereto, including without limitation the Exchange Notes and Warrants. The Company shall not at any time furnish any material non-public information to any Holder without such Holder’s prior written consent.

b.       This Agreement may be executed in two or more counterparts and by facsimile signature, delivery of PDF images of executed signature pages by email or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

c.      Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Exchange Notes and Warrants.

d.       If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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e.       This Agreement shall be governed by and interpreted in accordance with laws of the State of New York, excluding its choice of law rules. The parties hereto hereby waive the right to a jury trial in any litigation resulting from or related to this Agreement.  The parties hereto consent to exclusive jurisdiction and venue in the federal courts sitting in the southern district of New York, unless no federal subject matter jurisdiction exists, in which case the parties hereto consent to exclusive jurisdiction and venue in the New York state courts in the borough of Manhattan, New York.  Each party waives all defenses of lack of personal jurisdiction and forum non conveniens. Process may be served on any party hereto in the manner authorized by applicable law or court rule.

f.      Each Holder and the Company hereby agrees and provides further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement.

g.      The parties acknowledge and agree that the actions and obligations of each Holder hereunder are several and not joint with the actions and obligations of any other Holder and that no Holder shall be responsible in any way for the representations, warranties, agreements, acts or omissions, or the performance or non-performance of the obligations, of any other Holder hereunder.  Any and all rights granted to the Holders hereunder, at law or in equity shall be enforceable by each such Holder independently, and it shall not be necessary (but may be permissible) for any other Holder to be joined as an additional party in any action for such purpose.

h.      The parties acknowledge and agree that (i) the Holders are not are agents, affiliates or partners of each other, (ii) the Holders are not, under any circumstances, agreeing to act jointly, in concert or as a group with respect to the Notes, Exchange Notes, Warrants or any Underlying Shares, (iii) nothing contained in any document, and no action taken by any Holder pursuant thereto, constitutes or shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting or agreeing to act jointly, in concert or as a group with respect to the Notes, Exchange Notes, Warrants or any Underlying Shares, any transactions, or any of their actions or obligations under any documents (including without limitation the decision to acquire, dispose of or vote any securities), and (iv) the Company shall not assert any claim inconsistent with the foregoing.

i.      The Company acknowledges and agrees, and each Holder represents and agrees, that (i) such Holder has independently participated in the negotiation hereof with the advice of its own counsel and advisors, (ii) no other Holder has acted or will be acting as such Holder’s agent in connection with its acquisition, disposition or voting of any securities or monitoring its investment therein, (iii) such Holder’s decision to purchase and exchange the Notes has been made by such Holder independently of any other Holder and independently of any information, materials, statements or opinions regarding the Company which may have been made or given by any other Holder, and (iv) no Holder shall have any liability to any other Holder relating to or arising from any such information, materials, statements or opinions.  The Company represents and acknowledges that (A) for reasons of convenience of the Company only and not because it was required or requested to do so by any Holder, (1) each Holder and its counsel may have communicated and may continue to communicate with the Company through a lead counsel who represents one or more of the Holders independently, and (2) the Company has elected to provide all Holders with the same terms hereunder, and (B) such procedures with respect to this Agreement shall in no way create a presumption that the Holders are in any way acting jointly, in concert or as a group with respect to this Agreement or the Exchange Notes or Warrants or the transactions contemplated hereby.

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j.      Each Holder agrees that so long as such Holder holds any Exchange Notes, such Holder shall not engage in any Short Sale transaction which would cause such Holder to have a Net Short Position, where (1) “Short Sale” shall have the meaning set forth in Rule 200 of Regulation SHO promulgated under the Securities Act, and (2) “Net Short Position” shall mean having a contractual obligation to deliver a greater number of shares of Common Stock than such Purchaser beneficially owns long, which includes without limitation shares of Common Stock held long and shares of Common Stock issuable upon exercise, conversion or exchange of Company securities held by such Purchaser (whether or not then convertible, exercisable or exchangeable, and including Exchange Notes and Warrants).

***********************

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IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

COMPANY:

ANTS SOFTWARE, INC.

By:	/s/ David A. Buckel
Name:	David A. Buckel
Title:	CFO / Corporate Secretary

HOLDERS:

GEMINI MASTER FUND, LTD.
By: GEMINI STRATEGIES, LLC, as investment manager

By:	/s/ Steven Winters
Name:	Steven Winters
Title:	Managing Member

MANCHESTER SECURITIES CORP.

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg
Title:	Vice President

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Exhibit 10.2

GUARANTY

GUARANTY, dated as of February 7, 2011, made by Inventa Technologies, Inc. (the “Guarantor”), in favor of each of the Holders (as defined below).

W I T N E S S E T H:

Whereas, pursuant to that certain Exchange Agreement (the “Exchange Agreement”) dated on or about the date hereof by and among ANTS SOFTWARE, INC., a Delaware corporation (the “Company”), and the Holders named therein (the “Holders”), the Company issued to the Holders the Company’s Convertible Notes Due January 31, 2013 (the “Notes”); and

Whereas, the Guarantor is a wholly-owned subsidiary of the Company; and

Whereas, as a condition precedent to the Holders’ exchange for the Notes and in order to induce the Holders to exchange for the Notes, the Company agreed that the Guarantor would guaranty the obligations under the Notes in accordance with the terms set forth in this Guaranty and the Exchange Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Holders to make and maintain the loans evidenced by the Notes, Guarantor hereby agrees with the Holders as follows:

SECTION 1.DEFINED TERMS

1.1                 Definitions

(a)      Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Notes or Exchange Agreement.

(b)      The following terms shall have the following meanings:

“Guaranty” means this Guaranty, as the same may be amended, supplemented or otherwise modified from time to time.

“Holders” mean all of the Holders (as identified in each Note) of the Notes.

“Obligations” mean the collective reference to the unpaid principal of and default interest on the Notes thereunder and all other obligations and liabilities of the Company to the Holders (including, without limitation, default interest accruing at the then applicable rate provided in the Notes after the maturity of the Notes and interest accruing at the then applicable rate after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, if a claim for post-filing or post-petition interest is allowed in such proceeding, and including, without limitation, the conversion of Notes into Common Stock), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Exchange Agreement, the Notes, this Guaranty, or the other agreements, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Holders that are required to be paid by the Company or the Guarantor pursuant to the terms of any of the foregoing agreements).

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

1.2                 Other Definitional Provisions.

The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section references are to this Guaranty unless otherwise specified.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.GUARANTY

2.1                 Guaranty.  The Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Holders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.  For clarification, such maximum amount of guaranty hereunder shall not be reduced as a result of any conversions or payments under the Notes (i.e., the last dollars owing under the Notes shall remain subject to this Guaranty).

Nature of Guaranty.  Guarantor’s liability under this Guaranty shall be unlimited, open and continuous for so long as this Guaranty remains in force.  Guarantor intends to guaranty at all times the performance and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of all Obligations.  Accordingly, no payments made upon the Obligations will discharge or diminish the continuing liability of Guarantor in connection with any remaining portions of the Obligations or any of the Obligations which subsequently arises or is thereafter incurred or contracted.  No payment made by the Company, the Guarantor, any other guarantor or any other Person or received or collected by the Holders from the Company, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder which shall, notwithstanding any such payment (other than payment and performance in full of the Obligations), remain liable for the Obligations until the Obligations are paid and performed in full.

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Duration of Guaranty.  This Guaranty will take effect when received by the Holders without the necessity of any acceptance by the Holders, or any notice to Guarantor or to the Company, and will continue in full force until all the Obligations incurred or contracted shall have been fully and finally paid and satisfied and all other obligations of Guarantor under this Guaranty shall have been performed in full.  All renewals, extensions, substitutions, and modifications of the Obligations, release of any other guarantor or termination of any other guaranty, of the Obligations shall not affect the liability of Guarantor under this Guaranty.  This Guaranty is irrevocable and is binding upon Guarantor and Guarantor’s successors and assigns so long as any of the guaranteed Obligations remain unpaid.

2.2                 No Subrogation.  Notwithstanding any payment made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Holders, the Guarantor shall not be entitled to be subrogated to any of the rights of the Holders against the Company or any other guarantor or guaranty or right of offset held by the Holders for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Holders by the Company on account of the Obligations are paid in full.  If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and performed in full, such amount shall be held in trust for the benefit of the Holders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Holders in the exact form received by such Guarantor (duly indorsed by the Guarantor to the Holders, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Holders may determine.

2.3                 Amendments, Etc. With Respect To The Obligations.  Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment or performance of any of the Obligations made by any of the Holders may be rescinded by such Holder and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Holders, and the Exchange Agreement, the Notes and the other Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Holders may deem advisable from time to time, and any guaranty or right of offset at any time held by the Holders for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.

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2.4                 Guaranty Absolute and Unconditional.  Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Holders upon the guaranty contained in this Section 2 or acceptance of the guaranty contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the Guaranty contained in this Section 2; and all dealings between the Company and the Guarantor, on the one hand, and the Holders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Section 2.  Guarantor hereby waives, to the extent permitted by law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or the Guarantor with respect to the Obligations.  Guarantor understands and agrees that the guaranty contained in this Section 2 shall be construed as a continuing, absolute and unconditional Guaranty of payment and performance without regard to (a) the validity or enforceability of the Exchange Agreement, Notes or any of the other Agreements, any of the Obligations or any other guaranty or right of offset with respect thereto at any time or from time to time held by the Holders, (b) any defense, set-off or counterclaim (other than a defense of actual payment and performance of all Obligations) which may at any time be available to or be asserted by the Company or any other Person against the Holders, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of Guarantor under the guaranty contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against Guarantor, the Holders may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as they may have against the Company or any other Person or against any other guaranty for the Obligations or any right of offset with respect thereto, and any failure by the Holders to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company or any other Person or to realize upon any such other guaranty or to exercise any such right of offset, or any release of the Company or any other Person or any such other guaranty or right of offset, shall not relieve Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Holders against any Guarantor.

2.5                 Reinstatement.  The guaranty contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Holders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, Guarantor or any other guarantor of the Obligations, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company, Guarantor or any other guarantor of the Obligations or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.6                 Payments.  Guarantor hereby guarantees that payments hereunder will be paid to the Holders without set-off or counterclaim in U.S. dollars at the addresses set forth or referred to on the signature pages to the Exchange Agreement (or as otherwise required by the Notes) or by wire transfer pursuant to instructions provided to the Guarantor by the Holders.

SECTION 3.REPRESENTATIONS AND WARRANTIES

Guarantor represents and warrants to the Holders that:

3.1                 Organization, Good Standing and Qualification.  The Guarantor is a corporation, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite corporate power and authority to carry on its business as now conducted and own its properties.  The Guarantor is duly qualified to do business as a corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify would not be reasonably likely to result in a material adverse effect.

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3.2                 Authorization.  The Guarantor has full power and authority and has taken all requisite action on the part of the Guarantor, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Guaranty, and (ii) authorization of the performance of all obligations of the Guarantor hereunder.  This Guaranty constitutes legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

3.3                 Consents.  The execution, delivery and performance by the Company of this Guaranty require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official.

3.4                 No Conflict, Breach, Violation or Default; Compliance with Law.  The execution, delivery and performance of this Guaranty by the Guarantor will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Guarantor’s trust agreement or other organizational documents, or (ii) except where it would not have a material adverse effect, (A) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Guarantor or any of its properties, or (B) any agreement or instrument to which the Guarantor is a party or by which the Guarantor is bound or to which any of the properties of the Guarantor is subject.  Except where it would not have a material adverse effect, the Guarantor (i) is not in violation of any statute, rule or regulation applicable to the Guarantor or its assets, (ii) is not in violation of any judgment, order or decree applicable to the Guarantor or its assets, and (iii) is not in breach or violation of any agreement, note or instrument to which it or its assets are a party or are bound or subject.  The Guarantor has not received notice from any Person of any claim or investigation that, if adversely determined, would render the preceding sentence untrue or incomplete.

3.5                 No Limitation of Guaranty.  No representations, warranties or agreements of any kind have been made to or with Guarantor which would limit or qualify in any way the terms of this Guaranty.

3.7                 Company’s Request.  This Guaranty is executed at the Company’s request and not at the request of the Holders.

SECTION 4.COVENANTS

4.1      So long as any Notes remain outstanding, the Guarantor shall maintain its existence.  The Guarantor shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person.

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4.2           The Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Guaranty; and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any right herein granted to the Holders, but shall suffer and permit the execution of every such right as though no such law has been enacted.

SECTION 5.WAIVERS; SUBORDINATION

5.1                 Guarantor’s Waivers.

(a)      Holder’s Actions.  Notwithstanding any other waivers by the Guarantor pursuant to this Guaranty and except as prohibited by applicable law, the Guarantor waives any right to require a Holder to: (i) continue lending money or to extend other credit to the Company; (ii) resort for payment or to proceed directly or at once against any person, including the Company or any other guarantor; (iii) commit any act or omission of any kind at any time with respect to any matter whatsoever; or (iv) demand and/or enforce compliance with the terms of any agreement by any other party thereto.

(b)      Insolvency.  If now or hereafter the Company shall be or become insolvent and the Obligations under the Notes have not been paid and performed in full, Guarantor hereby waives and relinquishes in favor of the Holders and Company, and their respective successors and assigns, any claim or right to payment Guarantor may now have or hereafter have or acquire against the Company, by subrogation or otherwise, such that at no time shall Guarantor be or become a “creditor” of the Company within the meaning of 11 U.S.C. Section 547(b) or any successor provision of the United States Federal bankruptcy laws.

(c)      Guarantor’s Rights and Defenses.  Guarantor also waives any and all rights or defenses arising by reason of (i) any “one action” or “anti-deficiency” law or any other law which may prevent the Holders from bringing any action, including a claim for deficiency, against the Guarantor, before or after the commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale; (ii) any election of remedies by the Holders which destroys or otherwise adversely affects the Guarantor’s subrogation rights or the Guarantor’s rights to proceed against the Company for reimbursement, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Obligations; (iii) any disability or other defense of the Company, of any other guarantor, or of any other person, or by reason of the cessation of the Company’s liability from any cause whatsoever, other than payment in full in legal tender or by performance in full, of the Obligations; (iv) any statute of limitations, if at the time any action or suit brought by the Holders against the Guarantor is commenced there is outstanding Obligations which are not barred by any applicable statute of limitations; (v) any defenses given to guarantors at law or in equity other than actual payment and performance of the Obligations; or (vi) any act, omission, election or waiver by the Holders of the type set forth in this Guaranty.

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(d)      No Set-off, Counterclaim, Etc.  Guarantor further waives and agrees not to assert or claim at any time any deductions to the amount guaranteed under this Guaranty for any claim of set-off, counterclaim, counter demand, recoupment or similar right.

5.2                 Guarantor’s Understanding With Respect to Waivers.  Guarantor warrants and agrees that each of the waivers set forth herein is made with Guarantor’s full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law.  If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

5.3                 Subordination of the Company’s Debts to Guarantor.  Guarantor agrees that the Obligations of the Company to the Holders, whether now existing or hereafter created, shall be prior to any claim that the Guarantor may now have or hereafter acquire against the Company, whether or not the Company becomes insolvent.  Guarantor hereby expressly subordinates to the Obligations any claim Guarantor may have against the Company, upon any account whatsoever (including without limitation all intercompany obligations owing to Guarantor from the Company), to any claim that the Holders may now or hereafter have against the Company; provided, however, that the Company may make payments on such claims that represent bona fide claims for money lent or property transferred to the Company in the ordinary course of the business of the Guarantor and the Company unless and until an Event of Default (including without limitation any default under the Agreements which with notice or passage of time or both would become an Event of Default) shall have occurred under the Notes.  In the event of any dissolution, winding up, liquidation, readjustment, reorganization or similar proceedings, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of the Company applicable to the payment of the claims of both the Holders and the Guarantor shall be paid to the Holders.

SECTION 6.MISCELLANEOUS

6.1                 Amendments In Writing.  None of the terms or provisions of this Guaranty may be amended, supplemented or otherwise modified except by an instrument in writing signed by the Guarantor and 75% in interest of the Holders (based on outstanding principal amount of Notes), and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

6.2                 No Waiver By Course Of Conduct; Cumulative Remedies. The Holders shall not by any act (except by a written instrument pursuant to Section 6.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Holders, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Holder would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

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6.3                 Enforcement Expenses.      Guarantor agrees to pay or reimburse the Holders for all their reasonable costs and expenses incurred in collecting against the Guarantor under the guaranty contained in Section 2 or otherwise enforcing or preserving any rights under this Guaranty and the other Agreements to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Holders.

6.4                 Successors And Assigns.  This Guaranty shall be binding upon the successors and assigns of Guarantor and shall inure to the benefit of the Holders and their respective successors and assigns; provided that Guarantor may not assign, transfer or delegate any of its rights or obligations under this Guaranty without the prior written consent of the holders of 75% of the outstanding Principal Amount of Notes.

6.5                 Facsimile.  This Guaranty may be executed by facsimile or email of a PDF (or similar) image file of the executed signature page hereto.

6.6                 Severability.  Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.7      Governing Law; Jurisdiction.

(a)      Governing Law.  THIS GUARANTY WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(b)      Jurisdiction.  The Guarantor irrevocably submits to the exclusive jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, over any suit, action, or proceeding arising out of or relating to this Guaranty.  The Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

The Guarantor agrees that the service of process upon it mailed by certified or registered mail (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  Nothing herein shall affect Holder's right to serve process in any other manner permitted by law.  The Guarantor agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

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(c)      No Jury Trial.  The Guarantor and, by acceptance of the benefits hereof, each Holder, knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Guaranty and for any counterclaim therein.

6.8      Acknowledgements.  Guarantor hereby acknowledges that:

(a)      it has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other Agreements to which it is a party;

(b)      the Holders have no fiduciary relationship with or duty to Guarantor arising out of or in connection with this Guaranty or any of the other Agreements, and the relationship between the Guarantor, on the one hand, and the Holders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)      no joint venture is created hereby or by the other Agreements or otherwise exists by virtue of the transactions contemplated hereby among the Guarantors and the Holders.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.

GUARANTOR:

INVENTA TECHNOLOGIES, INC.

By: /s/ David A. Buckel
Name: David A. Buckel
Title: CFO and corporate Secretary
Address:

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Exhibit 10.3

THIS CONVERTIBLE NOTE IS ISSUED IN EXCHANGE FOR THE 10% CONVERTIBLE PROMISSORY NOTE ORIGINALLY ISSUED ON MAY 30, 2008 BY THE COMPANY TO WILLIAM HEALEY, WITHOUT ANY ADDITIONAL CONSIDERATION.  FOR PURPOSES OF RULE 144, THIS NOTE SHALL BE DEEMED TO HAVE BEEN ISSUED ON MAY 30, 2008.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION.  AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

CONVERTIBLE NOTE DUE JANUARY 31, 2013

OF

ANTS SOFTWARE, INC.

Issuance Date:  February 7, 2011
Issuance Date of Original Note for Which this Note Was Exchanged:  May 30, 2008
Original Principal Amount: $1,200,000
Note Register Number:  N-1

This Note (“Note”) is one of a duly authorized issue of Notes of ANTS SOFTWARE, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), designated as the Company's Convertible Notes Due January 31, 2013 (“Maturity Date”) in an aggregate principal amount (when taken together with the original principal amounts of all other Notes) which does not exceed Two Million Four Hundred Thousand U.S. Dollars (U.S. $2,400,000) (the “Notes”). Except as otherwise set forth below concerning an Event of Default, this Note shall not bear interest.

For Value Received, the Company hereby promises to pay to the order of Gemini Master Fund, Ltd. or its registered assigns or successors-in-interest (“Holder”) the principal sum of One Million Two Hundred Thousand Dollars (U.S. $1,200,000) together with all accrued but unpaid interest thereon, if any, on the Maturity Date, to the extent such principal amount and interest has not been repaid or converted into the Company's Common Stock, $0.0001 par value per share (the “Common Stock”), in accordance with the terms hereof.  Notwithstanding anything contained herein, this Note shall bear interest on the due and unpaid Principal Amount from and after the occurrence and during the continuance of an Event of Default pursuant to Section 4(a) at the rate (the “Default Rate”) equal to the lower of eighteen (18%) per annum or the highest rate permitted by law.  Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and fees, then to unpaid interest and any remaining amount to principal.

All payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note or by Company check.  This Note may not be prepaid in whole or in part except as otherwise provided herein.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Exchange Agreement dated on or about the Issuance Date pursuant to which the Notes were originally issued (the “Exchange Agreement”). For purposes hereof the following terms shall have the meanings ascribed to them below:

“Bankruptcy Event” means any of the following events: (a) the Company or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Change in Control Transaction” will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Company prior to such event cease to own 50% or more of the voting power, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 35% or more of the Company's Common Stock), (ii) any person (as defined in Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 35% of the Company's voting power, (iii) there is a replacement of more than one-half of the members of the Company’s Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof, (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis, or (v) the Company enters into any agreement providing for an event set forth in (i), (ii), (iii) or (iv) above.

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“Conversion Ratio” means, at any time, a fraction, of which the numerator is the entire outstanding Principal Amount of this Note (or such portion thereof that is being redeemed or repurchased), and of which the denominator is the Conversion Price as of the date such ratio is being determined.

“Conversion Price” shall equal the lesser of (a) the Fixed Price and (b) 80% of the average of the three (3) lowest daily closing bid prices during the twenty-two (22) consecutive Trading Days immediately preceding the applicable Conversion Date (as defined below) on which the Holder elects to convert all or part of this Note.

“Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fixed Price” shall equal $0.59, subject to adjustment as set forth herein.

“Market Price” shall equal closing sale price per share of the Common Stock on the Principal Market on the Trading Day next preceding date on which such price is being determined.

“MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (the “MFN Offering”) which grants to the investor (the “MFN Investor”) the right to receive additional securities based upon future capital raising transactions of the Company on terms more favorable than those granted to the MFN Investor in the MFN Offering.

“Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company.  In the event a fee is paid by the Company in connection with such transaction directly or indirectly to such third party or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price.  A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible, exchangeable or exercisable securities under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above).  In case of any such security issued in a Variable Rate Transaction or an MFN Transaction, the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised or might have been converted or exercised in the case of a Variable Rate Transaction, or the lowest adjustment price in the case of an MFN Transaction, over the life of such securities.  If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Purchaser.  In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding, then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

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“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Agreements but not previously paid or added to the Principal Amount.

“Principal Market” shall mean the OTC Bulletin Board or such other principal market or exchange on which the Common Stock is then listed for trading.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trading Day” shall mean a day on which there is trading on the Principal Market.

“Underlying Shares” means the shares of Common Stock into which the Notes are convertible (including interest or principal payments in Common Stock as set forth herein) in accordance with the terms hereof.

“Variable Rate Transaction” shall mean a transaction in which the Company issues or sells, or agrees to issue or sell (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of, Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (z) under a warrant exercisable for a number of shares based upon and/or varying with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such warrant, or (b) any securities of the Company pursuant to an “equity line” structure which provides for the sale, from time to time, of securities of the Company which are registered for sale or resale pursuant to the 1933 Act (which for the purpose of this definition shall include a sale of the Company’s securities “off the shelf” in a registered offering, whether or not such offering is underwritten).

The following terms and conditions shall apply to this Note:

Section 1. Guaranty.  This Note shall be guaranteed by Inventa Technologies, Inc. pursuant to the Guaranty (as defined in the Exchange Agreement).

Section 2. Conversion.

(a)           Conversion Right.  Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at such Holder's option, at any time and from time to time to convert the outstanding Principal Amount under this Note in whole or in part by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by facsimile.  Notwithstanding anything to the contrary herein, this Note and the outstanding Principal Amount hereunder shall not be convertible into Common Stock to the extent that such conversion would result in the Holder hereof exceeding the limitations contained in, or otherwise violating the provisions of, Section 2(i) below.

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(b)           Common Stock Issuance upon Conversion.

(i)           Conversion Date Procedures.  Upon conversion of this Note pursuant to Section 2(a) above, the outstanding Principal Amount elected to be converted hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances and without any restrictions or legends, as is determined by dividing the outstanding Principal Amount being converted by the then applicable Conversion Price, provided that if the Conversion Price is less than the Fixed Price, then the Company may, at its election, in lieu of issuing such number of Underlying Shares:

(A)           issue such number of Underlying Shares as is determined by  dividing the outstanding Principal Amount being converted by the Fixed Price, and

(B)           pay in cash to the Holder, within three (3) Trading Days following the Conversion Date, an amount equal to the product of (1) the difference between (x) the number of Underlying Shares which would have been issued under this Section if the Company did not make such election and (y) the number of Underlying Shares which was actually issued pursuant to clause (A) above, multiplied by (2) the Market Price as of the Conversion Date.

For example, a $100,000 conversion amount with a Conversion Price of $0.50 and a Market Price of $0.55 is entitled to 200,000 Underlying Shares ($100,000/$0.50), provided that, if elected, the Company may use the Fixed Price and issue only 169,492 shares ($100,000/$0.59) and make a cash payment of $16,779.40 ((200,000-169,492) x $0.55).

The date of any Conversion Notice hereunder shall be referred to herein as the “Conversion Date”.  If the Holder is converting less than all of the outstanding Principal Amount hereunder pursuant to a Conversion Notice, the Company shall promptly deliver to the Holder (but no later than three Trading Days after the Conversion Date) a Note for such outstanding Principal Amount as has not been converted if this Note has been surrendered to the Company for partial conversion.  The Holder shall not be required to physically surrender this Note to the Company upon any conversion hereunder unless the full outstanding Principal Amount represented by this Note is being converted or repaid.  The Holder and the Company shall maintain records showing the outstanding Principal Amount so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or repayment.

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(ii)           Stock Certificates or DWAC.  The Company will deliver to the Holder not later than three (3) Trading Days after the Conversion Date, a certificate or certificates (which certificate(s) shall be free of restrictive legends and trading restrictions) representing the number of shares of Common Stock being acquired upon the conversion of this Note.  In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company's transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) prime broker with DTC through its Deposits and Withdrawal at Custodian (DWAC) program (provided that the same time periods herein as for stock certificates shall apply).  If in the case of any conversion hereunder, such certificate or certificates are not delivered to or as directed by the Holder by the fifth Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion.  If the Company fails to deliver to the Holder such certificate or certificates (or shares through DTC) pursuant to this Section 3(b) (free of any restrictions on transfer or legends) in accordance herewith, prior to the eighth Trading Day after the Conversion Date, the Company shall pay to the Holder as liquidated damages, in cash, an amount equal to 2% of the Principal Amount per month.  In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the shares of Common Stock issuable upon conversion of this Note on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon conversion of this Note which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of this Note that the Company was required to deliver to the Holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Note and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.  Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

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(c)           Conversion Price Adjustments.

(i)           Stock Dividends, Splits and Combinations.  If the Company or any of its subsidiaries, at any time while the Notes are outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (B) subdivide outstanding Common Stock into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then each Affected Conversion Price (as defined below) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this Section 2(c)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

As used herein, the Affected Conversion Prices (each an “Affected Conversion Price”) shall refer to:  (i) the Conversion Price, (ii) the Fixed Price, and (iii) each reported closing sale price occurring on any Trading Day included in the period used for determining the Conversion Price, which Trading Day occurred before the record date in the case of events referred to in clause (A) of this subparagraph 2(c)(i) and before the effective date in the case of the events referred to in clauses (B) and (C) of this subparagraph 2(c)(i).

(ii)           Subsequent Equity Sales.  If, at any time while this Note is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Convertible Securities entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Affected Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Convertible Securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Affected Conversion Price on such date of the Dilutive Issuance), then each Affected Conversion Price shall be reduced to equal the Base Conversion Price, provided, however, that this paragraph shall not apply to issuances of Common Stock in accordance with the terms of securities outstanding on the issuance date hereof and disclosed to the Holder in writing, provided that such securities have not been amended since such date.  Such adjustment shall be made whenever such Common Stock or Convertible Securities are issued.  If the Company enters into a Variable Rate Transaction or MFN Transaction, the Company shall be deemed to have issued Common Stock or Convertible Securities at the lowest possible price or conversion or exercise price at which such securities may be converted or exercised during the term of the instrument.  The Company shall notify the Holder in writing, no later than 2 Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section, upon the occurrence of any Dilutive Issuance, the Holder is entitled to convert hereunder based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Conversion Notice.

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(iii)           Distributions.  If the Company or any of its subsidiaries, at any time while the Notes are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Section 2(c)(i) above), then concurrently with such distributions to holders of Common Stock, the Company shall distribute to holders of the Notes the amount of such indebtedness, assets, cash or rights or warrants which the holders of Notes would have received had all their Notes been converted into Common Stock at the Conversion Price immediately prior to the record date for such distribution (without regard to any option by the Company to deliver cash in lieu of shares upon any conversion).

(iv)           Rounding of Adjustments. All calculations under this Section 3 or Section 1 shall be made to 4 decimal places for dollar amounts or the nearest 1/100th of a share, as the case may be.

(v)           Notice of Adjustments. Whenever any Affected Conversion Price is adjusted pursuant to Section 2(c)(i), (ii) or (iii) above, the Company shall promptly deliver to each holder of the Notes, a notice setting forth the Affected Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

(vi)           Change in Control Transactions.  In case of any Change in Control Transaction, the Holder shall have the right thereafter to, at its option, convert this Note, in whole or in part, at the Conversion Price into the shares of stock and other securities, cash and/or property receivable upon or deemed to be held by holders of Common Stock following such Change in Control Transaction, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which this Note could have been converted immediately prior to such Change in Control Transaction would have been entitled if such conversion were permitted, subject to such further applicable adjustments set forth in this Section 3.  The terms of any such Change in Control Transaction shall include such terms so as to continue to give to the Holders the right to receive the amount of securities, cash and/or property upon any conversion or redemption following such Change in Control Transaction to which a holder of the number of shares of Common Stock deliverable upon such conversion would have been entitled in such Change in Control Transaction, and interest payable hereunder shall be in cash or such new securities and/or property, at the Holder’s option.  This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(vii)           Notice of Certain Events.  If:

A.	the Company shall declare a dividend (or any other distribution) on its Common Stock; or

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B.	the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

C.	the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

D.
the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

E.	the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice to the Company's stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

(d)           Reservation and Issuance of Underlying Securities.  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Notes, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Exchange Agreement) be issuable (taking into account the adjustments under this Section 3 but without regard to any ownership limitations contained herein or any option by the Company to deliver cash instead of shares upon a conversion) upon the conversion of this Note hereunder in Common Stock (including repayments in stock).  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and freely tradeable.

(e)           No Fractions.  Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock at such time.  If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

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(f)           Charges, Taxes and Expenses.  Issuance of certificates for shares of Common Stock upon the conversion of this Note (including repayment in stock) shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

(g)           Cancellation.  After all of the Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company’s principal executive offices.

(h)           Notices Procedures.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Exchange Agreement.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

(i)           Conversion Limitation.  Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon conversion pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Warrants) that have limitations on the Holder’s right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder’s “affiliates” at such time (as defined in Rule 144 of the Act) (“Aggregation Parties”) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 4.9% of the total issued and outstanding shares of the Common Stock (the “Restricted Ownership Percentage”).  Each holder shall have the right (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (x) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a Change in Control Transaction, or upon 61 days prior written notice.

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Section 3.  Prepayment.  At any time after the six-month period immediately following the Issuance Date, the Company shall have the option, upon 15 business days’ notice to Holder, to pre-pay the entire remaining outstanding principal amount of this note in cash, provided that (i) the Company shall pay the Holder 112% of the principal amount outstanding in repayment hereof, (ii) such amount must be paid in cash on the next business day following such 15 business day notice period, and (iii) the Holder may still convert this Note pursuant to the terms hereof at all times until such prepayment amount has been received in full.  Except as set forth in this Section the Company may not prepay this Note in whole or in part.

Section 4. Defaults and Remedies.

(a)           Events of Default.     An “Event of Default” is:  (i) a default in payment of any amount due hereunder which default continues for more than 5 business days after the due date thereof; (ii) a default in the timely issuance of Underlying Shares upon and in accordance with terms hereof, which default continues for five Business Days after the Company has received written notice informing the Company that it has failed to issue shares or deliver stock certificates within the fifth day following the Conversion Date; (iii) failure by the Company for fifteen (15) days after written notice has been received by the Company to comply with any material provision of any of the Notes, the Warrants or the Exchange Agreement (including without limitation the failure to issue the requisite number of shares of Common Stock upon conversion hereof or exercise of the Warrants and the failure to redeem Notes upon the Holder’s request following a Change in Control Transaction pursuant to Section 2(c)(v); (iv) a material breach by the Company of its representations or warranties in the Exchange Agreement; (v) any default after any cure period under, or acceleration prior to maturity of, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company for in excess of $100,000 or for money borrowed the repayment of which is guaranteed by the Company for in excess of $100,000, whether such indebtedness or guarantee now exists or shall be created hereafter; or (vi) if the Company is subject to any Bankruptcy Event.

(b)           Remedies.  If an Event of Default occurs and is continuing with respect to any of the Notes, the Holder may declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Holder, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (v) and (vi) of Section 4(a), this Note shall become due and payable without further action or notice.  In the event of such acceleration, the amount due and owing to the Holder shall be the greater of (1) 120% of the outstanding Principal Amount of the Notes held by the Holder (plus all accrued and unpaid interest, if any) and (2) the product of (A) the highest closing price for the five (5) Trading days immediately preceding the Holder’s acceleration and (B) the Conversion Ratio.  In either case the Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within 7 days of Holder’s request.  The remedies under this Note shall be cumulative.

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Section 5.  General.

(a)           Payment of Expenses.  The Company agrees to pay all reasonable charges and expenses, including attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b)           Savings Clause.  In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.  In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law.  If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt.  If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c)           Amendment.  Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

(d)           Assignment, Etc.  The Holder may assign or transfer this Note to any transferee only with the prior written consent of the Company, which may not be unreasonably withheld or delayed, provided that (i) the Holder may assign or transfer this Note to any of such Holder's affiliates without the consent of the Company and (ii) upon any Event of Default, the Holder may assign or transfer this Note without the consent of the Company.  The Holder shall notify the Company of any such assignment or transfer promptly.  This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e)           No Waiver.  No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f)           Governing Law; Jurisdiction.

(i)           Governing Law.  THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

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(ii)           Jurisdiction.  The Company irrevocably submits to the exclusive jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, or San Jose, California, over any suit, action, or proceeding arising out of or relating to this Note.  The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

The Company agrees that the service of process upon it mailed by certified or registered mail (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  Nothing herein shall affect Holder's right to serve process in any other manner permitted by law.  The Company agrees that a final non-appealable judgement in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(iii)           NO JURY TRIAL.  THE COMPANY HERETO KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE.

(g)           Replacement Notes.  This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same.  No service charge will be made for such registration or exchange.  In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the day and in the year first above written.

ANTS SOFTWARE, INC.

By: /s/ David A. Buckel
Name: David A. Buckel
Title: CFO and Corporate Secretary

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EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the Holder
in order to convert a Note)

Re:	Note (this “Note”) issued by ANTs software, inc. to ______________ on or about February 7, 2011 the original principal amount of $___________.

The undersigned hereby elects to convert the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, $0.0001 par value per share (the “Common Stock”), of ANTs software, inc. (the “Company”) according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.  The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the undersigned will not exceed the “Restricted Ownership Percentage” contained in Section 2(i) of this Note.

The undersigned represents it is not an affiliate of the Company as of the date hereof and has not been an affiliate during the preceding three months.1

Conversion information:
Date to Effect Conversion

Aggregate Principal Amount of Note Being Converted

Aggregate Interest on Amount Being Converted

Number of Shares of Common Stock to be Issued

Applicable Conversion Price

Signature

Name

Address

1 It is understood that stock certificates evidencing the conversion shares may contain a legend if the Holder does not make this representation.

Exhibit 10.4

THIS CONVERTIBLE NOTE IS ISSUED IN EXCHANGE FOR THE 10% CONVERTIBLE PROMISSORY NOTE ORIGINALLY ISSUED ON MAY 30, 2008 BY THE COMPANY TO ROBERT HEALEY, WITHOUT ANY ADDITIONAL CONSIDERATION.  FOR PURPOSES OF RULE 144, THIS NOTE SHALL BE DEEMED TO HAVE BEEN ISSUED ON MAY 30, 2008.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION.  AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

CONVERTIBLE NOTE DUE JANUARY 31, 2013

OF

ANTS SOFTWARE, INC.

Issuance Date:  February 7, 2011
Issuance Date of Original Note for Which this Note Was Exchanged:  May 30, 2008
Original Principal Amount: $1,200,000
Note Register Number:  N-2

This Note (“Note”) is one of a duly authorized issue of Notes of ANTS SOFTWARE, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), designated as the Company's Convertible Notes Due January 31, 2013 (“Maturity Date”) in an aggregate principal amount (when taken together with the original principal amounts of all other Notes) which does not exceed Two Million Four Hundred Thousand U.S. Dollars (U.S. $2,400,000) (the “Notes”). Except as otherwise set forth below concerning an Event of Default, this Note shall not bear interest.

For Value Received, the Company hereby promises to pay to the order of MANCHESTER SECURITIES CORP. or its registered assigns or successors-in-interest (“Holder”) the principal sum of One Million Two Hundred Thousand Dollars (U.S. $1,200,000) together with all accrued but unpaid interest thereon, if any, on the Maturity Date, to the extent such principal amount and interest has not been repaid or converted into the Company's Common Stock, $0.0001 par value per share (the “Common Stock”), in accordance with the terms hereof.  Notwithstanding anything contained herein, this Note shall bear interest on the due and unpaid Principal Amount from and after the occurrence and during the continuance of an Event of Default pursuant to Section 4(a) at the rate (the “Default Rate”) equal to the lower of eighteen (18%) per annum or the highest rate permitted by law.  Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and fees, then to unpaid interest and any remaining amount to principal.

All payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note or by Company check.  This Note may not be prepaid in whole or in part except as otherwise provided herein.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Exchange Agreement dated on or about the Issuance Date pursuant to which the Notes were originally issued (the “Exchange Agreement”). For purposes hereof the following terms shall have the meanings ascribed to them below:

“Bankruptcy Event” means any of the following events: (a) the Company or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Change in Control Transaction” will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Company prior to such event cease to own 50% or more of the voting power, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 35% or more of the Company's Common Stock), (ii) any person (as defined in Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 35% of the Company's voting power, (iii) there is a replacement of more than one-half of the members of the Company’s Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof, (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis, or (v) the Company enters into any agreement providing for an event set forth in (i), (ii), (iii) or (iv) above.

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“Conversion Ratio” means, at any time, a fraction, of which the numerator is the entire outstanding Principal Amount of this Note (or such portion thereof that is being redeemed or repurchased), and of which the denominator is the Conversion Price as of the date such ratio is being determined.

“Conversion Price” shall equal the lesser of (a) the Fixed Price and (b) 80% of the average of the three (3) lowest daily closing bid prices during the twenty-two (22) consecutive Trading Days immediately preceding the applicable Conversion Date (as defined below) on which the Holder elects to convert all or part of this Note.

“Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fixed Price” shall equal $0.59, subject to adjustment as set forth herein.

“Market Price” shall equal closing sale price per share of the Common Stock on the Principal Market on the Trading Day next preceding date on which such price is being determined.

“MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (the “MFN Offering”) which grants to the investor (the “MFN Investor”) the right to receive additional securities based upon future capital raising transactions of the Company on terms more favorable than those granted to the MFN Investor in the MFN Offering.

“Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company.  In the event a fee is paid by the Company in connection with such transaction directly or indirectly to such third party or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price.  A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible, exchangeable or exercisable securities under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above).  In case of any such security issued in a Variable Rate Transaction or an MFN Transaction, the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised or might have been converted or exercised in the case of a Variable Rate Transaction, or the lowest adjustment price in the case of an MFN Transaction, over the life of such securities.  If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Purchaser.  In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding, then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

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“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Agreements but not previously paid or added to the Principal Amount.

“Principal Market” shall mean the OTC Bulletin Board or such other principal market or exchange on which the Common Stock is then listed for trading.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trading Day” shall mean a day on which there is trading on the Principal Market.

“Underlying Shares” means the shares of Common Stock into which the Notes are convertible (including interest or principal payments in Common Stock as set forth herein) in accordance with the terms hereof.

“Variable Rate Transaction” shall mean a transaction in which the Company issues or sells, or agrees to issue or sell (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of, Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (z) under a warrant exercisable for a number of shares based upon and/or varying with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such warrant, or (b) any securities of the Company pursuant to an “equity line” structure which provides for the sale, from time to time, of securities of the Company which are registered for sale or resale pursuant to the 1933 Act (which for the purpose of this definition shall include a sale of the Company’s securities “off the shelf” in a registered offering, whether or not such offering is underwritten).

The following terms and conditions shall apply to this Note:

Section 1. Guaranty.  This Note shall be guaranteed by Inventa Technologies, Inc. pursuant to the Guaranty (as defined in the Exchange Agreement).

Section 2. Conversion.

(a)           Conversion Right.  Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at such Holder's option, at any time and from time to time to convert the outstanding Principal Amount under this Note in whole or in part by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by facsimile.  Notwithstanding anything to the contrary herein, this Note and the outstanding Principal Amount hereunder shall not be convertible into Common Stock to the extent that such conversion would result in the Holder hereof exceeding the limitations contained in, or otherwise violating the provisions of, Section 2(i) below.

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(b)           Common Stock Issuance upon Conversion.

(i)           Conversion Date Procedures.  Upon conversion of this Note pursuant to Section 2(a) above, the outstanding Principal Amount elected to be converted hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances and without any restrictions or legends, as is determined by dividing the outstanding Principal Amount being converted by the then applicable Conversion Price, provided that if the Conversion Price is less than the Fixed Price, then the Company may, at its election, in lieu of issuing such number of Underlying Shares:

(A)           issue such number of Underlying Shares as is determined by  dividing the outstanding Principal Amount being converted by the Fixed Price, and

(B)           pay in cash to the Holder, within three (3) Trading Days following the Conversion Date, an amount equal to the product of (1) the difference between (x) the number of Underlying Shares which would have been issued under this Section if the Company did not make such election and (y) the number of Underlying Shares which was actually issued pursuant to clause (A) above, multiplied by (2) the Market Price as of the Conversion Date.

For example, a $100,000 conversion amount with a Conversion Price of $0.50 and a Market Price of $0.55 is entitled to 200,000 Underlying Shares ($100,000/$0.50), provided that, if elected, the Company may use the Fixed Price and issue only 169,492 shares ($100,000/$0.59) and make a cash payment of $16,779.40 ((200,000-169,492) x $0.55).

The date of any Conversion Notice hereunder shall be referred to herein as the “Conversion Date”.  If the Holder is converting less than all of the outstanding Principal Amount hereunder pursuant to a Conversion Notice, the Company shall promptly deliver to the Holder (but no later than three Trading Days after the Conversion Date) a Note for such outstanding Principal Amount as has not been converted if this Note has been surrendered to the Company for partial conversion.  The Holder shall not be required to physically surrender this Note to the Company upon any conversion hereunder unless the full outstanding Principal Amount represented by this Note is being converted or repaid.  The Holder and the Company shall maintain records showing the outstanding Principal Amount so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or repayment.

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(ii)           Stock Certificates or DWAC.  The Company will deliver to the Holder not later than three (3) Trading Days after the Conversion Date, a certificate or certificates (which certificate(s) shall be free of restrictive legends and trading restrictions) representing the number of shares of Common Stock being acquired upon the conversion of this Note.  In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company's transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) prime broker with DTC through its Deposits and Withdrawal at Custodian (DWAC) program (provided that the same time periods herein as for stock certificates shall apply).  If in the case of any conversion hereunder, such certificate or certificates are not delivered to or as directed by the Holder by the fifth Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion.  If the Company fails to deliver to the Holder such certificate or certificates (or shares through DTC) pursuant to this Section 3(b) (free of any restrictions on transfer or legends) in accordance herewith, prior to the eighth Trading Day after the Conversion Date, the Company shall pay to the Holder as liquidated damages, in cash, an amount equal to 2% of the Principal Amount per month.  In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the shares of Common Stock issuable upon conversion of this Note on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon conversion of this Note which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of this Note that the Company was required to deliver to the Holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Note and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.  Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

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(c)           Conversion Price Adjustments.

(i)           Stock Dividends, Splits and Combinations.  If the Company or any of its subsidiaries, at any time while the Notes are outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (B) subdivide outstanding Common Stock into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then each Affected Conversion Price (as defined below) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this Section 2(c)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

As used herein, the Affected Conversion Prices (each an “Affected Conversion Price”) shall refer to:  (i) the Conversion Price, (ii) the Fixed Price, and (iii) each reported closing sale price occurring on any Trading Day included in the period used for determining the Conversion Price, which Trading Day occurred before the record date in the case of events referred to in clause (A) of this subparagraph 2(c)(i) and before the effective date in the case of the events referred to in clauses (B) and (C) of this subparagraph 2(c)(i).

(ii)           Subsequent Equity Sales.  If, at any time while this Note is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Convertible Securities entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Affected Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Convertible Securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Affected Conversion Price on such date of the Dilutive Issuance), then each Affected Conversion Price shall be reduced to equal the Base Conversion Price, provided, however, that this paragraph shall not apply to issuances of Common Stock in accordance with the terms of securities outstanding on the issuance date hereof and disclosed to the Holder in writing, provided that such securities have not been amended since such date.  Such adjustment shall be made whenever such Common Stock or Convertible Securities are issued.  If the Company enters into a Variable Rate Transaction or MFN Transaction, the Company shall be deemed to have issued Common Stock or Convertible Securities at the lowest possible price or conversion or exercise price at which such securities may be converted or exercised during the term of the instrument.  The Company shall notify the Holder in writing, no later than 2 Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section, upon the occurrence of any Dilutive Issuance, the Holder is entitled to convert hereunder based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Conversion Notice.

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(iii)           Distributions.  If the Company or any of its subsidiaries, at any time while the Notes are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Section 2(c)(i) above), then concurrently with such distributions to holders of Common Stock, the Company shall distribute to holders of the Notes the amount of such indebtedness, assets, cash or rights or warrants which the holders of Notes would have received had all their Notes been converted into Common Stock at the Conversion Price immediately prior to the record date for such distribution (without regard to any option by the Company to deliver cash in lieu of shares upon any conversion).

(iv)           Rounding of Adjustments. All calculations under this Section 3 or Section 1 shall be made to 4 decimal places for dollar amounts or the nearest 1/100th of a share, as the case may be.

(v)           Notice of Adjustments. Whenever any Affected Conversion Price is adjusted pursuant to Section 2(c)(i), (ii) or (iii) above, the Company shall promptly deliver to each holder of the Notes, a notice setting forth the Affected Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

(vi)           Change in Control Transactions.  In case of any Change in Control Transaction, the Holder shall have the right thereafter to, at its option, convert this Note, in whole or in part, at the Conversion Price into the shares of stock and other securities, cash and/or property receivable upon or deemed to be held by holders of Common Stock following such Change in Control Transaction, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which this Note could have been converted immediately prior to such Change in Control Transaction would have been entitled if such conversion were permitted, subject to such further applicable adjustments set forth in this Section 3.  The terms of any such Change in Control Transaction shall include such terms so as to continue to give to the Holders the right to receive the amount of securities, cash and/or property upon any conversion or redemption following such Change in Control Transaction to which a holder of the number of shares of Common Stock deliverable upon such conversion would have been entitled in such Change in Control Transaction, and interest payable hereunder shall be in cash or such new securities and/or property, at the Holder’s option.  This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(vii)           Notice of Certain Events.  If:

A.	the Company shall declare a dividend (or any other distribution) on its Common Stock; or

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B.	the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

C.	the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

D.
the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

E.	the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice to the Company's stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

(d)           Reservation and Issuance of Underlying Securities.  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Notes, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Exchange Agreement) be issuable (taking into account the adjustments under this Section 3 but without regard to any ownership limitations contained herein or any option by the Company to deliver cash instead of shares upon a conversion) upon the conversion of this Note hereunder in Common Stock (including repayments in stock).  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and freely tradeable.

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(e)           No Fractions.  Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock at such time.  If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(f)           Charges, Taxes and Expenses.  Issuance of certificates for shares of Common Stock upon the conversion of this Note (including repayment in stock) shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

(g)           Cancellation.  After all of the Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company’s principal executive offices.

(h)           Notices Procedures.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Exchange Agreement.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

(i)           Conversion Limitation.  Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon conversion pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Warrants) that have limitations on the Holder’s right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder’s “affiliates” at such time (as defined in Rule 144 of the Act) (“Aggregation Parties”) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 4.9% of the total issued and outstanding shares of the Common Stock (the “Restricted Ownership Percentage”).  Each holder shall have the right (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (x) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a Change in Control Transaction, or upon 61 days prior written notice.

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Section 3.  Prepayment.  At any time after the six-month period immediately following the Issuance Date, the Company shall have the option, upon 15 business days’ notice to Holder, to pre-pay the entire remaining outstanding principal amount of this note in cash, provided that (i) the Company shall pay the Holder 112% of the principal amount outstanding in repayment hereof, (ii) such amount must be paid in cash on the next business day following such 15 business day notice period, and (iii) the Holder may still convert this Note pursuant to the terms hereof at all times until such prepayment amount has been received in full.  Except as set forth in this Section the Company may not prepay this Note in whole or in part.

Section 4. Defaults and Remedies.

(a)           Events of Default.    An “Event of Default” is:  (i) a default in payment of any amount due hereunder which default continues for more than 5 business days after the due date thereof; (ii) a default in the timely issuance of Underlying Shares upon and in accordance with terms hereof, which default continues for five Business Days after the Company has received written notice informing the Company that it has failed to issue shares or deliver stock certificates within the fifth day following the Conversion Date; (iii) failure by the Company for fifteen (15) days after written notice has been received by the Company to comply with any material provision of any of the Notes, the Warrants or the Exchange Agreement (including without limitation the failure to issue the requisite number of shares of Common Stock upon conversion hereof or exercise of the Warrants and the failure to redeem Notes upon the Holder’s request following a Change in Control Transaction pursuant to Section 2(c)(v); (iv) a material breach by the Company of its representations or warranties in the Exchange Agreement; (v) any default after any cure period under, or acceleration prior to maturity of, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company for in excess of $100,000 or for money borrowed the repayment of which is guaranteed by the Company for in excess of $100,000, whether such indebtedness or guarantee now exists or shall be created hereafter; or (vi) if the Company is subject to any Bankruptcy Event.

(b)           Remedies.  If an Event of Default occurs and is continuing with respect to any of the Notes, the Holder may declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Holder, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (v) and (vi) of Section 4(a), this Note shall become due and payable without further action or notice.  In the event of such acceleration, the amount due and owing to the Holder shall be the greater of (1) 120% of the outstanding Principal Amount of the Notes held by the Holder (plus all accrued and unpaid interest, if any) and (2) the product of (A) the highest closing price for the five (5) Trading days immediately preceding the Holder’s acceleration and (B) the Conversion Ratio.  In either case the Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within 7 days of Holder’s request.  The remedies under this Note shall be cumulative.

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Section 5.   General.

(a)           Payment of Expenses.  The Company agrees to pay all reasonable charges and expenses, including attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b)           Savings Clause.  In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.  In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law.  If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt.  If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c)           Amendment.  Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

(d)           Assignment, Etc.  The Holder may assign or transfer this Note to any transferee only with the prior written consent of the Company, which may not be unreasonably withheld or delayed, provided that (i) the Holder may assign or transfer this Note to any of such Holder's affiliates without the consent of the Company and (ii) upon any Event of Default, the Holder may assign or transfer this Note without the consent of the Company.  The Holder shall notify the Company of any such assignment or transfer promptly.  This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e)           No Waiver.  No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f)           Governing Law; Jurisdiction.

(i)           Governing Law.  THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

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(ii)           Jurisdiction.  The Company irrevocably submits to the exclusive jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, or San Jose, California, over any suit, action, or proceeding arising out of or relating to this Note.  The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

The Company agrees that the service of process upon it mailed by certified or registered mail (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  Nothing herein shall affect Holder's right to serve process in any other manner permitted by law.  The Company agrees that a final non-appealable judgement in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(iii)           NO JURY TRIAL.  THE COMPANY HERETO KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE.

(g)           Replacement Notes.  This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same.  No service charge will be made for such registration or exchange.  In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the day and in the year first above written.

ANTS SOFTWARE, INC.

By: /s/ David A. Buckel
Name: David A. Buckel
Title: CFO and Corporate Secretary

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EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the Holder
in order to convert a Note)

Re:	Note (this “Note”) issued by ANTs software, inc. to ______________ on or about February 7, 2011 the original principal amount of $___________.

The undersigned hereby elects to convert the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, $0.0001 par value per share (the “Common Stock”), of ANTs software, inc. (the “Company”) according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.  The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the undersigned will not exceed the “Restricted Ownership Percentage” contained in Section 2(i) of this Note.

The undersigned represents it is not an affiliate of the Company as of the date hereof and has not been an affiliate during the preceding three months.1

Conversion information:
Date to Effect Conversion

Aggregate Principal Amount of Note Being Converted

Aggregate Interest on Amount Being Converted

Number of Shares of Common Stock to be Issued

Applicable Conversion Price

Signature

Name

Address

1 It is understood that stock certificates evidencing the conversion shares may contain a legend if the Holder does not make this representation.

Exhibit 10.5

THIS WARRANT IS ISSUED IN EXCHANGE IN PART FOR THE 10% CONVERTIBLE PROMISSORY NOTE ORIGINALLY ISSUED ON MAY 30, 2008 BY THE COMPANY TO WILLIAM HEALEY, WITHOUT ANY ADDITIONAL CONSIDERATION.  FOR PURPOSES OF RULE 144, THIS WARRANT SHALL BE DEEMED TO HAVE BEEN ISSUED ON MAY 30, 2008.

COMMON STOCK PURCHASE WARRANT

ANTS SOFTWARE, INC.

Issue Date:  February 7, 2011
Issue Date of Original Security for Which this Warrant Was Exchanged:  May 30, 2008

Warrant Shares: 3,333,333

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, GEMINI MASTER FUND, LTD. (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issue Date (as defined above) and on or prior to the close of business on the fifth (5th) anniversary of the Issue Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from ANTS SOFTWARE, INC., a Delaware corporation (the “Company”), up to 3,333,333 shares (the “Warrant Shares”) of Common Stock.  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.             Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Exchange Agreement (the “Exchange Agreement”), dated on or about the date hereof, among the Company and the Holders (as defined therein) signatory thereto, or the Exchange Notes (as defined therein).

Section 2.             Exercise.

a)           Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time and from time to time on or after the Issue Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company); and, within 3 Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received  payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank, unless payment is being made by cashless exercise as provided in Section 2(c) below.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final Notice of Exercise is delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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b)           Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $0.59, subject to adjustment hereunder (the “Exercise Price”).

c)           Cashless Exercise.  During any time that there is not an effective registration statement and current prospectus covering the resale of the Warrant Shares by the Holder, this Warrant may also be exercised by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the closing sale price on the Trading Day immediately preceding the date of such election;

(B) = the Exercise Price of this Warrant, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

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d)           Holder’s Restrictions.  The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other  Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.   In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 2(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent periodic or annual report, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 4.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  By written notice to the Company, the Holder may at any time and from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage specified in such notice (or specify that the Beneficial Ownership Limitation shall no longer be applicable), provided, however, that (A) any such increase (or inapplicability) shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (B) any such increase or decrease shall apply only to the Holder and not to any other holder of Warrants. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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e)           Mechanics of Exercise.

i.      Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system and either (x) there is an effective Registration Statement permitting the resale of the Warrant Shares by the Holder, or (y) such shares may be sold pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise, within 3 Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”).  This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company.  The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price (or by cashless exercise) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(e)(vi) prior to the issuance of such shares, have been paid. If the Company fails for any reason to deliver to the Holder the Warrant Shares or certificates evidencing the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the closing price of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such shares or certificates are delivered.  In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Issuer timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof

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ii.      Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.      Rescission Rights.  If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares (or otherwise transmit such shares via DWAC to the Holders DTC account) pursuant to this Section 2(e) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.      Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares (or otherwise transmit such shares via DWAC to the Holders DTC account) pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver the Warrant Shares or certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

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v.      No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.      Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii.      Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.             Certain Adjustments.

a)           Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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b)           Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Convertible Securities entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Convertible Securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced and only reduced to equal the Base Share Price, and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment, provided, however, that this paragraph shall not apply to issuances of Common Stock in accordance with the terms of securities outstanding on the issuance date hereof and disclosed to the Holder in writing, provided that such securities have not been amended since such date.  Such adjustment shall be made whenever such Common Stock or Convertible Securities are issued.  If the Company enters into a Variable Rate Transaction or MFN Transaction, the Company shall be deemed to have issued Common Stock or Convertible Securities at the lowest possible price or conversion or exercise price at which such securities may be converted or exercised during the term of the instrument.  The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Convertible Securities subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

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c)           Subsequent Rights Offerings.  If the Company, at any time while the Warrant is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the closing price at the record date mentioned below, then the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares issued (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such closing price.  Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

d)           Pro Rata Distributions.  If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to Holders of the Warrants) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(b)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the closing price determined as of the record date mentioned above, and of which the numerator shall be such closing price on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.  In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

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e)           Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(e) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the Company or any successor entity shall pay at the Holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the Fundamental Transaction, an amount of cash equal to the value of this Warrant as determined in accordance with the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the closing price of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable  Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the 100 day volatility obtained from the “HVT” function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction.

f)           Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g)           Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

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h)           Notice to Holder.

i.      Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company enters into a Variable Rate Transaction or MFN Transaction, the Company shall be deemed to have issued Common Stock or Convertible Securities at the lowest possible conversion or exercise price at which such securities may be converted or exercised.

ii.      Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice.

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Section 4.             Transfer of Warrant.

a)           Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)           New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original Issue Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)           Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)           Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or eligible for resale under Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provide an opinion of counsel satisfactory to the Company that such registration is not required if, and only if, the Holder is an affiliate of the Company at such time or at any time during the preceding three months.

Section 5.             Miscellaneous.

a)           No Rights as Shareholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(e)(i).

b)           Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

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c)           Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d)           Authorized Shares.

The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

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Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)           Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Exchange Agreement.

f)           Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)           Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)           Notices.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Exchange Agreement, provided that any Notice of Exercise may also be delivered by email of a PDF or similar digital image format file to the chief executive officer, chief financial officer or president of the Company or such other officer as may be designated by the Company.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile or email, upon receipt if received on a Business Day prior to 8:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 8:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

i)           Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

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j)           Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)           Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)           Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)          Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)           Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

ANTS SOFTWARE, INC.

By: /s/ David A. Buckel
Name: David A. Buckel
Title: CFO and Corporate Secretary

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NOTICE OF EXERCISE

TO:	ANTS SOFTWARE, INC.
RE:	Warrant originally issued on or about _______________ to ____________________ for ____________ Warrant Shares.

(1)      The undersigned hereby elects to purchase _______________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)      Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c); the undersigned represents it is not an affiliate of the Company as of the date hereof and has not been an affiliate during the preceding three months.1

(3)      Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(4)  Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Warrant Holder: _________________________________________________________________________
Signature of Authorized Signatory of Warrant Holder: __________________________________________________
Name of Authorized Signatory: ____________________________________________________________________
Title of Authorized Signatory: _____________________________________________________________________
Date: ________________________________________________________________________________________

1 It is understood that stock certificates evidencing the Warrant Shares may contain a legend if the undersigned does not make this representation.

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated:  ______________, _______

Holder’s Signature:              _____________________________

Holder’s Address:                _____________________________

_____________________________

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit 10.6

THIS WARRANT IS ISSUED IN EXCHANGE IN PART FOR THE 10% CONVERTIBLE PROMISSORY NOTE ORIGINALLY ISSUED ON MAY 30, 2008 BY THE COMPANY TO ROBERT HEALEY, WITHOUT ANY ADDITIONAL CONSIDERATION.  FOR PURPOSES OF RULE 144, THIS WARRANT SHALL BE DEEMED TO HAVE BEEN ISSUED ON MAY 30, 2008.

COMMON STOCK PURCHASE WARRANT

ANTS SOFTWARE, INC.

Issue Date:  February 7, 2011
Issue Date of Original Security for Which this Warrant Was Exchanged:  May 30, 2008

Warrant Shares: 3,333,333

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, MANCHESTER SECURITIES CORP. (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issue Date (as defined above) and on or prior to the close of business on the fifth (5th) anniversary of the Issue Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from ANTS SOFTWARE, INC., a Delaware corporation (the “Company”), up to 3,333,333 shares (the “Warrant Shares”) of Common Stock.  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.            Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Exchange Agreement (the “Exchange Agreement”), dated on or about the date hereof, among the Company and the Holders (as defined therein) signatory thereto, or the Exchange Notes (as defined therein).

Section 2.             Exercise.

a)           Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time and from time to time on or after the Issue Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company); and, within 3 Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received  payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank, unless payment is being made by cashless exercise as provided in Section 2(c) below.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final Notice of Exercise is delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)           Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $0.59, subject to adjustment hereunder (the “Exercise Price”).

c)           Cashless Exercise.  During any time that there is not an effective registration statement and current prospectus covering the resale of the Warrant Shares by the Holder, this Warrant may also be exercised by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the closing sale price on the Trading Day immediately preceding the date of such election;

(B) = the Exercise Price of this Warrant, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

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d)           Holder’s Restrictions.  The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other  Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.   In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 2(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent periodic or annual report, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 4.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  By written notice to the Company, the Holder may at any time and from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage specified in such notice (or specify that the Beneficial Ownership Limitation shall no longer be applicable), provided, however, that (A) any such increase (or inapplicability) shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (B) any such increase or decrease shall apply only to the Holder and not to any other holder of Warrants. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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e)           Mechanics of Exercise.

i.      Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system and either (x) there is an effective Registration Statement permitting the resale of the Warrant Shares by the Holder, or (y) such shares may be sold pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise, within 3 Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”).  This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company.  The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price (or by cashless exercise) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(e)(vi) prior to the issuance of such shares, have been paid. If the Company fails for any reason to deliver to the Holder the Warrant Shares or certificates evidencing the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the closing price of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such shares or certificates are delivered.  In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Issuer timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof

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ii.      Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.      Rescission Rights.  If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares (or otherwise transmit such shares via DWAC to the Holders DTC account) pursuant to this Section 2(e) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.      Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares (or otherwise transmit such shares via DWAC to the Holders DTC account) pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver the Warrant Shares or certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

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v.      No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.      Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii.      Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.             Certain Adjustments.

a)           Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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b)           Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Convertible Securities entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Convertible Securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced and only reduced to equal the Base Share Price, and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment, provided, however, that this paragraph shall not apply to issuances of Common Stock in accordance with the terms of securities outstanding on the issuance date hereof and disclosed to the Holder in writing, provided that such securities have not been amended since such date.  Such adjustment shall be made whenever such Common Stock or Convertible Securities are issued.  If the Company enters into a Variable Rate Transaction or MFN Transaction, the Company shall be deemed to have issued Common Stock or Convertible Securities at the lowest possible price or conversion or exercise price at which such securities may be converted or exercised during the term of the instrument.  The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Convertible Securities subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

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c)           Subsequent Rights Offerings.  If the Company, at any time while the Warrant is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the closing price at the record date mentioned below, then the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares issued (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such closing price.  Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

d)           Pro Rata Distributions.  If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to Holders of the Warrants) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(b)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the closing price determined as of the record date mentioned above, and of which the numerator shall be such closing price on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.  In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

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e)           Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(e) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the Company or any successor entity shall pay at the Holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the Fundamental Transaction, an amount of cash equal to the value of this Warrant as determined in accordance with the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the closing price of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable  Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the 100 day volatility obtained from the “HVT” function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction.

f)           Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g)           Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

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h)           Notice to Holder.

i.      Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company enters into a Variable Rate Transaction or MFN Transaction, the Company shall be deemed to have issued Common Stock or Convertible Securities at the lowest possible conversion or exercise price at which such securities may be converted or exercised.

ii.      Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice.

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Section 4.             Transfer of Warrant.

a)           Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)           New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original Issue Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)           Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)           Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or eligible for resale under Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provide an opinion of counsel satisfactory to the Company that such registration is not required if, and only if, the Holder is an affiliate of the Company at such time or at any time during the preceding three months.

Section 5.             Miscellaneous.

a)           No Rights as Shareholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(e)(i).

b)           Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

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c)           Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d)           Authorized Shares.

The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

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Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)           Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Exchange Agreement.

f)           Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)           Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)           Notices.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Exchange Agreement, provided that any Notice of Exercise may also be delivered by email of a PDF or similar digital image format file to the chief executive officer, chief financial officer or president of the Company or such other officer as may be designated by the Company.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile or email, upon receipt if received on a Business Day prior to 8:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 8:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

i)           Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

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j)           Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)           Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)           Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)           Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)           Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

ANTS SOFTWARE, INC.

By: /s/ David A. Buckel
Name: David A. Buckel
Title: CFO and Corporate Secretary

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NOTICE OF EXERCISE

TO:	ANTS SOFTWARE, INC.
RE:	Warrant originally issued on or about _______________ to ____________________ for ____________ Warrant Shares.

(1)      The undersigned hereby elects to purchase _______________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)      Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c); the undersigned represents it is not an affiliate of the Company as of the date hereof and has not been an affiliate during the preceding three months.1

(3)      Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(4)  Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Warrant Holder: ________________________________________________________________________
Signature of Authorized Signatory of Warrant Holder: _________________________________________________
Name of Authorized Signatory: ___________________________________________________________________
Title of Authorized Signatory: ____________________________________________________________________
Date: _______________________________________________________________________________________

1 It is understood that stock certificates evidencing the Warrant Shares may contain a legend if the undersigned does not make this representation.

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated:  ______________, _______

Holder’s Signature:              _____________________________

Holder’s Address:               _____________________________

_____________________________

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2011 (March 3, 2011)

ANTS SOFTWARE INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-16299	13-3054685
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

71 Stevenson St., Suite 400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 931-0500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On March 3, 2011, the registrant entered into a Note Purchase Agreement with certain investors (each a “Purchaser”) pursuant to which, the Purchasers purchased and the registrant sold senior secured promissory notes in the aggregate initial principal face amount of $8,400,000, bearing a 5% coupon in addition to an original issuance discount, with an initial maturity of March 3, 2016 (the “Transaction”).  Pursuant to the Note Purchase Agreement, the registrant received gross proceeds of $500,000 for the notes and an aggregate of $6,250,000 was placed into escrow accounts pursuant to escrow agreements by and among the Company, representatives of the Purchasers, and Wells Fargo Bank, National Association.  The registrant will only be entitled to the amounts held in escrow when it is disbursed to registrant from the escrow account in connection with certain reductions in the principal amount of the notes as more fully described in the notes and the escrow agreements.

In connection with the Transaction the registrant also entered into a Warrant Purchase Agreement pursuant to which the registrant sold to the Purchasers five year Series B Warrants initially covering an aggregate of 28,474,578 shares of registrant common stock, subject to possible adjustment, and initially exercisable at $0.59 per share, subject to possible adjustment and possibly including a “Make Whole Amount” payment as defined therein.  Under certain circumstances the Warrant will be cashlessly exercisable according to a formula set forth therein.  The Company also received gross proceeds of $250,000 from the sale of the Series B Warrants.  The registrant, the Purchasers and an agent also entered into a Security Agreement pursuant to which the registrant granted blanket security interests in all of its assets, and a Registration Rights Agreement pursuant to which the registrant granted securities registration rights to the Purchasers.  The Transaction was guaranteed by the registrant’s subsidiary Inventa Technologies, Inc. under a Guaranty.

Pursuant to the Note Purchase Agreement, each Purchaser has a 12-month additional investment right to purchase additional 5% Senior Secured Notes on the same terms as those set forth in the Note Purchase Agreement.  In addition, pursuant to the Warrant Purchase Agreement each Purchaser has a 12-month additional investment right to purchase additional Series B Warrants on the same terms as those set forth in the Warrant Purchase Agreement.  Pursuant to the Note Purchase Agreement and Warrant Purchase Agreement, the registrant agreed to certain negative covenants that, among other things and subject to certain specified exceptions, prohibit the registrant from incurring additional indebtedness, paying dividends on its capital stock or pledging assets.

The sales of these securities were made in reliance upon Rule 506 and Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and such securities have not been registered and will not be registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This current report is neither an offer to sell, nor a solicitation of offers to purchase, securities.

Item 9.01                      Financial Statements and Exhibits.

(d)	The following Transaction documents are attached hereto:

(10.1)	Note Purchase Agreement dated March 3, 2011 by and among ANTs software inc., the Purchasers listed therein, and Wells Fargo Bank, National Association.
(10.2)	Senior secured promissory note in favor of JGB Capital LP in initial principal face amount of $1,050,000.
(10.3)	Senior secured promissory note in favor of JGB Capital Offshore LP in initial principal face amount of $1,050,000.
(10.4)	Senior secured promissory note in favor of SAM LLC in initial principal face amount of $2,100,000.
(10.5)	Senior secured promissory note in favor of Manchester Securities Corp. in initial principal face amount of $4,200,000.
(10.6)	Warrant Purchase Agreement dated March 3, 2011 by and among ANTs software inc., and the Purchasers listed on Exhibit A thereto.
(10.7)	Series B Warrant issued to JGB Capital LP exercisable for 3,559,322 shares of registrant common stock.
(10.8)	Series B Warrant issued to JGB Capital Offshore LP exercisable for 3,559,322 shares of registrant common stock.
(10.9)	Series B Warrant issued to SAM LLC exercisable for 7,115,645 shares of registrant common stock.
(10.10)	Series B Warrant issued to Manchester Securities Corp. exercisable for 14,237,289 shares of registrant common stock.
(10.11)	Registration Rights Agreement dated March 3, 2011 by and among ANTs software inc., JGB Management, Inc. and Manchester Securities Corp.
(10.12)	Security Agreement dated March 3, 2011 by and among ANTs software inc., Wells Fargo Bank, National Association, JGB Management, Inc. and Manchester Securities Corp.
(10.13)	Escrow Agreement dated March 3, 2011 by and among ANTs software inc., Wells Fargo Bank, National Association, and JGB Management, Inc.
(10.14)	Escrow Agreement dated March 3, 2011 by and among ANTs software inc., Wells Fargo Bank, National Association, and Manchester Securities Corp.
(10.15)	Guaranty dated March 3, 2011 granted by Inventa Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTs software inc.

Date: March 4, 2011	By:	/s/ David A. Buckel .
David A. Buckel, Chief Financial Officer

EXHIBIT 10.1

NOTE PURCHASE AGREEMENT

Dated as of March 3, 2011

by and among

ANTs software inc., Wells Fargo Bank, National Association, as Agent

and

THE PURCHASERS LISTED ON EXHIBIT A

EXECUTION VERSION

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT dated as of March 3, 2011 (this “Agreement”) is by and among ANTs software inc., a Delaware corporation (the “Company”), each of the purchasers whose names are set forth on Exhibit A attached hereto (each a “Purchaser” and collectively, the “Purchasers”), and Wells Fargo Bank, National Association, a national banking association, the Agent (as defined herein).

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act;

WHEREAS, the Company has authorized senior secured notes in individual principal amounts corresponding with the amount set forth opposite each Purchase’s name on Exhibit A and in an aggregate principal amount of $8,400,000 million in substantially the form attached hereto as Exhibit B (the “Notes”);

WHEREAS, the Purchasers wish to purchase the Notes, and the Company wishes to sell the Notes, upon the terms and subject to the conditions stated in this Agreement;

WHEREAS, the Notes will be secured by a first priority perfected security interest in all of the assets of the Company and each of the Company’s current and future subsidiaries as evidenced by a security agreement in substantially the form attached hereto as Exhibit C (together will all attachments and exhibits thereto, as each may be amended or modified from time to time, the “Security Agreement”); and

WHEREAS, the Company’s obligations under the Notes will be guaranteed by the Company’s current and future subsidiaries as evidenced by a guaranty in substantially the form the form attached hereto as Exhibit D (such guaranty, as may be amended or modified from time to time, the “Guaranty”).

NOW, THEREFORE, in consideration of the foregoing premises and in reliance on the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF SECURITIES

1.1.           (1)  Upon the terms and subject to the conditions of this Agreement, the Company hereby issues and sells to each Purchaser, and each Purchaser, severally and not jointly, agrees to  purchase from the Company on the Closing Date (as defined below), the Notes.

(b)           Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act, including Rule 506 of Regulation D.

(c)           The Closing under this Agreement (the “Closing”) shall take place simultaneously with the execution and delivery of this Agreement at the offices of Kleinberg, Kaplan, Wolff & Cohen, P.C., 551 Fifth Avenue, New York, New York  10176, or at such other place as the parties may agree.  The aggregate purchase price for the Securities is $6,750,000 (the “Total Purchase Price”).

(d)           At the Closing, (i) the Company shall issue and deliver the Notes for the applicable amounts set forth opposite the name of such Purchaser on Exhibit A hereto (as to each purchaser, the “Purchase Price”); (ii) the Purchasers shall deliver $500,000 of the Purchase Price less expenses to be reimbursed by the Company pursuant to Section 7.1 herein by wire transfer of immediately available funds to the Company and each Purchaser shall deliver its respective share of the $6,250,000 of the Purchase Price (the “Aggregate Escrow Amount”) to the escrow account identified on Exhibit E hereto, each such account to be established pursuant to the terms of an escrow agreement in substantially the form annexed hereto as Exhibit F (each, an “Escrow Agreement”) among the Company, such Purchaser, and Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”).

(e)           For purposes of this Agreement, “Securities” shall mean the Notes.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1.           Representations and Warranties of the Company.  Except as otherwise disclosed or incorporated by reference and readily apparent in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “Form 10-K”), any quarterly or current report, or proxy statement filed by the Company with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the filing of the Form 10-K and prior to the date of this Agreement (in each case, including any supplements or amendments thereto) (the “Reports”), or set forth on a schedule of exceptions attached hereto, the Company hereby represents and warrants to the Purchasers, as of the date of this Agreement and as of the Closing Date as follows:

(a)           Organization, Good Standing and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  The Company and each such Subsidiary (as defined below) is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect (as defined below).  For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, prospects, or condition (financial or otherwise) of the Company and its Subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement or any of the Transaction Documents (as defined below) in any material respect.

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(b)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Notes the Escrow Agreement, the Security Agreement, the Guaranty and a Registration Rights Agreement in substantially the form attached hereto as Exhibit G (the “Registration Rights Agreement”); and each other agreement, instrument and certificate executed and delivered by the Company or a Subsidiary thereof in connection with the foregoing (including the Security Documents (as such term is defined in the Security Agreement) (collectively, the “Transaction Documents”) and to issue and sell the Securities in accordance with the terms hereof.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required.  When executed and delivered by the Company, each of the Transaction Documents shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)           Capitalization.  The authorized capital stock and the issued and outstanding shares of capital stock of the Company as of the date of this Agreement is set forth on Schedule 2.1(c) hereto.  All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized.  No shares of Common Stock or any other security of the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company.  Furthermore, there are no equity plans, contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company.  The Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any individual, corporation, partnership, trust, limited liability company, governmental entity, regulatory or self-regulatory authority, association or other entity (“Person”) with respect to any of its equity or debt securities.  Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities, the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company.

(d)           Issuance of Securities.  The Notes have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof, the Securities shall be validly issued and outstanding, free and clear of any security interest, pledge, hypothecation, mortgage, assignment, taxes, lien (statutory or other, and including environmental and tax liens), deposit arrangement, violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preference, priority, other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease or any synthetic or other financing lease having substantially the same economic effect as any of the foregoing), restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership (“Encumbrances”), pre-emptive rights and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

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(e)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Transaction Documents, and the consummation by the Company of the transactions contemplated by the Transaction Documents, and the issuance of the Securities as contemplated by the Transaction Documents, do not and will not (i) violate or conflict with any provision of the Company’s Amended and Restated Articles of Incorporation (the “Articles”) or By-laws (the “By-laws”), each as amended to date (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries’ respective properties or assets are bound, (iii) result in a violation of any foreign, federal, state or local statute, law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected, or (iv) create or impose any Encumbrance on any property or asset of the Company or its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which any of their respective properties or assets are bound, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, violations, acceleration, cancellations, creations and impositions as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is required under foreign, federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof (other than the filing of a Form D pursuant to Regulation D and counterpart filings under applicable state securities laws, rules or regulations).

(f)           Commission Documents, Financial Statements.  The Common Stock of the Company is registered pursuant to Section 12(b) of the Exchange Act, and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”).  At the times of their respective filings, the Form 10-K for the fiscal year ended December 31, 2009 (the “Form 10-K”, and together with any other report, schedule, form, statement or other document filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act subsequent to the filing of the Form 10-K and prior to the date of this Agreement, the “Public Filings”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents.  The Public Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

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(g)           Subsidiaries. Schedule 2.1(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each Person’s or entity’s ownership of the outstanding stock or other interests of such Subsidiary.  For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.  All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable.  Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock.  Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence, except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.   Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

(h)           No Material Adverse Change.  Since December 31, 2009, the Company has not experienced or suffered any event or series of events that, individually or in the aggregate, has had or reasonably would be expected to have a Material Adverse Effect.

(i)           No Undisclosed Liabilities.  Except as set forth on Schedule 2.1(i), neither the Company nor any Subsidiary has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the Company’s financial statements included in the Reports to the extent required to be so reflected or reserved against in accordance with GAAP, except for (i) liabilities that have arisen in the ordinary course of business consistent with past practice and that have not had a Material Adverse Effect, and (ii) liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have or result in a Material Adverse Effect.

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(j)           No Undisclosed Events or Circumstances.  Since December 31, 2009, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(k)           Indebtedness.  Schedule 2.1(k) hereto sets forth as of the Closing Date all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” shall include (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products, (c) all capital lease obligations that exceed $100,000 in the aggregate in any fiscal year, (d) all obligations or liabilities secured by an Encumbrance on any asset of the Company, irrespective of whether such obligation or liability is assumed, (e) all obligations for the deferred purchase price of assets, together with trade debt and other accounts payable that exceed $100,000 in the aggregate in any fiscal year, (f) all synthetic leases, (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any Person, and (h) endorsements for collection or deposit.

(l)           Rank of Indebtedness. Except as set forth on Schedule 2.1(l), no Indebtedness of the Company or any of its Subsidiaries existing as of the Closing is senior to, or pari passu with, the Notes in right of payment or redemption, whether with respect to interest, damages or upon liquidation or dissolution or otherwise.

(m)           Title to Assets.  Each of the Company and the Subsidiaries has good and valid title to all of its real and personal property, free and clear of any Encumbrances, except for those that would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.  All leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

(n)           Actions Pending.  There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding (collectively, “Proceedings”) pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto.  Except as set forth on Schedule 2.1(n), there are no material Proceedings pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets.  No Proceeding described in the Reports would, individually or in the aggregate, reasonably be expected, if adversely determined, to have a Material Adverse Effect.  There are no outstanding orders, judgments, injunctions, awards, decrees or investigations of any court, arbitrator or governmental, regulatory body, self-regulatory agency or stock exchange against the Company or any Subsidiary or any officers or directors of the Company or Subsidiary in their capacities as such, except for those that would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

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(o)           Compliance with Law.  Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, the Company and its Subsidiaries have been and are presently conducting their respective businesses in accordance with all applicable foreign, federal, state and local governmental laws, rules, regulations and ordinances.  The Company and each of its Subsidiaries have all material franchises, permits, licenses, consents and other material governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it.  The Company has complied and will comply with all applicable federal and state securities laws in connection with the Offering.

(p)           Taxes.  The Company and each Subsidiary has timely filed all material federal, state, local and foreign income, franchise and other tax returns, reports and declarations required by any governmental authority (whether foreign, federal, state or local) with jurisdiction over the Company or any Subsidiary and has paid or accrued all taxes shown as due thereon except for any taxes which are being contested in good faith (by appropriate proceedings and in respect of which adequate reserves with respect thereto are maintained in accordance with GAAP), or where the failure to file such returns or pay such taxes would not, individually or in the aggregate, have or be reasonably expected to have or result in a Material Adverse Effect.  All such returns were complete and correct in all material respects and the Company has no knowledge of a material tax deficiency which has been asserted or threatened against the Company or any Subsidiary.  The Company is not under audit by any taxing authority. The Company has set aside on its books provisions reasonably adequate for the payment of all taxes for periods to which those returns, reports or declarations apply. The Company is not, nor has it been in the last five years, a U.S. real property holding corporation under Section 897 of the Code.  There are no unpaid taxes in any material amount claimed to be due by any taxing authority.  For purposes of this Section 2.1(p), taxes shall include any and all interest and penalties.

(q)           Certain Fees.  Except as set forth on Schedule 2.1(q), the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(r)           Disclosure. Except for the information concerning the transactions contemplated by this Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information.  Neither this Agreement nor the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

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(s)           Intellectual Property.  Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, the Company and each of the Subsidiaries owns or possesses the rights to all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

(t)           Environmental Compliance.  The Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities (whether foreign, federal, state or local), or from any other Person, that are required under any Environmental Laws.  “Environmental Laws” shall mean all applicable foreign, federal, state and local laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature.   The Company and each of its Subsidiaries are also in compliance with all requirements, limitations, restrictions, conditions, standards, schedules and timetables required or imposed under all Environmental Laws, except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.  Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or may violate any Environmental Law or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation under any Environmental Law, or based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(u)           Books and Records; Internal Accounting Controls.  The books and records of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.  The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act).

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(v)           Material Agreements.  True, complete and correct copies of each material contract of the Company or any Subsidiary required to be filed on a Current Report on Form 8-K, a Quarterly Report on Form 10-Q, or an Annual Report on Form 10-K, in each case pursuant to Item 601(a) and Item 601(b)(10) of Regulation S-K under the Exchange Act (the “Company Material Agreements”) are attached or incorporated as exhibits to the Reports. Each of the Company Material Agreements is valid and binding on the Company and the Subsidiaries, as applicable, and in full force and effect.  The Company and each of the Subsidiaries, as applicable, are in all material respects in compliance with and have in all material respects performed all obligations required to be performed by them to date under each Company Material Agreement.  Neither the Company nor any Subsidiary knows of, or has received notice of, any material violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Material Agreement.

(w)           Transactions with Affiliates.  There are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any Subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any Person owning at least 5% of the outstanding capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents or in the Company’s most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the Commission Documents or in such proxy statement.

(x)           Employees.  Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees.  Neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary required to be disclosed in the Reports that is not so disclosed.  No “named executive officer” (as defined in Item 402 of Regulation S-K) of the Company has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment with the Company or any Subsidiary.  The Company and each Subsidiary is in material compliance with all foreign, federal, state and local laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, and employee benefits plans (including, without limitation, the Employee Retirement Income Securities Act of 1974, as amended), except where such non-compliance would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

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(y)           Absence of Certain Developments.  Except as set forth on Schedule 2.1(y), since December 31, 2009, neither the Company nor any Subsidiary has:

(i)           issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto;

(ii)           borrowed any amount in excess of $100,000 or incurred or become subject to any other liabilities in excess of $100,000 (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the business of the Company and its Subsidiaries;

(iii)           discharged or satisfied any Encumbrances in excess of $100,000 or paid any obligation or liability (absolute or contingent) in excess of $100,000, other than current liabilities paid in the ordinary course of business;

(iv)           declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock in excess of $100,000 in the aggregate;

(v)           sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $100,000, except in the ordinary course of business;

(vi)           sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights in excess of $100,000, or disclosed any proprietary confidential information to any Person except to customers in the ordinary course of business or to the Purchasers or their representatives;

(vii)           suffered any losses or waived any rights of value, whether or not in the ordinary course of business, or suffered the loss of any amount of prospective business, which individually or in the aggregate would have a Material Adverse Effect;

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(viii)           made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix)           made capital expenditures or commitments therefor that aggregate in excess of $100,000;

(x)           entered into any material transaction, whether or not in the ordinary course of business;

(xi)           made charitable contributions or pledges in excess of $5,000;

(xii)           suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii)           experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

(xiv)           entered into an agreement, written or otherwise, to take any of the foregoing actions.

(z)           Investment Company Act Status.  The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(aa)           Independent Nature of Purchasers.  The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents.  The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

(bb)           Dilutive Effect.  The Company understands and acknowledges that its obligation to issue the Securities pursuant to the Transaction Documents is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other shareholders of the Company.

(cc)           DTC Status.  The Company’s transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to The Depository Trust Company Fast Automated Securities Transfer Program.  The name, address, telephone number, fax number, contact person and email of the Company transfer agent is set forth on Schedule 2.1(bb).

(dd)           Governmental Approvals.  Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the performance by the Company of its obligations under the Transaction Documents.

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(ee)           Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any such Subsidiary has been refused any material insurance coverage sought or applied for and the Company does not have any reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have or result in a Material Adverse Effect.

(ff)           Trading Activities.  It is understood and acknowledged by the Company that none of the Purchasers has been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term.  The Company further understands and acknowledges that one or more Purchasers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding and such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted.

(gg)           Certain Business Practices.  None of the Company or any Company Subsidiary or any director, officer, agent, employee or other Person acting for or on behalf of Company or any Subsidiary has violated the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other anti-bribery or anti-corruption laws applicable to the Company or any Subsidiary.

(hh)           Shell Company Status.  The Company is not currently, and has never been, an issuer of the type described in paragraph (i) of Rule 144 under the Securities Act.

(ii)           No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Notes pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Notes to be integrated with other offerings if to do so would prevent the Company from selling Notes pursuant to Regulation D and Rule 506 thereof under the Securities Act or otherwise prevent a completed offering of Securities hereunder.

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(jj)           Trading Market.  The Company is in compliance in all material respects with the applicable rules and regulations of the OTC Bulletin Board (the “Principal Market”).  Except as set forth on Schedule 2.1(jj), the Company has not, in the preceding twelve (12) months, received notice from the Principal Market to the effect that the Company is not in compliance with the rules, regulations or maintenance requirements of the Principal Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such rules, regulations and maintenance requirements.

2.2.           Representations and Warranties of the Purchasers.  Each of the Purchasers hereby represents and warrants to the Company with respect solely to itself and not with respect to any other Purchaser as follows as of the date hereof and as of the Closing Date:

(a)           Organization and Standing of the Purchasers.  If the Purchaser is an entity, such Purchaser is a corporation, limited liability company, partnership or limited partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)           Authorization and Power.  Each Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Securities being sold to it hereunder.  The execution, delivery and performance of the Transaction Documents by each Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its board of directors, stockholders, members or partners, as the case may be, is required.  When executed and delivered by the Purchasers, the Transaction Documents shall constitute valid and binding obligations of each Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)           No Conflicts.  The execution, delivery and performance by each Purchaser of the Transaction Documents to which it is a party and the consummation by each Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations that would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(d)           Certain Fees.  The Purchasers have not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(e)           Accredited Investor.  Each Purchaser is an “accredited investor” (as defined in Rule 501 of Regulation D), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities.  Each Purchaser is purchasing the Notes for its own account, not with a view toward the distribution thereof; provided, however, the foregoing representations shall not be deemed to limit a Purchaser’s ability to resell the Securities in accordance with applicable securities laws.  Each Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

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(f)           No General Solicitation.  Each Purchaser is not purchasing the Securities in response to a general solicitation or a published advertisement in connection with the offer and sale of the Securities.

ARTICLE 3

COVENANTS AND AGREEMENTS

Unless otherwise specified in this Article, for so long as any Notes have not been paid in full, the Company covenants with each Purchaser as follows, which covenants are for the benefit of each Purchaser and their respective permitted assignees.

3.1.           Compliance with Laws; Commission.  The Company shall comply with all applicable laws, rules, regulations and orders.  The Company shall take all necessary actions and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers.

3.2.           Registration.  The Company shall cause its Common Stock to continue to be registered under Section 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act and shall not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act even if the rules and regulations thereunder would permit such termination.  The Company will use its best efforts to continue the trading of its Common Stock on the Principal Market.

3.3.           Keeping of Records and Books of Account.  The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

3.4.           Other Agreements.  The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company to perform its agreements, obligations and covenants under any Transaction Document, including, without limitation, the Company’s obligation to pay any amounts due under the Notes in cash or shares of Common Stock. The Company shall comply with each of its obligations, covenants and agreements under the Notes and the other Transaction Documents.

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3.5.           Use of Proceeds.  Subject to the Escrow Agreement, the proceeds from the sale of the Securities hereunder shall be used by the Company for general corporate purposes.

3.6.           Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by the Purchasers in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Purchasers shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Agreement. The Company hereby agrees to execute and deliver such documentation as the Purchasers may reasonably request in connection with a pledge of the Securities by the Purchasers.

3.7.           Disclosure of Transaction.

(a)           Except for the requirements of Section 3.7(b) hereof and press releases and public statements as may upon the advice of outside counsel be required by law or the Commission (“Required Disclosures”), the Company shall separately consult with each Purchaser before issuing any press release with respect to the Transaction Documents or the transactions contemplated thereby and shall not issue any such press release or make any public statements (including any non-confidential filings with governmental entities that name another party hereto) without the prior consent of each Purchaser, which consent shall not be unreasonably withheld or delayed.  In the case of any Required Disclosure, the Company shall provide each Purchaser with prior notice of such Required Disclosure and use its reasonable best efforts to consult with and coordinate such Required Disclosure with each Purchaser.  Unless the Company and each Purchaser otherwise agree, the Company shall only include in a Required Disclosure such information that is legally required to be disclosed upon the advice of counsel.

(b)           The Company shall file with the Commission a Current Report on Form 8-K (the “Form 8-K”), substantially in the form attached hereto as Exhibit H, as soon as practicable following the Closing Date but in no event more than two business days following the Closing Date (the “Announcement Date”), which shall attach as exhibits all press releases relating to the transactions contemplated by this Agreement and the Transaction Documents.  The Form 8-K, including all exhibits, shall be subject to prior review and comment by the Purchasers.  Upon the filing of the Form 8-K, no Purchaser shall be deemed to be in possession of any non-public information regarding the Company.  Notwithstanding the Company’s failure to comply with its obligation to file the Form 8-K by the Announcement Date pursuant to this Section 3.7(b), following the Announcement Date, no Purchaser shall be deemed (A) to have any obligation of confidentiality with respect to any non-public information of the Company or (B) to be in breach of any duty to the Company and/or any other person and/or to have misappropriated any non-public information of the Company, if such Purchaser engages in transactions in securities of the Company, including, without limitation, purchases and sales, any hedging transactions or any derivative transactions based on securities of the Company, while in possession of such information.

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3.8.           Disclosure of Material Information; No Obligation of Confidentiality.

(a)           The Company covenants and agrees that neither it nor any other Person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.  In the event of a breach of the foregoing covenant by the Company, or any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Company shall publicly disclose any material, non-public information in a Form 8-K within one business day following the date that it discloses such information to any Purchaser or such earlier time as may be required by Regulation FD or other applicable law.   In the event that the Company discloses any non-public information to a Purchaser and fails to file a Form 8-K in accordance with the above, then such Purchaser shall have the option to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents.  No Purchaser shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure.

(b)           No Purchaser shall be deemed to have any obligation of confidentiality with respect to (i) any non-public information of the Company disclosed to such Purchaser in breach of Section 3.8(a) (whether or not the Company files a Form 8-K as provided above), (ii) the fact that any Purchaser has exercised any of its rights and/or remedies under the Transaction Documents or (iii) any information obtained by any Purchaser as a result of exercising any of its rights and/or remedies under the Transaction Documents.   In further addition, no Purchaser shall be deemed to be in breach of any duty to the Company and/or any other person and/or to have misappropriated any non-public information of the Company, if such Purchaser engages in transactions of securities of the Company, including, without limitation, any purchases and sales, hedging transactions or any derivative transactions based on securities of the Company while in possession of such non-public information.

3.9.           Notice of Events of Default.  The Company will immediately notify each Purchaser and Agent in writing of the occurrence of any Event of Default (as defined in the Notes) under the Notes.

3.10.           Additional Investment.

(a)           Until the close of business of the date that is twelve months after the Closing Date (the “Option Termination Date”), each Purchaser may, in its sole determination, elect (the date of election, the “Election Date”) to purchase its Pro Rata Portion (as defined below) of additional Notes (the “Additional Notes”) with an aggregate principal amount equal to the original principal amount of the Notes purchased by all of the Purchasers hereunder and The aggregate purchase price for all of the Additional Notes shall be equal to the Total Purchase Price.  To the extent that any Purchaser has not elected to purchase its entire Pro Rata Portion of Additional Notes pursuant to this Section 3.10 by the Option Termination Date, then each other Purchaser shall have 10 days following the Option Termination Date to elect, in its sole discretion, to purchase its Pro Rata Portion of any Additional Notes that were not purchased by such Purchaser.

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(b)           Such additional investments pursuant to Section 3.10(a) will be on terms and conditions identical to those set forth in the Transaction Documents, mutatis mutandis, except that Section 3.10(a) will not apply.  For the avoidance of doubt, the Additional Notes shall be identical to the Notes in form and substance, mutatis mutandis.  In order to effectuate a purchase and sale of the Additional Notes, the Company and the Purchaser electing to purchase Additional Notes (the “Electing Purchaser”) shall enter into such agreements and instruments (the “Additional Notes Transaction Documents”) as they deem appropriate and which shall include updated disclosure schedules (“Updated Disclosure Schedules”) and representations, warranties and covenants substantially identical to those set forth in the Transaction Documents.  The Company shall deliver Updated Disclosure Schedules to the Electing Purchaser within three days after such Electing Purchaser gives notice to the Company that such Electing Purchaser intends to purchase Additional Notes.  The Company and the Electing Purchaser shall use their reasonable best efforts to close the purchase of Additional Notes within 15 days from the Election Date.  The Electing Purchaser may rescind its election to purchase Additional Notes at any time prior to the execution and delivery of the Additional Notes Transaction Documents.

“Pro Rata Portion” means, with respect to each Purchaser, (i) the ratio of such Purchaser’s Purchase Price on the date hereof to the Total Purchase Price on the date hereof or (ii) such other proportion as the Purchasers may mutually agree; provided that neither any Purchaser’s Pro Rata Portion nor the aggregate of all Purchasers’ respective Pro Rata Portions shall exceed the Total Purchase Price.

3.11.           Agent for the Purchasers.

(a)           Each Purchaser hereby designates and appoints Wells Fargo Bank, National Association as its representative (the “Agent”) under this Agreement and the Security Documents and each Purchaser hereby irrevocably authorizes Agent to execute and deliver each of the Security Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each Security Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any Security Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 3.11.  The provisions of this Section 3.11 are solely for the benefit of Agent, and the Purchasers, and the Company shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any Security Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Security Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word “Agent” is for convenience only, that the Agent is merely the representative of the Purchasers, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall consult with, and request instructions from, the Purchasers with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the Security Documents, including without limitation the declaration of any Event of Default and the exercise of any remedy in respect thereof.

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(b)           Agent may execute any of its duties under this Agreement or any Security Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel of its selection concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

(c)           None of Agent, its affiliates, officers, directors, employees, attorneys, or agents (collectively, the “Agent-Related Persons”) shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any Security Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Purchasers for any recital, statement, representation or warranty made by the Company or any Subsidiary or affiliate of either thereof, or any officer or director thereof, contained in this Agreement or in any Security Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any Security Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Security Document, or for any failure of the Company or any other party to any Security Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any Security Document, or to inspect the books and records or properties of the Company or the books or records or properties of any of the Company’s Subsidiaries or affiliates.

(d)           Agent shall be entitled to conclusively rely, and shall be fully protected in conclusively relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telefacsimile or other electronic method of transmission, or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company or counsel to any Purchaser), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any Security Document unless Agent shall first receive such advice or concurrence of the Purchasers as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. Agent shall be indemnified by the Purchasers against any and all liability, loss, claim, damage and expense that may be incurred by it by reason of taking or continuing to take any such action taken at the request of the Purchasers. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any Security Document in accordance with a request or consent of the Required Purchasers and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Purchasers.  This provision shall survive the termination of this Agreement and the Transaction Documents.

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3.12.           Transfer.  To the extent that any Purchaser transfers all or a portion of the Notes owned by such Purchaser pursuant to Section 6(d) of the Notes, then the Company shall enter into such agreements and take such other actions as may be required to transfer all or the applicable portion of such transferring Purchaser’s interest in the funds held in the escrow account to additional escrow account(s) of the transferee.

3.13.           Exculpation of JGB Management, Inc.  JGB Management, Inc. (“JGB”) may act as agent for certain Purchasers hereunder in connection with the Escrow Agreement.  The Company hereby acknowledges and agrees that JGB shall have no liability to the Company as a direct or indirect result of acting in such capacity and that the Company shall not have any claims against JGB as a direct or indirect result of JGB acting in such capacity, unless such claim, arises as a result of JGB’s intentional misconduct or fraud.

3.14.           Disclosure of Escrow; Right to Funds.  The Company acknowledges and agrees that until funds held in the Escrow Accounts are disbursed to the Company in accordance with the terms of the Escrow Agreements, the Company has no right, title or interest in such funds held in the Escrow Accounts (as defined in the Escrow Agreements).  The Company will disclose all of the material facts regarding the Escrow Accounts in the Form 8-K and will report the Escrow Accounts in its financial statements only in accordance with GAAP.  In addition, notwithstanding anything contained herein, in the Company’s Series B Warrants (the “Warrants”), in the Escrow Agreements, or in any of the other Transaction Documents to the contrary, the Company may not withdraw funds from the Escrow Account in connection with any Surrender of Notes (as defined in the Notes) unless and until the aggregate outstanding Principal Amount (as defined in the Notes) of all of the Notes is less than $7,650,000 and at the time of any such withdrawal the Adjusted Exercise Price (as defined in the Warrants) is at least $0.15 per share of Common Stock (appropriately adjusted for any stock split, stock dividend, stock combination, stock buy-back or other similar transaction).

ARTICLE 4
NEGATIVE COVENANTS OF THE COMPANY

4.1.           Cash Expenditure Covenant. So long as any Securities remain outstanding, but only until the Notes have been repaid by the Company in full, without the prior written consent of the Purchasers, the Company’s total quarterly cash operating expenses (including, without limitation, cash expenditures for research and development, sales and marketing and general and administrative expenses) will not exceed $2,300,000 in the aggregate per fiscal quarter.

4.2.           Subsequent Equity Sales.  Except as required pursuant to Section 3.10, so long as the aggregate outstanding Principal Amount of the Notes exceeds $7,650,000, neither the Company nor any Subsidiary shall issue shares of Common Stock or any other securities that would entitle the holder thereof to acquire at any time any shares of capital stock of the Company, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (“Common Stock Equivalents”) at a price lower than the Exercise Price (as defined in the Warrants) or enter into a Variable Rate Transaction (as defined below).

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“Variable Rate Transaction” shall mean a transaction in which the Company issues or sells, or agrees to issue or sell (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of, Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (z) under a warrant exercisable for a number of shares based upon and/or varying with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such warrant, or (b) any securities of the Company pursuant to an “equity line” structure which provides for the sale, from time to time, of securities of the Company which are registered for sale or resale pursuant to the Securities Act (which for the purpose of this definition shall include a sale of the Company’s securities “off the shelf” in a registered offering, whether or not such offering is underwritten).

4.3.           Amendments to Charter Documents.  The Company shall not, without the consent of each holder of the Notes then held by the Purchasers, amend or waive any provision of the Articles or By-laws of the Company whether by merger, consolidation or otherwise in any way that would adversely affect any rights of the holder of the Securities.

4.4.           Indebtedness. The Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly, create, incur, guarantee, assume or suffer to exist any Indebtedness, except:

(a)           Indebtedness created pursuant to the Transaction Documents;

(b)           Indebtedness of the Company and its Subsidiaries existing on the date hereof and set forth on the Disclosure Schedules and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof.

(c)           To the extent that aggregate Principal Amount of the Notes does not exceed $7,650,000, Indebtedness represented by one or more lines of credit not to exceed $1,000,000 in the aggregate (“Permitted Indebtedness”).

4.5.           Negative Pledge.  The Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist Encumbrances on any of its assets or property now owned or hereafter acquired or, except:

(a)           Encumbrances securing the obligations arising under the Transaction Documents;

(b)           Encumbrances on any property or asset of the Company or any of its Subsidiaries existing on the Closing and set forth on the Disclosure Schedules;

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(c)           extensions, renewals, or replacements of any Encumbrance referred to in paragraphs (a) and (b) of this Section 4.5; provided, that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby; or

(d)           Encumbrances of the Company’s accounts receivable related to Permitted Indebtedness, provided that the value of the accounts receivable being so encumbered may not exceed the amount of the obligation being secured, provided, further that the Purchasers shall have a ratable security interest in any such accounts received pursuant to the Security Interest.

4.6.           Restricted Payments.  The Company will not, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment (as defined herein), except for Restricted Payments (as defined herein) made by any Subsidiary to the Company.  “Restricted Payments” shall mean for any Person, (a) any dividend or distribution on any class of its capital stock, (b) any payment on account of, or the setting apart of assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of any shares of its capital stock or any options, warrants, or other rights to purchase its capital stock, whether now or hereafter outstanding and (c) any payment, repayment, redemption, retirement, repurchase or other acquisition, direct or indirect, of, on account of, or in respect of, the principal of any Indebtedness that is subordinated to the obligations arising under the Notes (or any installment thereof) prior to the regularly scheduled maturity date thereof (as in effect on the date such Indebtedness was originally incurred).

4.7.           Investments; Loans; Acquisitions.  The Company will not, nor will it permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary of the Company prior to such merger), any equity ownership interests, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called “Investments”), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, except:

(a)           Investments existing on the date hereof and set forth on the Disclosure Schedules;

(b)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(c)           certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000; or

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(d)           mutual funds investing solely in any one or more of the Permitted Investments described in clauses (c) and (d) of this Section 4.7.

ARTICLE 5

CONDITIONS

5.1.           Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities.  The obligation hereunder of the Company to close and issue and sell the Securities to the Purchasers at the Closing is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)           Accuracy of the Purchasers’ Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)           Performance by the Purchasers.  Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

(c)           Escrow.  The Purchasers shall have executed and delivered the Escrow Agreement.

(d)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e)           Delivery of Purchase Price.  Each Purchaser shall have delivered to the Company its Purchase Price, as listed on Exhibit A hereto, for the Securities purchased by such Purchaser.

(f)           Delivery of Transaction Documents.  The Transaction Documents shall have been duly executed and delivered by the Purchasers to the Company.

5.2.           Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Securities.  The obligation hereunder of the Purchasers to purchase the Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below.  These conditions are for the Purchasers’ sole benefit and may be waived by the Purchasers at any time in their sole discretion.

(a)           Accuracy of the Company’s Representations and Warranties.  The representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all respects as of the date when made and as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date.

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(b)           Performance by the Company.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c)           Escrow.  The Company shall have executed and delivered the Escrow Agreement.

(d)           No Suspension, Etc.  The shares of Common Stock (i) shall be designated for quotation on the Principal Market and (ii) shall not have been suspended, as of the Closing Date, by the Commission or the Principal Market from trading on the Principal Market nor shall suspension by the Commission or the Principal Market have been threatened, as of the Closing Date in writing by the Commission or the Principal Market or (B) by failure to comply with the rules, regulations and maintenance requirements of the Principal Market.

(e)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(f)           No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary or any Purchaser, or any of the officers, directors or affiliates of the Company or any Subsidiary or any Purchaser seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(g)           Opinion of Counsel.  The Purchasers shall have received an opinion of counsel to the Company, dated the Closing Date, substantially in the form of Exhibit I hereto, with such exceptions and limitations as shall be reasonably acceptable to counsel to the Purchasers.

(h)           Notes.  At or prior to the Closing, the Company shall have delivered to the Purchasers the Notes (in such denominations as each Purchaser may request).

(i)           Secretary’s Certificate. Each of the Company and each Subsidiary of the Company shall have delivered to the Purchasers a certificate, signed by the Secretary of the Company or such Subsidiary, as applicable, and dated as of the Closing Date, as to (i) the resolutions adopted by its Board of Directors approving the transactions contemplated hereby, (ii) its charter, as in effect at the Closing Date, (iii) its bylaws, as in effect at the Closing Date, and (iv) the authority and incumbency of the officers executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

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(j)           Officer’s Certificate. On the Closing Date, each of the Company and each Subsidiary shall have delivered to the Purchasers a certificate signed by an executive officer on behalf of the Company or such Subsidiary, as applicable, dated as of the Closing Date, confirming the accuracy of the Company’s or such Subsidiary’s, as applicable, representations, warranties and performance of covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in paragraphs (a)-(d) and (i)-(l) of this Section 5.2 as of the Closing Date.

(k)           Material Adverse Effect.  No change having a Material Adverse Effect shall have occurred.

(l)           Approvals.  The Company shall have obtained all required consents and approvals of its Board of Directors and shareholders to execute, deliver and perform the Transaction Documents, including without limitation the Notes.

ARTICLE 6

INDEMNIFICATION

6.1.           General Indemnity.  The Company agrees to indemnify and hold harmless each Purchaser and its respective directors, officers, affiliates, members, managers, employees, agents, successors and assigns, including Agent, (collectively, “Indemnified Parties”) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees and expenses, charges and disbursements) incurred by any Indemnified Party as a result of, arising out of or based upon (i) any inaccuracy in or breach of the Company’s representations or warranties in this Agreement; (ii) the Company’s breach of agreements or covenants made by the Company in this Agreement or any Transaction Document; (iii) any third party claims arising out of or resulting from the transactions contemplated by this Agreement or any other Transaction Document (unless such claim is based upon conduct by such Indemnified Party that constitutes fraud, gross negligence or willful misconduct); or (iv) any third party claims arising directly or indirectly out of such Indemnified Party’s status as owner of the Securities or the actual, alleged or deemed control or ability to influence the Company or any Subsidiary (unless such claim is based upon conduct by such Purchaser that constitutes fraud, gross negligence or willful misconduct).  This provision shall survive the termination of this Agreement and the Transaction Documents.

6.2.           Indemnification Procedure.  With respect to any third-party claims giving rise to a claim for indemnification, the Indemnified Party will give written notice to the Company of such third party claim; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the Company of its obligations under this Article 5 except to the extent that the Company is actually materially prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the Company shall be entitled to participate in and, unless in the reasonable judgment of the Indemnified Party a conflict of interest between it and the Indemnified Party exists with respect to such action, proceeding or claim (in which case the Company shall be responsible for the reasonable fees and expenses of one separate counsel for the Indemnified Parties), to assume the defense thereof with counsel satisfactory to the Indemnified Party.  In the event that the Company advises an Indemnified Party that it will not contest such a claim for indemnification hereunder, or fails, within 10 days of receipt of any indemnification notice to notify, in writing, such Person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim.   In any event, unless and until the Company elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.  The Company shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  If the Company elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense.  Notwithstanding anything in this Article 5 to the contrary, the Company shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof.  The indemnification obligations to defend the Indemnified Party required by this Article 5 shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the Indemnified Party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification.  The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the Company or others, and (b) any liabilities the Company may be subject to pursuant to the law.

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ARTICLE 7

MISCELLANEOUS

7.1.           Fees and Expenses.  The Company shall reimburse each Purchaser and the Agent for all costs and expenses reasonably incurred by such Purchaser or Agent in connection with the negotiation, drafting and execution of the Transaction Documents and the transactions contemplated thereby (including all legal fees, travel, disbursements and due diligence in connection therewith and all fees incurred in connection with any necessary regulatory filings and clearances); provided, however, that the amount of such costs and expenses due to the Purchasers shall be reduced by an amount equal to $30,000, which has been previously advanced to the Purchasers.  In addition, the Company shall pay all reasonable fees and expenses incurred by any Purchaser or Agent in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys’ fees and expenses; provided, however, that in the event that the enforcement of this Agreement is contested and it is finally judicially determined that such Purchaser or Agent was not entitled to the enforcement of the Transaction Document sought, then the Purchaser seeking enforcement shall reimburse the Company for all fees and expenses paid pursuant to this sentence.  The Company shall be responsible for its own fees and expenses incurred in connection with the transactions contemplated by this Agreement.  The Company shall pay all fees of its transfer agent, stamp taxes and other taxes and duties levied in connection with the delivery of the Securities to each Purchaser or Agent.  This provision shall survive termination of this Agreement and the Transaction Documents.

7.2.           Specific Performance; Consent to Jurisdiction; Venue.

(a)           The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof without the requirement of posting a bond or providing any other security, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)           The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue.  The parties irrevocably consent to personal jurisdiction in the state and federal courts in New York County of the state of New York.  The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury.

7.3.           Amendment.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and Purchasers holding at least 66 2/3% of the outstanding principal amount of the Notes; provided, that if any Purchaser is materially adversely affected by such waiver or amendment, such waiver or amendment shall not be effective without the written consent of the adversely affected Purchaser.

7.4.           Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) upon delivery by e-mail (if delivered on a Business Day during normal business hours where such notice is to be received) upon recipient’s actual receipt and acknowledgement of such e-mail. The addresses for such communications shall be:

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If to the Company:
Ants software inc.
71 Stevenson St., Suite 401
San Francisco, CA 94105
Attn:  Chief Financial Officer
Telephone No.:  (650) 931-0500
Facsimile No.:  (650) 227-8001 / (650) 931-0510
E-mail:  dave.buckel@ants.com

with a copy to:	The Corporate Law Group 500 Airport Boulevard Suite 120 Burlingame, California 94010 Attention: Paul David Marotta Telephone No.: (650) 227-8000 Facsimile No.: (650) 227-8001 E-mail: paul@tclg.com

If to any Purchaser:	At the address of such Purchaser set forth on Exhibit A to this Agreement

With a copy to (which shall not constitute notice):
Kleinberg, Kaplan, Wolff & Cohen, P.C.
551 Fifth Avenue, 18th Floor
New York, New York  10176
Attention:  Max Karpel, Esq.
Telephone No.:  (212) 986-6000
Telecopy No.:    (212) 986-8866
E-mail: mkarpel@kkwc.com

If to the Agent:
Wells Fargo Bank, National Association
Corporate Trust Services
45 Broadway, 14th Floor
New York, New York  10006
Attn: Martin G. Reed, Vice President
Telephone No.: 212-515-5244
Facsimile No.: 212-515-1589

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

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7.5.           Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, neither the Company shall make any payment of principal or interest on the Notes in amounts that are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

7.6.           Headings.  The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

7.7.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  The Purchasers may assign the Securities and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.  The Company may not assign or delegate any of its rights or obligations hereunder or under any Transaction Document.

7.8.           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.9.           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles that would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

7.10.           Survival.  The covenants, agreements and representations and warranties of the Company under the Transaction Documents shall survive the execution and delivery hereof indefinitely.

7.11.           Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  Signature pages to this Agreement may be delivered by facsimile or other means of electronic transmission.

7.12.           Publicity.  Subject to Section 3.7, the Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers without the consent of the Purchasers, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the Purchasers consent to being identified in any filings the Company makes with the Commission to the extent required by law or the rules and regulations of the Commission.

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7.13.           Severability.  The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

7.14.           Further Assurances.  From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents

7.15.           Independent Nature of Purchasers’ Obligations and Rights.  The rights and obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges, that each Purchaser has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

7.16.           Time Is of the Essence.  Time is of the essence of this Agreement and each Transaction Document.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective authorized officers as of the date first above written.

ANTs software inc.

By:	/s/ David A. Buckel
Name:	David A. Buckel
Title:	Secretary and Chief Financial Officer

Wells Fargo Bank, National Association,
not in its individual capacity but solely as Agent

By:	/s/ Martin Reed
Name:	Martin Reed
Title:	Vice President

[SIGNATURE PAGES CONTINUE]

PURCHASER SIGNATURE PAGES TO NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: JGB Capital LP

Signature of Authorized Signatory of Purchaser:

  /s/ Brett Cohen

Name of Authorized Signatory:  Brett Cohen

Title of Authorized Signatory: Managing Member

Email Address of Purchaser: bcohen@jgbcap.com

Fax Number of Purchaser:  (212) 253-4093

Address for Notice of Purchaser: 400 Madison Ave., 8th Floor, Suite 8D

New York, NY 10017

Address for Delivery of Securities for Purchaser (if not same as address for notice): n/a

Principal Amount of Note: $1,050,000

Purchase Price: $843,750

[SIGNATURE PAGES CONTINUE]

PURCHASER SIGNATURE PAGES TO NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: JGB Capital Offshore Ltd.

Signature of Authorized Signatory of Purchaser:

  /s/ Brett Cohen

Name of Authorized Signatory:  Brett Cohen

Title of Authorized Signatory: Director

Email Address of Purchaser: bcohen@jgbcap.com

Fax Number of Purchaser: (212) 253-4093

Address for Notice of Purchaser:  400 Madison Ave., 8th Floor, Suite 8D, New York, NY 10017

Address for Delivery of Securities for Purchaser (if not same as address for notice): n/a

Principal Amount of Note: $1,050,000

Purchase Price: $843,750

 [SIGNATURE PAGES CONTINUE]

PURCHASER SIGNATURE PAGES TO NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: SAMC LLC

Signature of Authorized Signatory of Purchaser:

  /s/ Brett Cohen

Name of Authorized Signatory:  Brett Cohen

Title of Authorized Signatory: Investment Advisor

Email Address of Purchaser: bcohen@jgbcap.com

Fax Number of Purchaser:  (212) 253-4093

Address for Notice of Purchaser:  400 Madison Ave., 8th Floor, Suite 8D, New York, NY 10017

Address for Delivery of Securities for Purchaser (if not same as address for notice): n/a

Principal Amount of Note: $2,100,000

Purchase Price:  $1,687,500

 [SIGNATURE PAGES CONTINUE]

PURCHASER SIGNATURE PAGES TO NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Manchester Securities Corp.

Signature of Authorized Signatory of Purchaser:

  /s/ Elliott Greenberg

Name of Authorized Signatory:  Elliott Greenberg

Title of Authorized Signatory: Vice President

Email Address of Purchaser: egreenberg@elliottmgmt.com

Fax Number of Purchaser:  (212) 586-9461

Address for Notice of Purchaser:  571 5th Ave., New York, NY 10019

Address for Delivery of Securities for Purchaser (if not same as address for notice): n/a

Principal Amount of Note: $4,200,000

Purchase Price: $3,375,00

EXHIBIT A
LIST OF PURCHASERS AND SUBSCRIPTION AMOUNT

Purchaser Name	Purchase Price	Principal Amount of Note
1) JGB Capital LP	$843,750	$1,050,000

2) JGB Capital Offshore LP	$843,750	$1,050,000

3) SAMC LLC	$1,687,500	$2,100,000

4) Manchester Securities Corp.	$3,375,000	$4,200,000
Totals	$6,750,000	$8,400,000

EXHIBIT B

FORM OF NOTE

EXHIBIT C

FORM OF SECURITY AGREEMENT

EXHIBIT D

FORM OF GUARANTY

EXHIBIT E

ESCROW DETAILS

On the Closing Date, SAMC LLC, JGB Capital LP, JGB Capital Offshore Ltd. shall wire transfer an aggregate of $3,125,000 in immediately available funds (comprised of separate wire transfers in the amounts of $1,562,500, $781,250 and $781,250, respectively) to the account set forth below, representing the funds to be placed into escrow pursuant to this Agreement:

Name of Bank:

ABA Number:
A/C Number:
BNF:
F/F/C:
Ref:

On the Closing Date, Manchester Securities Corp. shall wire transfer an aggregate of $3,125,000 in immediately available funds to the account set forth below, representing the funds to be placed into escrow pursuant to the Note Purchase Agreement:

Name of Bank:

ABA Number:
A/C Number:
BNF:
F/F/C:
Ref:

EXHIBIT F

FORM OF ESCROW AGREEMENT

EXHIBIT G

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT H

FORM OF 8K

EXHIBIT I

FORM OF OPINION OF COUNSEL TO THE COMPANY

EXHIBIT 10.2

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER THEREOF IN THE EVENT OF A PARTIAL REDEMPTION OR A SURRENDER OF NOTES (AS DEFINED BELOW) OR ACCRETION OF PRINCIPAL (AS DEFINED BELOW).  AS A RESULT, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN OR MORE THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

5% SENIOR SECURED NOTE DUE MARCH 3, 2016

OF

ANTS SOFTWARE INC.

Issuance Date:  March 3, 2011
Original Principal Amount: $1,050,000
Note Register Number:  2016-1

This Note (“Note”) is one of a duly authorized issue of notes of ANTS SOFTWARE INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), designated as the Company's 5% Senior Secured Notes Due March 3, 2016 (“Maturity Date”) in an aggregate original principal amount (when taken together with the original principal amounts of all other Notes) of Eight Million Four Hundred Thousand Dollars ($8,400,000), which may be increased pursuant to the terms thereof (the “Notes”).

For Value Received, the Company hereby promises to pay to the order of JGB CAPITAL LP or its registered assigns or successors-in-interest (“Holder”) the principal sum of One Million Fifty Thousand Dollars (U.S. $1,050,000) (the “Original Principal Amount”) together with any Principal Accretion (as defined below) (together, the “Principal Amount”) and all accrued but unpaid interest thereon on the Maturity Date or such earlier date upon acceleration or redemption in accordance with the terms hereof, to the extent such Principal Amount and interest has not been repaid or reduced pursuant to a Surrender of Notes (as defined below), in accordance with the terms hereof.  Interest on the unpaid Principal Amount shall accrue at the rate of 5% per annum from the original date of issuance, March 3, 2011 (the “Issuance Date”), until the same becomes due and payable on the Maturity Date, on any Interest Payment Date (as defined below), or such earlier date upon acceleration or redemption in accordance with the terms hereof. Notwithstanding anything contained herein, this Note shall bear interest on the due and unpaid Principal Amount (as defined below) from and after the occurrence and during the continuance of an Event of Default pursuant to Section 5(a) at the rate (the “Default Rate”) equal to the lower of eighteen (18%) per annum or the highest rate permitted by law.  Accrued interest on this Note shall be paid in cash monthly, on the first day of each calendar month (each such payment date, an “Interest Payment Date”).  Interest on this Note shall accrue daily and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed.  Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and fees, then to unpaid interest and any remaining amount to principal.

All payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note.  This Note may not be prepaid in whole or in part except as otherwise provided herein.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note Purchase Agreement dated on or about the Issuance Date pursuant to which the Notes were originally issued (the “Note Purchase Agreement”). For purposes hereof the following terms shall have the meanings ascribed to them below:

“Bankruptcy Event” means any of the following events: (a) the Company or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary suffers any appointment of any custodian, receiver or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Common Shares” means the shares of Common Stock, par value $0.0001 per share, of the Company.

"Eligible Market" means the Principal Market, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, The New York Stock Exchange, Inc., or The NYSE Amex.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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“Exercise Conditions” means that (i) a registration statement is effective and available for resale of the Common Shares of the Company issuable upon exercise of the Series B Warrant not later than six months after the Issuance Date and neither such registration statement nor the prospectus included therein contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (ii) the Company is in compliance with all of its covenants, agreements and other obligations under this Note, the Transaction Documents, the Series B Warrants, the Warrant Purchase Agreement and any agreements or instruments delivered by the Company pursuant to such Warrant Purchase Agreement and (iii) the Company has complied with its obligations under Section 3.2 of the Note Purchase Agreement.

"Fundamental Transaction" means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, if the holders of the Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such consolidation or merger) immediately prior to such consolidation or merger shall hold or have the right to direct the voting of less than 50% of the Voting Stock of the Company or such voting securities of such other surviving Person immediately following such transaction, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a securities purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such securities purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Shares or (B) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares.  Notwithstanding the foregoing, solely for the purpose of the foregoing calculations, any director, officer or employee of the Company, acting solely in its capacity as a director, officer or employee of the Company, shall not be deemed to be making or party to, or associated or affiliated with the Persons making or party to, such consolidation or merger.

"Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common shares or common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

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"Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

"Principal Market" means The OTC Bulletin Board.

"Required Holders" means the holders of Notes representing at 66 2/3% of the aggregate principal amount of the Notes then outstanding.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series B Warrants” means the Series B Warrants of the Company issued pursuant to the Warrant Purchase Agreement.

"Successor Entity" means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

“Transaction Documents” shall mean the Note Purchase Agreement, this Note, the Escrow Agreement, the Security Agreement, the Guaranty, the Warrant Purchase Agreement, the Series B Warrants and the Registration Rights Agreement (as defined in the Warrant Purchase Agreement).

“Triggering Event” means (i) the closing sale price per share of the Common Shares on the Principal Market is less than $0.15 per share (appropriately adjusted for any stock split, stock dividend, stock combination, stock buy-back or other similar transaction) on any Business Day; (ii) the suspension or cessation from trading or failure of the shares of Common Stock to be designated for quotation on the Principal Market for a period of three (3) consecutive Business Days or for more than an aggregate of ten (10) Business Days in any 365-day period; (iii) any third party commences any material action, suit or proceeding or otherwise asserts any material claims against the Holder or the Company arising directly or indirectly out of (x) this Note, the Transactions Documents, the Series B Warrants, the Warrant Purchase Agreement or any of the transactions contemplated thereby, (y) the Holder’s status as an owner of this Note, or the Series B Warrant, or (z) the actual, alleged or deemed control or ability to influence the Company or any Subsidiary; (iv) the occurrence or continuance of an Event of Default (whether or not the Holder accelerates repayment of this Note pursuant to Section 5); (v) a registration statement covering the resale of the Common Shares issuable upon exercise of the Series B Warrant has not been declared effective by the SEC by the date that is six months after the Issuance Date (“Registration Deadline”); (vi) following the Registration Deadline, such registration ceases to be effective or is otherwise unavailable for the resale of the Common Shares issuable upon exercise of the Series B Warrants for more than fifteen (15) consecutive days or for more than an aggregate of thirty days (30) days in any 365-day period; or (vii) the occurrence of any Dilutive Issuance (as defined in the Series B Warrant) that results in an adjustment to the number of Common Shares issuable upon exercise of the Series B Warrant of 5,000,000 Common Shares or more.

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"Voting Stock" of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Warrant Purchase Agreement” means that certain Warrant Purchase Agreement, dated March 3, 2011, by and among the Company and the investors signatory thereto.

The following terms and conditions shall apply to this Note:

Section 1. Guaranty and Security Interest.  This Note shall be guaranteed by Inventa Technologies, Inc. and each of the Company’s other Subsidiaries pursuant to the Guaranty.  This Note and the Company’s obligations hereunder are secured to the extent of and as set forth in the Security Agreement.

Section 2. Fundamental Transactions.  The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity, if a Person other than the Company (with the Company being deemed to automatically so assume), assumes in writing all of the obligations of the Company under this Note, the other Transaction Documents, the Series B Warrants and the Warrant Purchase Agreement in accordance with the provisions of this Section 2 pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction (which approval shall not be unreasonably withheld), including agreements to deliver to each holder of the Notes in exchange for its Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes and securities of the Successor Entity evidenced by written instruments substantially similar in form and substance to the Series B Warrants.  Upon the occurrence of any Fundamental Transaction, the Successor Entity, if a Person other than the Company (with the Company being deemed to automatically so succeed), shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein.  In addition to and not in substitution for any other rights hereunder, the Holder shall have the right, at its option, to require the Company or its successor to redeem this Note in cash at 120% of the Principal Amount (including accrued but unpaid interest).  The Holder may exercise its rights by sending notice to the Company within ten (10) Business Days following the receipt of the notice of the Fundamental Transaction from the Company.  If Holder does not notify the Company of its election within such ten (10) Business Days, the Holder shall be deemed to have waived its rights under the immediately preceding sentence.  If the Holder elects to cause the redemption of the Note hereunder, then the Company or the Successor Entity shall promptly, but in no event more than ten (10) Business Days after such election, pay the redemption price to the Holder.  The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.

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Section 3. Series B Warrants.

(a)      To the extent that the Holder of this Note exercises Series B Warrants to receive Common Shares, the Holder may pursuant to the respective terms thereof surrender all or a portion of the Principal Amount of this Note to satisfy the exercise price therefor (a “Surrender of Notes”).  In addition, in connection with any In-Kind Make Whole (as defined in the Series B Warrants), the applicable Make Whole Amount shall be added to the outstanding Principal Amount of this Note (a “Principal Accretion”).  The Holder shall not be required to physically surrender this Note upon any Surrender of Notes or Principal Accretion. In lieu of physical surrender of this Note, the Holder shall accurately (i) adjust the grid schedule attached hereto as Schedule 1 to reflect any such Surrender of Notes and/or Principal Accretion or (ii) maintain such other accurate records of the outstanding Principal Amount of this Note satisfactory to the Holder, and promptly provide such adjusted grid schedule or other records to the Company.  The records of the Holder shall be conclusive, final and binding on the Company absent manifest error.

Section 4. Holder Put Right.  At any time on or after the earlier of (i) the second anniversary of the Issuance Date and (ii) the occurrence or continuance of a Triggering Event, the Holder shall have the right (“Put Right”) exercisable by delivering a written notice to the Company (a “Put Notice”) to cause the Company to redeem, in cash, all or any part of the remaining Principal Amount and all accrued but unpaid interest thereon (the “Put Amount”), with such amount to be paid to the Holder by wire transfer of immediately available funds within three (3) Business Days after the date of the Put Notice.  Notwithstanding the foregoing, solely in connection with the Holder’s exercise of its Put Right pursuant to clause (i) of the first sentence of this Section 4, if on the date of the Put Notice the Holder has not exercised the Series B Warrant for cash or by Surrender of Notes for an aggregate number of Common Shares having an aggregate exercise price of at least $175,000, and provided that the Exercise Conditions were satisfied at all times during the period commencing on the Issuance Date and ending on the date of the Put Notice, then the Holder may exercise its Put Right but only with respect to a portion of the outstanding Principal Amount that excludes an amount equal to the difference between (x) $175,000 and (y) the aggregate exercise price for the Common Shares received upon exercise of the Series B Warrant for cash or by Surrender of Notes during such period.  For example, if the Holder delivers a Put Notice to the Company on March 1, 2015, for the entire outstanding Principal Amount of this Note, then, assuming that (A) the outstanding Principal Amount of this Note is $987,500, (B) the aggregate exercise price for the Common Shares received upon exercise by the Holder of the Series B Warrant by Surrender of Notes from the Issuance Date through the Date of the Put Notice is $62,500, (C) the Exercise Conditions were continuously satisfied during the period from the Issuance Date through and including March 1, 2015 and (D) the balance of the Holder’s pro rata interest in the Escrow Account (as defined in the Escrow Agreement) is $781,250, the Holder may only exercise its Put Right with respect to $875,000 ($875,000 = $987,500 – ($175,000 - $625,000)).  For purposes of this example, the Holder will receive a disbursement of $781,250 in cash from the Escrow Account and the Company will pay to the Holder an amount in cash equal to $93,750.

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Section 5. Defaults and Remedies.

(a)           Events of Default.  An “Event of Default” is:  (i) the suspension or cessation from trading or failure of the Common Shares to be designated for quotation on an Eligible Market for a period of three (3) consecutive Business Days or for more than an aggregate of ten (10) Business Days in any 365-day period; (ii) in the case of a default in payment of the principal amount or accrued but unpaid interest thereon continuing for at least five (5) days of any of the Notes on or after the date such payment is due which default continues for five (5) Business Days after notice thereof; (iii) a default in the timely issuance of Common Shares upon the exercise of the Series B Warrants (“Warrant Shares”) in accordance with the respective terms thereof, which default continues for five (5) Business Days after the Company has received written notice informing the Company that it has failed to issue shares or deliver such Warrant Shares within the fifth day following the delivery of the Exercise Delivery Documents (as defined in the Series B Warrant) to the Company by the Holder; (iv) failure by the Company for ten (10) days after written notice has been received by the Company to comply with any other material provision of any of the Notes, any other Transaction Document, the Series B Warrants, the Warrant Purchase Agreement or any other agreement or instrument delivered by the Company pursuant to the Warrant Purchase Agreement; (v) a material breach by the Company of its representations or warranties in the Note Purchase Agreement or the Warrant Purchase Agreement; (vi) any default after any cure period under, or acceleration prior to maturity of, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries for in excess of $100,000 or for money borrowed the repayment of which is guaranteed by the Company or any of its Subsidiaries for in excess of $100,000, whether such indebtedness or guarantee now exists or shall be created hereafter; (vii) any Person alleges, claims or asserts that a default, or any event that may give rise to a right of acceleration prior to maturity, has occurred under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries for in excess of $100,000 or for money borrowed the repayment of which is guaranteed by the Company or any of its Subsidiaries for in excess of $100,000, whether such indebtedness or guarantee now exists or shall be created hereafter, (viii) a final judgment or judgments for the payment of money aggregating in excess of $100,000 are entered against the Company or any of its Subsidiaries and which judgments are not, within 60 days after the entry hereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or (ix) if the Company or any of its Subsidiaries is subject to any Bankruptcy Event.

(b)           Remedies.  If an Event of Default occurs and is continuing with respect to any of the Notes, the Holder may declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Holder, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (vii), (viii) and (ix) of Section 4(a), this Note shall become due and payable without further action or notice.  In the event of such acceleration, the amount due and owing to the Holder shall be 120% of the outstanding Principal Amount of the Notes held by the Holder (plus all accrued and unpaid interest, if any). The Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within seven (7) days of Holder’s request. The remedies under this Note shall be cumulative.

Section 6.   General.

(a)           Payment of Expenses.  Each party agrees to pay all of its own reasonable charges and expenses, including attorneys' fees and expenses, which may be incurred by such party in connection with any litigation concerning this Note or its asserted breach.

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(b)           Savings Clause.  In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.  In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law.  If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the Principal Amount.  If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c)           Amendment.  The Notes may not be amended or modified other than by a written instrument signed by the Required Holders; provided, however, no amendment or modification of the Principal Amount, the stated rate of interest, Maturity Date, Put Right or Section 3 hereof shall be effective without the consent of the Holder.

(d)           Assignment, Etc.  Subject to limitations imposed by securities laws and the representations made by the Holder in the Note Purchase Agreement, the Holder may assign or transfer this Note to any transferee without the consent of the Company.  The Holder shall notify the Company of any such assignment or transfer promptly. Notwithstanding the foregoing, the Holder may not assign this Note unless together therewith it assigns a portion of the Series B Warrant exercisable for a number of Common Shares having an aggregate exercise price equal to the Principal Amount of this Note being assigned. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e)           No Waiver.  No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy or power hereby granted to the Holder or allowed it by law the other Transaction Documents shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f)           Governing Law; Jurisdiction.

(i)           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles that would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

(ii)           Jurisdiction.  The parties agree that venue for any dispute arising under this Note will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue.  The parties irrevocably consent to personal jurisdiction in the state and federal courts in New York County of the state of New York.  The Company consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it listed in the Note Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 7(f) shall affect or limit any right to serve process in any other manner permitted by law.  The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

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(iii)           NO JURY TRIAL.  THE COMPANY HERETO KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE.

(g)           Replacement Notes.  This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same.  No service charge will be made for such registration or exchange.  In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than the Original Principal Amount), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

(h)           Entire Agreement.  This Note and the Transaction Documents and, to the extent applicable, the Series B Warrants and the Warrant Purchase Agreement, including the exhibits attached thereto, do and will constitute the full and entire understanding and agreement between the Holder and the Company with respect to the subject matter hereof and thereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the day and in the year first above written.

ANTS SOFTWARE INC.

By: /s/ Josepah Kozak
Name: Joseph Kozak
Title: CEO

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Schedule 1

Grid Schedule

Date of Surrender of Notes	Principal Amount Surrendered	Principal Accretion (if any)	Principal Amount1

1 Principal Amount after giving effect to the Surrender of Notes and any Principal Accretion.

EXHIBIT 10.3

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER THEREOF IN THE EVENT OF A PARTIAL REDEMPTION OR A SURRENDER OF NOTES (AS DEFINED BELOW) OR ACCRETION OF PRINCIPAL (AS DEFINED BELOW).  AS A RESULT, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN OR MORE THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

5% SENIOR SECURED NOTE DUE MARCH 3, 2016

OF

ANTS SOFTWARE INC.

Issuance Date:  March 3, 2011
Original Principal Amount: $1,050,000
Note Register Number:  2016-1

This Note (“Note”) is one of a duly authorized issue of notes of ANTS SOFTWARE INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), designated as the Company's 5% Senior Secured Notes Due March 3, 2016 (“Maturity Date”) in an aggregate original principal amount (when taken together with the original principal amounts of all other Notes) of Eight Million Four Hundred Thousand Dollars ($8,400,000), which may be increased pursuant to the terms thereof (the “Notes”).

For Value Received, the Company hereby promises to pay to the order of JGB CAPITAL OFFSHORE LTD. or its registered assigns or successors-in-interest (“Holder”) the principal sum of One Million Fifty Thousand Dollars (U.S. $1,050,000) (the “Original Principal Amount”) together with any Principal Accretion (as defined below) (together, the “Principal Amount”) and all accrued but unpaid interest thereon on the Maturity Date or such earlier date upon acceleration or redemption in accordance with the terms hereof, to the extent such Principal Amount and interest has not been repaid or reduced pursuant to a Surrender of Notes (as defined below), in accordance with the terms hereof.  Interest on the unpaid Principal Amount shall accrue at the rate of 5% per annum from the original date of issuance, March 3, 2011 (the “Issuance Date”), until the same becomes due and payable on the Maturity Date, on any Interest Payment Date (as defined below), or such earlier date upon acceleration or redemption in accordance with the terms hereof. Notwithstanding anything contained herein, this Note shall bear interest on the due and unpaid Principal Amount (as defined below) from and after the occurrence and during the continuance of an Event of Default pursuant to Section 5(a) at the rate (the “Default Rate”) equal to the lower of eighteen (18%) per annum or the highest rate permitted by law.  Accrued interest on this Note shall be paid in cash monthly, on the first day of each calendar month (each such payment date, an “Interest Payment Date”).  Interest on this Note shall accrue daily and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed.  Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and fees, then to unpaid interest and any remaining amount to principal.

All payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note.  This Note may not be prepaid in whole or in part except as otherwise provided herein.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note Purchase Agreement dated on or about the Issuance Date pursuant to which the Notes were originally issued (the “Note Purchase Agreement”). For purposes hereof the following terms shall have the meanings ascribed to them below:

“Bankruptcy Event” means any of the following events: (a) the Company or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary suffers any appointment of any custodian, receiver or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Common Shares” means the shares of Common Stock, par value $0.0001 per share, of the Company.

"Eligible Market" means the Principal Market, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, The New York Stock Exchange, Inc., or The NYSE Amex.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Conditions” means that (i) a registration statement is effective and available for resale of the Common Shares of the Company issuable upon exercise of the Series B Warrant not later than six months after the Issuance Date and neither such registration statement nor the prospectus included therein contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (ii) the Company is in compliance with all of its covenants, agreements and other obligations under this Note, the Transaction Documents, the Series B Warrants, the Warrant Purchase Agreement and any agreements or instruments delivered by the Company pursuant to such Warrant Purchase Agreement and (iii) the Company has complied with its obligations under Section 3.2 of the Note Purchase Agreement.

"Fundamental Transaction" means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, if the holders of the Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such consolidation or merger) immediately prior to such consolidation or merger shall hold or have the right to direct the voting of less than 50% of the Voting Stock of the Company or such voting securities of such other surviving Person immediately following such transaction, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a securities purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such securities purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Shares or (B) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares.  Notwithstanding the foregoing, solely for the purpose of the foregoing calculations, any director, officer or employee of the Company, acting solely in its capacity as a director, officer or employee of the Company, shall not be deemed to be making or party to, or associated or affiliated with the Persons making or party to, such consolidation or merger.

"Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common shares or common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

"Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

"Principal Market" means The OTC Bulletin Board.

"Required Holders" means the holders of Notes representing at 66 2/3% of the aggregate principal amount of the Notes then outstanding.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series B Warrants” means the Series B Warrants of the Company issued pursuant to the Warrant Purchase Agreement.

"Successor Entity" means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

“Transaction Documents” shall mean the Note Purchase Agreement, this Note, the Escrow Agreement, the Security Agreement, the Guaranty, the Warrant Purchase Agreement, the Series B Warrants and the Registration Rights Agreement (as defined in the Warrant Purchase Agreement).

“Triggering Event” means (i) the closing sale price per share of the Common Shares on the Principal Market is less than $0.15 per share (appropriately adjusted for any stock split, stock dividend, stock combination, stock buy-back or other similar transaction) on any Business Day; (ii) the suspension or cessation from trading or failure of the shares of Common Stock to be designated for quotation on the Principal Market for a period of three (3) consecutive Business Days or for more than an aggregate of ten (10) Business Days in any 365-day period; (iii) any third party commences any material action, suit or proceeding or otherwise asserts any material claims against the Holder or the Company arising directly or indirectly out of (x) this Note, the Transactions Documents, the Series B Warrants, the Warrant Purchase Agreement or any of the transactions contemplated thereby, (y) the Holder’s status as an owner of this Note, or the Series B Warrant, or (z) the actual, alleged or deemed control or ability to influence the Company or any Subsidiary; (iv) the occurrence or continuance of an Event of Default (whether or not the Holder accelerates repayment of this Note pursuant to Section 5); (v) a registration statement covering the resale of the Common Shares issuable upon exercise of the Series B Warrant has not been declared effective by the SEC by the date that is six months after the Issuance Date (“Registration Deadline”); (vi) following the Registration Deadline, such registration ceases to be effective or is otherwise unavailable for the resale of the Common Shares issuable upon exercise of the Series B Warrants for more than fifteen (15) consecutive days or for more than an aggregate of thirty days (30) days in any 365-day period; or (vii) the occurrence of any Dilutive Issuance (as defined in the Series B Warrant) that results in an adjustment to the number of Common Shares issuable upon exercise of the Series B Warrant of 5,000,000 Common Shares or more.

"Voting Stock" of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Warrant Purchase Agreement” means that certain Warrant Purchase Agreement, dated March 3, 2011, by and among the Company and the investors signatory thereto.

The following terms and conditions shall apply to this Note:

Section 1.    Guaranty and Security Interest.  This Note shall be guaranteed by Inventa Technologies, Inc. and each of the Company’s other Subsidiaries pursuant to the Guaranty.  This Note and the Company’s obligations hereunder are secured to the extent of and as set forth in the Security Agreement.

Section 2.    Fundamental Transactions.  The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity, if a Person other than the Company (with the Company being deemed to automatically so assume), assumes in writing all of the obligations of the Company under this Note, the other Transaction Documents, the Series B Warrants and the Warrant Purchase Agreement in accordance with the provisions of this Section 2 pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction (which approval shall not be unreasonably withheld), including agreements to deliver to each holder of the Notes in exchange for its Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes and securities of the Successor Entity evidenced by written instruments substantially similar in form and substance to the Series B Warrants.  Upon the occurrence of any Fundamental Transaction, the Successor Entity, if a Person other than the Company (with the Company being deemed to automatically so succeed), shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein.  In addition to and not in substitution for any other rights hereunder, the Holder shall have the right, at its option, to require the Company or its successor to redeem this Note in cash at 120% of the Principal Amount (including accrued but unpaid interest).  The Holder may exercise its rights by sending notice to the Company within ten (10) Business Days following the receipt of the notice of the Fundamental Transaction from the Company.  If Holder does not notify the Company of its election within such ten (10) Business Days, the Holder shall be deemed to have waived its rights under the immediately preceding sentence.  If the Holder elects to cause the redemption of the Note hereunder, then the Company or the Successor Entity shall promptly, but in no event more than ten (10) Business Days after such election, pay the redemption price to the Holder.  The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.

Section 3.    Series B Warrants.

(a)      To the extent that the Holder of this Note exercises Series B Warrants to receive Common Shares, the Holder may pursuant to the respective terms thereof surrender all or a portion of the Principal Amount of this Note to satisfy the exercise price therefor (a “Surrender of Notes”).  In addition, in connection with any In-Kind Make Whole (as defined in the Series B Warrants), the applicable Make Whole Amount shall be added to the outstanding Principal Amount of this Note (a “Principal Accretion”).  The Holder shall not be required to physically surrender this Note upon any Surrender of Notes or Principal Accretion. In lieu of physical surrender of this Note, the Holder shall accurately (i) adjust the grid schedule attached hereto as Schedule 1 to reflect any such Surrender of Notes and/or Principal Accretion or (ii) maintain such other accurate records of the outstanding Principal Amount of this Note satisfactory to the Holder, and promptly provide such adjusted grid schedule or other records to the Company.  The records of the Holder shall be conclusive, final and binding on the Company absent manifest error.

Section 4.    Holder Put Right.  At any time on or after the earlier of (i) the second anniversary of the Issuance Date and (ii) the occurrence or continuance of a Triggering Event, the Holder shall have the right (“Put Right”) exercisable by delivering a written notice to the Company (a “Put Notice”) to cause the Company to redeem, in cash, all or any part of the remaining Principal Amount and all accrued but unpaid interest thereon (the “Put Amount”), with such amount to be paid to the Holder by wire transfer of immediately available funds within three (3) Business Days after the date of the Put Notice.  Notwithstanding the foregoing, solely in connection with the Holder’s exercise of its Put Right pursuant to clause (i) of the first sentence of this Section 4, if on the date of the Put Notice the Holder has not exercised the Series B Warrant for cash or by Surrender of Notes for an aggregate number of Common Shares having an aggregate exercise price of at least $175,000, and provided that the Exercise Conditions were satisfied at all times during the period commencing on the Issuance Date and ending on the date of the Put Notice, then the Holder may exercise its Put Right but only with respect to a portion of the outstanding Principal Amount that excludes an amount equal to the difference between (x) $175,000 and (y) the aggregate exercise price for the Common Shares received upon exercise of the Series B Warrant for cash or by Surrender of Notes during such period.  For example, if the Holder delivers a Put Notice to the Company on March 1, 2015, for the entire outstanding Principal Amount of this Note, then, assuming that (A) the outstanding Principal Amount of this Note is $987,500, (B) the aggregate exercise price for the Common Shares received upon exercise by the Holder of the Series B Warrant by Surrender of Notes from the Issuance Date through the Date of the Put Notice is $62,500, (C) the Exercise Conditions were continuously satisfied during the period from the Issuance Date through and including March 1, 2015 and (D) the balance of the Holder’s pro rata interest in the Escrow Account (as defined in the Escrow Agreement) is $781,250, the Holder may only exercise its Put Right with respect to $875,000 ($875,000 = $987,500 – ($175,000 - $625,000)).  For purposes of this example, the Holder will receive a disbursement of $781,250 in cash from the Escrow Account and the Company will pay to the Holder an amount in cash equal to $93,750.

Section 5.    Defaults and Remedies.

(a)  Events of Default.   An “Event of Default” is:  (i) the suspension or cessation from trading or failure of the Common Shares to be designated for quotation on an Eligible Market for a period of three (3) consecutive Business Days or for more than an aggregate of ten (10) Business Days in any 365-day period; (ii) in the case of a default in payment of the principal amount or accrued but unpaid interest thereon continuing for at least five (5) days of any of the Notes on or after the date such payment is due which default continues for five (5) Business Days after notice thereof; (iii) a default in the timely issuance of Common Shares upon the exercise of the Series B Warrants (“Warrant Shares”) in accordance with the respective terms thereof, which default continues for five (5) Business Days after the Company has received written notice informing the Company that it has failed to issue shares or deliver such Warrant Shares within the fifth day following the delivery of the Exercise Delivery Documents (as defined in the Series B Warrant) to the Company by the Holder; (iv) failure by the Company for ten (10) days after written notice has been received by the Company to comply with any other material provision of any of the Notes, any other Transaction Document, the Series B Warrants, the Warrant Purchase Agreement or any other agreement or instrument delivered by the Company pursuant to the Warrant Purchase Agreement; (v) a material breach by the Company of its representations or warranties in the Note Purchase Agreement or the Warrant Purchase Agreement; (vi) any default after any cure period under, or acceleration prior to maturity of, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries for in excess of $100,000 or for money borrowed the repayment of which is guaranteed by the Company or any of its Subsidiaries for in excess of $100,000, whether such indebtedness or guarantee now exists or shall be created hereafter; (vii) any Person alleges, claims or asserts that a default, or any event that may give rise to a right of acceleration prior to maturity, has occurred under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries for in excess of $100,000 or for money borrowed the repayment of which is guaranteed by the Company or any of its Subsidiaries for in excess of $100,000, whether such indebtedness or guarantee now exists or shall be created hereafter, (viii) a final judgment or judgments for the payment of money aggregating in excess of $100,000 are entered against the Company or any of its Subsidiaries and which judgments are not, within 60 days after the entry hereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or (ix) if the Company or any of its Subsidiaries is subject to any Bankruptcy Event.

(b) Remedies.  If an Event of Default occurs and is continuing with respect to any of the Notes, the Holder may declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Holder, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (vii), (viii) and (ix) of Section 4(a), this Note shall become due and payable without further action or notice.  In the event of such acceleration, the amount due and owing to the Holder shall be 120% of the outstanding Principal Amount of the Notes held by the Holder (plus all accrued and unpaid interest, if any). The Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within seven (7) days of Holder’s request. The remedies under this Note shall be cumulative.

Section 6.    General.

(a) Payment of Expenses.  Each party agrees to pay all of its own reasonable charges and expenses, including attorneys' fees and expenses, which may be incurred by such party in connection with any litigation concerning this Note or its asserted breach.

(b) Savings Clause.  In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.  In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law.  If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the Principal Amount.  If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c) Amendment.  The Notes may not be amended or modified other than by a written instrument signed by the Required Holders; provided, however, no amendment or modification of the Principal Amount, the stated rate of interest, Maturity Date, Put Right or Section 3 hereof shall be effective without the consent of the Holder.

(d) Assignment, Etc.  Subject to limitations imposed by securities laws and the representations made by the Holder in the Note Purchase Agreement, the Holder may assign or transfer this Note to any transferee without the consent of the Company.  The Holder shall notify the Company of any such assignment or transfer promptly. Notwithstanding the foregoing, the Holder may not assign this Note unless together therewith it assigns a portion of the Series B Warrant exercisable for a number of Common Shares having an aggregate exercise price equal to the Principal Amount of this Note being assigned. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e)  No Waiver.  No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy or power hereby granted to the Holder or allowed it by law the other Transaction Documents shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f)  Governing Law; Jurisdiction.

(i)           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles that would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

(ii)           Jurisdiction.  The parties agree that venue for any dispute arising under this Note will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue.  The parties irrevocably consent to personal jurisdiction in the state and federal courts in New York County of the state of New York.  The Company consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it listed in the Note Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 7(f) shall affect or limit any right to serve process in any other manner permitted by law.  The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(iii)           NO JURY TRIAL.  THE COMPANY HERETO KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE.

(g) Replacement Notes.  This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same.  No service charge will be made for such registration or exchange.  In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than the Original Principal Amount), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

(h) Entire Agreement.  This Note and the Transaction Documents and, to the extent applicable, the Series B Warrants and the Warrant Purchase Agreement, including the exhibits attached thereto, do and will constitute the full and entire understanding and agreement between the Holder and the Company with respect to the subject matter hereof and thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the day and in the year first above written.

ANTS SOFTWARE INC.

By: /s/ Joseph Kozak
Name: Joseph Kozak
Title: CEO

Schedule 1

Grid Schedule

Date of Surrender of Notes	Principal Amount Surrendered	Principal Accretion (if any)	Principal Amount1

1 Principal Amount after giving effect to the Surrender of Notes and any Principal Accretion.

EXHIBIT 10.4

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER THEREOF IN THE EVENT OF A PARTIAL REDEMPTION OR A SURRENDER OF NOTES (AS DEFINED BELOW) OR ACCRETION OF PRINCIPAL (AS DEFINED BELOW).  AS A RESULT, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN OR MORE THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

5% SENIOR SECURED NOTE DUE MARCH 3, 2016

OF

ANTS SOFTWARE INC.

Issuance Date:  March 3, 2011
Original Principal Amount: $2,100,000
Note Register Number:  2016-1

This Note (“Note”) is one of a duly authorized issue of notes of ANTS SOFTWARE INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), designated as the Company's 5% Senior Secured Notes Due March 3, 2016 (“Maturity Date”) in an aggregate original principal amount (when taken together with the original principal amounts of all other Notes) of Eight Million Four Hundred Thousand Dollars ($8,400,000), which may be increased pursuant to the terms thereof (the “Notes”).

For Value Received, the Company hereby promises to pay to the order of SAMC LLC or its registered assigns or successors-in-interest (“Holder”) the principal sum of Two Million, One Hundred Thousand Dollars (U.S. $2,100,000) (the “Original Principal Amount”) together with any Principal Accretion (as defined below) (together, the “Principal Amount”) and all accrued but unpaid interest thereon on the Maturity Date or such earlier date upon acceleration or redemption in accordance with the terms hereof, to the extent such Principal Amount and interest has not been repaid or reduced pursuant to a Surrender of Notes (as defined below), in accordance with the terms hereof.  Interest on the unpaid Principal Amount shall accrue at the rate of 5% per annum from the original date of issuance, March 3, 2011 (the “Issuance Date”), until the same becomes due and payable on the Maturity Date, on any Interest Payment Date (as defined below), or such earlier date upon acceleration or redemption in accordance with the terms hereof. Notwithstanding anything contained herein, this Note shall bear interest on the due and unpaid Principal Amount (as defined below) from and after the occurrence and during the continuance of an Event of Default pursuant to Section 5(a) at the rate (the “Default Rate”) equal to the lower of eighteen (18%) per annum or the highest rate permitted by law.  Accrued interest on this Note shall be paid in cash monthly, on the first day of each calendar month (each such payment date, an “Interest Payment Date”).  Interest on this Note shall accrue daily and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed.  Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and fees, then to unpaid interest and any remaining amount to principal.

All payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note.  This Note may not be prepaid in whole or in part except as otherwise provided herein.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note Purchase Agreement dated on or about the Issuance Date pursuant to which the Notes were originally issued (the “Note Purchase Agreement”). For purposes hereof the following terms shall have the meanings ascribed to them below:

“Bankruptcy Event” means any of the following events: (a) the Company or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary suffers any appointment of any custodian, receiver or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Common Shares” means the shares of Common Stock, par value $0.0001 per share, of the Company.

"Eligible Market" means the Principal Market, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, The New York Stock Exchange, Inc., or The NYSE Amex.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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“Exercise Conditions” means that (i) a registration statement is effective and available for resale of the Common Shares of the Company issuable upon exercise of the Series B Warrant not later than six months after the Issuance Date and neither such registration statement nor the prospectus included therein contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (ii) the Company is in compliance with all of its covenants, agreements and other obligations under this Note, the Transaction Documents, the Series B Warrants, the Warrant Purchase Agreement and any agreements or instruments delivered by the Company pursuant to such Warrant Purchase Agreement and (iii) the Company has complied with its obligations under Section 3.2 of the Note Purchase Agreement.

"Fundamental Transaction" means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, if the holders of the Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such consolidation or merger) immediately prior to such consolidation or merger shall hold or have the right to direct the voting of less than 50% of the Voting Stock of the Company or such voting securities of such other surviving Person immediately following such transaction, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a securities purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such securities purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Shares or (B) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares.  Notwithstanding the foregoing, solely for the purpose of the foregoing calculations, any director, officer or employee of the Company, acting solely in its capacity as a director, officer or employee of the Company, shall not be deemed to be making or party to, or associated or affiliated with the Persons making or party to, such consolidation or merger.

"Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common shares or common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

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"Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

"Principal Market" means The OTC Bulletin Board.

"Required Holders" means the holders of Notes representing at 66 2/3% of the aggregate principal amount of the Notes then outstanding.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series B Warrants” means the Series B Warrants of the Company issued pursuant to the Warrant Purchase Agreement.

"Successor Entity" means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

“Transaction Documents” shall mean the Note Purchase Agreement, this Note, the Escrow Agreement, the Security Agreement, the Guaranty, the Warrant Purchase Agreement, the Series B Warrants and the Registration Rights Agreement (as defined in the Warrant Purchase Agreement).

“Triggering Event” means (i) the closing sale price per share of the Common Shares on the Principal Market is less than $0.15 per share (appropriately adjusted for any stock split, stock dividend, stock combination, stock buy-back or other similar transaction) on any Business Day; (ii) the suspension or cessation from trading or failure of the shares of Common Stock to be designated for quotation on the Principal Market for a period of three (3) consecutive Business Days or for more than an aggregate of ten (10) Business Days in any 365-day period; (iii) any third party commences any material action, suit or proceeding or otherwise asserts any material claims against the Holder or the Company arising directly or indirectly out of (x) this Note, the Transactions Documents, the Series B Warrants, the Warrant Purchase Agreement or any of the transactions contemplated thereby, (y) the Holder’s status as an owner of this Note, or the Series B Warrant, or (z) the actual, alleged or deemed control or ability to influence the Company or any Subsidiary; (iv) the occurrence or continuance of an Event of Default (whether or not the Holder accelerates repayment of this Note pursuant to Section 5); (v) a registration statement covering the resale of the Common Shares issuable upon exercise of the Series B Warrant has not been declared effective by the SEC by the date that is six months after the Issuance Date (“Registration Deadline”); (vi) following the Registration Deadline, such registration ceases to be effective or is otherwise unavailable for the resale of the Common Shares issuable upon exercise of the Series B Warrants for more than fifteen (15) consecutive days or for more than an aggregate of thirty days (30) days in any 365-day period; or (vii) the occurrence of any Dilutive Issuance (as defined in the Series B Warrant) that results in an adjustment to the number of Common Shares issuable upon exercise of the Series B Warrant of 5,000,000 Common Shares or more.

4

"Voting Stock" of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Warrant Purchase Agreement” means that certain Warrant Purchase Agreement, dated March 3, 2011, by and among the Company and the investors signatory thereto.

The following terms and conditions shall apply to this Note:

Section 1. Guaranty and Security Interest.  This Note shall be guaranteed by Inventa Technologies, Inc. and each of the Company’s other Subsidiaries pursuant to the Guaranty.  This Note and the Company’s obligations hereunder are secured to the extent of and as set forth in the Security Agreement.

Section 2. Fundamental Transactions.  The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity, if a Person other than the Company (with the Company being deemed to automatically so assume), assumes in writing all of the obligations of the Company under this Note, the other Transaction Documents, the Series B Warrants and the Warrant Purchase Agreement in accordance with the provisions of this Section 2 pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction (which approval shall not be unreasonably withheld), including agreements to deliver to each holder of the Notes in exchange for its Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes and securities of the Successor Entity evidenced by written instruments substantially similar in form and substance to the Series B Warrants.  Upon the occurrence of any Fundamental Transaction, the Successor Entity, if a Person other than the Company (with the Company being deemed to automatically so succeed), shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein.  In addition to and not in substitution for any other rights hereunder, the Holder shall have the right, at its option, to require the Company or its successor to redeem this Note in cash at 120% of the Principal Amount (including accrued but unpaid interest).  The Holder may exercise its rights by sending notice to the Company within ten (10) Business Days following the receipt of the notice of the Fundamental Transaction from the Company.  If Holder does not notify the Company of its election within such ten (10) Business Days, the Holder shall be deemed to have waived its rights under the immediately preceding sentence.  If the Holder elects to cause the redemption of the Note hereunder, then the Company or the Successor Entity shall promptly, but in no event more than ten (10) Business Days after such election, pay the redemption price to the Holder.  The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.

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Section 3. Series B Warrants.

(a) To the extent that the Holder of this Note exercises Series B Warrants to receive Common Shares, the Holder may pursuant to the respective terms thereof surrender all or a portion of the Principal Amount of this Note to satisfy the exercise price therefor (a “Surrender of Notes”).  In addition, in connection with any In-Kind Make Whole (as defined in the Series B Warrants), the applicable Make Whole Amount shall be added to the outstanding Principal Amount of this Note (a “Principal Accretion”).  The Holder shall not be required to physically surrender this Note upon any Surrender of Notes or Principal Accretion. In lieu of physical surrender of this Note, the Holder shall accurately (i) adjust the grid schedule attached hereto as Schedule 1 to reflect any such Surrender of Notes and/or Principal Accretion or (ii) maintain such other accurate records of the outstanding Principal Amount of this Note satisfactory to the Holder, and promptly provide such adjusted grid schedule or other records to the Company.  The records of the Holder shall be conclusive, final and binding on the Company absent manifest error.

Section 4. Holder Put Right.  At any time on or after the earlier of (i) the second anniversary of the Issuance Date and (ii) the occurrence or continuance of a Triggering Event, the Holder shall have the right (“Put Right”) exercisable by delivering a written notice to the Company (a “Put Notice”) to cause the Company to redeem, in cash, all or any part of the remaining Principal Amount and all accrued but unpaid interest thereon (the “Put Amount”), with such amount to be paid to the Holder by wire transfer of immediately available funds within three (3) Business Days after the date of the Put Notice.  Notwithstanding the foregoing, solely in connection with the Holder’s exercise of its Put Right pursuant to clause (i) of the first sentence of this Section 4, if on the date of the Put Notice the Holder has not exercised the Series B Warrant for cash or by Surrender of Notes for an aggregate number of Common Shares having an aggregate exercise price of at least $350,000, and provided that the Exercise Conditions were satisfied at all times during the period commencing on the Issuance Date and ending on the date of the Put Notice, then the Holder may exercise its Put Right but only with respect to a portion of the outstanding Principal Amount that excludes an amount equal to the difference between (x) $350,000 and (y) the aggregate exercise price for the Common Shares received upon exercise of the Series B Warrant for cash or by Surrender of Notes during such period.  For example, if the Holder delivers a Put Notice to the Company on March 1, 2015, for the entire outstanding Principal Amount of this Note, then, assuming that (A) the outstanding Principal Amount of this Note is $1,975,000, (B) the aggregate exercise price for the Common Shares received upon exercise by the Holder of the Series B Warrant by Surrender of Notes from the Issuance Date through the Date of the Put Notice is $125,000, (C) the Exercise Conditions were continuously satisfied during the period from the Issuance Date through and including March 1, 2015 and (D) the balance of the Holder’s pro rata interest in the Escrow Account (as defined in the Escrow Agreement) is $1,562,500, the Holder may only exercise its Put Right with respect to $1,750,000 ($1,750,000 = $1,975,000 – ($350,000 - $125,000)).  For purposes of this example, the Holder will receive a disbursement of $1,562,500 in cash from the Escrow Account and the Company will pay to the Holder an amount in cash equal to $187,500.

Section 5. Defaults and Remedies.

(a) Events of Default.  An “Event of Default” is:  (i) the suspension or cessation from trading or failure of the Common Shares to be designated for quotation on an Eligible Market for a period of three (3) consecutive Business Days or for more than an aggregate of ten (10) Business Days in any 365-day period; (ii) in the case of a default in payment of the principal amount or accrued but unpaid interest thereon continuing for at least five (5) days of any of the Notes on or after the date such payment is due which default continues for five (5) Business Days after notice thereof; (iii) a default in the timely issuance of Common Shares upon the exercise of the Series B Warrants (“Warrant Shares”) in accordance with the respective terms thereof, which default continues for five (5) Business Days after the Company has received written notice informing the Company that it has failed to issue shares or deliver such Warrant Shares within the fifth day following the delivery of the Exercise Delivery Documents (as defined in the Series B Warrant) to the Company by the Holder; (iv) failure by the Company for ten (10) days after written notice has been received by the Company to comply with any other material provision of any of the Notes, any other Transaction Document, the Series B Warrants, the Warrant Purchase Agreement or any other agreement or instrument delivered by the Company pursuant to the Warrant Purchase Agreement; (v) a material breach by the Company of its representations or warranties in the Note Purchase Agreement or the Warrant Purchase Agreement; (vi) any default after any cure period under, or acceleration prior to maturity of, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries for in excess of $100,000 or for money borrowed the repayment of which is guaranteed by the Company or any of its Subsidiaries for in excess of $100,000, whether such indebtedness or guarantee now exists or shall be created hereafter; (vii) any Person alleges, claims or asserts that a default, or any event that may give rise to a right of acceleration prior to maturity, has occurred under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries for in excess of $100,000 or for money borrowed the repayment of which is guaranteed by the Company or any of its Subsidiaries for in excess of $100,000, whether such indebtedness or guarantee now exists or shall be created hereafter, (viii) a final judgment or judgments for the payment of money aggregating in excess of $100,000 are entered against the Company or any of its Subsidiaries and which judgments are not, within 60 days after the entry hereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or (ix) if the Company or any of its Subsidiaries is subject to any Bankruptcy Event.

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(b) Remedies.  If an Event of Default occurs and is continuing with respect to any of the Notes, the Holder may declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Holder, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (vii), (viii) and (ix) of Section 4(a), this Note shall become due and payable without further action or notice.  In the event of such acceleration, the amount due and owing to the Holder shall be 120% of the outstanding Principal Amount of the Notes held by the Holder (plus all accrued and unpaid interest, if any). The Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within seven (7) days of Holder’s request. The remedies under this Note shall be cumulative.

Section 6.   General.

(a) Payment of Expenses.  Each party agrees to pay all of its own reasonable charges and expenses, including attorneys' fees and expenses, which may be incurred by such party in connection with any litigation concerning this Note or its asserted breach.

(b) Savings Clause.  In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.  In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law.  If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the Principal Amount.  If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

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(c) Amendment.  The Notes may not be amended or modified other than by a written instrument signed by the Required Holders; provided, however, no amendment or modification of the Principal Amount, the stated rate of interest, Maturity Date, Put Right or Section 3 hereof shall be effective without the consent of the Holder.

(d) Assignment, Etc.  Subject to limitations imposed by securities laws and the representations made by the Holder in the Note Purchase Agreement, the Holder may assign or transfer this Note to any transferee without the consent of the Company.  The Holder shall notify the Company of any such assignment or transfer promptly. Notwithstanding the foregoing, the Holder may not assign this Note unless together therewith it assigns a portion of the Series B Warrant exercisable for a number of Common Shares having an aggregate exercise price equal to the Principal Amount of this Note being assigned. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e) No Waiver.  No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy or power hereby granted to the Holder or allowed it by law the other Transaction Documents shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f) Governing Law; Jurisdiction.

(i) Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles that would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

(ii) Jurisdiction.  The parties agree that venue for any dispute arising under this Note will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue.  The parties irrevocably consent to personal jurisdiction in the state and federal courts in New York County of the state of New York.  The Company consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it listed in the Note Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 7(f) shall affect or limit any right to serve process in any other manner permitted by law.  The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

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(iii) NO JURY TRIAL.  THE COMPANY HERETO KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE.

(g) Replacement Notes.  This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same.  No service charge will be made for such registration or exchange.  In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than the Original Principal Amount), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

(h) Entire Agreement.  This Note and the Transaction Documents and, to the extent applicable, the Series B Warrants and the Warrant Purchase Agreement, including the exhibits attached thereto, do and will constitute the full and entire understanding and agreement between the Holder and the Company with respect to the subject matter hereof and thereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the day and in the year first above written.

ANTS SOFTWARE INC.

By:	/s/ Joseph Kozak
Name: Joseph Kozak
Title: CEO

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Schedule 1

Grid Schedule

Date of Surrender of Notes	Principal Amount Surrendered	Principal Accretion (if any)	Principal Amount1

____________________________

1 Principal Amount after giving effect to the Surrender of Notes and any Principal Accretion.

EXHIBIT 10.5

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER THEREOF IN THE EVENT OF A PARTIAL REDEMPTION OR A SURRENDER OF NOTES (AS DEFINED BELOW) OR ACCRETION OF PRINCIPAL (AS DEFINED BELOW).  AS A RESULT, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN OR MORE THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

5% SENIOR SECURED NOTE DUE MARCH 3, 2016

OF

ANTS SOFTWARE INC.

Issuance Date:  March 3, 2011
Original Principal Amount: $4,200,000
Note Register Number:  2016-1

This Note (“Note”) is one of a duly authorized issue of notes of ANTS SOFTWARE INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), designated as the Company's 5% Senior Secured Notes Due March 3, 2016 (“Maturity Date”) in an aggregate original principal amount (when taken together with the original principal amounts of all other Notes) of Eight Million Four Hundred Thousand Dollars ($8,400,000), which may be increased pursuant to the terms thereof (the “Notes”).

For Value Received, the Company hereby promises to pay to the order of MANCHESTER SECURITIES CORP. or its registered assigns or successors-in-interest (“Holder”) the principal sum of Four Million Two Hundred Thousand (U.S. $4,200,000) (the “Original Principal Amount”) together with any Principal Accretion (as defined below) (together, the “Principal Amount”) and all accrued but unpaid interest thereon on the Maturity Date or such earlier date upon acceleration or redemption in accordance with the terms hereof, to the extent such Principal Amount and interest has not been repaid or reduced pursuant to a Surrender of Notes (as defined below), in accordance with the terms hereof.  Interest on the unpaid Principal Amount shall accrue at the rate of 5% per annum from the original date of issuance, March 3, 2011 (the “Issuance Date”), until the same becomes due and payable on the Maturity Date, on any Interest Payment Date (as defined below), or such earlier date upon acceleration or redemption in accordance with the terms hereof. Notwithstanding anything contained herein, this Note shall bear interest on the due and unpaid Principal Amount (as defined below) from and after the occurrence and during the continuance of an Event of Default pursuant to Section 5(a) at the rate (the “Default Rate”) equal to the lower of eighteen (18%) per annum or the highest rate permitted by law.  Accrued interest on this Note shall be paid in cash monthly, on the first day of each calendar month (each such payment date, an “Interest Payment Date”).  Interest on this Note shall accrue daily and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed.  Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and fees, then to unpaid interest and any remaining amount to principal.

All payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note.  This Note may not be prepaid in whole or in part except as otherwise provided herein.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note Purchase Agreement dated on or about the Issuance Date pursuant to which the Notes were originally issued (the “Note Purchase Agreement”). For purposes hereof the following terms shall have the meanings ascribed to them below:

“Bankruptcy Event” means any of the following events: (a) the Company or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary suffers any appointment of any custodian, receiver or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Common Shares” means the shares of Common Stock, par value $0.0001 per share, of the Company.

"Eligible Market" means the Principal Market, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, The New York Stock Exchange, Inc., or The NYSE Amex.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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“Exercise Conditions” means that (i) a registration statement is effective and available for resale of the Common Shares of the Company issuable upon exercise of the Series B Warrant not later than six months after the Issuance Date and neither such registration statement nor the prospectus included therein contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (ii) the Company is in compliance with all of its covenants, agreements and other obligations under this Note, the Transaction Documents, the Series B Warrants, the Warrant Purchase Agreement and any agreements or instruments delivered by the Company pursuant to such Warrant Purchase Agreement and (iii) the Company has complied with its obligations under Section 3.2 of the Note Purchase Agreement.

"Fundamental Transaction" means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, if the holders of the Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such consolidation or merger) immediately prior to such consolidation or merger shall hold or have the right to direct the voting of less than 50% of the Voting Stock of the Company or such voting securities of such other surviving Person immediately following such transaction, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a securities purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such securities purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Shares or (B) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares.  Notwithstanding the foregoing, solely for the purpose of the foregoing calculations, any director, officer or employee of the Company, acting solely in its capacity as a director, officer or employee of the Company, shall not be deemed to be making or party to, or associated or affiliated with the Persons making or party to, such consolidation or merger.

"Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common shares or common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

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"Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

"Principal Market" means The OTC Bulletin Board.

"Required Holders" means the holders of Notes representing at 66 2/3% of the aggregate principal amount of the Notes then outstanding.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series B Warrants” means the Series B Warrants of the Company issued pursuant to the Warrant Purchase Agreement.

"Successor Entity" means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

“Transaction Documents” shall mean the Note Purchase Agreement, this Note, the Escrow Agreement, the Security Agreement, the Guaranty, the Warrant Purchase Agreement, the Series B Warrants and the Registration Rights Agreement (as defined in the Warrant Purchase Agreement).

“Triggering Event” means (i) the closing sale price per share of the Common Shares on the Principal Market is less than $0.15 per share (appropriately adjusted for any stock split, stock dividend, stock combination, stock buy-back or other similar transaction) on any Business Day; (ii) the suspension or cessation from trading or failure of the shares of Common Stock to be designated for quotation on the Principal Market for a period of three (3) consecutive Business Days or for more than an aggregate of ten (10) Business Days in any 365-day period; (iii) any third party commences any material action, suit or proceeding or otherwise asserts any material claims against the Holder or the Company arising directly or indirectly out of (x) this Note, the Transactions Documents, the Series B Warrants, the Warrant Purchase Agreement or any of the transactions contemplated thereby, (y) the Holder’s status as an owner of this Note, or the Series B Warrant, or (z) the actual, alleged or deemed control or ability to influence the Company or any Subsidiary; (iv) the occurrence or continuance of an Event of Default (whether or not the Holder accelerates repayment of this Note pursuant to Section 5); (v) a registration statement covering the resale of the Common Shares issuable upon exercise of the Series B Warrant has not been declared effective by the SEC by the date that is six months after the Issuance Date (“Registration Deadline”); (vi) following the Registration Deadline, such registration ceases to be effective or is otherwise unavailable for the resale of the Common Shares issuable upon exercise of the Series B Warrants for more than fifteen (15) consecutive days or for more than an aggregate of thirty days (30) days in any 365-day period; or (vii) the occurrence of any Dilutive Issuance (as defined in the Series B Warrant) that results in an adjustment to the number of Common Shares issuable upon exercise of the Series B Warrant of 5,000,000 Common Shares or more.

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"Voting Stock" of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Warrant Purchase Agreement” means that certain Warrant Purchase Agreement, dated March 3, 2011, by and among the Company and the investors signatory thereto.

The following terms and conditions shall apply to this Note:

Section 1.  Guaranty and Security Interest.  This Note shall be guaranteed by Inventa Technologies, Inc. and each of the Company’s other Subsidiaries pursuant to the Guaranty.  This Note and the Company’s obligations hereunder are secured to the extent of and as set forth in the Security Agreement.

Section 2.  Fundamental Transactions.  The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity, if a Person other than the Company (with the Company being deemed to automatically so assume), assumes in writing all of the obligations of the Company under this Note, the other Transaction Documents, the Series B Warrants and the Warrant Purchase Agreement in accordance with the provisions of this Section 2 pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction (which approval shall not be unreasonably withheld), including agreements to deliver to each holder of the Notes in exchange for its Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes and securities of the Successor Entity evidenced by written instruments substantially similar in form and substance to the Series B Warrants.  Upon the occurrence of any Fundamental Transaction, the Successor Entity, if a Person other than the Company (with the Company being deemed to automatically so succeed), shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein.  In addition to and not in substitution for any other rights hereunder, the Holder shall have the right, at its option, to require the Company or its successor to redeem this Note in cash at 120% of the Principal Amount (including accrued but unpaid interest).  The Holder may exercise its rights by sending notice to the Company within ten (10) Business Days following the receipt of the notice of the Fundamental Transaction from the Company.  If Holder does not notify the Company of its election within such ten (10) Business Days, the Holder shall be deemed to have waived its rights under the immediately preceding sentence.  If the Holder elects to cause the redemption of the Note hereunder, then the Company or the Successor Entity shall promptly, but in no event more than ten (10) Business Days after such election, pay the redemption price to the Holder.  The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.

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Section 3.  Series B Warrants.

(a)      To the extent that the Holder of this Note exercises Series B Warrants to receive Common Shares, the Holder may pursuant to the respective terms thereof surrender all or a portion of the Principal Amount of this Note to satisfy the exercise price therefor (a “Surrender of Notes”).  In addition, in connection with any In-Kind Make Whole (as defined in the Series B Warrants), the applicable Make Whole Amount shall be added to the outstanding Principal Amount of this Note (a “Principal Accretion”).  The Holder shall not be required to physically surrender this Note upon any Surrender of Notes or Principal Accretion. In lieu of physical surrender of this Note, the Holder shall accurately (i) adjust the grid schedule attached hereto as Schedule 1 to reflect any such Surrender of Notes and/or Principal Accretion or (ii) maintain such other accurate records of the outstanding Principal Amount of this Note satisfactory to the Holder, and promptly provide such adjusted grid schedule or other records to the Company.  The records of the Holder shall be conclusive, final and binding on the Company absent manifest error.

Section 4.  Holder Put Right.  At any time on or after the earlier of (i) the second anniversary of the Issuance Date and (ii) the occurrence or continuance of a Triggering Event, the Holder shall have the right (“Put Right”) exercisable by delivering a written notice to the Company (a “Put Notice”) to cause the Company to redeem, in cash, all or any part of the remaining Principal Amount and all accrued but unpaid interest thereon (the “Put Amount”), with such amount to be paid to the Holder by wire transfer of immediately available funds within three (3) Business Days after the date of the Put Notice.  Notwithstanding the foregoing, solely in connection with the Holder’s exercise of its Put Right pursuant to clause (i) of the first sentence of this Section 4, if on the date of the Put Notice the Holder has not exercised the Series B Warrant for cash or by Surrender of Notes for an aggregate number of Common Shares having an aggregate exercise price of at least $700,000, and provided that the Exercise Conditions were satisfied at all times during the period commencing on the Issuance Date and ending on the date of the Put Notice, then the Holder may exercise its Put Right but only with respect to a portion of the outstanding Principal Amount that excludes an amount equal to the difference between (x) $700,000 and (y) the aggregate exercise price for the Common Shares received upon exercise of the Series B Warrant for cash or by Surrender of Notes during such period.  For example, if the Holder delivers a Put Notice to the Company on March 1, 2015, for the entire outstanding Principal Amount of this Note, then, assuming that (A) the outstanding Principal Amount of this Note is $3,950,000, (B) the aggregate exercise price for the Common Shares received upon exercise by the Holder of the Series B Warrant by Surrender of Notes from the Issuance Date through the Date of the Put Notice is $250,000, (C) the Exercise Conditions were continuously satisfied during the period from the Issuance Date through and including March 1, 2015 and (D) the balance of the Holder’s pro rata interest in the Escrow Account (as defined in the Escrow Agreement) is $3,125,000, the Holder may only exercise its Put Right with respect to $3,500,000 ($3,500,000 = $3,950,000 – ($700,000 - $250,000)). For purposes of this example, the Holder will receive a disbursement of $3,125,000 in cash from the Escrow Account and the Company will pay to the Holder an amount in cash equal to $375,000.

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Section 5.  Defaults and Remedies.

(a)           Events of Default.  An “Event of Default” is:  (i) the suspension or cessation from trading or failure of the Common Shares to be designated for quotation on an Eligible Market for a period of three (3) consecutive Business Days or for more than an aggregate of ten (10) Business Days in any 365-day period; (ii) in the case of a default in payment of the principal amount or accrued but unpaid interest thereon continuing for at least five (5) days of any of the Notes on or after the date such payment is due which default continues for five (5) Business Days after notice thereof; (iii) a default in the timely issuance of Common Shares upon the exercise of the Series B Warrants (“Warrant Shares”) in accordance with the respective terms thereof, which default continues for five (5) Business Days after the Company has received written notice informing the Company that it has failed to issue shares or deliver such Warrant Shares within the fifth day following the delivery of the Exercise Delivery Documents (as defined in the Series B Warrant) to the Company by the Holder; (iv) failure by the Company for ten (10) days after written notice has been received by the Company to comply with any other material provision of any of the Notes, any other Transaction Document, the Series B Warrants, the Warrant Purchase Agreement or any other agreement or instrument delivered by the Company pursuant to the Warrant Purchase Agreement; (v) a material breach by the Company of its representations or warranties in the Note Purchase Agreement or the Warrant Purchase Agreement; (vi) any default after any cure period under, or acceleration prior to maturity of, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries for in excess of $100,000 or for money borrowed the repayment of which is guaranteed by the Company or any of its Subsidiaries for in excess of $100,000, whether such indebtedness or guarantee now exists or shall be created hereafter; (vii) any Person alleges, claims or asserts that a default, or any event that may give rise to a right of acceleration prior to maturity, has occurred under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries for in excess of $100,000 or for money borrowed the repayment of which is guaranteed by the Company or any of its Subsidiaries for in excess of $100,000, whether such indebtedness or guarantee now exists or shall be created hereafter, (viii) a final judgment or judgments for the payment of money aggregating in excess of $100,000 are entered against the Company or any of its Subsidiaries and which judgments are not, within 60 days after the entry hereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or (ix) if the Company or any of its Subsidiaries is subject to any Bankruptcy Event.

(b)           Remedies.  If an Event of Default occurs and is continuing with respect to any of the Notes, the Holder may declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Holder, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (vii), (viii) and (ix) of Section 4(a), this Note shall become due and payable without further action or notice.  In the event of such acceleration, the amount due and owing to the Holder shall be 120% of the outstanding Principal Amount of the Notes held by the Holder (plus all accrued and unpaid interest, if any). The Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within seven (7) days of Holder’s request. The remedies under this Note shall be cumulative.

Section 6.  General.

(a)           Payment of Expenses.  Each party agrees to pay all of its own reasonable charges and expenses, including attorneys' fees and expenses, which may be incurred by such party in connection with any litigation concerning this Note or its asserted breach.

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(b)           Savings Clause.  In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.  In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law.  If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the Principal Amount.  If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c)           Amendment.  The Notes may not be amended or modified other than by a written instrument signed by the Required Holders; provided, however, no amendment or modification of the Principal Amount, the stated rate of interest, Maturity Date, Put Right or Section 3 hereof shall be effective without the consent of the Holder.

(d)           Assignment, Etc.  Subject to limitations imposed by securities laws and the representations made by the Holder in the Note Purchase Agreement, the Holder may assign or transfer this Note to any transferee without the consent of the Company.  The Holder shall notify the Company of any such assignment or transfer promptly. Notwithstanding the foregoing, the Holder may not assign this Note unless together therewith it assigns a portion of the Series B Warrant exercisable for a number of Common Shares having an aggregate exercise price equal to the Principal Amount of this Note being assigned. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e)           No Waiver.  No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy or power hereby granted to the Holder or allowed it by law the other Transaction Documents shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f)           Governing Law; Jurisdiction.

(i)           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles that would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

(ii)           Jurisdiction.  The parties agree that venue for any dispute arising under this Note will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue.  The parties irrevocably consent to personal jurisdiction in the state and federal courts in New York County of the state of New York.  The Company consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it listed in the Note Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 7(f) shall affect or limit any right to serve process in any other manner permitted by law.  The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

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(iii)           NO JURY TRIAL.  THE COMPANY HERETO KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE.

(g)           Replacement Notes.  This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same.  No service charge will be made for such registration or exchange.  In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than the Original Principal Amount), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

(h)           Entire Agreement.  This Note and the Transaction Documents and, to the extent applicable, the Series B Warrants and the Warrant Purchase Agreement, including the exhibits attached thereto, do and will constitute the full and entire understanding and agreement between the Holder and the Company with respect to the subject matter hereof and thereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the day and in the year first above written.

ANTS SOFTWARE INC.

By: /s/ Joseph Kozak
Name: Joseph Kozak
Title: CEO

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Schedule 1

Grid Schedule

Date of Surrender of Notes	Principal Amount Surrendered	Principal Accretion (if any)	Principal Amount1

1 Principal Amount after giving effect to the Surrender of Notes and any Principal Accretion.

EXHIBIT 10.6

WARRANT PURCHASE AGREEMENT

Dated as of March 3, 2011

by and among

ANTs software inc.

and

THE PURCHASERS LISTED ON EXHIBIT A

EXECUTION

WARRANT PURCHASE AGREEMENT

This WARRANT PURCHASE AGREEMENT dated as of March 3, 2011 (this “Agreement”) is by and among ANTs software inc., a Delaware corporation (the “Company”) and each of the purchasers whose names are set forth on Exhibit A attached hereto (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act;

WHEREAS, the Company has authorized Series B warrants in substantially the form attached hereto as Exhibit B (the “Warrants”) representing the right to acquire initially up to that number of shares of the Company’s common stock (the “Common Stock”) set forth opposite such Purchaser’s name on Exhibit A, (as exercised, collectively, the “Warrant Shares”);

WHEREAS, the Purchasers wish to purchase the Warrants, and the Company wishes to sell the Warrants, upon the terms and subject to the conditions stated in this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and in reliance on the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF SECURITIES

1.1.           (1)  Upon the terms and subject to the conditions of this Agreement, the Company hereby issues and sells the Warrants to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase the Warrants from the Company on the Closing Date (as defined below).

(b)           Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act, including Rule 506 of Regulation D.

(c)           The Closing under this Agreement (the “Closing”) shall take place simultaneously with the execution and delivery of this Agreement at the offices of Kleinberg, Kaplan, Wolff & Cohen, P.C., 551 Fifth Avenue, New York, New York  10176, or at such other place as the parties may agree.  The aggregate purchase price for the Securities is $250,000 (the “Total Purchase Price”).

(d)           At the Closing, the Company shall issue and deliver the Warrants for the applicable amounts set forth opposite the name of such Purchaser on Exhibit A hereto (as to each purchaser, the “Purchase Price”.

(e)           For purposes of this Agreement, “Securities” shall mean the Warrants and the Warrant Shares.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1.           Representations and Warranties of the Company.  Except as otherwise disclosed or incorporated by reference and readily apparent in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “Form 10-K”), any quarterly or current report, or proxy statement filed by the Company with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the filing of the Form 10-K and prior to the date of this Agreement (in each case, including any supplements or amendments thereto) (the “Reports”), or as set forth on a schedule of exceptions attached hereto, the Company hereby represents and warrants to the Purchasers, as of the date of this Agreement and as of the Closing Date as follows:

(a)           Organization, Good Standing and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  The Company and each such Subsidiary (as defined below) is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect (as defined below).  For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, prospects, or condition (financial or otherwise) of the Company and its Subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement or any of the Transaction Documents (as defined below) in any material respect.

(b)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Warrants, and a Registration Rights Agreement in substantially the form attached hereto as Exhibit C (the “Registration Rights Agreement”); and each other agreement, instrument and certificate executed and delivered by the Company or a Subsidiary thereof in connection with the foregoing  (collectively, the “Transaction Documents”) and to issue and sell the Securities in accordance with the terms hereof.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required.  When executed and delivered by the Company, each of the Transaction Documents shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)           Capitalization.  The authorized capital stock and the issued and outstanding shares of capital stock of the Company as of the date of this Agreement is set forth on Schedule 2.1(c) hereto.  All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized.  No shares of Common Stock or any other security of the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company.  Furthermore, there are no equity plans, contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company.  The Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any individual, corporation, partnership, trust, limited liability company, governmental entity, regulatory or self-regulatory authority, association or other entity (“Person”) with respect to any of its equity or debt securities.  Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities, the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company.

(d)           Issuance of Securities.  The Warrants have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof, the Securities shall be validly issued and outstanding, free and clear of all Encumbrances (as defined below), pre-emptive rights and rights of refusal of any kind.  When the Warrant Shares are issued in accordance with the terms of the Warrants in accordance with the terms thereof, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of any security interest, pledge, hypothecation, mortgage, assignment, taxes, lien (statutory or other, and including environmental and tax liens), deposit arrangement, violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preference, priority, other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease or any synthetic or other financing lease having substantially the same economic effect as any of the foregoing), restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership (“Encumbrances”), pre-emptive rights and rights of refusal of any kind and the Purchasers shall be entitled to all rights accorded to a holder of Common Stock.

(e)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Transaction Documents, and the consummation by the Company of the transactions contemplated by the Transaction Documents, and the issuance of the Securities as contemplated by the Transaction Documents, do not and will not (i) violate or conflict with any provision of the Company’s Amended and Restated Articles of Incorporation (the “Articles”) or By-laws (the “By-laws”), each as amended to date (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries’ respective properties or assets are bound, (iii) result in a violation of any foreign, federal, state or local statute, law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected, or (iv) create or impose any Encumbrance on any property or asset of the Company or its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which any of their respective properties or assets are bound, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, violations, acceleration, cancellations, creations and impositions as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is required under foreign, federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof (other than the filing of a Form D pursuant to Regulation D and counterpart filings under applicable state securities laws, rules or regulations).

(f)           Commission Documents, Financial Statements.  The Common Stock of the Company is registered pursuant to Section 12(b) of the Exchange Act, and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”).  At the times of their respective filings, the Form 10-K for the fiscal year ended December 31, 2009 (the “Form 10-K”, and together with any other report, schedule, form, statement or other document filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act subsequent to the filing of the Form 10-K and prior to the date of this Agreement, the “Public Filings”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents.  The Public Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)           Subsidiaries. Schedule 2.1(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each Person’s or entity’s ownership of the outstanding stock or other interests of such Subsidiary.  For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.  All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable.  Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock.  Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence, except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.   Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

(h)           No Material Adverse Change.  Since December 31, 2009, the Company has not experienced or suffered any event or series of events that, individually or in the aggregate, has had or reasonably would be expected to have a Material Adverse Effect.

(i)           No Undisclosed Liabilities.  Except as set forth on Schedule 2.1(i), neither the Company nor any Subsidiary has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the Company’s financial statements included in the Reports to the extent required to be so reflected or reserved against in accordance with GAAP, except for (i) liabilities that have arisen in the ordinary course of business consistent with past practice and that have not had a Material Adverse Effect, and (ii) liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have or result in a Material Adverse Effect.

(j)           No Undisclosed Events or Circumstances.  Since December 31, 2009, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(k)           Indebtedness.  Schedule 2.1(k) hereto sets forth as of the Closing Date all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” shall include (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products, (c) all capital lease obligations that exceed $100,000 in the aggregate in any fiscal year, (d) all obligations or liabilities secured by an Encumbrance on any asset of the Company, irrespective of whether such obligation or liability is assumed, (e) all obligations for the deferred purchase price of assets, together with trade debt and other accounts payable that exceed $100,000 in the aggregate in any fiscal year, (f) all synthetic leases, (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any Person, and (h) endorsements for collection or deposit.

(l)           Rank of Indebtedness. Except as set forth on Schedule 2.1(l), no Indebtedness of the Company or any of its Subsidiaries existing as of the Closing is senior to, or pari passu with, the Notes (as defined herein) in right of payment or redemption, whether with respect to interest, damages or upon liquidation or dissolution or otherwise.

(m)           Title to Assets.  Each of the Company and the Subsidiaries has good and valid title to all of its real and personal property, free and clear of any Encumbrances, except for those that would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.  All leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

(n)           Actions Pending.  There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding (collectively, “Proceedings”) pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto.  Except as set forth on Schedule 2.1(n), there are no material Proceedings pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets.  No Proceeding described in the Reports would, individually or in the aggregate, reasonably be expected, if adversely determined, to have a Material Adverse Effect.  There are no outstanding orders, judgments, injunctions, awards, decrees or investigations of any court, arbitrator or governmental, regulatory body, self-regulatory agency or stock exchange against the Company or any Subsidiary or any officers or directors of the Company or Subsidiary in their capacities as such, except for those that would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

(o)           Compliance with Law.  Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, the Company and its Subsidiaries have been and are presently conducting their respective businesses in accordance with all applicable foreign, federal, state and local governmental laws, rules, regulations and ordinances.  The Company and each of its Subsidiaries have all material franchises, permits, licenses, consents and other material governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it.  The Company has complied and will comply with all applicable federal and state securities laws in connection with the Offering.

(p)           Taxes.  The Company and each Subsidiary has timely filed all material federal, state, local and foreign income, franchise and other tax returns, reports and declarations required by any governmental authority (whether foreign, federal, state or local) with jurisdiction over the Company or any Subsidiary and has paid or accrued all taxes shown as due thereon except for any taxes which are being contested in good faith (by appropriate proceedings and in respect of which adequate reserves with respect thereto are maintained in accordance with GAAP), or where the failure to file such returns or pay such taxes would not, individually or in the aggregate, have or be reasonably expected to have or result in a Material Adverse Effect.  All such returns were complete and correct in all material respects and the Company has no knowledge of a material tax deficiency which has been asserted or threatened against the Company or any Subsidiary.  The Company is not under audit by any taxing authority. The Company has set aside on its books provisions reasonably adequate for the payment of all taxes for periods to which those returns, reports or declarations apply. The Company is not, nor has it been in the last five years, a U.S. real property holding corporation under Section 897 of the Code.  There are no unpaid taxes in any material amount claimed to be due by any taxing authority.  For purposes of this Section 2.1(p), taxes shall include any and all interest and penalties.

(q)           Certain Fees.  Except as set forth on Schedule 2.1(q), the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(r)           Disclosure. Except for the information concerning the transactions contemplated by this Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information.  Neither this Agreement nor the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(s)           Intellectual Property.  Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, the Company and each of the Subsidiaries owns or possesses the rights to all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

(t)           Environmental Compliance.  The Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities (whether foreign, federal, state or local), or from any other Person, that are required under any Environmental Laws.  “Environmental Laws” shall mean all applicable foreign, federal, state and local laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature.   The Company and each of its Subsidiaries are also in compliance with all requirements, limitations, restrictions, conditions, standards, schedules and timetables required or imposed under all Environmental Laws, except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.  Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or may violate any Environmental Law or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation under any Environmental Law, or based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(u)           Books and Records; Internal Accounting Controls.  The books and records of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.  The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act).

(v)           Material Agreements.  True, complete and correct copies of each material contract of the Company or any Subsidiary required to be filed on a Current Report on Form 8-K, a Quarterly Report on Form 10-Q, or an Annual Report on Form 10-K, in each case pursuant to Item 601(a) and Item 601(b)(10) of Regulation S-K under the Exchange Act (the “Company Material Agreements”) are attached or incorporated as exhibits to the Reports. Each of the Company Material Agreements is valid and binding on the Company and the Subsidiaries, as applicable, and in full force and effect.  The Company and each of the Subsidiaries, as applicable, are in all material respects in compliance with and have in all material respects performed all obligations required to be performed by them to date under each Company Material Agreement.  Neither the Company nor any Subsidiary knows of, or has received notice of, any material violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Material Agreement.

(w)           Transactions with Affiliates.  There are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any Subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any Person owning at least 5% of the outstanding capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents or in the Company’s most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the Commission Documents or in such proxy statement.

(x)           Employees.  Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees.  Neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary required to be disclosed in the Reports that is not so disclosed.  No “named executive officer” (as defined in Item 402 of Regulation S-K) of the Company has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment with the Company or any Subsidiary.  The Company and each Subsidiary is in material compliance with all foreign, federal, state and local laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, and employee benefits plans (including, without limitation, the Employee Retirement Income Securities Act of 1974, as amended), except where such non-compliance would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

(y)           Absence of Certain Developments.  Except as set forth on Schedule 2.1(y), since December 31, 2009, neither the Company nor any Subsidiary has:

(i)           issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto;

(ii)           borrowed any amount in excess of $100,000 or incurred or become subject to any other liabilities in excess of $100,000 (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the business of the Company and its Subsidiaries;

(iii)           discharged or satisfied any Encumbrances in excess of $100,000, or paid any obligation or liability (absolute or contingent) in excess of $100,000, other than current liabilities paid in the ordinary course of business;

(iv)           declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock, in each case in excess of $100,000 in the aggregate;

(v)           sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $100,000, except in the ordinary course of business;

(vi)           sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights in excess of $100,000, or disclosed any proprietary confidential information to any Person except to customers in the ordinary course of business or to the Purchasers or their representatives;

(vii)           suffered any losses or waived any rights of value, whether or not in the ordinary course of business, or suffered the loss of any amount of prospective business, which individually or in the aggregate would have a Material Adverse Effect;

(viii)           made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix)           made capital expenditures or commitments therefor that aggregate in excess of $100,000;

(x)           entered into any material transaction, whether or not in the ordinary course of business;

(xi)           made charitable contributions or pledges in excess of $5,000;

(xii)           suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii)           experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

(xiv)           entered into an agreement, written or otherwise, to take any of the foregoing actions.

(z)           Investment Company Act Status.  The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(aa)           Independent Nature of Purchasers.  The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents.  The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

(bb)           Dilutive Effect.  The Company understands and acknowledges that its obligation to issue the Securities pursuant to the Transaction Documents is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other shareholders of the Company.

(cc)           DTC Status.  The Company’s transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Fast Automated Securities Transfer Program.  The name, address, telephone number, fax number, contact person and email of the Company transfer agent is set forth on Schedule 2.1(bb).

(dd)           Governmental Approvals.  Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the performance by the Company of its obligations under the Transaction Documents.

(ee)           Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any such Subsidiary has been refused any material insurance coverage sought or applied for and the Company does not have any reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have or result in a Material Adverse Effect.

(ff)           Trading Activities.  It is understood and acknowledged by the Company that none of the Purchasers has been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term.  The Company further understands and acknowledges that one or more Purchasers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding and such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted.

(gg)           Certain Business Practices.  None of the Company or any Company Subsidiary or any director, officer, agent, employee or other Person acting for or on behalf of Company or any Subsidiary has violated the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other anti-bribery or anti-corruption laws applicable to the Company or any Subsidiary.

(hh)           Shell Company Status.  The Company is not currently, and has never been, an issuer of the type described in paragraph (i) of Rule 144 under the Securities Act.

(ii)           No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings if to do so would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act or otherwise prevent a completed offering of Securities hereunder.

(jj)           Trading Market.  The Company is in compliance in all material respects with the applicable rules and regulations of the OTC Bulletin Board (the “Principal Market”).  Except as set forth on Schedule 2.1(jj), the Company has not, in the preceding twelve (12) months, received notice from the Principal Market to the effect that the Company is not in compliance with the rules, regulations or maintenance requirements of the Principal Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such rules, regulations and maintenance requirements.

2.2.           Representations and Warranties of the Purchasers.  Each of the Purchasers hereby represents and warrants to the Company with respect solely to itself and not with respect to any other Purchaser as follows as of the date hereof and as of the Closing Date:

(a)           Organization and Standing of the Purchasers.  If the Purchaser is an entity, such Purchaser is a corporation, limited liability company, partnership or limited partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)           Authorization and Power.  Each Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Securities being sold to it hereunder.  The execution, delivery and performance of the Transaction Documents by each Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its board of directors, stockholders, members or partners, as the case may be, is required.  When executed and delivered by the Purchasers, the Transaction Documents shall constitute valid and binding obligations of each Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)           No Conflicts.  The execution, delivery and performance by each Purchaser of the Transaction Documents to which it is a party and the consummation by each Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations that would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(d)           Certain Fees.  Except as set forth on Schedule 2.2(d), the Purchasers have not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(e)           Accredited Investor.  Each Purchaser is an “accredited investor” (as defined in Rule 501 of Regulation D), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities.  Each Purchaser is purchasing the Securities for its own account, not with a view toward distribution thereof; provided, however, the foregoing representations shall not be deemed to limit a Purchaser’s ability to resell the Securities in accordance with applicable securities law.  Each Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

(f)           No General Solicitation.  Each Purchaser is not purchasing the Securities in response to a general solicitation or a published advertisement in connection with the offer and sale of the Securities.

ARTICLE 3

COVENANTS AND AGREEMENTS

Unless otherwise specified in this Article, for so long as any Notes (as defined herein) have not been paid in full or any Warrants remain outstanding, the Company covenants with each Purchaser as follows, which covenants are for the benefit of each Purchaser and their respective permitted assignees.

3.1.           Compliance with Laws; Commission.  The Company shall comply with all applicable laws, rules, regulations and orders.  The Company shall take all necessary actions and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers.

3.2.           Registration.  The Company shall cause its Common Stock to continue to be registered under Section 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act and shall not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act even if the rules and regulations thereunder would permit such termination.  The Company will use its best efforts to continue the trading of its Common Stock on the Principal Market.

3.3.           Keeping of Records and Books of Account.  The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

3.4.           Other Agreements.  The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company to perform its agreements, obligations, and covenants under any Transaction Document.  The Company shall comply with each of its obligations, covenants and agreements under the other Transaction Documents.

3.5.           Use of Proceeds.  The proceeds from the sale of the Securities hereunder shall be used by the Company for general corporate purposes.

3.6.           Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by the Purchasers in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Purchasers shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Agreement. The Company hereby agrees to execute and deliver such documentation as the Purchasers may reasonably request in connection with a pledge of the Securities by the Purchasers.

3.7.           Disclosure of Transaction.

(a)           Except for the requirements of Section 3.7(b) hereof and for press releases and public statements as may upon the advice of outside counsel be required by law or the Commission (“Required Disclosures”), the Company shall separately consult with each Purchaser before issuing any press release with respect to the Transaction Documents or the transactions contemplated thereby and shall not issue any such press release or make any public statements (including any non-confidential filings with governmental entities that name another party hereto) without the prior consent of each Purchaser, which consent shall not be unreasonably withheld or delayed.  In the case of any Required Disclosure, the Company shall provide each Purchaser with prior notice of such Required Disclosure and use its reasonable best efforts to consult with and coordinate such Required Disclosure with each Purchaser.  Unless the Company and each Purchaser otherwise agree, the Company shall only include in a Required Disclosure such information that is legally required to be disclosed upon the advice of counsel.

(b)           The Company shall file with the Commission a Current Report on Form 8-K (the “Form 8-K”), substantially in the form attached hereto as Exhibit D, as soon as practicable following the Closing Date but in no event more than two business days following the Closing Date (the “Announcement Date”), which shall attach as exhibits all press releases relating to the transactions contemplated by this Agreement and the Transaction Documents.  The Form 8-K, including all exhibits, shall be subject to prior review and comment by the Purchasers.  Upon the filing of the Form 8-K, no Purchaser shall be deemed to be in possession of any non-public information regarding the Company.  Notwithstanding the Company’s failure to comply with its obligation to file the Form 8-K by the Announcement Date pursuant to this Section 3.7(b), following the Announcement Date, no Purchaser shall be deemed (A) to have any obligation of confidentiality with respect to any non-public information of the Company or (B) to be in breach of any duty to the Company and/or any other person and/or to have misappropriated any non-public information of the Company, if such Purchaser engages in transactions in securities of the Company, including, without limitation, any purchases and sales, hedging transactions or any derivative transactions based on securities of the Company, while in possession of such information.

3.8.           Disclosure of Material Information; No Obligation of Confidentiality.

(a)           The Company covenants and agrees that neither it nor any other Person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.  In the event of a breach of the foregoing covenant by the Company, or any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Company shall publicly disclose any material, non-public information in a Form 8-K within one business day following the date that it discloses such information to any Purchaser or such earlier time as may be required by Regulation FD or other applicable law.   In the event that the Company discloses any non-public information to a Purchaser and fails to file a Form 8-K in accordance with the above, then such Purchaser shall have the option to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents.  No Purchaser shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure.

(b)           No Purchaser shall be deemed to have any obligation of confidentiality with respect to (i) any non-public information of the Company disclosed to such Purchaser in breach of Section 3.8(a) (whether or not the Company files a Form 8-K as provided above), (ii) the fact that any Purchaser has exercised any of its rights and/or remedies under the Transaction Documents or (iii) any information obtained by any Purchaser as a result of exercising any of its rights and/or remedies under the Transaction Documents.   In further addition, no Purchaser shall be deemed to be in breach of any duty to the Company and/or any other person and/or to have misappropriated any non-public information of the Company, if such Purchaser engages in transactions of securities of the Company, including, without limitation, any purchase and sales, hedging transactions or any derivative transactions based on securities of the Company while in possession of such non-public information.

3.9.           Additional Investment.

(a)           Until the close of business of the date that is twelve months after the Closing Date (the “Option Termination Date”), each Purchaser may, in its sole determination, elect to purchase its Pro Rata Portion (as defined below) of (i) additional Warrants (the “Additional Warrants”) to purchase a number of shares of Common Stock equal to the quotient of (x) the aggregate original principal amount of the Notes (as defined below) and (y) the Exercise Price (as defined in the Warrants) then in effect.  The aggregate purchase price for all of the Additional Warrants shall be equal to the Total Purchase Price for the Warrants.  “Notes” means the 5% Senior Secured Notes of the Company issued pursuant to that certain Note Purchase Agreement, dated March 3, 2011, by and among the Company and the purchasers listed therein.

(b)           To the extent that any Purchaser has not elected to purchase its entire Pro Rata Portion of Additional Warrants pursuant to this Section 3.10 by the Option Termination Date, then each other Purchaser shall have 10 days following the Option Termination Date to elect, in its sole discretion, to purchase its Pro Rata Portion of any Additional Warrants that were not purchased by such Purchaser.

(c)           Such additional investments pursuant to Section 3.10(a) will be on terms and conditions identical to those set forth in the Transaction Documents, mutatis mutandis, except that Section 3.9(a) will not apply.  For the avoidance of doubt, the Additional Warrants shall be identical to the Warrants in form and substance, mutatis mutandis. In order to effectuate a purchase and sale of the Additional Warrants, the Company and the Purchaser electing to purchase Additional Warrants (the “Electing Purchaser”) shall enter into such agreements and instruments (the “Additional Warrant Transaction Documents”) as they deem appropriate and which shall include updated disclosure schedules (“Updated Disclosure Schedules”) and representations, warranties and covenants substantially identical to those set forth in the Transaction Documents.  The Company shall deliver Updated Disclosure Schedules to the Electing Purchaser within three days after such Electing Purchaser gives notice to the Company that such Electing Purchaser intends to purchase Additional Warrants.  The Electing Purchaser may rescind its election to purchase Additional Warrants at any time prior to the execution and delivery of the Additional Warrant Transaction Documents.

“Pro Rata Portion” means, with respect to each Purchaser, (i) the ratio of such Purchaser’s Purchase Price on the date hereof to the Total Purchase Price on the date hereof or (ii) such other proportion as the Purchasers may mutually agree; provided that neither any Purchaser’s Pro Rata Portion nor the aggregate for all Purchasers’ respective Pro Rata Portions shall exceed the Total Purchase Price.

3.10.           Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Purchaser or in connection with a pledge as contemplated in Section 3.6, the Company may require, at the Company’s expense, the transferor thereof to provide to it an opinion of counsel selected by the transferor to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b)           The Purchasers agree to the imprinting, so long as is required by this Section 3.10, of a legend on any of the Securities in the following form:

[NEITHER] THESE SECURITIES [NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THESE SECURITIES [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c)           Certificates evidencing the Warrant Shares shall not contain any legend (including the legend set forth in Section 3.10(b) hereof): (i) while a registration statement (including the Registration Statement (as defined in the Registration Rights Agreement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Warrant Shares pursuant to Rule 144, (iii) if such Warrant Shares are eligible for sale under Rule 144 without restriction, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date (as defined in the Registration Rights Agreement) if required by the Company’s transfer agent to effect the removal of the legend hereunder or to issue Warrant Shares free from any such legend.  If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, or if such Warrant Shares may be sold under Rule 144 without restriction or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof) then such Warrant Shares shall be issued free of all legends.  The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 3.10(c), it will, no later than three Trading Days (as defined in the Warrants) following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Warrant Shares issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends.  The Issuer may not make any notation on its records or give instructions to any transfer agent of such securities that enlarge the restrictions on transfer set forth in this Section. If then applicable, certificates for Warrant Shares subject to legend removal hereunder shall be transmitted by the transfer agent to the Purchasers by crediting the account of the Purchaser’s prime broker with DTC through its Deposits and Withdrawal at Custodian (DWAC) program.

(d)           In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Warrant Shares (based on the Market Price (as defined in the Warrants)) of the Common Stock on the date such Warrant Shares are submitted to the transfer agent) delivered to the Company or the Transfer for removal of the restrictive legend pursuant to Section 3.10(c), $20 per Trading Day (increasing to $40 per Trading Day five Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend.  At the Company’s option, any amount payable in cash to a Purchaser pursuant to this Section 3.10(d) can be paid to such Purchaser in shares of Common Stock.  The number of shares of Common Stock to be delivered to such Purchaser equals the quotient of the amount payable by the Company in cash divided by the Exercise Price (as defined in the Warrants) then in effect; provided, however that the Company shall not pay such Purchaser in Common Stock to the extent that after giving effect to the issuance of the Common Stock contemplated hereunder, such Purchaser (together with the Purchaser’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of Common Stock outstanding immediately after giving effect to such issuance.  For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Purchaser and its affiliates shall be calculated in accordance with Section 1(g) of the Warrants.  Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Warrant Shares as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e)           Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 3.10 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

ARTICLE 4

NEGATIVE COVENANTS OF THE COMPANY

4.1.           Cash Expenditure Covenant. So long as any Warrants or Notes remain outstanding, but only until the Notes have been repaid by the Company in full, without the prior written consent of the Purchasers, the Company’s total quarterly cash operating expenses (including, without limitation, cash expenditures for research and development, sales and marketing and general and administrative expenses) will not exceed $2,300,000 in the aggregate per fiscal quarter.

4.2.           Amendments to Charter Documents.  The Company shall not, without the consent of each holder of the Warrants then held by the Purchasers, amend or waive any provision of the Articles or By-laws of the Company whether by merger, consolidation or otherwise in any way that would adversely affect any rights of the holder of the Securities.

4.3.           Indebtedness. The Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly, create, incur, guarantee, assume or suffer to exist any Indebtedness, except:

(a)           Indebtedness created pursuant to the Transaction Documents;

(b)           Indebtedness of the Company and its Subsidiaries existing on the date hereof and set forth on the Disclosure Schedules and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof.

(c)           To the extent that aggregate Principal Amount of the Notes does not exceed $7,650,000, Indebtedness represented by one or more lines of credit not to exceed $1,000,000 in the aggregate (“Permitted Indebtedness”).

4.4.           Negative Pledge.  The Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist Encumbrances on any of its assets or property now owned or hereafter acquired or, except:

(a)           Encumbrances securing the obligations arising under the Transaction Documents;

(b)           Encumbrances on any property or asset of the Company or any of its Subsidiaries existing on the Closing and set forth on the Disclosure Schedules;

(c)           extensions, renewals, or replacements of any Encumbrance referred to in paragraphs (a) and (b) of this Section 4.5; provided, that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby; or

(d)           Encumbrances of the Company’s accounts receivable related to Permitted Indebtedness; provided that the value of the accounts receivable being so encumbered may not exceed the amount of the obligation being secured; provided, further that the Purchasers shall have a ratable security interest in any such accounts received pursuant to the Security Interest.

4.5.           Restricted Payments.  The Company will not, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment (as defined herein), except for Restricted Payments (as defined herein) made by any Subsidiary to the Company.  “Restricted Payments” shall mean for any Person, (a) any dividend or distribution on any class of its capital stock, (b) any payment on account of, or the setting apart of assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of any shares of its capital stock or any options, warrants, or other rights to purchase its capital stock, whether now or hereafter outstanding and (c) any payment, repayment, redemption, retirement, repurchase or other acquisition, direct or indirect, of, on account of, or in respect of, the principal of any Indebtedness that is subordinated to the obligations arising under the Notes (or any installment thereof) prior to the regularly scheduled maturity date thereof (as in effect on the date such Indebtedness was originally incurred).

4.6.           Investments; Loans; Acquisitions.  The Company will not, nor will it permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary of the Company prior to such merger), any equity ownership interests, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called “Investments”), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, except:

(a)           Investments existing on the date hereof and set forth on the Disclosure Schedules;

(b)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(c)           certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000; or

(d)           mutual funds investing solely in any one or more of the Permitted Investments described in clauses (c) and (d) of this Section 4.7.

4.7.           Subsequent Equity Sales.  Except as required pursuant to Section 3.9, so long as the aggregate outstanding number of shares of Common Stock issuable upon exercise of the Warrants exceeds 13,189,655 shares of Common Stock (subject to adjustment as provided therein), neither the Company nor any Subsidiary shall issue shares of Common Stock or any other securities that would entitle the holder thereof to acquire at any time any shares of capital stock of the Company, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (“Common Stock Equivalents”) at a price lower than the Exercise Price (as defined in the Warrant) or enter into a Variable Rate Transaction (as defined below).

“Variable Rate Transaction” shall mean a transaction in which the Company issues or sells, or agrees to issue or sell (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of, Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (z) under a warrant exercisable for a number of shares based upon and/or varying with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such warrant, or (b) any securities of the Company pursuant to an “equity line” structure which provides for the sale, from time to time, of securities of the Company which are registered for sale or resale pursuant to the Securities Act (which for the purpose of this definition shall include a sale of the Company’s securities “off the shelf” in a registered offering, whether or not such offering is underwritten).

ARTICLE 5

CONDITIONS

5.1.           Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities.  The obligation hereunder of the Company to close and issue and sell the Securities to the Purchasers at the Closing is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)           Accuracy of the Purchasers’ Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)           Performance by the Purchasers.  Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)           Delivery of Purchase Price.  Each Purchaser shall have delivered to the Company its Purchase Price, as listed on Exhibit A hereto, for the Securities purchased by such Purchaser.

(e)           Delivery of Transaction Documents.  The Transaction Documents shall have been duly executed and delivered by the Purchasers to the Company.

5.2.           Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Securities.  The obligation hereunder of the Purchasers to purchase the Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below.  These conditions are for the Purchasers’ sole benefit and may be waived by the Purchasers at any time in their sole discretion.

(a)           Accuracy of the Company’s Representations and Warranties.  The representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all respects as of the date when made and as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date.

(b)           Performance by the Company.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c)           No Suspension, Etc.  The shares of Common Stock (i) shall be designated for quotation on the Principal Market and (ii) shall not have been suspended, as of the Closing Date, by the Commission or the Principal Market from trading on the Principal Market nor shall suspension by the Commission or the Principal Market have been threatened, as of the Closing Date in writing by the Commission or the Principal Market or (B) by failure to comply with the rules, regulations and maintenance requirements of the Principal Market.

(d)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e)           No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary or any Purchaser, or any of the officers, directors or affiliates of the Company or any Subsidiary or any Purchaser seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f)           Opinion of Counsel.  The Purchasers shall have received an opinion of counsel to the Company, dated the Closing Date, substantially in the form of Exhibit E hereto, with such exceptions and limitations as shall be reasonably acceptable to counsel to the Purchasers.

(g)           Secretary’s Certificate. Each of the Company and each Subsidiary of the Company shall have delivered to the Purchasers a certificate, signed by the Secretary of the Company or such Subsidiary, as applicable, and dated as of the Closing Date, as to (i) the resolutions adopted by its Board of Directors approving the transactions contemplated hereby, (ii) its charter, as in effect at the Closing Date, (iii) its bylaws, as in effect at the Closing Date, and (iv) the authority and incumbency of the officers executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(h)           Officer’s Certificate. On the Closing Date, each of the Company and each Subsidiary shall have delivered to the Purchasers a certificate signed by an executive officer on behalf of the Company or such Subsidiary, as applicable, dated as of the Closing Date, confirming the accuracy of the Company’s or such Subsidiary’s, as applicable, representations, warranties and performance of covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in paragraphs (a)-(d) and (i)-(j) of this Section 5.2 as of the Closing Date.

(i)           Material Adverse Effect.  No change having a Material Adverse Effect shall have occurred.

(j)           Approvals.  The Company shall have obtained all required consents and approvals of its Board of Directors and shareholders to execute, deliver and perform the Transaction Documents.

(k)           Warrants.  At or prior to the Closing, the Company shall have delivered the Warrants (in such denominations as each Purchase may request) to the Purchasers.

ARTICLE 6

INDEMNIFICATION

6.1.           General Indemnity.  The Company agrees to indemnify and hold harmless each Purchaser and its respective directors, officers, affiliates, members, managers, employees, agents, successors and assigns (collectively, “Indemnified Parties”) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by any Indemnified Party as a result of, arising out of or based upon (i) any inaccuracy in or breach of the Company’s representations or warranties in this Agreement; (ii) the Company’s breach of agreements or covenants made by the Company in this Agreement or any Transaction Document; (iii) any third party claims arising out of or resulting from the transactions contemplated by this Agreement or any other Transaction Document (unless such claim is based upon conduct by such Indemnified Party that constitutes fraud, gross negligence or willful misconduct); or (iv) any third party claims arising directly or indirectly out of such Indemnified Party’s status as owner of the Securities or the actual, alleged or deemed control or ability to influence the Company or any Subsidiary (unless such claim is based upon conduct by such Purchaser that constitutes fraud, gross negligence or willful misconduct).

6.2.           Indemnification Procedure.  With respect to any third-party claims giving rise to a claim for indemnification, the Indemnified Party will give written notice to the Company of such third party claim; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the Company of its obligations under this Article 5 except to the extent that the Company is actually materially prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the Company shall be entitled to participate in and, unless in the reasonable judgment of the Indemnified Party a conflict of interest between it and the Indemnified Party exists with respect to such action, proceeding or claim (in which case the Company shall be responsible for the reasonable fees and expenses of one separate counsel for the Indemnified Parties), to assume the defense thereof with counsel satisfactory to the Indemnified Party.  In the event that the Company advises an Indemnified Party that it will not contest such a claim for indemnification hereunder, or fails, within 10 days of receipt of any indemnification notice to notify, in writing, such Person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim.   In any event, unless and until the Company elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.  The Company shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  If the Company elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense.  Notwithstanding anything in this Article 5 to the contrary, the Company shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof.  The indemnification obligations to defend the Indemnified Party required by this Article 5 shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the Indemnified Party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification.  The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the Company or others, and (b) any liabilities the Company may be subject to pursuant to the law.

ARTICLE 7

MISCELLANEOUS

7.1.           Specific Performance; Consent to Jurisdiction; Venue.

(a)           The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof without the requirement of posting a bond or providing any other security, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)           The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue.  The parties irrevocably consent to personal jurisdiction in the state and federal courts in New York County of the state of New York.  The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury.

7.2.           Amendment.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Required Holders (as defined in the Warrants); provided, that if any Purchaser is materially adversely affected by such waiver or amendment, such waiver or amendment shall not be effective without the written consent of the adversely affected Purchaser.

7.3.           Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) upon delivery by e-mail (if delivered on a Business Day during normal business hours where such notice is to be received) upon recipient’s actual receipt and acknowledgement of such e-mail. The addresses for such communications shall be:

If to the Company:
Ants software inc.
71 Stevenson St., Suite 401
San Francisco, CA 94105
Attn:  Chief Financial Officer
Telephone No.:  (650) 931-0500
Facsimile No.:  (650) 227-8001 / (650) 931-0510
E-mail:  dave.buckel@ants.com

with a copy to:	The Corporate Law Group 500 Airport Boulevard Suite 120 Burlingame, California 94010 Attention: Paul David Marotta Telephone No.: (650) 227-8000 Facsimile No.: (650) 227-8001 E-mail: paul@tclg.com

If to any Purchaser:	At the address of such Purchaser set forth on Exhibit A to this Agreement

With a copy to (which shall not constitute notice):
Kleinberg, Kaplan, Wolff & Cohen, P.C.
551 Fifth Avenue, 18th Floor
New York, New York  10176
Attention:  Max Karpel, Esq.
Telephone No.:  (212) 986-6000
Facsimile No.:  (212) 986-8866
E-mail: mkarpel@kkwc.com

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

7.4.           Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

7.5.           Headings.  The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

7.6.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  The Purchasers may assign the Securities and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.  The Company may not assign or delegate any of its rights or obligations hereunder or under any Transaction Document.

7.7.           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.8.           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles that would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

7.9.           Survival.  The covenants, agreements and representations and warranties of the Company under the Transaction Documents shall survive the execution and delivery hereof indefinitely.

7.10.           Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  Signature pages to this Agreement may be delivered by facsimile or other means of electronic transmission.

7.11.           Publicity.  Subject to Section 3.7, the Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers without the consent of the Purchasers, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the Purchasers consent to being identified in any filings the Company makes with the Commission to the extent required by law or the rules and regulations of the Commission.

7.12.           Severability.  The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

7.13.           Further Assurances.  From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents

7.14.           Independent Nature of Purchasers’ Obligations and Rights.  The rights and obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges, that each Purchaser has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

7.15.           Time Is of the Essence.  Time is of the essence of this Agreement and each Transaction Document.

7.16.           Short Sales.  Each Purchaser agrees that so long as such Purchaser holds any Warrants, such Purchaser shall not engage in any Short Sale (as defined below) transaction which would cause such Purchaser to have a Net Short Position (as defined below), where (1) “Short Sale” shall have the meaning set forth in Rule 200 of Regulation SHO promulgated under the Securities Act, and (2) “Net Short Position” shall mean having a contractual obligation to deliver a greater number of shares of Common Stock than such Purchaser beneficially owns long, which includes without limitation shares of Common Stock held long and shares of Common Stock issuable upon exercise, conversion or exchange of Company securities held by such Purchaser (whether or not then convertible, exercisable or exchangeable, and including the Warrants).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Purchase Agreement to be duly executed by their respective authorized officers as of the date first above written.

ANTs software inc.

By: /s/ David A. Buckel
Name: David A. Buckel
Title: Secretary and Chief Financial Officer

[SIGNATURE PAGES CONTINUE]

PURCHASER SIGNATURE PAGES TO WARRANT PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Warrant Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: JGB Capital LP

Signature of Authorized Signatory of Purchaser:

  /s/ Brett Cohen_________________________

Name of Authorized Signatory:  Brett Cohen

Title of Authorized Signatory: Managing Member

Email Address of Purchaser: bcohen@jgbcap.com

Fax Number of Purchaser:  (212) 253-4093

Address for Notice of Purchaser: 400 Madison Ave., 8th Floor, Suite 8D

New York, NY 10017

Address for Delivery of Securities for Purchaser (if not same as address for notice): n/a

Subscription Amount: $31,250

 [SIGNATURE PAGES CONTINUE]

PURCHASER SIGNATURE PAGES TO WARRANT PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Warrant Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: JGB Capital Offshore Ltd.

Signature of Authorized Signatory of Purchaser:

  /s/ Brett Cohen_________________________

Name of Authorized Signatory:  Brett Cohen

Title of Authorized Signatory: Director

Email Address of Purchaser: bcohen@jgbcap.com

Fax Number of Purchaser: (212) 253-4093

Address for Notice of Purchaser:  400 Madison Ave., 8th Floor, Suite 8D, New York, NY 10017

Address for Delivery of Securities for Purchaser (if not same as address for notice): n/a

Subscription Amount: $31,250

 [SIGNATURE PAGES CONTINUE]

PURCHASER SIGNATURE PAGES TO WARRANT PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Warrant Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: SAMC LLC

Signature of Authorized Signatory of Purchaser:

  /s/ Brett Cohen_________________________

Name of Authorized Signatory:  Brett Cohen

Title of Authorized Signatory: Investment Advisor

Email Address of Purchaser: bcohen@jgbcap.com

Fax Number of Purchaser:  (212) 253-4093

Address for Notice of Purchaser:  400 Madison Ave., 8th Floor, Suite 8D, New York, NY 10017

Address for Delivery of Securities for Purchaser (if not same as address for notice): n/a

Subscription Amount: $62,500

 [SIGNATURE PAGES CONTINUE]

PURCHASER SIGNATURE PAGES TO WARRANT PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Warrant Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Manchester Securities Corp.

Signature of Authorized Signatory of Purchaser:

  /s/ Elliott Greenberg_________________________

Name of Authorized Signatory:  Elliott Greenberg

Title of Authorized Signatory: Vice President

Email Address of Purchaser: egreenberg@elliottmgmt.com

Fax Number of Purchaser:  (212) 586-9461

Address for Notice of Purchaser:  571 5th Ave., New York, NY 10019

Address for Delivery of Securities for Purchaser (if not same as address for notice): n/a

Subscription Amount: $125,000

EXHIBIT A

LIST OF PURCHASERS AND SUBSCRIPTION AMOUNT

Purchaser Name	Subscription Amount	Warrant Shares
1) JGB Capital LP	$31,250	3,559,322

2) JGB Capital Offshore LP	$31,250	3,559,322

3) SAMC LLC	$62,500	7,115,645

4) Manchester Securities Corp.	$125,000	14,237,289
Totals	$250,000	28,474,578

EXHIBIT B

FORM OF WARRANT

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT D

FORM OF 8K

EXHIBIT E

FORM OF OPINION OF COUNSEL TO THE COMPANY

EXHIBIT 10.7

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A, IF APPLICABLE, UNDER SAID ACT OR IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S OF THE SECURITIES ACT OF 1933, AS AMENDED.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

ANTs software inc.

Series B Warrant To Purchase Common Shares

Warrant No.: B-2
Number of Common Shares: 3,559,322
Date of Issuance: March 3, 2011 (“Issuance Date”)

ANTs software inc., a company organized under the laws of the State of Delaware (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, JGB Capital LP, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Series B Warrant to Purchase Common Shares (including any Warrants to Purchase Common Shares issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), 3,559,322 fully paid nonassessable Common Shares par value $0.0001 per share (the “Warrant Shares”).  Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 18.  This Warrant is one of the Warrants to purchase Common Shares (the “WPA Warrants”) issued pursuant to that certain Warrant Purchase Agreement, dated as of March 3, 2011 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein (the “Warrant Purchase Agreement”).

1.      EXERCISE OF WARRANT.

(a)      Mechanics of Exercise.  Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(g)), this Warrant may be exercised by the Holder on any time or times on or after the Issuance Date, in whole or in part, by (i) delivery of a written notice (which notice may be delivered by e-mail, facsimile, overnight courier or by hand, in the Holder’s sole discretion), in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds, (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(e)) or (C) by notifying the Company that the Holder will surrender a principal amount of Notes equal to the Aggregate Exercise Price (a “Surrender of Notes”).  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder unless the Holder has provided the Company with prior written notice (which notice may be included in an Exercise Notice) requesting the reissuance of this Warrant upon physical surrender of this Warrant.  Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.  In addition, to the extent that the Holder elects to satisfy all or any portion of the Aggregate Exercise Price through a Surrender of Notes, the Holder shall not be required to physically surrender the Notes to the Company, but shall maintain records of any Surrender of Notes in accordance with Section 3(a) of the Notes.  On or before the first (1st) Trading Day following the date on which the Company has received the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise or a Surrender of Notes) (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”), the Company’s confirmation shall specify the Make Whole Amount (if any) payable in connection with such exercise and whether such Make Whole Amount shall be satisfied by a Cash Make Whole or an In-Kind Make Whole.  On or before the third (3rd) Trading Day following the date on which the Company has received the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (i) credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, (ii) pay to the Holder the applicable Cash Make Whole, if any and (iii) in the case of an In-Kind Make Whole, the Holder shall follow the record keeping procedures set forth in Section 1(c)(2) hereof.  Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be.  In addition, in the case that a Make Whole Amount is due in connection with any exercise of this Warrant, the applicable the In-Kind Consideration shall be deemed to be outstanding and the Holder shall be deemed to be the holder of record thereof upon delivery of the Exercise Delivery Documents unless and until the Company notifies the Holder of its election to pay such Make Whole Amount pursuant to a Cash Make Whole as provided herein.  No fractional Common Shares are to be issued upon the exercise of this Warrant, but rather the number of Common Shares to be issued shall be rounded up to the nearest whole number.  The Company shall pay any and all transfer, stamp and similar taxes (other than income and similar taxes) that are required to be paid with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

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(b)      Exercise Price.  For purposes of this Warrant, “Exercise Price” means $0.59, subject to adjustment as set forth in Section 2 hereof.

(c)      Company Make Whole.

(1)      In connection with any exercise of this Warrant pursuant to Section 1(a) above, if, on the applicable Exercise Date, the Adjusted Exercise Price is less than the Exercise Price, then the Company shall, in addition to delivering the Warrant Shares to which the Holder is entitled pursuant to such exercise, (A) pay to the Holder on the Share Delivery Date an amount in cash equal to the Make Whole Amount (a “Cash Make Whole”) or, at the Company’s election, (B) satisfy such Make Whole Amount in-kind (an “In-Kind Make Whole”) by (i) increasing the number of Common Shares for which this Warrant may be exercised by a number of Common Shares equal to the quotient of the Make Whole Amount and the Exercise Price and (ii) increasing the principal amount of the Note by an amount equal to the Make Whole Amount (clauses (i) and (ii) together, the “In-Kind Consideration”).  Notwithstanding the foregoing, the Company may not elect an In-Kind Make Whole unless the In-Kind Conditions have been satisfied or waived by the Holder.  For example, if the Holder submitted an Exercise Notice for 100 Warrant Shares and notified the Company that it will satisfy the aggregate Exercise Price therefor by a Surrender of Notes, then, assuming that (I) immediately prior to the delivery of such Exercise Notice there were 14,000,000 Warrant Shares issuable upon exercise of this Warrant and the outstanding principal amount of the Notes was $8,120,000, (II) the Exercise Price is $0.59 per share, (III) the Market Price is $0.50 per share, (IV) the Adjusted Exercise Price is $0.40 per share, (V) the In-Kind Conditions are satisfied and (VI) the Company has elected an In-Kind Make Whole, the Holder would surrender to the Company $59 (100 Warrant Shares * $0.59) in principal amount of Notes, the Company would be obligated to deliver to the Holder 100 Common Shares and to satisfy a Make Whole Amount of $23.75 [$23.75 = ((100*$0.590)/$0.40) – 100) * 0.50].  After giving effect to the In-Kind Make Whole, the number of Warrant Shares for which this Warrant will be exercisable would be 13,999,941 [13,999,941 = (14,000,000 -100) + ($23.75/$0.59)] and the outstanding principal amount of the Note would be $8,119,964.75 [$8,119,964.75 = ($8,120,000 - $59) + $23.75].

(2)      Any time that the number of Warrant Shares for which this Warrant may be exercised or the principal amount of the Notes is increased in connection with an In-Kind Make Whole pursuant to this Section 1(c) (a “Note and Warrant Adjustment”), the Holder shall (x) record such Note and Warrant Adjustment by accurately adjusting the grid schedule attached to this Warrant as Schedule 1 and the grid schedule attached to the Note as Schedule 1 or (y) maintain such other accurate records of such Note and Warrant Adjustment as the Holder deems satisfactory, and promptly provide such adjusted grid schedules or other records to the Company.  The respective grid schedules attached to the Warrant and Note or such other records of any Note and Warrant Adjustments maintained by the Holder shall be final, conclusive and binding on the Company absent manifest error.  Adjustment of the grid schedule as provided herein shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the adjusted number of Warrant Shares reflected on such grid schedule.

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(d)      Company’s Failure to Timely Deliver Securities.  If the Company shall fail to credit the Holder’s balance account with DTC, as applicable, for such number of Common Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant by the Share Delivery Date (an “Exercise Failure”), and if on or after such Exercise Failure the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Common Shares issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other reasonable out-of-pocket brokerage expenses, if any) for the Common Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to credit the Holder’s balance account with DTC for such Common Shares shall terminate, and if the Holder’s balance account with DTC is nonetheless credited for such Common Shares, such Common Shares shall be returned to the Company by Holder within three (3) Trading Days of the later of (x) the date that the Company’s obligation to credit the Holder’s balance account with DTC terminated, and (y) the date such Common Shares were received, or (ii) promptly honor its obligation to credit such Holder’s balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares, times (B) the Closing Sale Price on the date of exercise.  In addition, the Company shall reimburse the Holder for all its out-of-pocket, documented expenses arising out of such Exercise Failure.  Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to an Exercise Failure.

(e)      Cashless Exercise.  Notwithstanding anything contained herein to the contrary, if, after the six month anniversary of the Issuance Date, a Registration Statement (as defined in the Registration Rights Agreement) covering the resale of the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares (other than as a result of the occurrence of an Allowable Grace Period (as defined in the Registration Rights Agreement) that occurs prior to the four year anniversary of the date hereof), the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company or a Surrender of Notes upon such exercise in payment or satisfaction, as the case may be, of the Aggregate Exercise Price, elect instead to receive upon such exercise the number of Common Shares and other consideration as set forth in (1) and (2) below (a “Cashless Exercise”):

(1)      If the product of the (A) Market Price and (B) 0.80 is greater than the Exercise Price, the Holder shall receive upon such exercise the “Net Number” of Common Shares determined according to the following formula:

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Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the Market Price on the Exercise Date.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(2)      If the Adjusted Exercise Price is less than the Exercise Price, the Holder shall receive upon such exercise, at the Holder’s option:

(A)      The “Net Number” of Common Shares determined according to the following formula:

Net Number = (X x Y) - (X x Z)

Y

For purposes of the foregoing formula:

X= the total number of shares with respect to which this Warrant is then being exercised.

Y= the Market Price on the Exercise Date.

Z= the Adjusted Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

and

(B)       A “Company Make Whole” in accordance with Section 1(c) above.  For the avoidance of doubt, for purposes of calculating the Make Whole Amount in connection with this Section 1(e)(2), the Aggregate Exercise Price shall be calculated using the Exercise Price and not the Adjusted Exercise Price.  For example, if the Holder submitted an Exercise Notice for 100 Warrant Shares and notified the Company that it will exercise the Warrant by a Cashless Exercise, then, assuming that (I) immediately prior to the delivery of such Exercise Notice there were 14,000,000 Warrant Shares issuable upon exercise of this Warrant, (II) the Exercise Price is $0.59 per share, (III) the Market Price is $0.50 per share, (IV) the Adjusted Exercise Price is $0.40 per share and (V) the Company has elected a Cash Make Whole, the Company would be obligated to deliver to the Holder 20 Common Shares [20 = ((100 Warrant Shares * $0.50) – (100 Warrant Shares* $0.40)) / $0.50] and to satisfy a Cash Make Whole of $23.75 [$23.75 = ((100 Warrant Shares * $0.59) / $0.40) – 100) * $0.50].

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For the avoidance, the Holder may not exercise this Warrant pursuant to a Cashless Exercise if the Registration Statement is effective and available for the resale of the Warrant Shares in compliance with its obligations under the Registration Rights Agreement.

(f)      Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares or the Make Whole Amount, the Company shall promptly issue to the Holder the number of Warrant Shares, In-Kind Consideration or Cash Make Whole that are not disputed and resolve such dispute in accordance with Section 13.

(g)      Limitations on Exercises.  The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Holder (together with the Holder’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of Common Shares outstanding immediately after giving effect to such exercise.  For purposes of the foregoing sentence, the aggregate number of Common Shares beneficially owned by the Holder and its affiliates shall include the number of Common Shares issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of Common Shares which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder and any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein.  Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”).  For purposes of this Warrant, in determining the number of outstanding Common Shares, the Holder may rely on the number of outstanding Common Shares as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding.  For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm in writing to the Holder the number of Common Shares then outstanding.  By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of WPA Warrants.  The provisions of this paragraph shall be construed and implemented in a manner other than in strict conformity with the terms of this Section 1(g) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

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(h)      Insufficient Authorized Shares.  If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved Common Shares to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of Common Shares equal to 175% (the “Required Reserve Amount”) of the number of Common Shares as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding (an “Authorized Share Failure”), then the Company shall as soon as practicable take all action necessary to increase the Company’s authorized Common Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall either (x) obtain the vote or written consent of its shareholders for the approval of an increase in the number of authorized Common Shares and provide each shareholder with an information statement with respect thereto or (y) hold a meeting of its shareholders for the approval of an increase in the number of authorized Common Shares.  In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its reasonable best efforts to solicit its shareholders’ approval of such increase in authorized Common Shares and to cause its Board of Directors to recommend to the shareholders that they approve such proposal.

2.      ADJUSTMENT OF AFFECTED EXERCISE PRICE AND NUMBER OF WARRANT SHARES.  The Exercise Price or Affected Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)      Adjustment upon Issuance of Common Shares.  If and whenever on or after the Issuance Date, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any Common Shares (including the issuance or sale of Common Shares owned or held by or for the account of the Company, but excluding Common Shares deemed to have been issued by the Company in connection with Excluded Securities) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price.  Upon each such adjustment of each Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of Common Shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.  For purposes of determining the modified Exercise Price as adjusted under this Section 2(a), the following shall be applicable:

(i)           Issuance of Options.  If the Company in any manner grants any Options and the lowest price per share for which one Common Share is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such Common Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 2(a)(i), the “lowest price per share for which one Common Share is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Common Share upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such Common Shares or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Shares upon conversion, exercise or exchange of such Convertible Securities.

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(ii)           Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one Common Share is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such Common Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 2(a)(ii), the “lowest price per share for which one Common Share is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one Common Share upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security.  No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such Common Shares upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

(iii)           Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Shares increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.  No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

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(iv)           Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for a value determined by use of the Black Scholes Option Pricing Model (the “Option Value”) and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Company, less (II) the Option Value.  If any Common Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any Common Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt.  If any Common Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Shares, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders.  The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v)           Record Date.  If the Company takes a record of the holders of Common Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Shares, Options or in Convertible Securities or (B) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

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(b)      Adjustment upon Subdivision or Combination of Common Shares.  If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Common Shares into a greater number of shares, the Affected Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased.  If the Company at any time on or after the Subscription Date  combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding Common Shares into a smaller number of shares, the Affected Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased.  Any adjustment under this Section 2(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c)      Other Events.  If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of share appreciation rights, phantom share rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Affected Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Affected Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3.      RIGHTS UPON DISTRIBUTION OF ASSETS.  If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) (other than Pill Rights) to holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction other than a dividend or distribution payable solely in Common Shares for which an adjustment is made pursuant to Section 2(c)) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(a)      any Affected Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Shares entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Affected Exercise Price by a fraction of which (i) the numerator shall be the Closing Sale Price of the Common Shares on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one Common Share, and (ii) the denominator shall be the Closing Sale Price of the Common Shares on the Trading Day immediately preceding such record date; and

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(b)      the number of Warrant Shares shall be increased to a number of shares equal to the number of Common Shares obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Shares entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of Common Shares (or common shares or common stock) (“Other Common Shares”) of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Common Shares in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Common Shares that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).  The Holder shall notify the Company within two (2) Business Days of its receipt of notice of the record date for such Distribution as to its election under this Section 3(b) and, in the absence of any such notice from the Holder, the Holder shall be deemed to have elected to accept an increase in the number of Warrant Shares.

4.      PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)      Purchase Rights.  In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Shares (other than Pill Rights) (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights.

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(b)      Fundamental Transactions.  The Company shall not enter into or be party to a Fundamental Transaction unless (i)  the Successor Entity, if a Person other than the Company (with the Company being deemed to automatically so assume), assumes in writing all of the obligations of the Company under this Warrant, the other Transaction Documents, the Notes and the Note Purchase Agreement in accordance with the provisions of this Section (4)(b) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction (which approval shall not be unreasonably withheld or delayed), including agreements to deliver to each holder of the WPA Warrants in exchange for its Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the WPA Warrants, including, without limitation, an exercise price equal to the value for the Common Shares reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and reasonably satisfactory to the Required Holders and (ii) the Successor Entity (or its Parent Entity if such assumption is effected by the Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market.  Upon the occurrence of any Fundamental Transaction, the Successor Entity, if a Person other than the Company (with the Company being deemed to automatically so succeed), shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.  Upon consummation of the Fundamental Transaction, the Successor Entity, if a Person other than the Company (with the Company being deemed to automatically so be required), shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the Common Shares (or other securities, cash, assets or other property) issuable upon the exercise of the Warrant prior to such Fundamental Transaction such shares of the publicly traded common stock or common shares (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Shares are entitled to receive securities or other assets with respect to or in exchange for Common Shares (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Corporate Event but prior to the Expiration Date, in lieu of Common Shares (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Corporate Event, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Corporate Event had this Warrant been exercised immediately prior to such Corporate Event.  Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders.  The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

(c)      Notwithstanding the foregoing, in the event of a Fundamental Transaction, at the request of the Holder delivered before the ninetieth (90th) day after the consummation of such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.

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5.      PARTICIPATION.  The Holder, as the holder of this Warrant, shall be entitled to receive any Pill Rights (or, at the option of the Holder, to the extent such Pill Rights become exercisable or have been exercised into equity interests of the Company or any other distribution is made of equity interests of the Company to holders of such Pill Rights, such equity interests of the Company upon payment of any required consideration therefor) made to the holders of Common Shares concurrently with any issuance of Common Shares upon exercise of this Warrant to the same extent as if the Holder had exercised this Warrant into such Common Shares (without regard to any limitations on conversion herein or elsewhere) and had held such Common Shares on the record date for such dividend or distribution of Pill Rights.

6.      NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Common Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the exercise of this Warrant, and (iii) shall, so long as any of the WPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Shares, solely for the purpose of effecting the exercise of the WPA Warrants, 175% of the number of Common Shares as shall from time to time be necessary to effect the exercise of the WPA Warrants then outstanding (without regard to any limitations on exercise).  For the avoidance of doubt, solicitation by the Company in accordance with the requirements of the WPA Warrants and the Warrant Purchase Agreement of the consents of the Required Holders to any amendment, modification or waiver of any provision of the WPA Warrants shall not be or be deemed an avoidance of performance of the terms of this Warrant.

7.      WARRANT HOLDER NOT DEEMED A SHAREHOLDER.  Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.  Notwithstanding this Section 7, to the extent not available through the EDGAR filing system of the SEC, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

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8.      REISSUANCE OF WARRANTS.

(a)      Transfer of Warrant.  If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 8(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 8(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)      Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 8(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)      Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 8(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional Common Shares shall be given.

(d)      Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 8(a) or Section 8(c), the Warrant Shares designated by the Holder which, when added to the number of Common Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

9.      NOTICES.  Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 7.4 of the Warrant Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of each Affected Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days or such shorter period as may be permitted by the Principal Market for the public announcement of any such record date prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of Common Shares or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

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10.      AMENDMENT AND WAIVER.  Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders; provided that no such action may (i) increase the exercise price of any WPA Warrant, (ii) decrease the number of shares or class of stock obtainable upon exercise of any WPA Warrant, (iii) modify the Expiration Date of any WPA Warrant or (iv) modify the Holder’s right to exercise any WPA Warrant for a Surrender of Notes, in each such case, without the written consent of the Holder.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the WPA Warrants then outstanding.

11.      GOVERNING LAW.  This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

12.      CONSTRUCTION; HEADINGS.  This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

13.      DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares or the Make Whole Amount, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within three (3) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder, such approval not to be unreasonably withheld.  The Company shall cause at its expense the investment bank to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations.  Such investment bank’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

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14.      REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a material breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

15.      TRANSFER.   Subject to compliance with all applicable securities laws, this Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

16.      SEVERABILITY.  If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

17.      TAXES. The Company agrees to pay to the relevant governmental authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, this Warrant (“Taxes”).  The Company shall deliver to the Holder official receipts, if any, in respect of any Taxes payable hereunder promptly after payment of such Taxes or other evidence of payment reasonably acceptable to the Holder. The obligations of the Company under this Section 17 shall survive the termination of this Warrant and the payment of the Warrant and all other amounts payable hereunder.

18.      CERTAIN DEFINITIONS.  For purposes of this Warrant, the following terms shall have the following meanings:

(a)      “Adjusted Exercise Price” means the least of (i) the Exercise Price, (ii) 80% of the Market Price for the applicable Exercise Date on which the Holder elects to exercise all or a part of this Warrant, subject to adjustment as provided herein and (iii) in the event of a Dilutive Issuance, 80% of the New Issuance Price.

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(b)      “Affected Exercise Price” means (i) the Exercise Price, (ii) the Adjusted Exercise Price and (iii) each reported Market Price occurring on any Trading Day included in the period used for determining the Adjusted Exercise Price, which Trading Day occurred before the record date or effective date in the case of events referred to in Section 2(b), Section 2(c), Section 3 or Section 4(a) of this Warrant.

(c)      “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of the closing of the applicable Fundamental Transaction for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of the applicable Fundamental Transaction, (iii) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non cash consideration, if any, being offered in the Fundamental Transaction and (iv) a 365 day annualization factor.

(d)      “Bloomberg” means Bloomberg Financial Markets.

(e)      “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)      “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then, the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if last trade price is reported for such security by Bloomberg, the average of the prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 13.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(g)      “Common Shares” means (i) the Company’s Common Shares, par value $0.0001 per share, and (ii) any share capital into which such Common Shares shall have been changed or any share capital resulting from a reclassification of such Common Shares.

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(h)      “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Shares, including, without limitation, warrants.

(i)       “Eligible Market” means the Principal Market, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, The New York Stock Exchange, Inc., or The NYSE Amex.

(j)       “Exercise Date” means the date of any Exercise Notice hereunder.

(k)      “Excluded Securities” means (i) any Common Shares issued or issuable: (A) upon exercise of the WPA Warrants; and (B) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Issuance Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Issuance Date so as to reduce the exercise price of such Options or the conversion price of such Convertible Securities or to increase the number of Common Shares issuable upon conversion or exercise thereof (but not including any such reduction in the conversion price or exercise price or increase in the number of Common Shares issuable upon conversion or exercise thereof, in each case, in accordance with the terms of such options or Convertible Securities as in effect on the Subscription Date), (ii) any Pill Rights, and (iii) sales or issuances of Common Shares, Options or Convertible Securities to employees, consultants or directors of Company directly or pursuant to a stock option plan, employee stock purchase plan or restricted stock plan, or other similar arrangements related to compensation for services consistent with past practices and approved by the Board of Directors, but in any event not to exceed in the aggregate a number of Common Shares equal to10% of the outstanding Common Shares on the Issuance Date in any 365-day period.

(l)       “Expiration Date” means the date sixty (60) months after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next day that is not a Holiday.

(m)      “Fundamental Transaction” means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, if the holders of the Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such consolidation or merger) immediately prior to such consolidation or merger shall hold or have the right to direct the voting of less than 50% of the Voting Stock of the Company or such voting securities of such other surviving Person immediately following such transaction, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a securities purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such securities purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Shares or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares.  Notwithstanding the foregoing, solely for the purpose of the foregoing calculations, any director, officer or employee of the Company, acting solely in its capacity as a director, officer or employee of the Company, shall not be deemed to be making or party to, or associated or affiliated with the Persons making or party to, such consolidation or merger.

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(n)      “In-Kind Conditions” means that on the relevant Exercise Date and each of the ten (10) Trading Days preceding such Exercise Date, (i) the Weighted Average Price per share of the Common Stock on the Principal Market is at least $0.15 per share (appropriately adjusted for any stock split, stock dividend, stock combination, stock buy-back or other similar transaction), (ii) there shall not have occurred and be continuing either (A) an Event of Default (as defined in the Notes) under the Notes or (B) an event that with the passage of time or giving of notice would constitute an Event of Default under the Notes, (iii) the Registration Statement is effective and available for resale of the Warrant Shares and neither such Registration Statement nor the prospectus included therein contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (iv) after giving effect to the applicable In-Kind Make Whole, the number of shares of Common Stock then registered in the Registration Statement is equal to at least 150% of the of the number of Common Shares as shall from time to time be necessary to effect the exercise of all of this Warrant.

(o)      “Make Whole Amount” means an amount equal to the product of (i) difference between (x) the Aggregate Exercise Price divided by the Adjusted Exercise Price and (y) the total number of Warrant Shares for which this Warrant is being exercised and (ii) the Market Price on the Exercise Date.

(p)      “Market Price” means the lesser of (i) the Weighted Average Price of a Common Share on the Principal Market on the Trading Day on which such price is being determined and (ii) the Weighted Average Price of a Common Share on the Principal Market on the Trading Day immediately preceding the Trading Day on which such price is being determined.

(q)      “Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of March 3, 2011, by and among, the Company and the investors signatory thereto.

(r)       “Notes” means the 5% Senior Secured Notes of the Company issued pursuant to the Note Purchase Agreement.

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(s)      “Options” means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities.

(t)       “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common shares or common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(u)      “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(v)      “Pill Rights” means any rights issued by the Company pursuant to any so-called “poison pill” or similar Company rights plan entitling all holders of equity interests of the Company to subscribe for or purchase equity interests of the Company, which rights are not exercisable until a determination by the Company’s Board of Directors that one or more Persons or “groups” (as defined in Rule 13d-5(b)(1) under the 1934 Act) has acquired beneficial ownership of Common Shares in excess of the percentage threshold specified in such plan.

(w)      “Principal Market” means The OTC Bulletin Board.

(x)       “Registration Rights Agreement” means that certain registration rights agreement by and among the Company and the Investors.

(y)       “Required Holders” means the holders of the WPA Warrants representing at least 66⅔%of Common Shares underlying the WPA Warrants then outstanding.

(z)       “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.

(aa)     “Trading Day” means any day on which the Common Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares are then traded; provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(bb)    “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

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(cc)     “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average closing price for such security as reported in the “pink sheet” by Pink Sheets, LLC.  If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 13 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during the applicable calculation period.

19.      Rescission of Exercise Notice.  Notwithstanding anything contained herein to the contrary, the Holder shall have the absolute and unconditional right to rescind any Exercise Notice if the Common Shares are not traded on the Trading Day by a delivery a written notice to the Company within three (3) Trading Days of the Exercise Date.  To the extent that the Company has credited the applicable Warrant Shares to the Holder’s balance account with DTC prior to the date that the Holder rescinds such Exercise Notice, the Holder shall promptly cause such Warrant Shares to be returned to the Company.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Shares to be duly executed as of the Issuance Date set out above.

ANTs software inc.

By:	/s/ David A. Buckel
Name:	David A. Buckel
Title:	Secretary and Chief Financial Officer

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

ANTS SOFTWARE INC.

The undersigned holder hereby exercises the right to purchase _________________ of the Common Shares (“Warrant Shares”) of ANTs software inc., a company incorporated under the laws of the State of Delaware (the “Company”), evidenced by the attached Warrant to Purchase Common Shares (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to _________________ Warrant Shares;

____________	a “Cashless Exercise” with respect to _______________ Warrant Shares; and/or

____________	a “Surrender of Notes” with respect to _______________ Warrant Shares.

2.  Payment of Exercise Price.  In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.  In the event that the Holder has elected a Surrender of Notes with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall surrender a principal amount of Notes equal to the Aggregate Exercise Price in the sum of $_______________ to the Company in accordance with the terms of the attached Warrant and the Notes being surrendered.

3.  Delivery of Warrant Shares.  The Company shall deliver to the Holder __________ Warrant Shares in accordance with the terms of the Warrant.

4. Company Make Whole.  The Make Whole Amount is an amount equal to the sum of $________________.

4.  Notwithstanding anything to the contrary contained herein, this Exercise Notice shall constitute a representation by the Holder of the Warrant submitting this Exercise Notice that, after giving effect to the exercise provided for in this Exercise Notice, such Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person’s affiliates) of a number of Common Shares which exceeds the Maximum Percentage (as defined in the Warrant) of the total outstanding Common Shares of the Company as determined pursuant to the provisions of Section 1(g) of the Warrant.

Date: _______________ __, ______

_____________________________
   Name of Registered Holder

By:      ________________________
            Name:
            Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of Common Shares to the Holder.  In addition, the Company shall (i) pay a Cash Make Whole to the Holder in the sum of $_______ and/or (ii) increase the number of Warrant Shares issuable upon exercise of this Warrant _______ Warrant Shares and increase the principal amount of the Notes by $ _________.

ANTS SOFTWARE INC.

By:____________________________________________
Name:
Title:

Schedule 1

Grid Schedule

Exercise Date	Aggregate Exercise Price	Warrant Shares Issuable to Holder	Make Whole Amount	Cash Make Whole	In-Kind Consideration	Total Warrant Shares for which this Warrant may be Exercised1

1 After giving effect to the applicable exercise of this Warrant and the applicable In-Kind Make Whole.

EXHIBIT 10.8

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A, IF APPLICABLE, UNDER SAID ACT OR IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S OF THE SECURITIES ACT OF 1933, AS AMENDED.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

ANTs software inc.

Series B Warrant To Purchase Common Shares

Warrant No.: B-3
Number of Common Shares: 3,559,322
Date of Issuance: March 3, 2011 (“Issuance Date”)

ANTs software inc., a company organized under the laws of the State of Delaware (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, JGB Capital Offshore Ltd., the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Series B Warrant to Purchase Common Shares (including any Warrants to Purchase Common Shares issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), 3,559,322 fully paid nonassessable Common Shares par value $0.0001 per share (the “Warrant Shares”).  Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 18.  This Warrant is one of the Warrants to purchase Common Shares (the “WPA Warrants”) issued pursuant to that certain Warrant Purchase Agreement, dated as of March 3, 2011 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein (the “Warrant Purchase Agreement”).

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise.  Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(g)), this Warrant may be exercised by the Holder on any time or times on or after the Issuance Date, in whole or in part, by (i) delivery of a written notice (which notice may be delivered by e-mail, facsimile, overnight courier or by hand, in the Holder’s sole discretion), in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds, (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(e)) or (C) by notifying the Company that the Holder will surrender a principal amount of Notes equal to the Aggregate Exercise Price (a “Surrender of Notes”).  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder unless the Holder has provided the Company with prior written notice (which notice may be included in an Exercise Notice) requesting the reissuance of this Warrant upon physical surrender of this Warrant.  Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.  In addition, to the extent that the Holder elects to satisfy all or any portion of the Aggregate Exercise Price through a Surrender of Notes, the Holder shall not be required to physically surrender the Notes to the Company, but shall maintain records of any Surrender of Notes in accordance with Section 3(a) of the Notes.  On or before the first (1st) Trading Day following the date on which the Company has received the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise or a Surrender of Notes) (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”), the Company’s confirmation shall specify the Make Whole Amount (if any) payable in connection with such exercise and whether such Make Whole Amount shall be satisfied by a Cash Make Whole or an In-Kind Make Whole.  On or before the third (3rd) Trading Day following the date on which the Company has received the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (i) credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, (ii) pay to the Holder the applicable Cash Make Whole, if any and (iii) in the case of an In-Kind Make Whole, the Holder shall follow the record keeping procedures set forth in Section 1(c)(2) hereof.  Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be.  In addition, in the case that a Make Whole Amount is due in connection with any exercise of this Warrant, the applicable the In-Kind Consideration shall be deemed to be outstanding and the Holder shall be deemed to be the holder of record thereof upon delivery of the Exercise Delivery Documents unless and until the Company notifies the Holder of its election to pay such Make Whole Amount pursuant to a Cash Make Whole as provided herein.  No fractional Common Shares are to be issued upon the exercise of this Warrant, but rather the number of Common Shares to be issued shall be rounded up to the nearest whole number.  The Company shall pay any and all transfer, stamp and similar taxes (other than income and similar taxes) that are required to be paid with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

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(b) Exercise Price.  For purposes of this Warrant, “Exercise Price” means $0.59, subject to adjustment as set forth in Section 2 hereof.

(c) Company Make Whole.

(1) In connection with any exercise of this Warrant pursuant to Section 1(a) above, if, on the applicable Exercise Date, the Adjusted Exercise Price is less than the Exercise Price, then the Company shall, in addition to delivering the Warrant Shares to which the Holder is entitled pursuant to such exercise, (A) pay to the Holder on the Share Delivery Date an amount in cash equal to the Make Whole Amount (a “Cash Make Whole”) or, at the Company’s election, (B) satisfy such Make Whole Amount in-kind (an “In-Kind Make Whole”) by (i) increasing the number of Common Shares for which this Warrant may be exercised by a number of Common Shares equal to the quotient of the Make Whole Amount and the Exercise Price and (ii) increasing the principal amount of the Note by an amount equal to the Make Whole Amount (clauses (i) and (ii) together, the “In-Kind Consideration”).  Notwithstanding the foregoing, the Company may not elect an In-Kind Make Whole unless the In-Kind Conditions have been satisfied or waived by the Holder.  For example, if the Holder submitted an Exercise Notice for 100 Warrant Shares and notified the Company that it will satisfy the aggregate Exercise Price therefor by a Surrender of Notes, then, assuming that (I) immediately prior to the delivery of such Exercise Notice there were 14,000,000 Warrant Shares issuable upon exercise of this Warrant and the outstanding principal amount of the Notes was $8,120,000, (II) the Exercise Price is $0.59 per share, (III) the Market Price is $0.50 per share, (IV) the Adjusted Exercise Price is $0.40 per share, (V) the In-Kind Conditions are satisfied and (VI) the Company has elected an In-Kind Make Whole, the Holder would surrender to the Company $59 (100 Warrant Shares * $0.59) in principal amount of Notes, the Company would be obligated to deliver to the Holder 100 Common Shares and to satisfy a Make Whole Amount of $23.75 [$23.75 = ((100*$0.590)/$0.40) – 100) * 0.50].  After giving effect to the In-Kind Make Whole, the number of Warrant Shares for which this Warrant will be exercisable would be 13,999,941 [13,999,941 = (14,000,000 -100) + ($23.75/$0.59)] and the outstanding principal amount of the Note would be $8,119,964.75 [$8,119,964.75 = ($8,120,000 - $59) + $23.75].

(2) Any time that the number of Warrant Shares for which this Warrant may be exercised or the principal amount of the Notes is increased in connection with an In-Kind Make Whole pursuant to this Section 1(c) (a “Note and Warrant Adjustment”), the Holder shall (x) record such Note and Warrant Adjustment by accurately adjusting the grid schedule attached to this Warrant as Schedule 1 and the grid schedule attached to the Note as Schedule 1 or (y) maintain such other accurate records of such Note and Warrant Adjustment as the Holder deems satisfactory, and promptly provide such adjusted grid schedules or other records to the Company.  The respective grid schedules attached to the Warrant and Note or such other records of any Note and Warrant Adjustments maintained by the Holder shall be final, conclusive and binding on the Company absent manifest error.  Adjustment of the grid schedule as provided herein shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the adjusted number of Warrant Shares reflected on such grid schedule.

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(d) Company’s Failure to Timely Deliver Securities.  If the Company shall fail to credit the Holder’s balance account with DTC, as applicable, for such number of Common Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant by the Share Delivery Date (an “Exercise Failure”), and if on or after such Exercise Failure the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Common Shares issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other reasonable out-of-pocket brokerage expenses, if any) for the Common Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to credit the Holder’s balance account with DTC for such Common Shares shall terminate, and if the Holder’s balance account with DTC is nonetheless credited for such Common Shares, such Common Shares shall be returned to the Company by Holder within three (3) Trading Days of the later of (x) the date that the Company’s obligation to credit the Holder’s balance account with DTC terminated, and (y) the date such Common Shares were received, or (ii) promptly honor its obligation to credit such Holder’s balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares, times (B) the Closing Sale Price on the date of exercise.  In addition, the Company shall reimburse the Holder for all its out-of-pocket, documented expenses arising out of such Exercise Failure.  Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to an Exercise Failure.

(e) Cashless Exercise.  Notwithstanding anything contained herein to the contrary, if, after the six month anniversary of the Issuance Date, a Registration Statement (as defined in the Registration Rights Agreement) covering the resale of the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares (other than as a result of the occurrence of an Allowable Grace Period (as defined in the Registration Rights Agreement) that occurs prior to the four year anniversary of the date hereof), the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company or a Surrender of Notes upon such exercise in payment or satisfaction, as the case may be, of the Aggregate Exercise Price, elect instead to receive upon such exercise the number of Common Shares and other consideration as set forth in (1) and (2) below (a “Cashless Exercise”):

(1) If the product of the (A) Market Price and (B) 0.80 is greater than the Exercise Price, the Holder shall receive upon such exercise the “Net Number” of Common Shares determined according to the following formula:

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Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A=	the total number of shares with respect to which this Warrant is then being exercised.

B=	the Market Price on the Exercise Date.

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(2) If the Adjusted Exercise Price is less than the Exercise Price, the Holder shall receive upon such exercise, at the Holder’s option:

(A)  The “Net Number” of Common Shares determined according to the following formula:

Net Number = (X x Y) - (X x Z)

Y

For purposes of the foregoing formula:

X=	the total number of shares with respect to which this Warrant is then being exercised.

Y=	the Market Price on the Exercise Date.

Z=	the Adjusted Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

and

(B)  A “Company Make Whole” in accordance with Section 1(c) above.  For the avoidance of doubt, for purposes of calculating the Make Whole Amount in connection with this Section 1(e)(2), the Aggregate Exercise Price shall be calculated using the Exercise Price and not the Adjusted Exercise Price.  For example, if the Holder submitted an Exercise Notice for 100 Warrant Shares and notified the Company that it will exercise the Warrant by a Cashless Exercise, then, assuming that (I) immediately prior to the delivery of such Exercise Notice there were 14,000,000 Warrant Shares issuable upon exercise of this Warrant, (II) the Exercise Price is $0.59 per share, (III) the Market Price is $0.50 per share, (IV) the Adjusted Exercise Price is $0.40 per share and (V) the Company has elected a Cash Make Whole, the Company would be obligated to deliver to the Holder 20 Common Shares [20 = ((100 Warrant Shares * $0.50) – (100 Warrant Shares* $0.40)) / $0.50] and to satisfy a Cash Make Whole of $23.75 [$23.75 = ((100 Warrant Shares * $0.59) / $0.40) – 100) * $0.50].

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For the avoidance, the Holder may not exercise this Warrant pursuant to a Cashless Exercise if the Registration Statement is effective and available for the resale of the Warrant Shares in compliance with its obligations under the Registration Rights Agreement.

(f) Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares or the Make Whole Amount, the Company shall promptly issue to the Holder the number of Warrant Shares, In-Kind Consideration or Cash Make Whole that are not disputed and resolve such dispute in accordance with Section 13.

(g) Limitations on Exercises.  The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Holder (together with the Holder’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of Common Shares outstanding immediately after giving effect to such exercise.  For purposes of the foregoing sentence, the aggregate number of Common Shares beneficially owned by the Holder and its affiliates shall include the number of Common Shares issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of Common Shares which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder and any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein.  Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”).  For purposes of this Warrant, in determining the number of outstanding Common Shares, the Holder may rely on the number of outstanding Common Shares as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding.  For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm in writing to the Holder the number of Common Shares then outstanding.  By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of WPA Warrants.  The provisions of this paragraph shall be construed and implemented in a manner other than in strict conformity with the terms of this Section 1(g) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(h) Insufficient Authorized Shares.  If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved Common Shares to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of Common Shares equal to 175% (the “Required Reserve Amount”) of the number of Common Shares as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding (an “Authorized Share Failure”), then the Company shall as soon as practicable take all action necessary to increase the Company’s authorized Common Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall either (x) obtain the vote or written consent of its shareholders for the approval of an increase in the number of authorized Common Shares and provide each shareholder with an information statement with respect thereto or (y) hold a meeting of its shareholders for the approval of an increase in the number of authorized Common Shares.  In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its reasonable best efforts to solicit its shareholders’ approval of such increase in authorized Common Shares and to cause its Board of Directors to recommend to the shareholders that they approve such proposal.

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2. ADJUSTMENT OF AFFECTED EXERCISE PRICE AND NUMBER OF WARRANT SHARES.  The Exercise Price or Affected Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Adjustment upon Issuance of Common Shares.  If and whenever on or after the Issuance Date, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any Common Shares (including the issuance or sale of Common Shares owned or held by or for the account of the Company, but excluding Common Shares deemed to have been issued by the Company in connection with Excluded Securities) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price.  Upon each such adjustment of each Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of Common Shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.  For purposes of determining the modified Exercise Price as adjusted under this Section 2(a), the following shall be applicable:

(i)           Issuance of Options.  If the Company in any manner grants any Options and the lowest price per share for which one Common Share is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such Common Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 2(a)(i), the “lowest price per share for which one Common Share is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Common Share upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such Common Shares or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Shares upon conversion, exercise or exchange of such Convertible Securities.

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(ii)           Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one Common Share is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such Common Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 2(a)(ii), the “lowest price per share for which one Common Share is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one Common Share upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security.  No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such Common Shares upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

(iii)           Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Shares increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.  No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

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(iv)           Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for a value determined by use of the Black Scholes Option Pricing Model (the “Option Value”) and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Company, less (II) the Option Value.  If any Common Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any Common Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt.  If any Common Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Shares, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders.  The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v)           Record Date.  If the Company takes a record of the holders of Common Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Shares, Options or in Convertible Securities or (B) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

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(b) Adjustment upon Subdivision or Combination of Common Shares.  If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Common Shares into a greater number of shares, the Affected Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased.  If the Company at any time on or after the Subscription Date  combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding Common Shares into a smaller number of shares, the Affected Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased.  Any adjustment under this Section 2(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c) Other Events.  If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of share appreciation rights, phantom share rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Affected Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Affected Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3. RIGHTS UPON DISTRIBUTION OF ASSETS.  If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) (other than Pill Rights) to holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction other than a dividend or distribution payable solely in Common Shares for which an adjustment is made pursuant to Section 2(c)) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(a) any Affected Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Shares entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Affected Exercise Price by a fraction of which (i) the numerator shall be the Closing Sale Price of the Common Shares on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one Common Share, and (ii) the denominator shall be the Closing Sale Price of the Common Shares on the Trading Day immediately preceding such record date; and

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(b) the number of Warrant Shares shall be increased to a number of shares equal to the number of Common Shares obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Shares entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of Common Shares (or common shares or common stock) (“Other Common Shares”) of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Common Shares in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Common Shares that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).  The Holder shall notify the Company within two (2) Business Days of its receipt of notice of the record date for such Distribution as to its election under this Section 3(b) and, in the absence of any such notice from the Holder, the Holder shall be deemed to have elected to accept an increase in the number of Warrant Shares.

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights.  In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Shares (other than Pill Rights) (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights.

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(b) Fundamental Transactions.  The Company shall not enter into or be party to a Fundamental Transaction unless (i)  the Successor Entity, if a Person other than the Company (with the Company being deemed to automatically so assume), assumes in writing all of the obligations of the Company under this Warrant, the other Transaction Documents, the Notes and the Note Purchase Agreement in accordance with the provisions of this Section (4)(b) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction (which approval shall not be unreasonably withheld or delayed), including agreements to deliver to each holder of the WPA Warrants in exchange for its Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the WPA Warrants, including, without limitation, an exercise price equal to the value for the Common Shares reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and reasonably satisfactory to the Required Holders and (ii) the Successor Entity (or its Parent Entity if such assumption is effected by the Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market.  Upon the occurrence of any Fundamental Transaction, the Successor Entity, if a Person other than the Company (with the Company being deemed to automatically so succeed), shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.  Upon consummation of the Fundamental Transaction, the Successor Entity, if a Person other than the Company (with the Company being deemed to automatically so be required), shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the Common Shares (or other securities, cash, assets or other property) issuable upon the exercise of the Warrant prior to such Fundamental Transaction such shares of the publicly traded common stock or common shares (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Shares are entitled to receive securities or other assets with respect to or in exchange for Common Shares (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Corporate Event but prior to the Expiration Date, in lieu of Common Shares (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Corporate Event, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Corporate Event had this Warrant been exercised immediately prior to such Corporate Event.  Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders.  The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

(c) Notwithstanding the foregoing, in the event of a Fundamental Transaction, at the request of the Holder delivered before the ninetieth (90th) day after the consummation of such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.

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5. PARTICIPATION.  The Holder, as the holder of this Warrant, shall be entitled to receive any Pill Rights (or, at the option of the Holder, to the extent such Pill Rights become exercisable or have been exercised into equity interests of the Company or any other distribution is made of equity interests of the Company to holders of such Pill Rights, such equity interests of the Company upon payment of any required consideration therefor) made to the holders of Common Shares concurrently with any issuance of Common Shares upon exercise of this Warrant to the same extent as if the Holder had exercised this Warrant into such Common Shares (without regard to any limitations on conversion herein or elsewhere) and had held such Common Shares on the record date for such dividend or distribution of Pill Rights.

6. NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Common Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the exercise of this Warrant, and (iii) shall, so long as any of the WPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Shares, solely for the purpose of effecting the exercise of the WPA Warrants, 175% of the number of Common Shares as shall from time to time be necessary to effect the exercise of the WPA Warrants then outstanding (without regard to any limitations on exercise).  For the avoidance of doubt, solicitation by the Company in accordance with the requirements of the WPA Warrants and the Warrant Purchase Agreement of the consents of the Required Holders to any amendment, modification or waiver of any provision of the WPA Warrants shall not be or be deemed an avoidance of performance of the terms of this Warrant.

7. WARRANT HOLDER NOT DEEMED A SHAREHOLDER.  Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.  Notwithstanding this Section 7, to the extent not available through the EDGAR filing system of the SEC, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

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8. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant.  If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 8(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 8(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 8(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 8(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional Common Shares shall be given.

(d) Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 8(a) or Section 8(c), the Warrant Shares designated by the Holder which, when added to the number of Common Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

9. NOTICES.  Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 7.4 of the Warrant Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of each Affected Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days or such shorter period as may be permitted by the Principal Market for the public announcement of any such record date prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of Common Shares or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

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10. AMENDMENT AND WAIVER.  Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders; provided that no such action may (i) increase the exercise price of any WPA Warrant, (ii) decrease the number of shares or class of stock obtainable upon exercise of any WPA Warrant, (iii) modify the Expiration Date of any WPA Warrant or (iv) modify the Holder’s right to exercise any WPA Warrant for a Surrender of Notes, in each such case, without the written consent of the Holder.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the WPA Warrants then outstanding.

11. GOVERNING LAW.  This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

12. CONSTRUCTION; HEADINGS.  This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

13. DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares or the Make Whole Amount, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within three (3) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder, such approval not to be unreasonably withheld.  The Company shall cause at its expense the investment bank to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations.  Such investment bank’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

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14. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a material breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

15. TRANSFER. Subject to compliance with all applicable securities laws, this Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

16. SEVERABILITY.  If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

17. TAXES. The Company agrees to pay to the relevant governmental authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, this Warrant (“Taxes”).  The Company shall deliver to the Holder official receipts, if any, in respect of any Taxes payable hereunder promptly after payment of such Taxes or other evidence of payment reasonably acceptable to the Holder. The obligations of the Company under this Section 17 shall survive the termination of this Warrant and the payment of the Warrant and all other amounts payable hereunder.

18. CERTAIN DEFINITIONS.  For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Adjusted Exercise Price” means the least of (i) the Exercise Price, (ii) 80% of the Market Price for the applicable Exercise Date on which the Holder elects to exercise all or a part of this Warrant, subject to adjustment as provided herein and (iii) in the event of a Dilutive Issuance, 80% of the New Issuance Price.

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(b) “Affected Exercise Price” means (i) the Exercise Price, (ii) the Adjusted Exercise Price and (iii) each reported Market Price occurring on any Trading Day included in the period used for determining the Adjusted Exercise Price, which Trading Day occurred before the record date or effective date in the case of events referred to in Section 2(b), Section 2(c), Section 3 or Section 4(a) of this Warrant.

(c) “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of the closing of the applicable Fundamental Transaction for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of the applicable Fundamental Transaction, (iii) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non cash consideration, if any, being offered in the Fundamental Transaction and (iv) a 365 day annualization factor.

(d) “Bloomberg” means Bloomberg Financial Markets.

(e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then, the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if last trade price is reported for such security by Bloomberg, the average of the prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 13.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(g) “Common Shares” means (i) the Company’s Common Shares, par value $0.0001 per share, and (ii) any share capital into which such Common Shares shall have been changed or any share capital resulting from a reclassification of such Common Shares.

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(h) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Shares, including, without limitation, warrants.

(i) “Eligible Market” means the Principal Market, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, The New York Stock Exchange, Inc., or The NYSE Amex.

(j) “Exercise Date” means the date of any Exercise Notice hereunder.

(k) “Excluded Securities” means (i) any Common Shares issued or issuable: (A) upon exercise of the WPA Warrants; and (B) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Issuance Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Issuance Date so as to reduce the exercise price of such Options or the conversion price of such Convertible Securities or to increase the number of Common Shares issuable upon conversion or exercise thereof (but not including any such reduction in the conversion price or exercise price or increase in the number of Common Shares issuable upon conversion or exercise thereof, in each case, in accordance with the terms of such options or Convertible Securities as in effect on the Subscription Date), (ii) any Pill Rights, and (iii) sales or issuances of Common Shares, Options or Convertible Securities to employees, consultants or directors of Company directly or pursuant to a stock option plan, employee stock purchase plan or restricted stock plan, or other similar arrangements related to compensation for services consistent with past practices and approved by the Board of Directors, but in any event not to exceed in the aggregate a number of Common Shares equal to10% of the outstanding Common Shares on the Issuance Date in any 365-day period.

(l) “Expiration Date” means the date sixty (60) months after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next day that is not a Holiday.

(m) “Fundamental Transaction” means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, if the holders of the Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such consolidation or merger) immediately prior to such consolidation or merger shall hold or have the right to direct the voting of less than 50% of the Voting Stock of the Company or such voting securities of such other surviving Person immediately following such transaction, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a securities purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such securities purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Shares or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares.  Notwithstanding the foregoing, solely for the purpose of the foregoing calculations, any director, officer or employee of the Company, acting solely in its capacity as a director, officer or employee of the Company, shall not be deemed to be making or party to, or associated or affiliated with the Persons making or party to, such consolidation or merger.

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(n) “In-Kind Conditions” means that on the relevant Exercise Date and each of the ten (10) Trading Days preceding such Exercise Date, (i) the Weighted Average Price per share of the Common Stock on the Principal Market is at least $0.15 per share (appropriately adjusted for any stock split, stock dividend, stock combination, stock buy-back or other similar transaction), (ii) there shall not have occurred and be continuing either (A) an Event of Default (as defined in the Notes) under the Notes or (B) an event that with the passage of time or giving of notice would constitute an Event of Default under the Notes, (iii) the Registration Statement is effective and available for resale of the Warrant Shares and neither such Registration Statement nor the prospectus included therein contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (iv) after giving effect to the applicable In-Kind Make Whole, the number of shares of Common Stock then registered in the Registration Statement is equal to at least 150% of the of the number of Common Shares as shall from time to time be necessary to effect the exercise of all of this Warrant.

(o) “Make Whole Amount” means an amount equal to the product of (i) difference between (x) the Aggregate Exercise Price divided by the Adjusted Exercise Price and (y) the total number of Warrant Shares for which this Warrant is being exercised and (ii) the Market Price on the Exercise Date.

(p)  “Market Price” means the lesser of (i) the Weighted Average Price of a Common Share on the Principal Market on the Trading Day on which such price is being determined and (ii) the Weighted Average Price of a Common Share on the Principal Market on the Trading Day immediately preceding the Trading Day on which such price is being determined.

(q) “Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of March 3, 2011, by and among, the Company and the investors signatory thereto.

(r) “Notes” means the 5% Senior Secured Notes of the Company issued pursuant to the Note Purchase Agreement.

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(s) “Options” means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities.

(t) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common shares or common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(u) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(v) “Pill Rights” means any rights issued by the Company pursuant to any so-called “poison pill” or similar Company rights plan entitling all holders of equity interests of the Company to subscribe for or purchase equity interests of the Company, which rights are not exercisable until a determination by the Company’s Board of Directors that one or more Persons or “groups” (as defined in Rule 13d-5(b)(1) under the 1934 Act) has acquired beneficial ownership of Common Shares in excess of the percentage threshold specified in such plan.

(w) “Principal Market” means The OTC Bulletin Board.

(x) “Registration Rights Agreement” means that certain registration rights agreement by and among the Company and the Investors.

(y) “Required Holders” means the holders of the WPA Warrants representing at least 66⅔%of Common Shares underlying the WPA Warrants then outstanding.

(z) “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.

(aa) “Trading Day” means any day on which the Common Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares are then traded; provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(bb) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

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(cc) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average closing price for such security as reported in the “pink sheet” by Pink Sheets, LLC.  If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 13 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during the applicable calculation period.

19. Rescission of Exercise Notice.  Notwithstanding anything contained herein to the contrary, the Holder shall have the absolute and unconditional right to rescind any Exercise Notice if the Common Shares are not traded on the Trading Day by a delivery a written notice to the Company within three (3) Trading Days of the Exercise Date.  To the extent that the Company has credited the applicable Warrant Shares to the Holder’s balance account with DTC prior to the date that the Holder rescinds such Exercise Notice, the Holder shall promptly cause such Warrant Shares to be returned to the Company.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Shares to be duly executed as of the Issuance Date set out above.

ANTs software inc.

By:	/s/ David A. Buckel
Name:	David A. Buckel
Title:	Secretary and Chief Financial Officer

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

ANTS SOFTWARE INC.
The undersigned holder hereby exercises the right to purchase _________________ of the Common Shares (“Warrant Shares”) of ANTs software inc., a company incorporated under the laws of the State of Delaware (the “Company”), evidenced by the attached Warrant to Purchase Common Shares (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to _________________ Warrant Shares;

____________	a “Cashless Exercise” with respect to _______________ Warrant Shares; and/or

____________	a “Surrender of Notes” with respect to _______________ Warrant Shares.

2.  Payment of Exercise Price.  In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.  In the event that the Holder has elected a Surrender of Notes with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall surrender a principal amount of Notes equal to the Aggregate Exercise Price in the sum of $_______________ to the Company in accordance with the terms of the attached Warrant and the Notes being surrendered.

3.  Delivery of Warrant Shares.  The Company shall deliver to the Holder __________ Warrant Shares in accordance with the terms of the Warrant.

4. Company Make Whole.  The Make Whole Amount is an amount equal to the sum of $________________.

5.  Notwithstanding anything to the contrary contained herein, this Exercise Notice shall constitute a representation by the Holder of the Warrant submitting this Exercise Notice that, after giving effect to the exercise provided for in this Exercise Notice, such Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person’s affiliates) of a number of Common Shares which exceeds the Maximum Percentage (as defined in the Warrant) of the total outstanding Common Shares of the Company as determined pursuant to the provisions of Section 1(g) of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of Common Shares to the Holder.  In addition, the Company shall (i) pay a Cash Make Whole to the Holder in the sum of $_______ and/or (ii) increase the number of Warrant Shares issuable upon exercise of this Warrant _______ Warrant Shares and increase the principal amount of the Notes by $ _________.

ANTS SOFTWARE INC.

By:
Name:
Title:

Schedule 1

Grid Schedule

Exercise Date	Aggregate Exercise Price	Warrant Shares Issuable to Holder	Make Whole Amount	Cash Make Whole	In-Kind Consideration	Total Warrant Shares for which this Warrant may be Exercised1

____________________________

1 After giving effect to the applicable exercise of this Warrant and the applicable In-Kind Make Whole.

EXHIBIT 10.9

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A, IF APPLICABLE, UNDER SAID ACT OR IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S OF THE SECURITIES ACT OF 1933, AS AMENDED.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

ANTs software inc.

Series B Warrant To Purchase Common Shares

Warrant No.: B-1
Number of Common Shares: 7,115,645
Date of Issuance: March 3, 2011 (“Issuance Date”)

ANTs software inc., a company organized under the laws of the State of Delaware (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SAMC LLC, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Series B Warrant to Purchase Common Shares (including any Warrants to Purchase Common Shares issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), 7,115,645 fully paid nonassessable Common Shares par value $0.0001 per share (the “Warrant Shares”).  Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 18.  This Warrant is one of the Warrants to purchase Common Shares (the “WPA Warrants”) issued pursuant to that certain Warrant Purchase Agreement, dated as of March 3, 2011 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein (the “Warrant Purchase Agreement”).

1.      EXERCISE OF WARRANT.

(a)      Mechanics of Exercise.  Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(g)), this Warrant may be exercised by the Holder on any time or times on or after the Issuance Date, in whole or in part, by (i) delivery of a written notice (which notice may be delivered by e-mail, facsimile, overnight courier or by hand, in the Holder’s sole discretion), in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds, (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(e)) or (C) by notifying the Company that the Holder will surrender a principal amount of Notes equal to the Aggregate Exercise Price (a “Surrender of Notes”).  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder unless the Holder has provided the Company with prior written notice (which notice may be included in an Exercise Notice) requesting the reissuance of this Warrant upon physical surrender of this Warrant.  Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.  In addition, to the extent that the Holder elects to satisfy all or any portion of the Aggregate Exercise Price through a Surrender of Notes, the Holder shall not be required to physically surrender the Notes to the Company, but shall maintain records of any Surrender of Notes in accordance with Section 3(a) of the Notes.  On or before the first (1st) Trading Day following the date on which the Company has received the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise or a Surrender of Notes) (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”), the Company’s confirmation shall specify the Make Whole Amount (if any) payable in connection with such exercise and whether such Make Whole Amount shall be satisfied by a Cash Make Whole or an In-Kind Make Whole.  On or before the third (3rd) Trading Day following the date on which the Company has received the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (i) credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, (ii) pay to the Holder the applicable Cash Make Whole, if any and (iii) in the case of an In-Kind Make Whole, the Holder shall follow the record keeping procedures set forth in Section 1(c)(2) hereof.  Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be.  In addition, in the case that a Make Whole Amount is due in connection with any exercise of this Warrant, the applicable the In-Kind Consideration shall be deemed to be outstanding and the Holder shall be deemed to be the holder of record thereof upon delivery of the Exercise Delivery Documents unless and until the Company notifies the Holder of its election to pay such Make Whole Amount pursuant to a Cash Make Whole as provided herein.  No fractional Common Shares are to be issued upon the exercise of this Warrant, but rather the number of Common Shares to be issued shall be rounded up to the nearest whole number.  The Company shall pay any and all transfer, stamp and similar taxes (other than income and similar taxes) that are required to be paid with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b)      Exercise Price.  For purposes of this Warrant, “Exercise Price” means $0.59, subject to adjustment as set forth in Section 2 hereof.

(c)      Company Make Whole.

(1)      In connection with any exercise of this Warrant pursuant to Section 1(a) above, if, on the applicable Exercise Date, the Adjusted Exercise Price is less than the Exercise Price, then the Company shall, in addition to delivering the Warrant Shares to which the Holder is entitled pursuant to such exercise, (A) pay to the Holder on the Share Delivery Date an amount in cash equal to the Make Whole Amount (a “Cash Make Whole”) or, at the Company’s election, (B) satisfy such Make Whole Amount in-kind (an “In-Kind Make Whole”) by (i) increasing the number of Common Shares for which this Warrant may be exercised by a number of Common Shares equal to the quotient of the Make Whole Amount and the Exercise Price and (ii) increasing the principal amount of the Note by an amount equal to the Make Whole Amount (clauses (i) and (ii) together, the “In-Kind Consideration”).  Notwithstanding the foregoing, the Company may not elect an In-Kind Make Whole unless the In-Kind Conditions have been satisfied or waived by the Holder.  For example, if the Holder submitted an Exercise Notice for 100 Warrant Shares and notified the Company that it will satisfy the aggregate Exercise Price therefor by a Surrender of Notes, then, assuming that (I) immediately prior to the delivery of such Exercise Notice there were 14,000,000 Warrant Shares issuable upon exercise of this Warrant and the outstanding principal amount of the Notes was $8,120,000, (II) the Exercise Price is $0.59 per share, (III) the Market Price is $0.50 per share, (IV) the Adjusted Exercise Price is $0.40 per share, (V) the In-Kind Conditions are satisfied and (VI) the Company has elected an In-Kind Make Whole, the Holder would surrender to the Company $59 (100 Warrant Shares * $0.59) in principal amount of Notes, the Company would be obligated to deliver to the Holder 100 Common Shares and to satisfy a Make Whole Amount of $23.75 [$23.75 = ((100*$0.590)/$0.40) – 100) * 0.50].  After giving effect to the In-Kind Make Whole, the number of Warrant Shares for which this Warrant will be exercisable would be 13,999,941 [13,999,941 = (14,000,000 -100) + ($23.75/$0.59)] and the outstanding principal amount of the Note would be $8,119,964.75 [$8,119,964.75 = ($8,120,000 - $59) + $23.75].

(2)      Any time that the number of Warrant Shares for which this Warrant may be exercised or the principal amount of the Notes is increased in connection with an In-Kind Make Whole pursuant to this Section 1(c) (a “Note and Warrant Adjustment”), the Holder shall (x) record such Note and Warrant Adjustment by accurately adjusting the grid schedule attached to this Warrant as Schedule 1 and the grid schedule attached to the Note as Schedule 1 or (y) maintain such other accurate records of such Note and Warrant Adjustment as the Holder deems satisfactory, and promptly provide such adjusted grid schedules or other records to the Company.  The respective grid schedules attached to the Warrant and Note or such other records of any Note and Warrant Adjustments maintained by the Holder shall be final, conclusive and binding on the Company absent manifest error.  Adjustment of the grid schedule as provided herein shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the adjusted number of Warrant Shares reflected on such grid schedule.

(d)      Company’s Failure to Timely Deliver Securities.  If the Company shall fail to credit the Holder’s balance account with DTC, as applicable, for such number of Common Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant by the Share Delivery Date (an “Exercise Failure”), and if on or after such Exercise Failure the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Common Shares issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other reasonable out-of-pocket brokerage expenses, if any) for the Common Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to credit the Holder’s balance account with DTC for such Common Shares shall terminate, and if the Holder’s balance account with DTC is nonetheless credited for such Common Shares, such Common Shares shall be returned to the Company by Holder within three (3) Trading Days of the later of (x) the date that the Company’s obligation to credit the Holder’s balance account with DTC terminated, and (y) the date such Common Shares were received, or (ii) promptly honor its obligation to credit such Holder’s balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares, times (B) the Closing Sale Price on the date of exercise.  In addition, the Company shall reimburse the Holder for all its out-of-pocket, documented expenses arising out of such Exercise Failure.  Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to an Exercise Failure.

(e)      Cashless Exercise.  Notwithstanding anything contained herein to the contrary, if, after the six month anniversary of the Issuance Date, a Registration Statement (as defined in the Registration Rights Agreement) covering the resale of the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares (other than as a result of the occurrence of an Allowable Grace Period (as defined in the Registration Rights Agreement) that occurs prior to the four year anniversary of the date hereof), the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company or a Surrender of Notes upon such exercise in payment or satisfaction, as the case may be, of the Aggregate Exercise Price, elect instead to receive upon such exercise the number of Common Shares and other consideration as set forth in (1) and (2) below (a “Cashless Exercise”):

(1)      If the product of the (A) Market Price and (B) 0.80 is greater than the Exercise Price, the Holder shall receive upon such exercise the “Net Number” of Common Shares determined according to the following formula:

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the Market Price on the Exercise Date.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(2)      If the Adjusted Exercise Price is less than the Exercise Price, the Holder shall receive upon such exercise, at the Holder’s option:

(A)            The “Net Number” of Common Shares determined according to the following formula:

Net Number =	(X x Y) - (X x Z)
Y

For purposes of the foregoing formula:

X= the total number of shares with respect to which this Warrant is then being exercised.

Y= the Market Price on the Exercise Date.

Z= the Adjusted Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

and

(B)       A “Company Make Whole” in accordance with Section 1(c) above.  For the avoidance of doubt, for purposes of calculating the Make Whole Amount in connection with this Section 1(e)(2), the Aggregate Exercise Price shall be calculated using the Exercise Price and not the Adjusted Exercise Price.  For example, if the Holder submitted an Exercise Notice for 100 Warrant Shares and notified the Company that it will exercise the Warrant by a Cashless Exercise, then, assuming that (I) immediately prior to the delivery of such Exercise Notice there were 14,000,000 Warrant Shares issuable upon exercise of this Warrant, (II) the Exercise Price is $0.59 per share, (III) the Market Price is $0.50 per share, (IV) the Adjusted Exercise Price is $0.40 per share and (V) the Company has elected a Cash Make Whole, the Company would be obligated to deliver to the Holder 20 Common Shares [20 = ((100 Warrant Shares * $0.50) – (100 Warrant Shares* $0.40)) / $0.50] and to satisfy a Cash Make Whole of $23.75 [$23.75 = ((100 Warrant Shares * $0.59) / $0.40) – 100) * $0.50].

For the avoidance, the Holder may not exercise this Warrant pursuant to a Cashless Exercise if the Registration Statement is effective and available for the resale of the Warrant Shares in compliance with its obligations under the Registration Rights Agreement.

(f)      Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares or the Make Whole Amount, the Company shall promptly issue to the Holder the number of Warrant Shares, In-Kind Consideration or Cash Make Whole that are not disputed and resolve such dispute in accordance with Section 13.

(g)      Limitations on Exercises.  The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Holder (together with the Holder’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of Common Shares outstanding immediately after giving effect to such exercise.  For purposes of the foregoing sentence, the aggregate number of Common Shares beneficially owned by the Holder and its affiliates shall include the number of Common Shares issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of Common Shares which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder and any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein.  Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”).  For purposes of this Warrant, in determining the number of outstanding Common Shares, the Holder may rely on the number of outstanding Common Shares as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding.  For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm in writing to the Holder the number of Common Shares then outstanding.  By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of WPA Warrants.  The provisions of this paragraph shall be construed and implemented in a manner other than in strict conformity with the terms of this Section 1(g) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(h)      Insufficient Authorized Shares.  If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved Common Shares to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of Common Shares equal to 175% (the “Required Reserve Amount”) of the number of Common Shares as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding (an “Authorized Share Failure”), then the Company shall as soon as practicable take all action necessary to increase the Company’s authorized Common Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall either (x) obtain the vote or written consent of its shareholders for the approval of an increase in the number of authorized Common Shares and provide each shareholder with an information statement with respect thereto or (y) hold a meeting of its shareholders for the approval of an increase in the number of authorized Common Shares.  In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its reasonable best efforts to solicit its shareholders’ approval of such increase in authorized Common Shares and to cause its Board of Directors to recommend to the shareholders that they approve such proposal.

2.      ADJUSTMENT OF AFFECTED EXERCISE PRICE AND NUMBER OF WARRANT SHARES.  The Exercise Price or Affected Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)      Adjustment upon Issuance of Common Shares.  If and whenever on or after the Issuance Date, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any Common Shares (including the issuance or sale of Common Shares owned or held by or for the account of the Company, but excluding Common Shares deemed to have been issued by the Company in connection with Excluded Securities) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price.  Upon each such adjustment of each Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of Common Shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.  For purposes of determining the modified Exercise Price as adjusted under this Section 2(a), the following shall be applicable:

(i)           Issuance of Options.  If the Company in any manner grants any Options and the lowest price per share for which one Common Share is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such Common Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 2(a)(i), the “lowest price per share for which one Common Share is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Common Share upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such Common Shares or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Shares upon conversion, exercise or exchange of such Convertible Securities.

(ii)           Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one Common Share is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such Common Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 2(a)(ii), the “lowest price per share for which one Common Share is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one Common Share upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security.  No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such Common Shares upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

(iii)           Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Shares increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.  No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

(iv)           Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for a value determined by use of the Black Scholes Option Pricing Model (the “Option Value”) and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Company, less (II) the Option Value.  If any Common Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any Common Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt.  If any Common Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Shares, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders.  The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v)           Record Date.  If the Company takes a record of the holders of Common Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Shares, Options or in Convertible Securities or (B) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b)      Adjustment upon Subdivision or Combination of Common Shares.  If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Common Shares into a greater number of shares, the Affected Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased.  If the Company at any time on or after the Subscription Date  combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding Common Shares into a smaller number of shares, the Affected Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased.  Any adjustment under this Section 2(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c)      Other Events.  If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of share appreciation rights, phantom share rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Affected Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Affected Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3.      RIGHTS UPON DISTRIBUTION OF ASSETS.  If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) (other than Pill Rights) to holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction other than a dividend or distribution payable solely in Common Shares for which an adjustment is made pursuant to Section 2(c)) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(a)      any Affected Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Shares entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Affected Exercise Price by a fraction of which (i) the numerator shall be the Closing Sale Price of the Common Shares on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one Common Share, and (ii) the denominator shall be the Closing Sale Price of the Common Shares on the Trading Day immediately preceding such record date; and

(b)      the number of Warrant Shares shall be increased to a number of shares equal to the number of Common Shares obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Shares entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of Common Shares (or common shares or common stock) (“Other Common Shares”) of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Common Shares in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Common Shares that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).  The Holder shall notify the Company within two (2) Business Days of its receipt of notice of the record date for such Distribution as to its election under this Section 3(b) and, in the absence of any such notice from the Holder, the Holder shall be deemed to have elected to accept an increase in the number of Warrant Shares.

4.      PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)      Purchase Rights.  In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Shares (other than Pill Rights) (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights.

(b)      Fundamental Transactions.  The Company shall not enter into or be party to a Fundamental Transaction unless (i)  the Successor Entity, if a Person other than the Company (with the Company being deemed to automatically so assume), assumes in writing all of the obligations of the Company under this Warrant, the other Transaction Documents, the Notes and the Note Purchase Agreement in accordance with the provisions of this Section (4)(b) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction (which approval shall not be unreasonably withheld or delayed), including agreements to deliver to each holder of the WPA Warrants in exchange for its Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the WPA Warrants, including, without limitation, an exercise price equal to the value for the Common Shares reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and reasonably satisfactory to the Required Holders and (ii) the Successor Entity (or its Parent Entity if such assumption is effected by the Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market.  Upon the occurrence of any Fundamental Transaction, the Successor Entity, if a Person other than the Company (with the Company being deemed to automatically so succeed), shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.  Upon consummation of the Fundamental Transaction, the Successor Entity, if a Person other than the Company (with the Company being deemed to automatically so be required), shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the Common Shares (or other securities, cash, assets or other property) issuable upon the exercise of the Warrant prior to such Fundamental Transaction such shares of the publicly traded common stock or common shares (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Shares are entitled to receive securities or other assets with respect to or in exchange for Common Shares (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Corporate Event but prior to the Expiration Date, in lieu of Common Shares (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Corporate Event, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Corporate Event had this Warrant been exercised immediately prior to such Corporate Event.  Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders.  The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

(c)      Notwithstanding the foregoing, in the event of a Fundamental Transaction, at the request of the Holder delivered before the ninetieth (90th) day after the consummation of such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.

5.           PARTICIPATION.  The Holder, as the holder of this Warrant, shall be entitled to receive any Pill Rights (or, at the option of the Holder, to the extent such Pill Rights become exercisable or have been exercised into equity interests of the Company or any other distribution is made of equity interests of the Company to holders of such Pill Rights, such equity interests of the Company upon payment of any required consideration therefor) made to the holders of Common Shares concurrently with any issuance of Common Shares upon exercise of this Warrant to the same extent as if the Holder had exercised this Warrant into such Common Shares (without regard to any limitations on conversion herein or elsewhere) and had held such Common Shares on the record date for such dividend or distribution of Pill Rights.

6.      NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Common Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the exercise of this Warrant, and (iii) shall, so long as any of the WPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Shares, solely for the purpose of effecting the exercise of the WPA Warrants, 175% of the number of Common Shares as shall from time to time be necessary to effect the exercise of the WPA Warrants then outstanding (without regard to any limitations on exercise).  For the avoidance of doubt, solicitation by the Company in accordance with the requirements of the WPA Warrants and the Warrant Purchase Agreement of the consents of the Required Holders to any amendment, modification or waiver of any provision of the WPA Warrants shall not be or be deemed an avoidance of performance of the terms of this Warrant.

7.      WARRANT HOLDER NOT DEEMED A SHAREHOLDER.  Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.  Notwithstanding this Section 7, to the extent not available through the EDGAR filing system of the SEC, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

8.      REISSUANCE OF WARRANTS.

(a)      Transfer of Warrant.  If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 8(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 8(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)      Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 8(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)      Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 8(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional Common Shares shall be given.

(d)      Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 8(a) or Section 8(c), the Warrant Shares designated by the Holder which, when added to the number of Common Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

9.      NOTICES.  Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 7.4 of the Warrant Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of each Affected Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days or such shorter period as may be permitted by the Principal Market for the public announcement of any such record date prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of Common Shares or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

10.      AMENDMENT AND WAIVER.  Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders; provided that no such action may (i) increase the exercise price of any WPA Warrant, (ii) decrease the number of shares or class of stock obtainable upon exercise of any WPA Warrant, (iii) modify the Expiration Date of any WPA Warrant or (iv) modify the Holder’s right to exercise any WPA Warrant for a Surrender of Notes, in each such case, without the written consent of the Holder.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the WPA Warrants then outstanding.

11.      GOVERNING LAW.  This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

12.      CONSTRUCTION; HEADINGS.  This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

13.      DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares or the Make Whole Amount, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within three (3) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder, such approval not to be unreasonably withheld.  The Company shall cause at its expense the investment bank to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations.  Such investment bank’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

14.      REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a material breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

15.      TRANSFER.                           Subject to compliance with all applicable securities laws, this Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

16.      SEVERABILITY.  If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

17.      TAXES. The Company agrees to pay to the relevant governmental authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, this Warrant (“Taxes”).  The Company shall deliver to the Holder official receipts, if any, in respect of any Taxes payable hereunder promptly after payment of such Taxes or other evidence of payment reasonably acceptable to the Holder. The obligations of the Company under this Section 17 shall survive the termination of this Warrant and the payment of the Warrant and all other amounts payable hereunder.

18.      CERTAIN DEFINITIONS.  For purposes of this Warrant, the following terms shall have the following meanings:

(a)      “Adjusted Exercise Price” means the least of (i) the Exercise Price, (ii) 80% of the Market Price for the applicable Exercise Date on which the Holder elects to exercise all or a part of this Warrant, subject to adjustment as provided herein and (iii) in the event of a Dilutive Issuance, 80% of the New Issuance Price.

(b)      “Affected Exercise Price” means (i) the Exercise Price, (ii) the Adjusted Exercise Price and (iii) each reported Market Price occurring on any Trading Day included in the period used for determining the Adjusted Exercise Price, which Trading Day occurred before the record date or effective date in the case of events referred to in Section 2(b), Section 2(c), Section 3 or Section 4(a) of this Warrant.

(c)      “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of the closing of the applicable Fundamental Transaction for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of the applicable Fundamental Transaction, (iii) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non cash consideration, if any, being offered in the Fundamental Transaction and (iv) a 365 day annualization factor.

(d)      “Bloomberg” means Bloomberg Financial Markets.

(e)      “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)      “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then, the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if last trade price is reported for such security by Bloomberg, the average of the prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 13.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(g)      “Common Shares” means (i) the Company’s Common Shares, par value $0.0001 per share, and (ii) any share capital into which such Common Shares shall have been changed or any share capital resulting from a reclassification of such Common Shares.

(h)      “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Shares, including, without limitation, warrants.

(i)      “Eligible Market” means the Principal Market, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, The New York Stock Exchange, Inc., or The NYSE Amex.

(j)      “Exercise Date” means the date of any Exercise Notice hereunder.

(k)      “Excluded Securities” means (i) any Common Shares issued or issuable: (A) upon exercise of the WPA Warrants; and (B) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Issuance Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Issuance Date so as to reduce the exercise price of such Options or the conversion price of such Convertible Securities or to increase the number of Common Shares issuable upon conversion or exercise thereof (but not including any such reduction in the conversion price or exercise price or increase in the number of Common Shares issuable upon conversion or exercise thereof, in each case, in accordance with the terms of such options or Convertible Securities as in effect on the Subscription Date), (ii) any Pill Rights, and (iii) sales or issuances of Common Shares, Options or Convertible Securities to employees, consultants or directors of Company directly or pursuant to a stock option plan, employee stock purchase plan or restricted stock plan, or other similar arrangements related to compensation for services consistent with past practices and approved by the Board of Directors, but in any event not to exceed in the aggregate a number of Common Shares equal to10% of the outstanding Common Shares on the Issuance Date in any 365-day period.

(l)      “Expiration Date” means the date sixty (60) months after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next day that is not a Holiday.

(m)           “Fundamental Transaction” means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, if the holders of the Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such consolidation or merger) immediately prior to such consolidation or merger shall hold or have the right to direct the voting of less than 50% of the Voting Stock of the Company or such voting securities of such other surviving Person immediately following such transaction, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a securities purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such securities purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Shares or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares.  Notwithstanding the foregoing, solely for the purpose of the foregoing calculations, any director, officer or employee of the Company, acting solely in its capacity as a director, officer or employee of the Company, shall not be deemed to be making or party to, or associated or affiliated with the Persons making or party to, such consolidation or merger.

(n)      “In-Kind Conditions” means that on the relevant Exercise Date and each of the ten (10) Trading Days preceding such Exercise Date, (i) the Weighted Average Price per share of the Common Stock on the Principal Market is at least $0.15 per share (appropriately adjusted for any stock split, stock dividend, stock combination, stock buy-back or other similar transaction), (ii) there shall not have occurred and be continuing either (A) an Event of Default (as defined in the Notes) under the Notes or (B) an event that with the passage of time or giving of notice would constitute an Event of Default under the Notes, (iii) the Registration Statement is effective and available for resale of the Warrant Shares and neither such Registration Statement nor the prospectus included therein contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (iv) after giving effect to the applicable In-Kind Make Whole, the number of shares of Common Stock then registered in the Registration Statement is equal to at least 150% of the of the number of Common Shares as shall from time to time be necessary to effect the exercise of all of this Warrant.

(o)      “Make Whole Amount” means an amount equal to the product of (i) difference between (x) the Aggregate Exercise Price divided by the Adjusted Exercise Price and (y) the total number of Warrant Shares for which this Warrant is being exercised and (ii) the Market Price on the Exercise Date.

(p)       “Market Price” means the lesser of (i) the Weighted Average Price of a Common Share on the Principal Market on the Trading Day on which such price is being determined and (ii) the Weighted Average Price of a Common Share on the Principal Market on the Trading Day immediately preceding the Trading Day on which such price is being determined.

(q)      “Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of March 3, 2011, by and among, the Company and the investors signatory thereto.

(r)      “Notes” means the 5% Senior Secured Notes of the Company issued pursuant to the Note Purchase Agreement.

(s)      “Options” means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities.

(t)      “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common shares or common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(u)      “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(v)      “Pill Rights” means any rights issued by the Company pursuant to any so-called “poison pill” or similar Company rights plan entitling all holders of equity interests of the Company to subscribe for or purchase equity interests of the Company, which rights are not exercisable until a determination by the Company’s Board of Directors that one or more Persons or “groups” (as defined in Rule 13d-5(b)(1) under the 1934 Act) has acquired beneficial ownership of Common Shares in excess of the percentage threshold specified in such plan.

(w)      “Principal Market” means The OTC Bulletin Board.

(x)      “Registration Rights Agreement” means that certain registration rights agreement by and among the Company and the Investors.

(y)      “Required Holders” means the holders of the WPA Warrants representing at least 66⅔%of Common Shares underlying the WPA Warrants then outstanding.

(z)      “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.

(aa)           “Trading Day” means any day on which the Common Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares are then traded; provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(bb)           “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(cc)           “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average closing price for such security as reported in the “pink sheet” by Pink Sheets, LLC.  If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 13 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during the applicable calculation period.

19.      Rescission of Exercise Notice.  Notwithstanding anything contained herein to the contrary, the Holder shall have the absolute and unconditional right to rescind any Exercise Notice if the Common Shares are not traded on the Trading Day by a delivery a written notice to the Company within three (3) Trading Days of the Exercise Date.  To the extent that the Company has credited the applicable Warrant Shares to the Holder’s balance account with DTC prior to the date that the Holder rescinds such Exercise Notice, the Holder shall promptly cause such Warrant Shares to be returned to the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Shares to be duly executed as of the Issuance Date set out above.

ANTs software inc.

By:	/s/ David A. Buckel
Name:	David A. Buckel
Title:	Secretary and Chief Financial Officer

 EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

ANTS SOFTWARE INC.
The undersigned holder hereby exercises the right to purchase _________________ of the Common Shares (“Warrant Shares”) of ANTs software inc., a company incorporated under the laws of the State of Delaware (the “Company”), evidenced by the attached Warrant to Purchase Common Shares (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to _________________ Warrant Shares;

____________	a “Cashless Exercise” with respect to _______________ Warrant Shares; and/or

____________	a “Surrender of Notes” with respect to _______________ Warrant Shares.

2.  Payment of Exercise Price.  In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.  In the event that the Holder has elected a Surrender of Notes with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall surrender a principal amount of Notes equal to the Aggregate Exercise Price in the sum of $_______________ to the Company in accordance with the terms of the attached Warrant and the Notes being surrendered.

3.  Delivery of Warrant Shares.  The Company shall deliver to the Holder __________ Warrant Shares in accordance with the terms of the Warrant.

4. Company Make Whole.  The Make Whole Amount is an amount equal to the sum of $________________.

4.  Notwithstanding anything to the contrary contained herein, this Exercise Notice shall constitute a representation by the Holder of the Warrant submitting this Exercise Notice that, after giving effect to the exercise provided for in this Exercise Notice, such Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person’s affiliates) of a number of Common Shares which exceeds the Maximum Percentage (as defined in the Warrant) of the total outstanding Common Shares of the Company as determined pursuant to the provisions of Section 1(g) of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:          ___________________________
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of Common Shares to the Holder.  In addition, the Company shall (i) pay a Cash Make Whole to the Holder in the sum of $_______ and/or (ii) increase the number of Warrant Shares issuable upon exercise of this Warrant _______ Warrant Shares and increase the principal amount of the Notes by $ _________.

ANTS SOFTWARE INC.

By:                      ________________________________
Name:
Title:

Schedule 1

Grid Schedule

Exercise Date	Aggregate Exercise Price	Warrant Shares Issuable to Holder	Make Whole Amount	Cash Make Whole	In-Kind Consideration	Total Warrant Shares for which this Warrant may be Exercised1

1 After giving effect to the applicable exercise of this Warrant and the applicable In-Kind Make Whole.

EXHIBIT 10.10

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A, IF APPLICABLE, UNDER SAID ACT OR IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S OF THE SECURITIES ACT OF 1933, AS AMENDED.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

ANTs software inc.

Series B Warrant To Purchase Common Shares

Warrant No.: B-4
Number of Common Shares:  14,237,289
Date of Issuance: March 3, 2011 (“Issuance Date”)

ANTs software inc., a company organized under the laws of the State of Delaware (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Manchester Securities Corp., the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Series B Warrant to Purchase Common Shares (including any Warrants to Purchase Common Shares issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), 14,237,289 fully paid nonassessable Common Shares par value $0.0001 per share (the “Warrant Shares”).  Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 18.  This Warrant is one of the Warrants to purchase Common Shares (the “WPA Warrants”) issued pursuant to that certain Warrant Purchase Agreement, dated as of March 3, 2011 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein (the “Warrant Purchase Agreement”).

1.      EXERCISE OF WARRANT.

(a)      Mechanics of Exercise.  Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(g)), this Warrant may be exercised by the Holder on any time or times on or after the Issuance Date, in whole or in part, by (i) delivery of a written notice (which notice may be delivered by e-mail, facsimile, overnight courier or by hand, in the Holder’s sole discretion), in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds, (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(e)) or (C) by notifying the Company that the Holder will surrender a principal amount of Notes equal to the Aggregate Exercise Price (a “Surrender of Notes”).  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder unless the Holder has provided the Company with prior written notice (which notice may be included in an Exercise Notice) requesting the reissuance of this Warrant upon physical surrender of this Warrant.  Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.  In addition, to the extent that the Holder elects to satisfy all or any portion of the Aggregate Exercise Price through a Surrender of Notes, the Holder shall not be required to physically surrender the Notes to the Company, but shall maintain records of any Surrender of Notes in accordance with Section 3(a) of the Notes.  On or before the first (1st) Trading Day following the date on which the Company has received the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise or a Surrender of Notes) (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”), the Company’s confirmation shall specify the Make Whole Amount (if any) payable in connection with such exercise and whether such Make Whole Amount shall be satisfied by a Cash Make Whole or an In-Kind Make Whole.  On or before the third (3rd) Trading Day following the date on which the Company has received the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (i) credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, (ii) pay to the Holder the applicable Cash Make Whole, if any and (iii) in the case of an In-Kind Make Whole, the Holder shall follow the record keeping procedures set forth in Section 1(c)(2) hereof.  Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be.  In addition, in the case that a Make Whole Amount is due in connection with any exercise of this Warrant, the applicable the In-Kind Consideration shall be deemed to be outstanding and the Holder shall be deemed to be the holder of record thereof upon delivery of the Exercise Delivery Documents unless and until the Company notifies the Holder of its election to pay such Make Whole Amount pursuant to a Cash Make Whole as provided herein.  No fractional Common Shares are to be issued upon the exercise of this Warrant, but rather the number of Common Shares to be issued shall be rounded up to the nearest whole number.  The Company shall pay any and all transfer, stamp and similar taxes (other than income and similar taxes) that are required to be paid with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b)      Exercise Price.  For purposes of this Warrant, “Exercise Price” means $0.59, subject to adjustment as set forth in Section 2 hereof.

(c)      Company Make Whole.

(1)      In connection with any exercise of this Warrant pursuant to Section 1(a) above, if, on the applicable Exercise Date, the Adjusted Exercise Price is less than the Exercise Price, then the Company shall, in addition to delivering the Warrant Shares to which the Holder is entitled pursuant to such exercise, (A) pay to the Holder on the Share Delivery Date an amount in cash equal to the Make Whole Amount (a “Cash Make Whole”) or, at the Company’s election, (B) satisfy such Make Whole Amount in-kind (an “In-Kind Make Whole”) by (i) increasing the number of Common Shares for which this Warrant may be exercised by a number of Common Shares equal to the quotient of the Make Whole Amount and the Exercise Price and (ii) increasing the principal amount of the Note by an amount equal to the Make Whole Amount (clauses (i) and (ii) together, the “In-Kind Consideration”).  Notwithstanding the foregoing, the Company may not elect an In-Kind Make Whole unless the In-Kind Conditions have been satisfied or waived by the Holder.  For example, if the Holder submitted an Exercise Notice for 100 Warrant Shares and notified the Company that it will satisfy the aggregate Exercise Price therefor by a Surrender of Notes, then, assuming that (I) immediately prior to the delivery of such Exercise Notice there were 14,000,000 Warrant Shares issuable upon exercise of this Warrant and the outstanding principal amount of the Notes was $8,120,000, (II) the Exercise Price is $0.59 per share, (III) the Market Price is $0.50 per share, (IV) the Adjusted Exercise Price is $0.40 per share, (V) the In-Kind Conditions are satisfied and (VI) the Company has elected an In-Kind Make Whole, the Holder would surrender to the Company $59 (100 Warrant Shares * $0.59) in principal amount of Notes, the Company would be obligated to deliver to the Holder 100 Common Shares and to satisfy a Make Whole Amount of $23.75 [$23.75 = ((100*$0.590)/$0.40) – 100) * 0.50].  After giving effect to the In-Kind Make Whole, the number of Warrant Shares for which this Warrant will be exercisable would be 13,999,941 [13,999,941 = (14,000,000 -100) + ($23.75/$0.59)] and the outstanding principal amount of the Note would be $8,119,964.75 [$8,119,964.75 = ($8,120,000 - $59) + $23.75].

(2)      Any time that the number of Warrant Shares for which this Warrant may be exercised or the principal amount of the Notes is increased in connection with an In-Kind Make Whole pursuant to this Section 1(c) (a “Note and Warrant Adjustment”), the Holder shall (x) record such Note and Warrant Adjustment by accurately adjusting the grid schedule attached to this Warrant as Schedule 1 and the grid schedule attached to the Note as Schedule 1 or (y) maintain such other accurate records of such Note and Warrant Adjustment as the Holder deems satisfactory, and promptly provide such adjusted grid schedules or other records to the Company.  The respective grid schedules attached to the Warrant and Note or such other records of any Note and Warrant Adjustments maintained by the Holder shall be final, conclusive and binding on the Company absent manifest error.  Adjustment of the grid schedule as provided herein shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the adjusted number of Warrant Shares reflected on such grid schedule.

(d)      Company’s Failure to Timely Deliver Securities.  If the Company shall fail to credit the Holder’s balance account with DTC, as applicable, for such number of Common Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant by the Share Delivery Date (an “Exercise Failure”), and if on or after such Exercise Failure the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Common Shares issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other reasonable out-of-pocket brokerage expenses, if any) for the Common Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to credit the Holder’s balance account with DTC for such Common Shares shall terminate, and if the Holder’s balance account with DTC is nonetheless credited for such Common Shares, such Common Shares shall be returned to the Company by Holder within three (3) Trading Days of the later of (x) the date that the Company’s obligation to credit the Holder’s balance account with DTC terminated, and (y) the date such Common Shares were received, or (ii) promptly honor its obligation to credit such Holder’s balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares, times (B) the Closing Sale Price on the date of exercise.  In addition, the Company shall reimburse the Holder for all its out-of-pocket, documented expenses arising out of such Exercise Failure.  Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to an Exercise Failure.

(e)      Cashless Exercise.  Notwithstanding anything contained herein to the contrary, if, after the six month anniversary of the Issuance Date, a Registration Statement (as defined in the Registration Rights Agreement) covering the resale of the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares (other than as a result of the occurrence of an Allowable Grace Period (as defined in the Registration Rights Agreement) that occurs prior to the four year anniversary of the date hereof), the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company or a Surrender of Notes upon such exercise in payment or satisfaction, as the case may be, of the Aggregate Exercise Price, elect instead to receive upon such exercise the number of Common Shares and other consideration as set forth in (1) and (2) below (a “Cashless Exercise”):

(1)      If the product of the (A) Market Price and (B) 0.80 is greater than the Exercise Price, the Holder shall receive upon such exercise the “Net Number” of Common Shares determined according to the following formula:

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the Market Price on the Exercise Date.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(2)      If the Adjusted Exercise Price is less than the Exercise Price, the Holder shall receive upon such exercise, at the Holder’s option:

(A)            The “Net Number” of Common Shares determined according to the following formula:

Net Number =	(X x Y) - (X x Z)
Y

For purposes of the foregoing formula:

X= the total number of shares with respect to which this Warrant is then being exercised.

Y= the Market Price on the Exercise Date.

Z= the Adjusted Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

and

(B)       A “Company Make Whole” in accordance with Section 1(c) above.  For the avoidance of doubt, for purposes of calculating the Make Whole Amount in connection with this Section 1(e)(2), the Aggregate Exercise Price shall be calculated using the Exercise Price and not the Adjusted Exercise Price.  For example, if the Holder submitted an Exercise Notice for 100 Warrant Shares and notified the Company that it will exercise the Warrant by a Cashless Exercise, then, assuming that (I) immediately prior to the delivery of such Exercise Notice there were 14,000,000 Warrant Shares issuable upon exercise of this Warrant, (II) the Exercise Price is $0.59 per share, (III) the Market Price is $0.50 per share, (IV) the Adjusted Exercise Price is $0.40 per share and (V) the Company has elected a Cash Make Whole, the Company would be obligated to deliver to the Holder 20 Common Shares [20 = ((100 Warrant Shares * $0.50) – (100 Warrant Shares* $0.40)) / $0.50] and to satisfy a Cash Make Whole of $23.75 [$23.75 = ((100 Warrant Shares * $0.59) / $0.40) – 100) * $0.50].

For the avoidance, the Holder may not exercise this Warrant pursuant to a Cashless Exercise if the Registration Statement is effective and available for the resale of the Warrant Shares in compliance with its obligations under the Registration Rights Agreement.

(f)      Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares or the Make Whole Amount, the Company shall promptly issue to the Holder the number of Warrant Shares, In-Kind Consideration or Cash Make Whole that are not disputed and resolve such dispute in accordance with Section 13.

(g)      Limitations on Exercises.  The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Holder (together with the Holder’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of Common Shares outstanding immediately after giving effect to such exercise.  For purposes of the foregoing sentence, the aggregate number of Common Shares beneficially owned by the Holder and its affiliates shall include the number of Common Shares issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of Common Shares which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder and any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein.  Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”).  For purposes of this Warrant, in determining the number of outstanding Common Shares, the Holder may rely on the number of outstanding Common Shares as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding.  For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm in writing to the Holder the number of Common Shares then outstanding.  By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of WPA Warrants.  The provisions of this paragraph shall be construed and implemented in a manner other than in strict conformity with the terms of this Section 1(g) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(h)      Insufficient Authorized Shares.  If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved Common Shares to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of Common Shares equal to 175% (the “Required Reserve Amount”) of the number of Common Shares as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding (an “Authorized Share Failure”), then the Company shall as soon as practicable take all action necessary to increase the Company’s authorized Common Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall either (x) obtain the vote or written consent of its shareholders for the approval of an increase in the number of authorized Common Shares and provide each shareholder with an information statement with respect thereto or (y) hold a meeting of its shareholders for the approval of an increase in the number of authorized Common Shares.  In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its reasonable best efforts to solicit its shareholders’ approval of such increase in authorized Common Shares and to cause its Board of Directors to recommend to the shareholders that they approve such proposal.

2.      ADJUSTMENT OF AFFECTED EXERCISE PRICE AND NUMBER OF WARRANT SHARES.  The Exercise Price or Affected Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)      Adjustment upon Issuance of Common Shares.  If and whenever on or after the Issuance Date, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any Common Shares (including the issuance or sale of Common Shares owned or held by or for the account of the Company, but excluding Common Shares deemed to have been issued by the Company in connection with Excluded Securities) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price.  Upon each such adjustment of each Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of Common Shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.  For purposes of determining the modified Exercise Price as adjusted under this Section 2(a), the following shall be applicable:

(i)           Issuance of Options.  If the Company in any manner grants any Options and the lowest price per share for which one Common Share is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such Common Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 2(a)(i), the “lowest price per share for which one Common Share is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Common Share upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such Common Shares or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Shares upon conversion, exercise or exchange of such Convertible Securities.

(ii)           Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one Common Share is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such Common Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 2(a)(ii), the “lowest price per share for which one Common Share is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one Common Share upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security.  No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such Common Shares upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

(iii)           Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Shares increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.  No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

(iv)           Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for a value determined by use of the Black Scholes Option Pricing Model (the “Option Value”) and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Company, less (II) the Option Value.  If any Common Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any Common Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt.  If any Common Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Shares, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders.  The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v)           Record Date.  If the Company takes a record of the holders of Common Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Shares, Options or in Convertible Securities or (B) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b)      Adjustment upon Subdivision or Combination of Common Shares.  If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Common Shares into a greater number of shares, the Affected Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased.  If the Company at any time on or after the Subscription Date  combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding Common Shares into a smaller number of shares, the Affected Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased.  Any adjustment under this Section 2(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c)      Other Events.  If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of share appreciation rights, phantom share rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Affected Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Affected Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3.      RIGHTS UPON DISTRIBUTION OF ASSETS.  If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) (other than Pill Rights) to holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction other than a dividend or distribution payable solely in Common Shares for which an adjustment is made pursuant to Section 2(c)) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(a)      any Affected Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Shares entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Affected Exercise Price by a fraction of which (i) the numerator shall be the Closing Sale Price of the Common Shares on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one Common Share, and (ii) the denominator shall be the Closing Sale Price of the Common Shares on the Trading Day immediately preceding such record date; and

(b)      the number of Warrant Shares shall be increased to a number of shares equal to the number of Common Shares obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Shares entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of Common Shares (or common shares or common stock) (“Other Common Shares”) of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Common Shares in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Common Shares that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).  The Holder shall notify the Company within two (2) Business Days of its receipt of notice of the record date for such Distribution as to its election under this Section 3(b) and, in the absence of any such notice from the Holder, the Holder shall be deemed to have elected to accept an increase in the number of Warrant Shares.

4.      PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)      Purchase Rights.  In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Shares (other than Pill Rights) (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights.

(b)      Fundamental Transactions.  The Company shall not enter into or be party to a Fundamental Transaction unless (i)  the Successor Entity, if a Person other than the Company (with the Company being deemed to automatically so assume), assumes in writing all of the obligations of the Company under this Warrant, the other Transaction Documents, the Notes and the Note Purchase Agreement in accordance with the provisions of this Section (4)(b) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction (which approval shall not be unreasonably withheld or delayed), including agreements to deliver to each holder of the WPA Warrants in exchange for its Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the WPA Warrants, including, without limitation, an exercise price equal to the value for the Common Shares reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and reasonably satisfactory to the Required Holders and (ii) the Successor Entity (or its Parent Entity if such assumption is effected by the Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market.  Upon the occurrence of any Fundamental Transaction, the Successor Entity, if a Person other than the Company (with the Company being deemed to automatically so succeed), shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.  Upon consummation of the Fundamental Transaction, the Successor Entity, if a Person other than the Company (with the Company being deemed to automatically so be required), shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the Common Shares (or other securities, cash, assets or other property) issuable upon the exercise of the Warrant prior to such Fundamental Transaction such shares of the publicly traded common stock or common shares (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Shares are entitled to receive securities or other assets with respect to or in exchange for Common Shares (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Corporate Event but prior to the Expiration Date, in lieu of Common Shares (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Corporate Event, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Corporate Event had this Warrant been exercised immediately prior to such Corporate Event.  Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders.  The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

(c)      Notwithstanding the foregoing, in the event of a Fundamental Transaction, at the request of the Holder delivered before the ninetieth (90th) day after the consummation of such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.

5.           PARTICIPATION.  The Holder, as the holder of this Warrant, shall be entitled to receive any Pill Rights (or, at the option of the Holder, to the extent such Pill Rights become exercisable or have been exercised into equity interests of the Company or any other distribution is made of equity interests of the Company to holders of such Pill Rights, such equity interests of the Company upon payment of any required consideration therefor) made to the holders of Common Shares concurrently with any issuance of Common Shares upon exercise of this Warrant to the same extent as if the Holder had exercised this Warrant into such Common Shares (without regard to any limitations on conversion herein or elsewhere) and had held such Common Shares on the record date for such dividend or distribution of Pill Rights.

6.      NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Common Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the exercise of this Warrant, and (iii) shall, so long as any of the WPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Shares, solely for the purpose of effecting the exercise of the WPA Warrants, 175% of the number of Common Shares as shall from time to time be necessary to effect the exercise of the WPA Warrants then outstanding (without regard to any limitations on exercise).  For the avoidance of doubt, solicitation by the Company in accordance with the requirements of the WPA Warrants and the Warrant Purchase Agreement of the consents of the Required Holders to any amendment, modification or waiver of any provision of the WPA Warrants shall not be or be deemed an avoidance of performance of the terms of this Warrant.

7.      WARRANT HOLDER NOT DEEMED A SHAREHOLDER.  Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.  Notwithstanding this Section 7, to the extent not available through the EDGAR filing system of the SEC, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

8.      REISSUANCE OF WARRANTS.

(a)      Transfer of Warrant.  If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 8(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 8(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)      Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 8(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)      Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 8(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional Common Shares shall be given.

(d)      Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 8(a) or Section 8(c), the Warrant Shares designated by the Holder which, when added to the number of Common Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

9.      NOTICES.  Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 7.4 of the Warrant Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of each Affected Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days or such shorter period as may be permitted by the Principal Market for the public announcement of any such record date prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of Common Shares or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

10.      AMENDMENT AND WAIVER.  Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders; provided that no such action may (i) increase the exercise price of any WPA Warrant, (ii) decrease the number of shares or class of stock obtainable upon exercise of any WPA Warrant, (iii) modify the Expiration Date of any WPA Warrant or (iv) modify the Holder’s right to exercise any WPA Warrant for a Surrender of Notes, in each such case, without the written consent of the Holder.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the WPA Warrants then outstanding.

11.      GOVERNING LAW.  This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

12.      CONSTRUCTION; HEADINGS.  This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

13.      DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares or the Make Whole Amount, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within three (3) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder, such approval not to be unreasonably withheld.  The Company shall cause at its expense the investment bank to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations.  Such investment bank’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

14.      REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a material breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

15.      TRANSFER.                           Subject to compliance with all applicable securities laws, this Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

16.      SEVERABILITY.  If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

17.      TAXES. The Company agrees to pay to the relevant governmental authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, this Warrant (“Taxes”).  The Company shall deliver to the Holder official receipts, if any, in respect of any Taxes payable hereunder promptly after payment of such Taxes or other evidence of payment reasonably acceptable to the Holder. The obligations of the Company under this Section 17 shall survive the termination of this Warrant and the payment of the Warrant and all other amounts payable hereunder.

18.      CERTAIN DEFINITIONS.  For purposes of this Warrant, the following terms shall have the following meanings:

(a)      “Adjusted Exercise Price” means the least of (i) the Exercise Price, (ii) 80% of the Market Price for the applicable Exercise Date on which the Holder elects to exercise all or a part of this Warrant, subject to adjustment as provided herein and (iii) in the event of a Dilutive Issuance, 80% of the New Issuance Price.

(b)      “Affected Exercise Price” means (i) the Exercise Price, (ii) the Adjusted Exercise Price and (iii) each reported Market Price occurring on any Trading Day included in the period used for determining the Adjusted Exercise Price, which Trading Day occurred before the record date or effective date in the case of events referred to in Section 2(b), Section 2(c), Section 3 or Section 4(a) of this Warrant.

(c)      “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of the closing of the applicable Fundamental Transaction for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of the applicable Fundamental Transaction, (iii) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non cash consideration, if any, being offered in the Fundamental Transaction and (iv) a 365 day annualization factor.

(d)      “Bloomberg” means Bloomberg Financial Markets.

(e)      “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)      “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then, the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if last trade price is reported for such security by Bloomberg, the average of the prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 13.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(g)      “Common Shares” means (i) the Company’s Common Shares, par value $0.0001 per share, and (ii) any share capital into which such Common Shares shall have been changed or any share capital resulting from a reclassification of such Common Shares.

(h)      “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Shares, including, without limitation, warrants.

(i)      “Eligible Market” means the Principal Market, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, The New York Stock Exchange, Inc., or The NYSE Amex.

(j)      “Exercise Date” means the date of any Exercise Notice hereunder.

(k)      “Excluded Securities” means (i) any Common Shares issued or issuable: (A) upon exercise of the WPA Warrants; and (B) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Issuance Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Issuance Date so as to reduce the exercise price of such Options or the conversion price of such Convertible Securities or to increase the number of Common Shares issuable upon conversion or exercise thereof (but not including any such reduction in the conversion price or exercise price or increase in the number of Common Shares issuable upon conversion or exercise thereof, in each case, in accordance with the terms of such options or Convertible Securities as in effect on the Subscription Date), (ii) any Pill Rights, and (iii) sales or issuances of Common Shares, Options or Convertible Securities to employees, consultants or directors of Company directly or pursuant to a stock option plan, employee stock purchase plan or restricted stock plan, or other similar arrangements related to compensation for services consistent with past practices and approved by the Board of Directors, but in any event not to exceed in the aggregate a number of Common Shares equal to10% of the outstanding Common Shares on the Issuance Date in any 365-day period.

(l)      “Expiration Date” means the date sixty (60) months after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next day that is not a Holiday.

(m)           “Fundamental Transaction” means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, if the holders of the Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such consolidation or merger) immediately prior to such consolidation or merger shall hold or have the right to direct the voting of less than 50% of the Voting Stock of the Company or such voting securities of such other surviving Person immediately following such transaction, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a securities purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such securities purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Shares or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares.  Notwithstanding the foregoing, solely for the purpose of the foregoing calculations, any director, officer or employee of the Company, acting solely in its capacity as a director, officer or employee of the Company, shall not be deemed to be making or party to, or associated or affiliated with the Persons making or party to, such consolidation or merger.

(n)      “In-Kind Conditions” means that on the relevant Exercise Date and each of the ten (10) Trading Days preceding such Exercise Date, (i) the Weighted Average Price per share of the Common Stock on the Principal Market is at least $0.15 per share (appropriately adjusted for any stock split, stock dividend, stock combination, stock buy-back or other similar transaction), (ii) there shall not have occurred and be continuing either (A) an Event of Default (as defined in the Notes) under the Notes or (B) an event that with the passage of time or giving of notice would constitute an Event of Default under the Notes, (iii) the Registration Statement is effective and available for resale of the Warrant Shares and neither such Registration Statement nor the prospectus included therein contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (iv) after giving effect to the applicable In-Kind Make Whole, the number of shares of Common Stock then registered in the Registration Statement is equal to at least 150% of the of the number of Common Shares as shall from time to time be necessary to effect the exercise of all of this Warrant.

(o)      “Make Whole Amount” means an amount equal to the product of (i) difference between (x) the Aggregate Exercise Price divided by the Adjusted Exercise Price and (y) the total number of Warrant Shares for which this Warrant is being exercised and (ii) the Market Price on the Exercise Date.

(p)       “Market Price” means the lesser of (i) the Weighted Average Price of a Common Share on the Principal Market on the Trading Day on which such price is being determined and (ii) the Weighted Average Price of a Common Share on the Principal Market on the Trading Day immediately preceding the Trading Day on which such price is being determined.

(q)      “Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of March 3, 2011, by and among, the Company and the investors signatory thereto.

(r)      “Notes” means the 5% Senior Secured Notes of the Company issued pursuant to the Note Purchase Agreement.

(s)      “Options” means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities.

(t)      “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common shares or common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(u)      “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(v)      “Pill Rights” means any rights issued by the Company pursuant to any so-called “poison pill” or similar Company rights plan entitling all holders of equity interests of the Company to subscribe for or purchase equity interests of the Company, which rights are not exercisable until a determination by the Company’s Board of Directors that one or more Persons or “groups” (as defined in Rule 13d-5(b)(1) under the 1934 Act) has acquired beneficial ownership of Common Shares in excess of the percentage threshold specified in such plan.

(w)           “Principal Market” means The OTC Bulletin Board.

(x)      “Registration Rights Agreement” means that certain registration rights agreement by and among the Company and the Investors.

(y)      “Required Holders” means the holders of the WPA Warrants representing at least 66⅔%of Common Shares underlying the WPA Warrants then outstanding.

(z)      “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.

(aa)           “Trading Day” means any day on which the Common Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares are then traded; provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(bb)           “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(cc)           “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average closing price for such security as reported in the “pink sheet” by Pink Sheets, LLC.  If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 13 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during the applicable calculation period.

19.      Rescission of Exercise Notice.  Notwithstanding anything contained herein to the contrary, the Holder shall have the absolute and unconditional right to rescind any Exercise Notice if the Common Shares are not traded on the Trading Day by a delivery a written notice to the Company within three (3) Trading Days of the Exercise Date.  To the extent that the Company has credited the applicable Warrant Shares to the Holder’s balance account with DTC prior to the date that the Holder rescinds such Exercise Notice, the Holder shall promptly cause such Warrant Shares to be returned to the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Shares to be duly executed as of the Issuance Date set out above.

ANTs software inc.

By:	/s/ David A. Buckel
Name:	David A. Buckel
Title:	Secretary and Chief Financial Officer

 EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

ANTS SOFTWARE INC.
The undersigned holder hereby exercises the right to purchase _________________ of the Common Shares (“Warrant Shares”) of ANTs software inc., a company incorporated under the laws of the State of Delaware (the “Company”), evidenced by the attached Warrant to Purchase Common Shares (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to _________________ Warrant Shares;

____________	a “Cashless Exercise” with respect to _______________ Warrant Shares; and/or

____________	a “Surrender of Notes” with respect to _______________ Warrant Shares.

2.  Payment of Exercise Price.  In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.  In the event that the Holder has elected a Surrender of Notes with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall surrender a principal amount of Notes equal to the Aggregate Exercise Price in the sum of $_______________ to the Company in accordance with the terms of the attached Warrant and the Notes being surrendered.

3.  Delivery of Warrant Shares.  The Company shall deliver to the Holder __________ Warrant Shares in accordance with the terms of the Warrant.

4. Company Make Whole.  The Make Whole Amount is an amount equal to the sum of $________________.

4.  Notwithstanding anything to the contrary contained herein, this Exercise Notice shall constitute a representation by the Holder of the Warrant submitting this Exercise Notice that, after giving effect to the exercise provided for in this Exercise Notice, such Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person’s affiliates) of a number of Common Shares which exceeds the Maximum Percentage (as defined in the Warrant) of the total outstanding Common Shares of the Company as determined pursuant to the provisions of Section 1(g) of the Warrant.

Date: _______________ __, ______

   Name of Registered Holder

By:          ______________________
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of Common Shares to the Holder.  In addition, the Company shall (i) pay a Cash Make Whole to the Holder in the sum of $_______ and/or (ii) increase the number of Warrant Shares issuable upon exercise of this Warrant _______ Warrant Shares and increase the principal amount of the Notes by $ _________.

ANTS SOFTWARE INC.

By:                      ________________________________
Name:
Title:

Schedule 1

Grid Schedule

Exercise Date	Aggregate Exercise Price	Warrant Shares Issuable to Holder	Make Whole Amount	Cash Make Whole	In-Kind Consideration	Total Warrant Shares for which this Warrant may be Exercised1

1 After giving effect to the applicable exercise of this Warrant and the applicable In-Kind Make Whole.

EXHIBIT 10.11

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of March 3, 2011 by and among ANTs software inc., a company incorporated under the laws of the State of Delaware, with headquarters located at 71 Stevenson St., Suite 400, San Francisco, CA 94105 (the “Company”), and the investors listed on the Schedule of Purchasers attached hereto (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS:

A.           In connection with the Warrant Purchase Agreement by and among the parties hereto of even date herewith (the “Warrant Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Warrant Purchase Agreement, to issue and sell to each Purchaser Series B Warrants (the “Warrants”), to purchase common shares, par value $0.001 per shares of the company (collectively, the “Warrant Shares”).

B.           In accordance with the terms of the Warrant Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

1.           Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Warrant Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a)           “Additional Effective Date” means the date the Additional Registration Statement is declared effective by the SEC.

(b)           “Additional Effectiveness Deadline” means the date which is fifteen (15) calendar days after the earlier of the Additional Filing Date and the Additional Filing Deadline or in the event that the Registration Statement is subject to a full review by the SEC, forty-five (45) calendar days after the earlier of the Additional Filing Date and the Additional Filing Deadline.

(c)           “Additional Filing Date” means the date on which the Additional Registration Statement is filed with the SEC.

(d)           “Additional Registrable Securities” means any capital stock of the Company issued or issuable with respect to the Warrant Shares or the Warrants, as applicable, as a result of any stock split, stock dividend, recapitalization, exchange, anti-dilution adjustment to the Warrant, In-Kind Make Whole or similar event or otherwise, without regard to any limitations on exercise of the Warrants.

(e)           “Additional Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering any Additional Registrable Securities.

(f)           “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(g)           “Closing Date” shall have the meaning set forth in the Warrant Purchase Agreement.

(h)           “Effective Date” means the Initial Effective Date and the Additional Effective Date, as applicable.

(i)           “Effectiveness Deadline” means the Initial Effectiveness Deadline and the Additional Effectiveness Deadline, as applicable.

(j)           “Initial Effective Date” means the date that the Initial Registration Statement has been declared effective by the SEC.

(k)           “Initial Effectiveness Deadline” means the date that is one hundred eighty (180) calendar days after the Closing Date.

(l)           “Initial Registrable Securities” means (i) the Warrant Shares or other Common Shares issued or issuable upon exercise of the Warrants, (ii) the Warrants and (iii) any capital stock of the Company issued or issuable, with respect to the Warrant Shares or the Warrants as a result of any stock split, stock dividend, recapitalization, exchange, anti-dilution adjustment to the Warrant, In-Kind Make Whole or similar event or otherwise, without regard to any limitations on exercise of the Warrants.

(m)           “Initial Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Initial Registrable Securities.

(n)           “In-Kind Make Whole” shall have the meaning set forth in the Warrant.

(o)           “Investor” means a Purchaser or any transferee or assignee thereof to whom a Purchaser assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

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(p)           “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(q)           “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

(r)           “Registrable Securities” means the Initial Registrable Securities, and the Additional Registrable Securities.  Registrable Securities shall cease to be Registrable Securities upon the earlier of a sale of Registrable Securities pursuant to an effective Registration Statement or the exemption provided by Rule 144 under the 1933 Act.

(s)           “Registration Statement” means the Initial Registration Statement and the Additional Registration Statement, as applicable.

(t)           “Required Holders” means the holders of at least  66 2/3% of the Registrable Securities.

(u)           “Required Registration Amount” means the sum of (i) the number of Warrants issued pursuant to the Warrant Purchase Agreement and (ii) 150% of the maximum number of Warrant Shares issued and issuable pursuant to the Warrants as of the Trading Day immediately preceding the applicable date of determination, without regard to any limitations on exercises of the Warrants.  The calculation of the Required Registration Amount shall be made without regard to any limitations on exercise of the Warrants and such calculation shall assume that the Warrants are then exercisable for Common Shares at the then prevailing Exercise Price (as defined in the Warrants).

(v)           “Rule 415” means Rule 415 promulgated under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

(w)           “SEC” means the United States Securities and Exchange Commission.

(x)           “Trading Day” means any day on which the Common Shares are traded on the Principal Market (as defined in the Warrant Purchase Agreement), or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares are then traded; provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

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2.           Registration.

(a)           Initial Mandatory Registration.  The Company shall prepare and file with the SEC the Initial Registration Statement on Form S-3 covering the resale of all of the Initial Registrable Securities as soon as reasonably practicable after the Closing Date so as to permit the Initial Registration Statement to be declared effective by the SEC as soon as reasonably practicable, but in no event later than the Initial Effectiveness Deadline.  In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form reasonably acceptable to the Required Holders, subject to the provisions of Section 2(e).  The Initial Registration Statement prepared pursuant hereto shall register for resale at least the number of Common Shares equal to the Required Registration Amount determined as of the date the Initial Registration Statement is initially filed with the SEC.  The Initial Registration Statement shall contain (except if otherwise directed by the Required Holders) the “Plan of Distribution” and the “Selling Shareholders” sections in substantially the forms attached hereto as Exhibit B, unless (i) otherwise required by the SEC or (ii) inaccurate.  The Company shall cause the Initial Registration Statement to be declared effective by the SEC as soon as reasonably practicable, but in no event later than the Initial Effectiveness Deadline.  The Company shall use reasonable best efforts to file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Initial Registration Statement by 9:30 am on the Business Day following the Effective Date, but in any case no later than the deadline required by Rule 424.

(b)           Additional Mandatory Registrations.  If during the Registration Period (as defined below) the number of Common Shares then registered in a Registration Statement is less than the Required Registration Amount or is insufficient to cover an Investor’s allocated portion of the Registrable Securities pursuant to Section 2(c) below, then the Company shall prepare, and, as soon as reasonably practicable but in no event later than the thirtieth (30th) calendar day after the day that the Company first knows, or should have known, that an Additional Registration Statement is required hereunder (the “Additional Filing Deadline”), file with the SEC an Additional Registration Statement on Form S-3 covering at least the Required Registration Amount as of the Trading Day immediately preceding the date of the filing of such amendment.  In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form reasonably acceptable to the Required Holders, subject to the provisions of Section 2(e).  Each Additional Registration Statement shall contain (except if otherwise directed by the Required Holders) the “Plan of Distribution” and the “Selling Shareholders” sections in substantially the forms attached hereto as Exhibit B section, unless otherwise required by the SEC.  The Company shall cause each Additional Registration Statement declared effective by the SEC as soon as reasonably practicable, but in no event later than the Additional Effectiveness Deadline.  The Company shall use reasonable best efforts to file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Additional Registration Statement by 9:30 am on the Business Day following the Effective Date, but in any case no later than the deadline required by Rule 424.

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(c)           Allocation of Registrable Securities.  The initial number of Registrable Securities included in any Registration Statement and any increase or decrease in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase or decrease thereof is declared effective by the SEC.  In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities, each transferee that becomes an Investor shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor.  Any Common Shares included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement.  The Company may not include securities other than Registrable Securities on a Registration Statement.

(d)           Legal Counsel.  Subject to Section 5 hereof, the Required Holders shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 2 (“Legal Counsel”), which shall be Kleinberg, Kaplan, Wolff & Cohen, P.C. or such other counsel as thereafter designated by the Required Holders.  The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Agreement.

(e)           Ineligibility for Form S-3.  In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Required Holders and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall use its reasonable best efforts to maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

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(f)           Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement.  If (i) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the applicable Additional Filing Deadline (a “Filing Failure”) or (B) not declared effective by the SEC on or before the applicable Effectiveness Deadline, (an “Effectiveness Failure”) or (ii) on any day after the applicable Effective Date sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(r)) pursuant to such Registration Statement or otherwise (including, without limitation, because of the suspension of trading or any other limitation imposed by an Eligible Market, a failure to keep such Registration Statement effective, a failure to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, a failure to register a sufficient number of Common Shares or a failure to maintain the listing or trading of the Common Shares on an Eligible Market (as defined in the Warrant) (a “Maintenance Failure”) then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying Common Shares (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance), the Company shall pay to each holder of Registrable Securities relating to such Registration Statement (A) an amount in cash equal to one percent (1%) of the Purchase Price (as such term is defined in the Warrant Purchase Agreement) of such Investor’s Registrable Securities required to be included in such Registration Statement, but not so included, and (B) a number of shares of Common Stock equal to the quotient of (x) one percent (1%) of the Purchase Price (as such term is defined in the Warrant Purchase Agreement) of such Investor’s Registrable Securities required to be included in such Registration Statement, but not so included, and (y) the Exercise Price (as defined in the Warrant) then in effect, on each of the following dates: (i) the day of a Filing Failure; (ii) the day of an Effectiveness Failure; (iii) the initial day of a Maintenance Failure; (iv) on the thirtieth day after the date of a Filing Failure and every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Filing Failure is cured; (v) on the thirtieth day after the date of an Effectiveness Failure and every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Effectiveness Failure is cured; and (vi) on the thirtieth day after the date of a Maintenance Failure and every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Maintenance Failure is cured.  The payments to which a holder shall be entitled pursuant to this Section 2(f) are referred to herein as “Registration Delay Payments.”  Registration Delay Payments shall be paid within three (3) Business Days of the earlier of (I) the dates set forth above and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured.  In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of three percent (3%) per month (prorated for partial months) until paid in full.  Notwithstanding the foregoing, the Company shall not pay any portion of the Registration Delay Payments in Common Stock to an Investor to the extent that after giving effect to the issuance of such Common Stock contemplated hereunder, such Investor (together with the Investors affiliates) would beneficially own in excess of 4.99% of the number of Common Stock outstanding immediately after giving effect to such issuance.  For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Investor and its affiliates shall be calculated in accordance with Section 1(g) of the Warrants.

3.           Related Obligations.

At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), 2(b) or 2(e), the Company will use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

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(a)           The Company shall prepare and file with the SEC a Registration Statement with respect to the Registrable Securities and cause such Registration Statement relating to the Registrable Securities to become effective as soon as reasonably practicable after such filing (but in no event later than the Effectiveness Deadline).  The Company shall use its best efforts to keep each Registration Statement effective pursuant to Rule 415 at all times until the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”).  The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.  The Company shall submit to the SEC, within three (3) Business Days after the later of the date that (i) the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, and (ii) the approval of Legal Counsel pursuant to Section 3(c) (which approval is promptly sought), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two (2) Business Days after the submission of such request.  The Company shall respond in writing to comments made by the SEC in respect of a Registration Statement as soon as reasonably practicable, but in no event later than ten (10) days after the receipt of comments by or notice from the SEC that an amendment is required in order for a Registration Statement to be declared effective.

(b)           The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.  In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

(c)           The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects.  The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld.  The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto.  The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations pursuant to this Section 3.

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(d)           The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

(e)           The Company shall (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.  The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f)           The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver one (1) copies of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request).  The Company shall also promptly notify Legal Counsel and each Investor who holds Registrable Securities being sold which has provided in writing to the Company a facsimile number or mailing address for notices in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.  The Company shall use reasonable best efforts to file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement by 9:30 am on the Business Day following the Effective Date, but in any case no later than the deadline required by Rule 424.

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(g)           The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest practicable moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold which has provided in writing to the Company a facsimile number or mailing address for notices of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h)           If any Investor is required under applicable securities laws or otherwise to be described in the Registration Statement as an underwriter, at the reasonable request of such Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.

(i)           If any Investor is required under applicable securities laws or otherwise to be described in the Registration Statement as an underwriter, the Company shall make available for inspection by (i) such Investor, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by the Investors (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement.  Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

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(j)           The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement.  The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(k)           The Company shall use its reasonable best efforts either to (i) cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (iii) if, despite the Company’s reasonable best efforts, the Company is unsuccessful in satisfying the preceding clause (i), to secure the inclusion for quotation on, the OTC Bulletin Board, The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market or NYSE Amex for such Registrable Securities and, without limiting the generality of the foregoing, to use its reasonable best efforts to arrange for at least two market makers to register with the Financial Industry Regulatory Authority, Inc. (“FINRA”) as such with respect to such Registrable Securities.  The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

(l)           The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

(m)           If requested by an Investor, the Company shall as soon as reasonably practicable (i) incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement relating to the sale or distribution of Registrable Securities if reasonably requested by an Investor holding any Registrable Securities.

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(n)           The Company shall use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(o)           The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the applicable Effective Date of a Registration Statement.

(p)           The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(q)           Within two (2) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

(r)           Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed ten (10) consecutive days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of thirty (30) days and the first day of any Grace Period must be at least five (5) Trading Days after the last day of any prior Grace Period (each, an “Allowable Grace Period”).  For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice.  Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable.  Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended Common Shares to a transferee of an Investor in accordance with the terms of the Warrant Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale, prior to the Investor’s receipt of the notice of a Grace Period and for which the Investor has not yet settled.

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(s)           Neither the Company nor any Subsidiary or affiliate thereof shall identify any Investor as an underwriter without its prior written consent in any public disclosure or filing with the SEC, the Principal Market (as defined in the Warrant Purchase Agreement) or any Eligible Market and any Buyer being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has under this Agreement or any other Transaction Document (as defined in the Warrant Purchase Agreement).

4.           Obligations of the Investors.

(a)           At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor.  It shall be a condition precedent to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, and such other information, if any, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b)           Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

(c)           Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f) or if the Investor receives a notice from the Company that a Grace Period is in effect, such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of copies of the supplemented or amended prospectus as contemplated by Section 3(g) or the first sentence of 3(f) or receipt of notice that no supplement or amendment is required.  Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended Common Shares to a transferee of an Investor in accordance with the terms of the Warrant Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f) and for which the Investor has not yet settled.

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(d)           Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

5.           Expenses of Registration.

All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company.  The Company shall also reimburse the Investors for the fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement which amount shall be limited to $50,000 for each such registration, filing or qualification.

6.           Indemnification.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a)           To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, partners, members, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon:  (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”).  Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a):  (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(d); and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

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(b)           In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Investor will reimburse the Indemnified Party for any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

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(c)           Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for all such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnified party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding.  In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates.  The Indemnified Party or Indemnified Person shall cooperate reasonably with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim.  The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.  No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation and such settlement shall not include any admission as to fault on the part of the Indemnified Party.  Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d)           The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when reasonably detailed and itemized bills are received or Indemnified Damages are incurred.

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(e)           The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.           Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that:  (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

8.           Reports Under the 1934 Act.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144;

(b)           file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c)           furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, a copy of the most recent annual or quarterly report (if the Company files quarterly reports) of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

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9.           Assignment of Registration Rights.

The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor’s Registrable Securities if:  (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to assume and be bound by all of the provisions contained herein; (v) such transferee owns not less than 500,000 Registrable Securities and (vi) such transfer shall have been made in accordance with the applicable requirements of the Warrant Purchase Agreement.

10.           Amendment of Registration Rights.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders.  Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11.           Miscellaneous.

(a)           A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities.  If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b)           Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Ants software inc.
71 Stevenson St., Suite 401
San Francisco, CA 94105
Telephone:	(650) 931-0500
Facsimile:	(650) 227-8001 / (650) 931-0510
Attn:	Chief Financial Officer
E-mail:	dave.buckel@ants.com

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With a copy (for informational purposes only) to:

The Corporate Law Group
Waterfront Plaza, Suite 120
500 Airport Boulevard
Burlingame, CA 94010-1914
Attn: Paul D. Marotta, Esq.
E-mail: paul@tclg.com

If to the Transfer Agent:

Wells Fargo Shareholder Services
550 California Street
San Francisco, CA 94104-1004
Attn: Ms. Pamela E. Herlich

If to Legal Counsel:

Kleinberg, Kaplan, Wolff & Cohen, P.C.
551 Fifth Avenue
New York, New York 10176
Telephone:	(212) 986-6000
Facsimile:	(212) 986-8866
Attention:	Max Karpel, Esq.

If to a Purchaser, to its address and facsimile number set forth on the Schedule of Purchasers attached hereto, with copies to such Purchaser’s representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(c)           Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

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(d)           All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The Company hereby appoints C T Corporation System, with offices at 111 Eighth Avenue, New York, New York 10011, as its agent for service of process in New York.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)           If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(f)           This Agreement, the other Transaction Documents (as defined in the Warrant Purchase Agreement) and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.  This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

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(g)           Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(h)           The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)           This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.  This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(j)           Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

(l)           The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(m)           This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(n)           The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor.  Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

* * * * * *

[Signature Page Follows]

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IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

ANTs software inc.

By:	/s/ David A. Buckel
Name: David A. Buckel
Title: Secretary and Chief Financial Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS:

Manchester Securities Corp.

By:	/s/ Elliott Greenberg
Name: Elliott Greenberg
Title: Vice President

[Signature Page to Registration Rights Agreement]

BUYERS:

SAMC LLC

By:	/s/ Brett Cohen
Name: Brett Cohen
Title: Investment Adviser

[Signature Page to Registration Rights Agreement]

BUYERS:

JGB Capital LP

By:	/s/ Brett Cohen
Name: Brett Cohen
Title: Investment Adviser

[Signature Page to Registration Rights Agreement]

BUYERS:

JGB Capital Offshore Ltd.

By:	/s/ Brett Cohen
Name: Brett Cohen
Title: Investment Adviser

[Signature Page to Registration Rights Agreement]

SCHEDULE OF BUYERS

Buyer	Buyer Address and Facsimile Number	Buyer’s Representative’s Address and Facsimile Number

JGB Capital LP	400 Madison Ave., 8th Floor, Suite 8D New York, NY 10017 Attention: Brett Cohen Facsimile No.: (212) 253-4093	Kleinberg, Kaplan, Wolff & Cohen, P.C. 551 Fifth Avenue, 18th Floor New York, New York 10176 Attention: Max Karpel, Esq. Facsimile No.: (212) 986-8866
JGB Capital Offshore Ltd.	400 Madison Ave., 8th Floor, Suite 8D, New York, NY 10017 Attention: Brett Cohen Facsimile No.: (212) 253-4093	Kleinberg, Kaplan, Wolff & Cohen, P.C. 551 Fifth Avenue, 18th Floor New York, New York 10176 Attention: Max Karpel, Esq. Facsimile No.: (212) 986-8866
SAMC LLC	400 Madison Ave., 8th Floor, Suite 8D, New York, NY 10017 Attention: Brett Cohen Facsimile No.: (212) 253-4093	Kleinberg, Kaplan, Wolff & Cohen, P.C. 551 Fifth Avenue, 18th Floor New York, New York 10176 Attention: Max Karpel, Esq. Facsimile No.: (212) 986-8866
Manchester Securities Corp.	712 5th Ave., 36th Floor New York, NY 10019 Attention: Elliott Greenberg and Michael Stephan	Kleinberg, Kaplan, Wolff & Cohen, P.C. 551 Fifth Avenue, 18th Floor New York, New York 10176 Attention: Max Karpel, Esq. Facsimile No.: (212) 986-8866

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

[TRANSFER AGENT]

Re:           ANTs software inc.

Ladies and Gentlemen:

[We are][I am] counsel to ANTs software inc., a company incorporated under the laws of the State of Delaware (the “Company”), and have represented the Company in connection with that certain Warrant Purchase Agreement, dated as of March 3, 2011 (the “Warrant Purchase Agreement”), entered into by and among the Company and the buyers named therein (collectively, the “Holders”) pursuant to which the Company issued to the Holders of warrants exercisable for common shares of the Company (the “Warrants”).  Pursuant to the Warrant Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), including the Warrants and the common shares issuable upon exercise of the Warrants), under the Securities Act of 1933, as amended (the “1933 Act”).  In connection with the Company’s obligations under the Registration Rights Agreement, on _________, 2011, the Company filed a Registration Statement on Form S-3 (File No. 333-_____________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Holders as a selling shareholder thereunder.

In connection with the foregoing, [we][I] advise you that a member of the SEC’s staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

This letter shall serve as our standing instruction to you that the Common Shares are freely transferable by the Holders pursuant to the Registration Statement.  You need not require further letters from us to effect any future legend-free issuance or reissuance of Common Shares.

Very truly yours,

[ISSUER’S COUNSEL]

By:_____________________

CC:           [LIST NAMES OF HOLDERS]

EXHIBIT B
SELLING SHAREHOLDERS

The warrants being offered by the selling shareholders are those previously issued to the selling shareholders. The common shares being offered by the selling shareholders are those issuable to the selling shareholders upon exercise of the warrants.  For additional information regarding the issuance of the warrants, see “Private Placement of Warrants” above.  We are registering the common shares and the warrants in order to permit the selling shareholders to offer the shares and the warrants for resale from time to time.  Except for the ownership of the common shares and the warrants issued pursuant to the Warrant Purchase Agreement, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the common shares and warrants by each of the selling shareholders.  The second column lists the number of common shares and warrants beneficially owned by each selling shareholder, based on its ownership of the common shares and warrants, as of ________, 2011.

The third column lists the common shares and warrants being offered by this prospectus by the selling shareholders.

In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of at least the sum of (i) the number of warrants issued pursuant to the Warrant Purchase Agreement and (ii) 200% of the maximum number of common shares issued and issuable upon exercise of the related warrants determined as if the outstanding warrants were exercised, as applicable, in full, as of the Trading Day immediately preceding the date this registration statement is initially filed with the SEC.

The fourth column assumes the sale of all of the shares and warrants offered by the selling shareholders pursuant to this prospectus.

Under the terms of the warrants, a selling shareholder may not exercise the warrants, to the extent such exercise would cause such selling shareholder, together with its affiliates, to beneficially own a number of common shares which would exceed 4.99% of our then outstanding common shares following such exercise, excluding for purposes of such determination common shares issuable upon exercise of the warrants which have not been exercised.  The number of shares in the second column reflects this limitation.  The selling shareholders may sell all, some or none of their shares in this offering.  See “Plan of Distribution.”

PLAN OF DISTRIBUTION

We are registering the warrants previously issued pursuant to the Warrant Purchase Agreement and the common shares issuable upon exercise of the warrants to permit the resale of these common shares by the holders of the common shares and warrants from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling shareholders of the common shares.  We will bear all fees and expenses incident to our obligation to register the common shares.

The selling shareholders may sell all or a portion of the common shares and warrants beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the common shares or warrants are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions.  The common shares or warrants may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling common shares or warrants to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the common shares or warrants for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the common shares or warrants or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common shares or warrants in the course of hedging in positions they assume.  The selling shareholders may also sell common shares or warrants short and deliver common shares or warrants, as applicable, covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling shareholders may also loan or pledge common shares or warrants to broker-dealers that in turn may sell such shares or warrants.

The selling shareholders may pledge or grant a security interest in some or all of the warrants or common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the warrants or common shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.  The selling shareholders also may transfer and donate the warrants or common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Under the securities laws of some states, the common shares and warrants may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the common shares and warrants may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling shareholders may not sell any of the common shares or warrants registered pursuant to the registration statement, of which this prospectus forms a part.

We will pay all expenses of the registration of the common shares and warrants pursuant to the registration rights agreement, estimated to be $[     ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any.  We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling shareholders will be entitled to contribution.  We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the common shares will be freely tradable in the hands of persons other than our affiliates.

EXHIBIT 10.12

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of March 3, 2011, is made by and among the Grantors listed on the signature pages hereof (collectively, jointly and severally, the “Grantors” and each, individually, a “Grantor”), and Wells Fargo Bank, National Association, a national banking association, as collateral agent for the Secured Parties (as defined herein) (the “Agent”).

WHEREAS, pursuant to that certain Note Purchase Agreement dated as of March 3, 2011 (as amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, the “Purchase Agreement”) by and between ANTs software inc., a Delaware corporation (the “Company”), the Agent and the Secured Parties, the Company has agreed to sell, and the Secured Parties have agreed to purchase, the Notes and the Warrants; and

WHEREAS, in order to induce the Secured Parties and the Agent on behalf and at the direction of the Secured Parties to enter into the Purchase Agreement and for the Secured Parties to purchase the Notes and the Warrants as provided for in the Purchase Agreement, the Grantors have agreed to grant a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of the Secured Obligations.

NOW, THEREFORE, in consideration of the foregoing premises and in reliance on the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.           Defined Terms.  All capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Purchase Agreement.  Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Purchase Agreement; provided, however, that if the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(a)           “Account” means an Account (as that term is defined in the Code).

(b)           “Account Debtor” means an Account debtor (as that term is defined in the Code).

(c)           “Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

(d)           “Books” means books and records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information).

(e)           “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

(f)           “Chattel Paper” means Chattel paper (as that term is defined in the Code) and includes tangible chattel paper and electronic chattel paper.

(g)           “Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of Law, any or all of the attachment, perfection, priority, or remedies with respect to the Secured Party and the Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(h)           “Collateral” has the meaning specified therefor in Section 2.

(i)           “Commercial Tort Claims” means Commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 1 attached hereto.

(j)           “Control Agreement” means a control agreement, in form and substance satisfactory to the Agent, executed and delivered by a Grantor, the Agent and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

(k)           “Copyrights” means copyrights and copyright registrations, and also includes (i) the copyright registrations and recordings thereof and all applications in connection therewith listed on Schedule 2 attached hereto and made a part hereof, (ii) all reissues, continuations, extensions or renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (vi) all of each Grantor’s rights corresponding thereto throughout the world.

(l)           “Copyright Security Agreement” means each Copyright Security Agreement among Grantors, or any of them, and the Agent in substantially the form of Exhibit A attached hereto, pursuant to which Grantors have granted to the Agent on behalf of the Secured Parties a security interest in all their respective Copyrights.

(m)           “Deposit Account” means a Deposit account (as that term is defined in the Code).

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(n)           “Equipment” means Equipment (as that term is defined in the Code).

(o)           “Event of Default” means any the following events:

(i)         The occurrence of an “Event of Default” (as defined in the Notes) under any of the Notes;

(ii)       Any representation or warranty of any Grantor in this Agreement shall prove to have been incorrect in any material respect when made;

(iii)      The failure by any Grantor to observe or perform any of its obligations hereunder for 5 Business Days after delivery to such Grantor of notice of such failure by or on behalf of the Agent unless such default is capable of cure but cannot be cured within such time frame and such Grantor is using best efforts to cure same in a timely fashion; or

(iv)      If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Grantor, or a proceeding shall be commenced by any Grantor, or by any Governmental Authority having jurisdiction over any Grantor, seeking to establish the invalidity or unenforceability thereof, or any Grantor shall deny that any Grantor has any liability or obligation purported to be created under this Agreement.

(p)           “General Intangibles” means General intangibles (as that term is defined in the Code) and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark, Patent, or Copyright), Patents, Trademarks, Copyrights, URLs and domain names, industrial designs, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

(q)           “Governmental Authority” means any domestic or foreign federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

(r)           “Grantor” and “Grantors” have the meanings specified therefor in the recitals to this Agreement.

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(s)           “Guaranties” means the Guaranty dated of even date herewith executed by Guarantors in favor of the Secured Parties, together with any other guaranty or similar agreement now or hereafter executed by a Guarantor in favor of any Secured Party in connection with the Notes or any of the other Transaction Document.

(t)           “Guarantor” means each Grantor and each other Person that now or hereafter executes a Guaranty.

(u)           “Holders” mean the holders of the Notes from time to time, their endorsees, transferees and assigns.

(v)           “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency Law or any equivalent Laws in any other jurisdiction, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

(w)           “Intellectual Property” means Patents, Copyrights, Trademarks, the goodwill associated with such Trademarks, trade secrets and customer lists, and Intellectual Property Licenses.

(x)           “Intellectual Property Licenses” means rights under or interests in any patent, trademark, copyright or other intellectual property, including software license agreements with any other party, whether the applicable Grantor is a licensee or licensor under any such license agreement, including the license agreements listed on Schedule 3 attached hereto and made a part hereof.

(y)           “Inventory” means Inventory (as that term is defined in the Code).

(z)           “Investment Related Property” means (i) investment property (as that term is defined in the Code), and (ii) all of the following (regardless of whether classified as investment property under the Code): all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

(aa)           “Lien” means any security interest, pledge, hypothecation, mortgage, assignment, lien (statutory or other, and including environmental and tax liens), deposit arrangement, violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preference, priority, other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease or any synthetic or other financing lease having substantially the same economic effect as any of the foregoing), restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

(bb)           “Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts, and documents.

(cc)           “Note” has the meaning specified therefor in the Purchase Agreement.

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(dd)           “Patents” means patents and patent applications, and also includes (i) the patents and patent applications listed on Schedule 4 attached hereto and made a part hereof, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

(ee)           “Patent Security Agreement” means each Patent Security Agreement among the Grantors and the Agent in substantially the form of Exhibit B attached hereto, pursuant to which the Grantors have granted to the Agent on behalf of the Secured Parties a security interest in all their respective Patents.

(ff)           “Permitted Liens” means (i) Liens held by the Agent on behalf of the Secured Parties to secure the Secured Obligations, (ii) Liens for unpaid taxes, assessments, or other governmental charges or levies that either (A) are not yet delinquent, or (B) do not have priority over the Agent’s Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests, (iii) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (A) are for sums not yet delinquent, or (B) are the subject of Permitted Protests, (iv) Liens on amounts deposited in connection with obtaining worker’s compensation or other unemployment insurance, (v) Liens on amounts deposited in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money, (vi) Liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, and (vii) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof.

(gg)           “Permitted Protest” means the right of any Grantor to protest any Lien (other than any Lien that secures the Secured Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on such Grantor’s books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Grantor in good faith, and (c) while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of the Agent’s Liens.

(hh)           “Person” means any individual, corporation, partnership, trust, limited liability company, governmental entity, regulatory or self-regulatory authority, association or other entity.

(ii)           “Pledged Companies” means, each Person listed on Schedule 5 hereto as a “Pledged Company”, together with each other Person all or a portion of whose Stock is acquired or otherwise owned by a Grantor after the date hereof.

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(jj)           “Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the Stock now or hereafter owned by such Grantor, regardless of class or designation, including all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Stock, the right to receive any certificates representing any of the Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof, and the right to receive dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

(kk)           “Pledged Operating Agreements” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

(ll)           “Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

(mm)           “Proceeds” has the meaning specified therefor in Section 2.

(nn)           “Purchase Agreement” has the meaning specified therefor in the recitals to this Agreement.

(oo)           “Real Property” means any estates or interests in real property now owned or hereafter acquired by any Grantor and the improvements thereto.

(pp)           “Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

(qq)           “Secured Obligations” mean all of the present and future payment and performance obligations of Grantors arising under the Transaction Documents, including, without duplication, reasonable attorneys’ fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding.

(rr)           “Secured Parties” means the Holders of the Notes.

(ss)           “Securities Account” means a Securities account (as that term is defined in the Code).

(tt)           “Security Documents” means, collectively, this Agreement, each Copyright Security Agreement, each Patent Security Agreement, each Trademark Security Agreement, each Control Agreement, and each other security agreement, pledge agreement, assignment, mortgage, security deed, deed of trust, and other agreement or document executed and delivered by a Grantor as security for any of the Secured Obligations.

(uu)           “Security Interest” and “Security Interests” have the meanings specified therefor in Section 2.

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(vv)           “Stock” means all shares, options, warrants, interests (including membership and partnership interests), participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the United States Securities and Exchange Commission and any successor thereto under the Securities Exchange Act of 1934, as in effect from time to time).

(ww)           “Supporting Obligations” means Supporting obligations (as such term is defined in the Code).

(xx)           “Trademarks” means trademarks, trade names, trademark applications, service marks, service mark applications, and also includes (i) the trade names, trademarks, trademark applications, service marks, and service mark applications listed on Schedule 6 attached hereto and made a part hereof, and (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (vi) all of each Grantor’s rights corresponding thereto throughout the world.

(yy)           “Trademark Security Agreement” means each Trademark Security Agreement among the Grantors and the Agent in substantially the form of Exhibit C attached hereto, pursuant to which Grantors have granted to the Agent on behalf of the Secured Parties a security interest in all their respective Trademarks.

(zz)           “URL” means “uniform resource locator,” an internet web address.

(aaa)           “Warrant” has the meaning specified therefor in the Purchase Agreement.

2.           Grant of Security.  Each Grantor hereby unconditionally grants, assigns, and pledges to the Agent, for the benefit of the Secured Parties, a separate, continuing first priority security interest (each, a “Security Interest” and, collectively, the “Security Interests”) in all assets of such Grantor whether now owned or hereafter acquired or arising and wherever located, including such Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (collectively, the “Collateral”):

(a)           all of such Grantor’s Accounts;

(b)           all of such Grantor’s Books;

(c)           all of such Grantor’s Chattel Paper;

(d)           all of such Grantor’s Deposit Accounts;

(e)           all of such Grantor’s Equipment and fixtures;

(f)           all of such Grantor’s General Intangibles;

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(g)           all of such Grantor’s Inventory;

(h)           all of such Grantor’s Investment Related Property;

(i)           all of such Grantor’s Negotiable Collateral;

(j)           all of such Grantor’s rights in respect of Supporting Obligations;

(k)           all of such Grantor’s Commercial Tort Claims;

(l)           all of such Grantor’s money, cash, cash equivalents, or other assets of each such Grantor that now or hereafter come into the possession, custody, or control of the Agent or any Secured Party;

(m)           all of the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Related Property, Negotiable Collateral, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”).  Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or the Agent from time to time with respect to any of the Investment Related Property.

3.           Security for Obligations.  This Agreement and the Security Interests created hereby secure the payment and performance of the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to the Secured Parties, or any of them, or the Agent but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4.           Grantors Remain Liable.  Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) the Secured Parties or the Agent shall not have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Parties or the Agent be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.  Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement or any other Transaction Document, the Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and the other Transaction Documents.  Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, and dividend rights, shall remain in the applicable Grantor until the occurrence of an Event of Default and until the Agent shall notify the applicable Grantor of the Agent’s exercise of voting, consensual, or dividend rights with respect to the Pledged Interests pursuant to Section 16 hereof.

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5.           Agent’s Duties.

(a)  Other than as specified in this Agreement and any amendment hereto, the Agent shall not be required to take or refrain from taking any actions, to exercise or refrain from exercising any rights, or to make or refrain from making any requests unless it shall first receive proper written instructions from Secured Parties (or their respective successors or assigns) holding at representing at least two-thirds of the aggregate principal amount of the Notes then outstanding.

(b)  The Agent shall hold all Collateral received by it, and shall make disposition thereof, only in accordance with this Agreement or any amendment thereto.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Interests, whether or not the Agent or any of the Secured Parties has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.

(c)  The Agent shall not be under any duty or obligation to inspect, review or examine any document, instrument, certificate, agreement or other papers to determine that they are enforceable or that they are other than what they purport to be on their face.  The Agent shall hold any Collateral delivered to the Agent as the agent of and for the benefit of each Secured Party, without preference as to any Secured Party.

(d)  The duties and obligations of the Agent shall be determined solely by the express provisions of this Agreement and the Purchase Agreement, or any amendments or any instructions permitted hereby.  The Agent shall have no obligation with respect to any other matters covered in any other document other than as expressly provided herein, or any amendment hereto.  The Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement or as set forth in a written amendment to this Agreement executed by the parties hereto or their successors or assigns.  No representations, warranties, covenants or obligations of the Agent or any Secured Party shall be implied with respect to this Agreement or the Agent’s services hereunder.  Without limiting the generality of the foregoing, the Agent:

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(i)  shall use the same degree of care and skill as a reasonable person would use in similar circumstances (without limiting the generality of the foregoing, the Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property of like tenor);

(ii)  shall not be obligated to take any legal action hereunder that might in its reasonable judgment involve any risk of expense or liability unless it has been furnished with indemnity or security satisfactory to it from the Secured Parties;

(iii)  may conclusively rely on and shall be protected in acting in good faith upon any certificate, instrument, opinion, notice, letter, or other document, or any security, delivered to it and in good faith believed by it to be genuine and to have been signed by the proper party or parties;

(iv)  may conclusively rely on and shall be protected in acting in good faith upon the written instructions of Secured Parties holding at least two-thirds of the aggregate principal amount of the Notes then outstanding;

(v)  may consult its own independent counsel satisfactory to it and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in furtherance of its duties hereunder, in accordance with the opinion of such counsel;

(vi)  may execute any of the powers hereunder or perform any duties hereunder either directly or through agents or attorneys and shall not be liable for the acts or omissions of any such agent or attorney appointed with due care hereunder; and

(vii)  will be regarded as making no representation and having no responsibilities (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, ownership or transferability of any portion of the Collateral, and will not be required to and will not make any representations as to the validity, value or genuineness of any portion of the Collateral.

(e)  Neither the Agent nor any of its partners, agents or employees, shall be liable for any error in judgment, for any mistake of fact or for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed by it or them to be within the purview of this Agreement, except for its or their own gross negligence or willful misconduct.  In no event shall the Agent or its partners, officers, agents and employees be held liable for any special, indirect, punitive or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder in connection herewith even if advised of the possibility of such damages.

(f)  Whenever, in the administration of this Agreement, the Agent reasonably shall deem it necessary that a matter be proved or established prior to taking, suffering or omitting any action under this Agreement, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate of the Secured Parties, and such certificate shall be full warranty to the Agent for any action taken, suffered or omitted under the provisions of this Agreement, upon the faith thereof.

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6.           Representations and Warranties.  Each Grantor hereby represents and warrants as follows:

(a)           The exact legal name of each of the Grantors is set forth on the signature pages of this Agreement.

(b)           Schedule 7 attached hereto sets forth all Real Property owned or leased by the Grantors as of the date hereof.

(c)           As of the date hereof, no Grantor has any interest in, or title to, any Copyrights, Intellectual Property Licenses, Patents, or Trademarks except as set forth on Schedules 2, 3, 4 and 6, respectively, attached hereto.  This Agreement is effective to create a valid and continuing Lien on such Copyrights, Intellectual Property Licenses, Patents and Trademarks and, upon filing of the Copyright Security Agreement with the United States Copyright Office and filing of the Patent Security Agreement and the Trademark Security Agreement with the United State Patent and Trademark Office, and the filing of appropriate financing statements (the “UCC Statements”) in the jurisdictions listed on Schedule 8 hereto, all action necessary or desirable to protect and perfect the Security Interests in and to each Grantor’s Patents, Trademarks, or Copyrights has been taken and such perfected Security Interests are enforceable as such as against any and all creditors of and purchasers from any Grantor.  No Grantor has any interest in any Copyright that is necessary in connection with the operation of such Grantor’s business, except for those Copyrights identified on Schedule 2 attached hereto which have been registered with the United States Copyright Office.

(d)           This Agreement creates a valid security interest in the Collateral of each of Grantors, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations.  Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of the UCC Statements listing each applicable Grantor, as a debtor, and the Agent, as secured party, in the jurisdictions listed next to such Grantor’s name on Schedule 8 attached hereto.  Upon the making of such filings, the Agent, on behalf of the Secured Parties, shall have a first priority perfected security interest in the Collateral of each Grantor to the extent such security interest can be perfected by the filing of a financing statement.  All action by any Grantor necessary to protect and perfect such security interest on each item of Collateral has been duly taken.

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(e)           (i) Except for the Security Interests created hereby, such Grantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 5 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the date hereof; (ii) all of the Pledged Interests are duly authorized, validly issued, fully paid and nonassessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Stock of the Pledged Companies of such Grantor identified on Schedule 5 hereto; (iii) such Grantor has the right and requisite authority to pledge the Investment Related Property pledged by such Grantor to the Agent as provided herein; (iv) all actions necessary or desirable to perfect, establish the first priority of, or otherwise protect, the Agent’s Liens in the Investment Related Collateral, and the proceeds thereof, have been duly taken, (A) upon the execution and delivery of this Agreement; (B) upon the taking of possession by the Agent of any certificates constituting the Pledged Interests, to the extent such Pledged Interests are represented by certificates, together with undated powers endorsed in blank by the applicable Grantor; (C) upon the filing of UCC Statements in the applicable jurisdiction set forth on Schedule 8 attached hereto for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates, and (D) with respect to any Securities Accounts, upon the delivery of Control Agreements with respect thereto; and (v) each Grantor has delivered to and deposited with the Agent (or, with respect to any Pledged Interests created or obtained after the date hereof, will deliver and deposit in accordance with Sections 6(a) and 8 hereof) all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers endorsed in blank with respect to such certificates. None of the Pledged Interests owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar Laws of any jurisdiction to which such issuance or transfer may be subject.

(f)           No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by the Agent of the voting or other rights provided in this Agreement with respect to Investment Related Property or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition of Investment Related Property by Laws affecting the offering and sale of securities generally.

7.           Covenants.  Each Grantor, jointly and severally, covenants and agrees with the Agent (for the benefit of the Secured Parties) that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 21 hereof (but only to the extent the particular assets described in this Section 6 constitute Collateral hereunder):

(a)           Possession of Collateral.  In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property, or Chattel Paper, and if and to the extent that perfection or priority of the Secured Party and Agent’s Security Interests is dependent on or enhanced by possession, the applicable Grantor shall execute such other documents and instruments as are necessary or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Related Property, or Chattel Paper to the Agent, together with such undated powers endorsed in blank as shall be requested by the Agent.

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(b)           Chattel Paper.

(i)           Each Grantor shall take all steps reasonably necessary to grant the Agent control of and a first priority  security interest in all Chattel Paper in accordance with the Code, the New York Electronic Signatures and Records Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction; and

(ii)           If any Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Purchase Agreement), such Chattel Paper and instruments shall be promptly marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interests of Wells Fargo Bank, National Association, for the benefit of the Secured Parties named in that certain Security Agreement dated March 3, 2011.”

(c)           Control Agreements.

(i)           Each Grantor shall obtain an authenticated Control Agreement from each bank maintaining a Deposit Account for such Grantor; and

(ii)           Each Grantor shall obtain authenticated Control Agreements from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor.

(d)           Letter-of-Credit Rights.  Each Grantor that is or becomes the beneficiary of a letter of credit shall promptly (and in any event within 2 Business Days after becoming a beneficiary), notify the Agent thereof in writing, and enter into a multi-party agreement with the Agent and the issuing or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to the Agent and directing all payments thereunder to the Agent, all in form and substance satisfactory to the Agent.

(e)           Commercial Tort Claims.  Each Grantor shall promptly (and in any event within 2 Business Days of receipt thereof), notify the Secured Parties and the Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof and promptly amend Schedule 1 to this Agreement to describe such after-acquired Commercial Tort Claim in a manner that reasonably identifies such Commercial Tort Claim, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things deemed necessary or desirable to give the Agent and Secured Party a first priority, perfected security interest in any such Commercial Tort Claim.

(f)           Government Contracts.  If any Account or Chattel Paper arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, the Grantors shall promptly (and in any event within 2 Business Days of the creation thereof) notify the Agent thereof in writing and execute any instruments or take any steps necessary in order that all moneys due or to become due under such contract or contracts shall be assigned to the Agent (for the benefit of the Secured Parties), and shall provide written notice thereof under the Assignment of Claims Act or other applicable Law.

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(g)           Intellectual Property.

(i)           In order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office or any other applicable Governmental Authority, each Grantor shall execute and deliver to the Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to further evidence the Agent’s Liens on such Grantor’s Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby;

(ii)           Each Grantor shall have the duty, to the extent necessary or economically desirable in the operation of such Grantor’s business, (A) to promptly sue for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, and (D) to take all reasonable and necessary action to preserve and maintain all of such Grantor’s Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.  Each Grantor shall promptly file an application with the United States Copyright Office for any Copyright that has not been registered with the United States Copyright Office if such Copyright is necessary in connection with the operation of such Grantor’s business. Any expenses incurred in connection with the foregoing shall be borne by the appropriate Grantor.  Each Grantor further agrees not to abandon any Trademark, Patent, Copyright, or Intellectual Property License that is necessary or economically desirable in the operation of such Grantor’s business;

(iii)           The Grantors acknowledge and agree that the Agent shall have no duties with respect to the Trademarks, Patents, Copyrights, or Intellectual Property Licenses.  Without limiting the generality of this Section 6(g), the Grantors acknowledge and agree that the Agent and each Secured Party shall not be under any obligation to take any steps necessary to preserve rights in the Trademarks, Patents, Copyrights, or Intellectual Property Licenses against any other Person, but the Agent may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of the Grantors and shall be deemed to be Secured Obligations; and

(iv)           In no event shall any Grantor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any Patent, Trademark, or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving the Agent prior written notice thereof.  Promptly upon any such filing, each Grantor shall comply with Section 6(g)(i) hereof.

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(h)           Investment Related Property.

(i)           If any Grantor shall receive or become entitled to receive any Pledged Interests after the date hereof, it shall promptly (and in any event within 2 Business Days of receipt thereof) identify such Pledged Interests in a written notice to the Agent;

(ii)           All sums of money and property paid or distributed in respect of the Investment Related Property that are received by any Grantor shall be held by such Grantor in trust for the benefit of the Agent segregated from such Grantor’s other property, and such Grantor shall deliver it forthwith to the Agent in the exact form received;

(iii)           Each Grantor shall promptly deliver to the Agent a copy of each notice or other communication received by it in respect of any Pledged Interests;

(iv)           No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests other than pursuant to the Purchase Agreement;

(v)           Each Grantor agrees that it will obtain all necessary approvals and make all necessary filings under federal, state, local, or foreign Law in connection with the Security Interests on the Investment Related Property or any sale or transfer thereof; and

(vi)           As to all limited liability company or partnership interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby represents, warrants and covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account.  In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement provides or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

(i)           Transfers and Other Liens.  Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly permitted by this Agreement and the other Transaction Documents, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any of Grantors, except for Permitted Liens.  The inclusion of Proceeds in the Collateral shall not be deemed to constitute consent by the Agent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the Purchase Agreement.

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(j)           Other Actions as to Any and All Collateral.  Each Grantor shall promptly (and in any event within 2 Business Days of acquiring or obtaining such Collateral) notify the Agent in writing upon (i) acquiring or otherwise obtaining any Collateral after the date hereof consisting of Trademarks, Patents, Copyrights, Intellectual Property Licenses, Investment Related Property, Chattel Paper (electronic, tangible or otherwise), Documents (as defined in Article 9 of  the Code), Promissory notes (as defined in the Code), or Instruments (as defined in the Code) or (ii) any amount payable under or in connection with any of the Collateral being or becoming evidenced after the date hereof by any Chattel Paper, documents, promissory notes, or instruments and, in each such case, promptly execute such other documents, or if applicable, deliver such Chattel Paper, other documents or certificates evidencing any Investment Related Property and do such other acts or things necessary or desirable to protect the Agent and Secured Parties’ Security Interests therein.

(k)           Future Subsidiaries.  If any Person becomes a Subsidiary of the Company after the date hereof, the Company shall cause such Person, within 2 days after it becomes a Subsidiary, (i) to execute and deliver a joinder to this Agreement and the other Security Documents in which such new Subsidiary agrees to be bound by the terms hereof and thereof as if it where an original Grantor party hereto and thereto, such joinder agreements to be in form and substance reasonably satisfactory to the Agent, and (ii) to take any other necessary action so that such new Subsidiary is bound by the provisions hereof in the same manner and to the same extent as each other Grantor.

8.           Relation to Other Transaction Documents.  The provisions of this Agreement shall be read and construed with the Transaction Documents referred to below in the manner so indicated.

(a)           Purchase Agreement and Notes. In the event of any conflict between any provision in this Agreement and a provision in the Purchase Agreement, the Notes or the Warrant, such provision of the Purchase Agreement, the Notes or the Warrant shall control.

(b)           Patent, Trademark, Copyright Security Agreements.  The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements or the Patent Security Agreements shall limit any of the rights or remedies of the Agent hereunder.

9.           Further Assurances.

(a)           Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary and that the Agent may reasonably request, in order to perfect and protect the Security Interests granted or purported to be granted hereby or to enable the Agent and the Secured Parties to exercise and enforce their rights and remedies hereunder with respect to any of the Collateral.

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(b)           Each Grantor authorizes the filing by the Agent of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to the Agent such other instruments or notices, as may be necessary and as the Agent may reasonably request, in order to perfect and preserve the Security Interests granted or purported to be granted hereby.

(c)           Each Grantor authorizes the Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance.  Each Grantor also hereby ratifies any and all financing statements or amendments previously filed by the Agent in any jurisdiction.

(d)           Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without first notifying the Agent of such filing and then having received the prior written consent of the Agent, subject to such Grantor's rights under Section 9-509(d)(2) of the Code.

10.           Agent’s Right to Perform Contracts, Exercise Rights, etc.  Upon the occurrence and during the continuance of an Event of Default, the Agent (a) may, but shall not be required to, proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, (b) shall have the right, but not the obligation, to use any Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of the Secured Party and the Agent’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses, and (c) shall have the right, but not the obligation, to request that any Stock that is pledged hereunder be registered in the name of the Agent or any of its nominees.

11.           Agent Appointed Attorney-in-Fact.  Each Grantor hereby irrevocably appoints the Agent its attorney-in-fact at the time of the execution of this Agreement.  The Agent shall have full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing, to take any action and to execute any instrument which the Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a)           to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with any Collateral of such Grantor;

(b)           to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of the Agent;

(c)           to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

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(d)           to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of the Agent and the Secured Parties with respect to any of the Collateral;

(e)           to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;

(f)           to use any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, advertising matter or other industrial or intellectual property rights, in advertising for sale and selling Inventory and other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and

(g)           The Agent shall have the right, but shall not be obligated, to bring suit in its own name but for the benefit of the Secured Parties to enforce the Trademarks, Patents, Copyrights and Intellectual Property Licenses and, if the Agent shall commence any such suit, the appropriate Grantor shall, at the request of the Agent, do any and all lawful acts and execute any and all proper documents reasonably required by the Agent in aid of such enforcement.

To the extent permitted by Law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

12.           Agent May Perform.  If any of Grantors fails to perform any agreement contained herein, the Agent may itself, but shall not be required to, perform, or cause performance of, such agreement, and the reasonable expenses of the Agent incurred in connection therewith (including attorneys’ fees and expenses) shall be payable, jointly and severally, by Grantors.

13.           Agent’s Duties; Bailee for Perfection.  The powers conferred on the Agent hereunder are solely to protect the Agent’s interests in the Collateral and shall not impose any duty upon the Agent in favor of any Grantor to exercise any such powers.  Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, the Agent shall not have any duty to any Grantor as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in actual possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property.  The Grantors hereby agree that if the Agent is in possession of any Collateral at such time as the Secured Obligations owing to the Agent and the Secured Parties have been paid in full, the Agent may re-deliver such Collateral to the applicable Grantor without recourse to or representation or warranty by the Agent.

14.           Collection of Accounts, General Intangibles and Negotiable Collateral.  At any time upon the occurrence and during the continuation of an Event of Default, the Agent may, but shall not be required to, (a) notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral have been assigned to the Agent or that the Agent has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral directly, and any collection costs and expenses shall constitute part of such Grantor's Secured Obligations under the Purchase Agreement.

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15.           Disposition of Pledged Interests by the Agent.  The Pledged Interests may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Pledged Interests other than pursuant to an effective registration statement or an exemption from the Securities Act, each Grantor understands that in connection with such disposition, the Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal, state and other securities Laws and sold on the open market.  Each Grantor, therefore, agrees that:  (a) if the Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, the Agent shall have the right to conclusively rely upon and shall be fully protected in relying upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that the Agent has handled the disposition in a commercially reasonable manner.

16.           Voting Rights.

(a)           Upon the occurrence and during the continuation of an Event of Default, (i) the Agent may, at its option, and with 2 Business Days prior notice to any Grantor, and in addition to all rights and remedies available to the Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights and all other ownership or consensual rights in respect of the Pledged Interests owned by such Grantor, but under no circumstances is the Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if the Agent duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints the Agent, such Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner that the Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be.  The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

(b)           For so long as any Grantor shall have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that it will not, without the prior written consent of the Agent, vote or take any consensual action with respect to such Pledged Interests that would materially adversely affect the rights of the Agent or the value of the Pledged Interests.

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17.           Remedies.  Upon the occurrence and during the continuance of an Event of Default:

(a)           The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Transaction Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable Law.  Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, the Agent, without any demand, advertisement, or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any of Grantors or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or by any other applicable Law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of the Agent, assemble all or part of the Collateral as directed by the Agent and make it available to the Secured Parties at one or more locations where such Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as the Agent may deem commercially reasonable.  Each Grantor agrees that, to the extent notice of sale shall be required by Law, at least 10 days’ notice to any of Grantors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code.  The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           The Agent is hereby granted a license or other right to use, without liability for royalties or any other charge, each Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks and advertising matter, URLs, domain names, industrial designs, other industrial or intellectual property or any property of a similar nature, whether owned by any of Grantors or with respect to which any of Grantors have rights under license, sublicense, or other agreements (but only to the extent (i) such license, sublicense or agreement does not prohibit such use by the Agent and (ii) such Grantor will not be in default under such license, sublicense, or other agreement as a result of such use by the Agent), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of the Agent.

(c)           Any cash held by the Agent as Collateral and all proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in Section 17 hereof.   In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.

(d)           Each Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing the Agent shall have the right to an immediate writ of possession without notice of a hearing.  The Agent shall have the right to the appointment of a receiver for the properties and assets of each of Grantors, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantors may have thereto or the right to have a bond or other security posted by the Agent.

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18.           Application of Proceeds of Collateral.  All proceeds of Collateral received by the Agent shall be applied as follows:

(a)           first, ratably to pay any expenses due to the Agent and Secured Parties (including the reasonable costs and expenses of Agent’s counsel and those paid or incurred by the Agent and Secured Parties to correct any default under or enforce any provision of the Transaction Documents, or after the occurrence of any Default or Event of Default in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated) or indemnities then due to the Agent or the Secured Parties under the Transaction Documents, until paid in full;

(b)           second, ratably to pay any fees or premiums then due to the Secured Parties under the Transaction Documents, until paid in full;

(c)           third, ratably to pay interest due in respect of the Secured Obligations then due to the Secured Parties, until paid in full;

(d)           fourth, ratably to pay the principal amount of all Secured Obligations then due to the Secured Parties, until paid in full;

(e)           fifth, ratably to pay any other Secured Obligations then due to the Secured Parties; and

(f)           sixth, to Grantors or such other Person entitled thereto under applicable Law.

19.           Marshaling. The Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any Law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Agent or any Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such Laws.

20.           Indemnity and Expenses.

(a)           Each Grantor agrees to indemnify the Agent and each Secured Party from and against all claims, lawsuits, losses, damages and liabilities (including reasonable attorneys’ fees and expenses) growing out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction.  This provision shall survive the termination of this Agreement and the Transaction Documents and the repayment of the Secured Obligations.

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(b)           The Grantors, jointly and severally, shall, upon demand, pay to the Agent all of the costs and expenses (including those of its agents and counsel) that the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the Transaction Documents, (iii) the exercise or enforcement of any of the rights of the Agent hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.  This provision shall survive the termination of this Agreement and the Transaction Documents and the repayment of the Secured Obligations.

21.           Addresses for Notices.  All notices and other communications provided for hereunder (a) shall be given in the form and manner set forth in the Purchase Agreement and (b) shall be delivered, (i) in the case of notice to any Grantor, by delivery of such notice to the Company at the Company’s address specified in the Purchase Agreement or at such other address as shall be designated by the Company in a written notice to the Agent, and (ii) in the case of notice to the Agent, by delivery of such notice to the Secured Parties, or the Agent, as applicable at its address specified in the Purchase Agreement or at such other address as shall be designated by the Agent in a written notice to the Company.

22.           Separate, Continuing Security Interests.  This Agreement shall create a separate, continuing security interest in the Collateral in favor of the Agent (for the benefit of the Secured Parties) and shall (a) remain in full force and effect until the Secured Obligations have been paid in full in cash in accordance with the provisions of the Transaction Documents, (b) be binding upon each of Grantors, and their respective successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Parties and the Agent and its successors, transferees and assigns.  Upon payment in full in cash of the Secured Obligations in accordance with the provisions of the Transaction Documents, the Security Interests granted hereby shall terminate and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto.  At such time, the Agent will authorize the filing of appropriate termination statements to terminate such Security Interests.  No transfer or renewal, extension, assignment, or termination of this Agreement or of the Purchase Agreement, any other Transaction Document, or any other instrument or document executed and delivered by any Grantor to the Agent nor any additional loans made by the Secured Parties to any Grantor, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by any Secured Party or the Agent, nor any other act of any Secured Party or the Agent shall release any of Grantors from any obligation, except a release or discharge executed in writing by the Secured Parties and the Agent.

23.           Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Agent” shall be a reference to the Agent, for the benefit of the Secured Parties.  The Agent may resign or be removed as the Agent in accordance with, and subject to, Section 3.11 of the Purchase Agreement. Any successor Agent (or any Secured Party, as the case may be) shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent (or the Secured Party, as the case may be) and the retiring Agent’s appointment, powers, and duties as the Agent shall be terminated. After any retiring Agent’s resignation hereunder as the Agent, the provisions of Section 3.11 of the Purchase Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

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24.           Governing Law; Jurisdiction; Jury Trial.  This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal Laws of the State of New York, without regard to conflict of law principles that would result in the application of any Law other than the Laws of the State of New York.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Grantor irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

25.           Counterparts; Facsimile.  This Agreement may be executed and delivered by facsimile signature or by an e-mail that contains a portable document format (.pdf) file of an executed signature page in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes.

26.           Headings.  The section headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

27.           Amendments and Waivers.  No waiver of any provision of this Agreement, and no consent to any departure by any of Grantors herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent (acting upon written instructions from the Holders holding at least 66 2/3% of the outstanding principal amount of the Notes), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Agent (acting upon written instructions from the Holders holding at least 66 2/3% of the outstanding principal amount of the Notes) and each of Grantors to which such amendment applies.

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28.           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

29.           Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to a Secured Party or the Agent under this Agreement upon any breach or default of any Grantor shall impair any such right, power or remedy of the Secured Party or the Agent nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

30.           Remedies.  The Agent shall have all rights and remedies set forth in this Agreement and in the Transaction Documents and all rights and remedies that the Agent has been granted at any time under any other agreement or contract and all of the rights that the Agent has under applicable Law.  All remedies shall be cumulative and not alternative. Each Grantor acknowledges that in the event that it fails to perform, observe or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Agent. Each Grantor therefore agrees that the Agent shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

31.           Entire Agreement.  This Agreement and the Transaction Documents, including the exhibits attached hereto and thereto, do and will constitute the full and entire understanding and agreement between the parties hereto with respect to the subject matter hereof and thereof.

32.           Construction.  The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

33.           U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Agent.  The parties to this Agreement agree that they will provide the Agent with such information as it may request in order for the Agent to satisfy the requirements of the U.S.A. Patriot Act.

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34.           Force Majeure.  In no event shall the Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first written above.

GRANTORS:	ANTs software inc., a Delaware corporation

By: /s/ David A. Buckel
Name David A. Buckel
Title: Secretary and Chief Financial Officer

Inventa Technologies Inc., a Delaware corporation

By: /s/ David A. Buckel
Name David A. Buckel
Title: Secretary and Chief Financial Officer

AGENT:	Wells Fargo Bank, National Association, a national
banking association, not in its individual capacity but
solely as Agent

By: /s/ Martin Reed
Name Martin Reed
Title: Vice President

Signature Page to Security Agreement

SCHEDULE 1

COMMERCIAL TORT CLAIMS

[include specific case caption or descriptions per Official Code Comment 5 to Section 9-108 of the Code]

SCHEDULE 2

COPYRIGHTS

SCHEDULE 3

INTELLECTUAL PROPERTY LICENSES

SCHEDULE 4

PATENTS

SCHEDULE 5

PLEDGED COMPANIES

Name of Pledgor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

SCHEDULE 6

TRADEMARKS

SCHEDULE 7

REAL PROPERTY

Owned Real Property

Leased Real Property

SCHEDULE 8

LIST OF UNIFORM COMMERCIAL CODE FILING JURISDICTIONS

Grantor	Jurisdictions

EXHIBIT A

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this “Copyright Security Agreement”) is made as of March 3, 2011 by the Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), in favor of the Agent (for the benefit of the Secured Parties) under and as defined in the below-described Security Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Note Purchase Agreement dated as of March 3, 2011 (as amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, the “Purchase Agreement”) by and between ANTs Software inc., a Delaware corporation (the “Company”), the Agent, and the Secured Parties, the Company has agreed to sell, and the Secured Parties have agreed to purchase, the Notes and the Warrants;

WHEREAS, in order to induce the Secured Parties and the Agent to enter into the Purchase Agreement and for the Secured Parties to purchase the Notes and the Warrants as provided for in the Purchase Agreement, Grantors have executed and delivered to the Agent that certain Security Agreement of even date herewith (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, the Grantors are required to execute and deliver to the Agent this Copyright Security Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree as follows:

1.           DEFINED TERMS.  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or the Purchase Agreement.

2.           GRANT OF SECURITY INTEREST IN COPYRIGHT COLLATERAL.  Each Grantor hereby grants to Agent, for the benefit of the Secured Parties, a continuing first priority security interest in all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Copyright Collateral”):

(a)           all of such Grantor's Copyrights and Copyright Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

(b)           all reissues, continuations or extensions of the foregoing; and

(c)           all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement or dilution of any Copyright or any Copyright licensed under any Intellectual Property License.

3.           SECURITY FOR OBLIGATIONS.  This Copyright Security Agreement and the Security Interests created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Copyright Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to the Secured Parties, or any one of them, and the Agent, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4.           SECURITY AGREEMENT.  The security interests granted pursuant to this Copyright Security Agreement are granted in conjunction with the security interests granted to Agent (on behalf of the Secured Parties) pursuant to the Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of each Secured Party and the Agent with respect to its security interests in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

5.           AUTHORIZATION TO SUPPLEMENT.  The Grantors shall give the Agent prompt notice in writing of any additional copyright registrations or applications therefor after the date hereof.  Grantors hereby authorize the Agent unilaterally to modify this Agreement by amending Schedule I to include any future registered copyrights or applications therefor of Grantors.  Notwithstanding the foregoing, no failure to so modify this Copyright Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from the continuing security interest of the Agent (for the benefit of the Secured Parties) in all Collateral, whether or not listed on Schedule I.

6.           COUNTERPARTS.  This Copyright Security Agreement may be executed and delivered by facsimile signature or by an e-mail that contains a portable document format (.pdf) file of an executed signature page in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The exchange of copies of this Copyright Security Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Copyright Security Agreement as to the parties hereto and may be used in lieu of the original Copyright Security Agreement for all purposes.

7.           CONSTRUCTION.  The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Copyright Security Agreement instead of just the provision in which they are found.  The language used herein will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature Page Follows]

IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

ANTs software inc., a Delaware corporation

By: /s/ David A. Buckel
Name David A. Buckel
Title: Secretary and Chief Financial Officer

Inventa Technologies, Inc., a Delaware corporation

By: /s/ David A. Buckel
Name David A. Buckel
Title: Secretary and Chief Financial Officer

SCHEDULE I

To

COPYRIGHT SECURITY AGREEMENT

Copyright Registrations

Grantor	Country	Copyright	Registration No.	Registration Date

Copyright Licenses

EXHIBIT B

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this "Patent Security Agreement") is made as of March 4, 2011 by the Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), in favor of the Agent (for the benefit of the Secured Parties) under and as defined in the below-described Security Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Note Purchase Agreement dated as of March 3, 2011 (as amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, the “Purchase Agreement”) by and between ANTs Software inc., a Delaware corporation (the “Company”), the Agent, and the Secured Parties, the Company has agreed to sell, and the Secured Parties have agreed to purchase, the Notes and the Warrants;

WHEREAS, in order to induce the Secured Parties and the Agent to enter into the Purchase Agreement and for the Secured Parties to purchase the Notes and the Warrants as provided for in the Purchase Agreement, Grantors have executed and delivered to the Agent that certain Security Agreement of even date herewith (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, the Grantors are required to execute and deliver to the Agent this Patent Security Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors hereby agree as follows:

1.           DEFINED TERMS.  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or the Purchase Agreement.

2.           GRANT OF SECURITY INTEREST IN PATENT COLLATERAL.  Each Grantor hereby grants to the Agent, for the benefit of the Secured Parties, a continuing first priority security interest in all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Patent Collateral”):

(a)           all of its Patents and Patent Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

(b)           all reissues, continuations or extensions of the foregoing; and

(c)           all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement or dilution of any Patent or any Patent licensed under any Intellectual Property License.

3.           SECURITY FOR OBLIGATIONS.  This Patent Security Agreement and the Security Interests created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Patent Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Grantors, or any of them, to the Secured Parties, or any one of them, and the Agent, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4.           SECURITY AGREEMENT.  The security interests granted pursuant to this Patent Security Agreement are granted in conjunction with the security interests granted to the Agent (on behalf of the Secured Parties) pursuant to the Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of each Secured Party and the Agent with respect to its security interests in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

5.           AUTHORIZATION TO SUPPLEMENT.  If any Grantor shall obtain rights to any new patentable inventions or become entitled to the benefit of any patent application or patent for any reissue, division, or continuation, of any patent, the provisions of this Patent Security Agreement shall automatically apply thereto. The Grantors shall give prompt notice in writing to the Agent with respect to any such new patent rights.  Without limiting Grantors’ obligations under this Section 5, the Grantors hereby authorize the Agent unilaterally to modify this Agreement by amending Schedule I to include any such new patent rights of the Grantors.  Notwithstanding the foregoing, no failure to so modify this Patent Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from the continuing security interest of the Agent (for the benefit of the Secured Parties) in all Collateral, whether or not listed on Schedule I.

6.           COUNTERPARTS.  This Patent Security Agreement may be executed and delivered by facsimile signature or by an e-mail that contains a portable document format (.pdf) file of an executed signature page in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The exchange of copies of this Patent Security Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Patent Security Agreement as to the parties hereto and may be used in lieu of the original Patent Security Agreement for all purposes.

7.           CONSTRUCTION.  The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Patent Security Agreement instead of just the provision in which they are found.  The language used herein will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature Page Follows]

IN WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

ANTs software inc., a Delaware corporation

By: /s/ David A. Buckel
Name David A. Buckel
Title: Secretary and Chief Financial Officer

Inventa Technologies, Inc., a Delaware corporation

By: /s/ David A. Buckel
Name David A. Buckel
Title: Secretary and Chief Financial Officer

EXHIBIT C

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”) is made as of March 3, 2011 by the Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), in favor of the Secured Party and the Agent (for the benefit of the Secured Parties) under and as defined in the below-described Security Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Note Purchase Agreement dated as of March 3, 2011 (as amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, the “Purchase Agreement”) by and between ANTs software inc., a Delaware corporation (the “Company”), the Agent, and the Secured Parties, the Company has agreed to sell, and the Secured Parties have agreed to purchase, the Notes and the Warrants;

WHEREAS, in order to induce the Secured Parties and the Agent to enter into the Purchase Agreement and for the Secured Parties to purchase the Notes and the Warrants as provided for in the Purchase Agreement, Grantors have executed and delivered to the Agent that certain Security Agreement of even date herewith (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, the Grantors are required to execute and deliver to the Agent this Trademark Security Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors hereby agree as follows:

1.           DEFINED TERMS.  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or the Purchase Agreement.

2.           GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL.  Each Grantor hereby grants to the Agent, for the benefit of the Secured Parties, a continuing first priority security interest in all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Trademark Collateral”):

(a)           all of its Trademarks and Trademark Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

(b)           all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and other General Intangibles with respect to the foregoing;

(c)           all reissues, continuations or extensions of the foregoing;

(d)           all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark Intellectual Property License; and

(e)           all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademark licensed under any Intellectual Property License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Intellectual Property License.

3.           SECURITY FOR OBLIGATIONS.  This Trademark Security Agreement and the Security Interests created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Grantors, or any of them, to the Secured Party and the Agent, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4.           SECURITY AGREEMENT.  The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to the Agent (on behalf of the Secured Parties) pursuant to the Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of each Secured Party and the Agent with respect to its security interests in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

5.           AUTHORIZATION TO SUPPLEMENT.  If any Grantor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto. The Grantors shall give prompt notice in writing to the Agent with respect to any such new trademarks or renewal or extension of any trademark registration.   Without limiting the Grantors’ obligations under this Section 5, the Grantors hereby authorize the Agent unilaterally to modify this Agreement by amending Schedule I to include any such new trademark rights of the Grantors.  Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from the continuing security interest of the Agent (for the benefit of the Secured Parties) in all Collateral, whether or not listed on Schedule I.

6.           COUNTERPARTS.  This Trademark Security Agreement may be executed and delivered by facsimile signature or by an e-mail that contains a portable document format (.pdf) file of an executed signature page in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The exchange of copies of this Trademark Security Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Trademark Security Agreement as to the parties hereto and may be used in lieu of the original Trademark Security Agreement for all purposes.

7.           CONSTRUCTION.  The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Trademark Security Agreement instead of just the provision in which they are found.  The language used herein will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature Page Follows]

IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

ANTs software inc., a Delaware corporation

By: /s/ David A. Buckel
Name David A. Buckel
Title: Secretary and Chief Financial Officer

Inventa Technologies, Inc., a Delaware corporation

By: /s/ David A. Buckel
Name David A. Buckel
Title: Secretary and Chief Financial Officer

SCHEDULE I

To

TRADEMARK SECURITY AGREEMENT

Trademark Registrations/Applications

Grantor	Country	Mark	Application/ Registration No.	App/Reg Date

Trade Names

Common Law Trademarks

Trademarks Not Currently In Use

Trademark Licenses

EXHIBIT 10.13

ESCROW AGREEMENT

This Escrow Agreement dated this 3TH day of March 2011 (the “Escrow Agreement”), is entered into by and among ANTs software inc., a Delaware Corporation (“ANTs”), JGB Management Inc., a Delaware Corporation, as agent (“Agent,” and together with ANTs, the “Parties,” and each individually, a “Party”) for certain Holders (the “JGB Holders”) of certain 5% Convertible Notes of ANTs software inc. due March 3, 2016 in the aggregate principal amount of $8,400,000 (collectively, the “Notes”) and those certain Series B Warrants to Purchase Common Shares dated March 3, 2011 (the “Series B Warrants”) set forth on annex A to this Escrow Agreement and Wells Fargo Bank, National Association, a national banking association, as escrow agent (“Escrow Agent”).

RECITALS

A.           ANTs and the JGB Holders and the other holders of Notes and Series B Warrants (together, the “Holders”) entered into (i) that certain Note Purchase Agreement dated as of March 3, 2011 (the “Note Purchase Agreement”) under which ANTs agreed to sell, and the Holders agreed to purchase, the Notes for aggregate consideration of $6,750,000 (the “Proceeds”) and (ii) that certain Warrant Purchase Agreement dated March 3, 2011, under which ANTs agreed to sell, and the Holders agreed to purchase, the Series B Warrants.  Capitalized terms used herein that are not defined shall have the meanings set forth in the Notes or the Series B Warrants, as appropriate.

B           The Note Purchase Agreement requires that $6,250,000 (the “Escrow Amount”) of the Proceeds be deposited into escrow, for distribution to either the Holders or to ANTs, upon the occurrence of certain conditions set forth in the Notes.

C.           The Escrow Amount will be funded into two escrow accounts.  The first account (the “JGB Escrow Account”) will be funded by the Agent, on behalf of the JGB Holders, with $3,125,000.00 (the “JGB Escrow Amount”).  The remainder of the Escrow Amount will be funded into a separate escrow account.  This Escrow Agreement shall only relate to the JGB Holders’ Escrow Account.

D.           The Parties agree to place the JGB Escrow Amount in escrow and the Escrow Agent agrees to hold and distribute such funds in accordance with the terms of this Escrow Agreement.

E.           The Parties hereto acknowledge that the Escrow Agent is not a party to, is not bound by, and has no duties or obligations under, the Notes or the Series B Warrants, that all references in this Escrow Agreement to the Notes or the Series B Warrants are for convenience, and that the Escrow Agent shall have no implied duties beyond the express duties set forth in this Escrow Agreement.

In consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:

ARTICLE 1
ESCROW DEPOSIT

Section 1.1.            Receipt of Escrow Property.

(a)           Upon execution hereof, Agent shall deliver or cause to be delivered to the Escrow Agent the amount of $3,125,000.00 (the “Escrow Property”) in immediately available funds.  To the extent that, from time to time, the Agent or ANTs makes any additional deposits into the JGB Escrow Account, such funds shall become part of the Escrow Property and subject to all of the terms and conditions of this Escrow Agreement.

(b)           The Agent, for the benefit of the Holders, shall retain beneficial ownership of the Escrow Property, and ANTs shall have no legal or equitable title to such Escrow Property, unless and until the Agent submits a disbursement notice pursuant to section 1.3 hereof providing for the disbursement of funds to ANTs, at which time beneficial ownership of Escrow Property in an amount equal to the amount set forth in the disbursement notice shall be transferred to ANTs.

Section 1.2.            Investments.

(a)           The Escrow Agent is authorized and directed to deposit, transfer, hold and invest the Escrow Property and any investment income thereon as set forth in Exhibit A hereto, or as set forth in any subsequent written instruction signed by the Parties.  Any investment earnings and income on the Escrow Property shall become part of the Escrow Property, and shall be disbursed in accordance with Section 1.3 or Section 1.5 of this Escrow Agreement.

(b)           The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement.  The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement; provided that the Escrow Agent has invested the Escrow Property in accordance with Exhibit A, or as set forth in any subsequent written instruction signed by the Parties.  The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account.  The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

Section 1.3.            Disbursements.

(a) Subject to subsection (d) below, Escrow Agent shall hold the Escrow Property and all interest accrued thereon and shall dispose of the same only in accordance with the following provisions:

(i)  upon receipt of a written notice from the Agent certifying (1) with respect to the Series B Warrants, that one or more JGB Holders has exercised Series B Warrants for a Surrender of Notes, (2) the aggregate Make Whole Amount due, if any, in connection with such Surrender of Notes, (3) whether ANTs has elected to satisfy the Make Whole Amount in cash, (4) (a) that the aggregate unpaid principal amount of the Notes owned by SAMC LLC, JGB Capital LP and JGB Capital Offshore Ltd. is equal to or less than $3,825,000 prior to such Surrender of Notes and (b) the Adjusted Exercise Price is at least $0.15 per Common Share (appropriately adjusted for any stock split, stock dividend, stock combination, stock buy-back or other similar transaction) or that this requirement has been waived in writing by the Holder, and (5) the difference between the Aggregate Exercise Price to be satisfied by such Surrender of Notes and the Make Whole Amount (if any) (the “Excess Amount”), the Escrow Agent shall deliver (A) first, if the Make Whole Amount is to be satisfied in cash, to the Agent, for the benefit of the JGB Holder(s) that exercised Series B Warrants for a Surrender of Notes, cash equal to the lesser of the remaining balance of the Escrow Property (including any accrued interest) and the Make Whole Amount and (B) second, to ANTs, cash equal to lesser of the remaining balance of the Escrow Property (including any accrued interest) and the Excess Amount;

(ii)  upon receipt of a written notice from the Agent certifying (1) that one or more JGB Holders has exercised its right under section 2 of the Notes to require ANTs (or its successor) to redeem such Holder(s)’ Notes in cash at 120% of the Principal Amount plus accrued and unpaid interest (a “Fundamental Transaction Redemption”) and (2) the amount due to each redeeming JGB Holder as a result of a Fundamental Transaction Redemption, the Escrow Agent shall deliver to the Agent, for the benefit of the redeeming JGB Holders, cash equal to the lesser of the remaining Escrow Property (including any accrued interest) and the Fundamental Transaction Redemption amount;

(iii)  upon receipt of a written notice from the Agent certifying (1) that one or more Holders has properly exercised the Put Right pursuant to section 4 of the Notes and (2) the aggregate Put Amount, the Escrow Agent shall deliver to the Agent, for the benefit of the JGB Holder or JGB Holders who have exercised the Put Right, cash equal to the lesser of the remaining Escrow Property (including any accrued interest) and the aggregate Put Amount;

(iv)  upon receipt of a written notice from the Agent (1) certifying that an Event of Default has occurred and is continuing under the Notes (be it a payment default or otherwise), (2) identifying each Note held by a JGB Holder (each an “Accelerated Note” and together the “Accelerated Notes”) for which all amounts due thereunder (including accrued and unpaid interest, fees or charges) have been declared due and payable, and (3) stating the aggregate amount due and payable under the Accelerated Notes (including interest, fees and charges), the Escrow Agent shall deliver to the Agent, for the benefit of the JGB Holders of the Accelerated Notes, cash equal to the lesser of the remaining Escrow Property (including any accrued interest) and the amount due and payable under the Accelerated Notes;

(v) upon receipt of a written notice from the Agent certifying that the Notes have been paid in full or otherwise satisfied, the Escrow Agent shall deliver to ANTs the remaining balance, if any, of the Escrow Property (including any accrued interest); and

(vi) upon a joint written direction signed by the Parties, the Escrow Agent shall disburse the Escrow Property, or the appropriate portion thereof, in accordance with the written direction.

(b)           Any notice given by a Party to the Escrow Agent under subsection (a) above shall include the relevant dollar amount related to that notice and shall also be given to the other Party simultaneously and by the same means of delivery.

(c)           The Escrow Agent’s sole duty is to accept notice under subsection (a) and shall have no duty to determine nor shall be liable to ascertain the validity of the claims of the Agent or ANTs under subsection (a).  In any case under subsection (a) in which Escrow Agent is to receive instructions to release, the Escrow Agent shall be entitled to entirely rely on such instructions with no responsibility to calculate or confirm amounts or percentages to release.

(d)           The Escrow Agent shall disburse any Escrow Property three (3) business days after receiving notice under subsection (a) unless it receives written notice pursuant to Subsection (e) hereto, upon which subsection (e) shall govern.

(e)           To the extent that the non-requesting Party objects in good faith to any request for payment, such Party must deliver a written objection notice, stating the basis for such objection, to the Escrow Agent and the other Party within two (2) business days after receipt of the notice requesting payment and such objection shall be resolved in accordance with Section 3.5 hereof.

(f)  The Escrow Agent shall deliver the applicable portion of the Escrow Property at the election of the Party entitled to receive the same by (i) a good, unendorsed check of Escrow Agent payable to the order of such Party, or (ii) a bank wire transfer to an account designated by such Party.

(g)  In no event shall there be more than two (2) disbursements from the Escrow Account pursuant to Section 1.3(a)(i) in any given calendar month.  If a third disbursement request is submitted in a calendar month, the Escrow Agent shall honor such request together with the first disbursement request in the following calendar month.

Section 1.4.            Income Tax Allocation and Reporting.

(a)           The Parties agree that, for tax reporting purposes, all interest and other income from investment of the Escrow Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by the JGB Holders whether or not such income was disbursed during such calendar year.

(b)           Prior to closing, the Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request.   The Parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Property.

(c)           To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Property, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property.  The Parties, jointly and severally, shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent.  The indemnification provided by this Section 1.4(c) is in addition to the indemnification provided in Section 3.1 and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 1.5.   Termination.  Upon the disbursement of all of the Escrow Property, including any interest and investment earnings thereon, this Escrow Agreement shall terminate and be of no further force and effect except that the provisions of Sections 1.4(c), 3.1 and 3.2 hereof shall survive termination.

ARTICLE 2
DUTIES OF THE ESCROW AGENT

Section 2.1.            Scope of Responsibility.  Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature.  Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement.  The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document.  References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto.  This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

Section 2.2.            Attorneys and Agents.  The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent.  The Escrow Agent shall be reimbursed as set forth in Section 3.1 for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals.  The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

Section 2.3.            Reliance.  The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the direction or consent of the Parties or their respective agents, representatives, successors, or assigns.  The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority.  Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit B-1 and Exhibit B-2 to this Escrow Agreement.

Section 2.4.            Right Not Duty Undertaken.  The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

Section 2.5.            No Financial Obligation.  No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

ARTICLE 3
PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1.            Indemnification.  The Parties, jointly and severally, shall indemnify, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, attorneys’ fees and expenses or other professional fees and expenses which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Escrow Agent. The provisions of this Section 3.1 shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 3.2.            Limitation of Liability.  THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

Section 3.3.            Resignation or Removal.  The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination.  Such resignation or removal, as the case may be, shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order.  If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

Section 3.4.            Compensation.  The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid by ANTs. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated, at a rate determined in good faith by the Parties, for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event.  If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law.   The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Property with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Property.

Section 3.5.            Disagreements.  If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent shall retain the Escrow Property until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrow Property, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Escrow Property, in which event the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action.  The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

Section 3.6.            Merger or Consolidation.  Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 3.7.            Attachment of Escrow Property; Compliance with Legal Orders.  In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction.  In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 3.8             Force Majeure.  The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

ARTICLE 4
MISCELLANEOUS

Section 4.1.            Successors and Assigns.  This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement.  No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld).

Section 4.2.            Escheat.  The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state.  The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property escheat by operation of law.

Section 4.3.            Notices.  All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) by overnight delivery with a reputable national overnight delivery service, or (iv) by mail or by certified mail, return receipt requested, and postage prepaid.  If any notice is mailed, it shall be deemed given five business days after the date such notice is deposited in the United States mail.  If notice is given to a party, it shall be given at the address for such party set forth below.  It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes.  In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to the Agent:

JGB Management Inc.
400 Madison Avenue
Suite 8D
New York, New York 10017
Attention: Brett Cohen
Telephone: 212-355-5771
Facsimile: 212-253-4093

If to ANTs:

ANTs software inc.
71 Stevenson St., Suite 401
San Francisco, CA 94105
Attn: Chief Financial Officer
Telephone: 650-931-0500
Facsimile: 650-227-8001 or 650-931-0510

With a copy (for informational purposes only) to:

The Corporate Law Group
Waterfront Plaza, Suite 120
500 Airport Boulevard
Burlingame, CA 94010-1914
Attn: Paul D. Marotta, Esq.

If to the Escrow Agent:

Wells Fargo Bank, National Association
45 Broadway, 14th Floor
New York, NY 10006
Attention: Matthew Sherman; Corporate, Municipal and Escrow Solutions
Telephone: (212) 515-1573
Facsimile: (212) 509-1716

Section 4.4.            Governing Law.  This Escrow Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Section 4.5.            Entire Agreement.  This Escrow Agreement sets forth the entire agreement and understanding of the parties related to the Escrow Property.

Section 4.6.            Amendment.  This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent.

Section 4.7.            Waivers.  The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance.  A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 4.8.            Headings.  Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 4.9.            Counterparts.  This Escrow Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

[The remainder of this page left intentionally blank.]

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

ANTs SOFTWARE INC.

By:	/s/ David A. Buckel
Name:	David A. Buckel
Title:	Secretary and Chief Financial Officer

JGB MANAGEMENT INC., as Agent for the Holders

By:	/s/ Brett Cohen
Name:	Brett Cohen
Title:	Investment Advisor

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By:	/s/ Matthew Sherman
Name:	Matthew Sherman
Title:	Vice President

EXHIBIT A

Agency and Custody Account Direction
For Cash Balances
Wells Fargo Money Market Deposit Accounts

Direction to use the following Wells Fargo Money Market Deposit Accounts for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Exhibit A is attached.

You are hereby directed to deposit, as indicated below, or as we shall direct further in writing from time to time, all cash in the Account in the following money market deposit account of Wells Fargo Bank, National Association:

Wells Fargo Money Market Deposit Account (MMDA)

We understand that amounts on deposit in the MMDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $250,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $250,000.

We acknowledge that we have full power to direct investments of the Account.

We understand that we may change this direction at any time and that it shall continue in effect until revoked or modified by us by joint written notice to you.

/s/ David A. Buckel	/s/ Brett Cohen
Authorized Representative	Authorized Representative
ANTs software inc.	JGB Management Inc, as Agent

March 3, 2011	March 3, 2011
Date	Date

EXHIBIT B-1

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of ANTs software inc. and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit B-1 is attached, on behalf of ANTs software inc.

Name / Title	Specimen Signature

Joseph Kozak	/s/ Joseph Kozak
Name	Signature

Chief Executive Officer
Title

David A Buckel	/s/ David A. Buckel
Name	Signature

Chief Financial Officer
Title

Name	Signature

Title

Name	Signature

Title

EXHIBIT B-2

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of the Agent and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit B-2 is attached, on behalf of the Agent.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

EXHIBIT C

FEES OF ESCROW AGENT

EXHIBIT 10.14

ESCROW AGREEMENT

This Escrow Agreement dated this 3TH day of March 2011 (the “Escrow Agreement”), is entered into by and among ANTs software inc., a Delaware Corporation (“ANTs”), Manchester Securities Corp., a New York Corporation, (“Manchester,” and together with ANTs, the “Parties,” and each individually, a “Party”) a Holder (the “JGB Holders”) of certain 5% Convertible Notes of ANTs software inc. due March 3, 2016 in the aggregate principal amount of $8,400,000 (collectively, the “Notes”) and those certain Series B Warrants to Purchase Common Shares dated March 3, 2011 (the “Series B Warrants”) set forth on annex A to this Escrow Agreement and Wells Fargo Bank, National Association, a national banking association, as escrow agent (“Escrow Agent”).

RECITALS

A.           ANTs and Manchester and the other holders of Notes, Series B Warrants (together, the “Holders”) entered into (i) that certain Note Purchase Agreement dated as of March 3, 2011 (the “Note Purchase Agreement”) under which ANTs agreed to sell, and the Holders agreed to purchase, the Notes for aggregate consideration of $6,750,000 (the “Proceeds”) and (ii) that certain Warrant Purchase Agreement dated March 3, 2011, under which ANTs agreed to sell, and the Holders agreed to purchase, the Series B Warrants.  Capitalized terms used herein that are not defined shall have the meanings set forth in the Notes or the Series B Warrants, as appropriate.

B           The Note Purchase Agreement requires that $6,250,000 (the “Escrow Amount”) of the Proceeds be deposited into escrow, for distribution to either the Holders or to ANTs, upon the occurrence of certain conditions set forth in the Notes.

C.           The Escrow Amount will be funded into two escrow accounts.  The first account (the “Manchester Escrow Account”) will be funded by Manchester with $3,125,000 (the “Manchester Escrow Amount”).  The remainder of the Escrow Amount will be funded into a separate escrow account.  This Escrow Agreement shall only relate to the Manchester Escrow Account.

D.           The Parties agree to place the Manchester Escrow Amount in escrow and the Escrow Agent agrees to hold and distribute such funds in accordance with the terms of this Escrow Agreement.

E.           The Parties hereto acknowledge that the Escrow Agent is not a party to, is not bound by, and has no duties or obligations under, the Notes or the Series B Warrants, that all references in this Escrow Agreement to the Notes or the Series B Warrants are for convenience, and that the Escrow Agent shall have no implied duties beyond the express duties set forth in this Escrow Agreement.

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In consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:

ARTICLE 1
ESCROW DEPOSIT

Section 1.1.   Receipt of Escrow Property.

(a)           Upon execution hereof, Manchester shall deliver or cause to be delivered to the Escrow Agent $3,125,000.00 (the “Escrow Property”) in immediately available funds.  To the extent that, from time to time, Manchester or ANTs makes any additional deposits into the Manchester Escrow Account, such funds shall become part of the Escrow Property and subject to all of the terms and conditions of this Escrow Agreement.

(b)           Manchester shall retain beneficial ownership of the Escrow Property, and ANTs shall have no legal or equitable title to such Escrow Property, unless and until Manchester submits a disbursement notice pursuant to section 1.3 hereof providing for the disbursement of funds to ANTs, at which time beneficial ownership of Escrow Property in an amount equal to the amount set forth in the disbursement notice shall be transferred to ANTs.

Section 1.2.   Investments.

(a)           The Escrow Agent is authorized and directed to deposit, transfer, hold and invest the Escrow Property and any investment income thereon as set forth in Exhibit A hereto, or as set forth in any subsequent written instruction signed by the Parties.  Any investment earnings and income on the Escrow Property shall become part of the Escrow Property, and shall be disbursed in accordance with Section 1.3 or Section 1.5 of this Escrow Agreement.

(b)           The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement.  The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement; provided that the Escrow Agent has invested the Escrow Property in accordance with Exhibit A, or as set forth in any subsequent written instruction signed by the Parties.  The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account.  The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

Section 1.3.   Disbursements.

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(a) Subject to subsection (d) below, Escrow Agent shall hold the Escrow Property and all interest accrued thereon and shall dispose of the same only in accordance with the following provisions:

(i)  upon receipt of a written notice from Manchester certifying (1) with respect to the Series B Warrants, that Manchester has exercised Series B Warrants for a Surrender of Notes, (2) the aggregate Make Whole Amount due, if any, in connection with such Surrender of Notes, (3) whether ANTs has elected to satisfy the Make Whole Amount in cash, (4) (a) that the aggregate unpaid principal amount of the Notes owned by Manchester is equal to or less than $3,825,000 prior to such Surrender of Notes and (b) the Adjusted Exercise Price is at least $0.15 per Common Share (appropriately adjusted for any stock split, stock dividend, stock combination, stock buy-back or other similar transaction) or that this requirement has been waived in writing by Manchester, and (5) the difference between the Aggregate Exercise Price to be satisfied by such Surrender of Notes and the Make Whole Amount (if any) (the “Excess Amount”), the Escrow Agent shall deliver (A) first, if the Make Whole Amount is to be satisfied in cash, to Manchester, cash equal to the lesser of the remaining balance of the Escrow Property (including any accrued interest) and the Make Whole Amount and (B) second, to ANTs, cash equal to lesser of the remaining balance of the Escrow Property (including any accrued interest) and the Excess Amount;

(ii)  upon receipt of a written notice from Manchester certifying (1) that Manchester has exercised its right under section 2 of the Notes to require ANTs (or its successor) to redeem its Notes in cash at 120% of the Principal Amount plus accrued and unpaid interest (a “Fundamental Transaction Redemption”) and (2) the amount due to Manchester as a result of a Fundamental Transaction Redemption, the Escrow Agent shall deliver to Manchester cash equal to the lesser of the remaining Escrow Property (including any accrued interest) and the Fundamental Transaction Redemption amount;

(iii)  upon receipt of a written notice from Manchester certifying (1) that Manchester has properly exercised the Put Right pursuant to section 4 of the Notes and (2) the aggregate Put Amount, the Escrow Agent shall deliver to Manchester cash equal to the lesser of the remaining Escrow Property (including any accrued interest) and the aggregate Put Amount;

(iv)  upon receipt of a written notice from Manchester (1) certifying that an Event of Default has occurred and is continuing under the Notes (be it a payment default or otherwise), (2) identifying each Note held by Manchester (each an “Accelerated Note” and together the “Accelerated Notes”) for which all amounts due thereunder (including accrued and unpaid interest, fees or charges) have been declared due and payable, and (3) stating the aggregate amount due and payable under the Accelerated Notes (including interest, fees and charges), the Escrow Agent shall deliver to Manchester cash equal to the lesser of the remaining Escrow Property (including any accrued interest) and the amount due and payable under the Accelerated Notes;

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(v) upon receipt of a written notice from Manchester certifying that the Notes have been paid in full or otherwise satisfied, the Escrow Agent shall deliver to ANTs the remaining balance, if any, of the Escrow Property (including any accrued interest); and

(vi) upon a joint written direction signed by the Parties, the Escrow Agent shall disburse the Escrow Property, or the appropriate portion thereof, in accordance with the written direction.

(b)           Any notice given by a Party to the Escrow Agent under subsection (a) above shall include the relevant dollar amount related to that notice and shall also be given to the other Party simultaneously and by the same means of delivery.

(c)           The Escrow Agent’s sole duty is to accept notice under subsection (a) and shall have no duty to determine nor shall be liable to ascertain the validity of the claims of Manchester or ANTs under subsection (a).  In any case under subsection (a) in which Escrow Agent is to receive instructions to release, the Escrow Agent shall be entitled to entirely rely on such instructions with no responsibility to calculate or confirm amounts or percentages to release.

(d)           The Escrow Agent shall disburse any Escrow Property three (3) business days after receiving notice under subsection (a) unless it receives written notice pursuant to Subsection (e) hereto, upon which subsection (e) shall govern.

(e)           To the extent that the non-requesting Party objects in good faith to any request for payment, such Party must deliver a written objection notice, stating the basis for such objection, to the Escrow Agent and the other Party within two (2) business days after receipt of the notice requesting payment and such objection shall be resolved in accordance with Section 3.5 hereof.

(f)  The Escrow Agent shall deliver the applicable portion of the Escrow Property at the election of the Party entitled to receive the same by (i) a good, unendorsed check of Escrow Agent payable to the order of such Party, or (ii) a bank wire transfer to an account designated by such Party.

(g)  In no event shall there be more than two (2) disbursements from the Escrow Account pursuant to Section 1.3(a)(i) in any given calendar month.  If a third disbursement request is submitted in a calendar month, the Escrow Agent shall honor such request together with the first disbursement request in the following calendar month.

Section 1.4.   Income Tax Allocation and Reporting.

(a)           The Parties agree that, for tax reporting purposes, all interest and other income from investment of the Escrow Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by Manchester whether or not such income was disbursed during such calendar year.

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(b)           Prior to closing, the Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request.   The Parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Property.

(c)           To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Property, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property.  The Parties, jointly and severally, shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent.  The indemnification provided by this Section 1.4(c) is in addition to the indemnification provided in Section 3.1 and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 1.5.   Termination.  Upon the disbursement of all of the Escrow Property, including any interest and investment earnings thereon, this Escrow Agreement shall terminate and be of no further force and effect except that the provisions of Sections 1.4(c), 3.1 and 3.2 hereof shall survive termination.

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ARTICLE 2
DUTIES OF THE ESCROW AGENT

Section 2.1.   Scope of Responsibility.  Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature.  Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement.  The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document.  References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto.  This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

Section 2.2.   Attorneys and Agents.  The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent.  The Escrow Agent shall be reimbursed as set forth in Section 3.1 for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals.  The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

Section 2.3.   Reliance.  The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the direction or consent of the Parties or their respective agents, representatives, successors, or assigns.  The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority.  Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit B-1 and Exhibit B-2 to this Escrow Agreement.

Section 2.4.   Right Not Duty Undertaken.  The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

Section 2.5.   No Financial Obligation.  No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

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ARTICLE 3
PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1.   Indemnification.  The Parties, jointly and severally, shall indemnify, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, attorneys’ fees and expenses or other professional fees and expenses which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Escrow Agent. The provisions of this Section 3.1 shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 3.2.   Limitation of Liability.  THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

Section 3.3.   Resignation or Removal.  The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination.  Such resignation or removal, as the case may be, shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order.  If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

Section 3.4.   Compensation.  The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid by ANTs. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated, at a rate determined in good faith by the Parties, for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event.  If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law.   The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Property with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Property.

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Section 3.5.   Disagreements.  If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent shall retain the Escrow Property until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrow Property, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Escrow Property, in which event the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action.  The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

Section 3.6.   Merger or Consolidation.  Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

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Section 3.7.   Attachment of Escrow Property; Compliance with Legal Orders.  In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction.  In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 3.8   Force Majeure.  The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

ARTICLE 4
MISCELLANEOUS

Section 4.1.   Successors and Assigns.  This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement.  No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld).

Section 4.2.   Escheat.  The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state.  The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property escheat by operation of law.

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Section 4.3.   Notices.  All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) by overnight delivery with a reputable national overnight delivery service, or (iv) by mail or by certified mail, return receipt requested, and postage prepaid.  If any notice is mailed, it shall be deemed given five business days after the date such notice is deposited in the United States mail.  If notice is given to a party, it shall be given at the address for such party set forth below.  It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes.  In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to Manchester:

Manchester Securities Corp.
712 Fifth Avenue
36th Floor
New York, New York 10019
Attention: Elliott Greenberg
Telephone: 212-974-6000
Facsimile: 212-________

If to ANTs:

ANTs software inc.
71 Stevenson St., Suite 401
San Francisco, CA 94105
Attn: Chief Financial Officer
Telephone: 650-931-0500
Facsimile: 650-227-8001 or 650-931-0510

With a copy (for informational purposes only) to:

The Corporate Law Group
Waterfront Plaza, Suite 120
500 Airport Boulevard
Burlingame, CA 94010-1914
Attn: Paul D. Marotta, Esq.

If to the Escrow Agent:

Wells Fargo Bank, National Association
45 Broadway, 14th Floor
New York, NY 10006
Attention: Matthew Sherman; Corporate, Municipal and Escrow Solutions
Telephone: (212) 515-1573
Facsimile: (212) 509-1716

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Section 4.4.   Governing Law.  This Escrow Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Section 4.5.   Entire Agreement.  This Escrow Agreement sets forth the entire agreement and understanding of the parties related to the Escrow Property.

Section 4.6.   Amendment.  This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent.

Section 4.7.   Waivers.  The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance.  A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 4.8.   Headings.  Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 4.9.   Counterparts.  This Escrow Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

[The remainder of this page left intentionally blank.]

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IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

ANTs SOFTWARE INC.

By:	/s/ David A. Buckel

Name:	David A. Buckel

Title:	Secretary and Chief Financial Officer

MANCHESTER SECURITIES CORP.

By:	/s/ Elliott Greenberg

Name:	Elliott Greenberg

Title:	Vice President

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Escrow Agent

By:	/s/ Matthew Sherman

Name:	Matthew Sherman

Title:	Vice President

S-1

EXHIBIT A

Agency and Custody Account Direction
For Cash Balances
Wells Fargo Money Market Deposit Accounts

Direction to use the following Wells Fargo Money Market Deposit Accounts for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Exhibit A is attached.

You are hereby directed to deposit, as indicated below, or as we shall direct further in writing from time to time, all cash in the Account in the following money market deposit account of Wells Fargo Bank, National Association:

Wells Fargo Money Market Deposit Account (MMDA)

We understand that amounts on deposit in the MMDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $250,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $250,000.

We acknowledge that we have full power to direct investments of the Account.

We understand that we may change this direction at any time and that it shall continue in effect until revoked or modified by us by joint written notice to you.

/s/ David A. Buckel	/s/ Elliott Greenberg
Authorized Representative	Authorized Representative
ANTs software inc.	Manchester Securities Corp.

March 3, 2011	March 3, 2011
Date	Date

EXHIBIT B-1

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of ANTs software inc. and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit B-1 is attached, on behalf of ANTs software inc.

Name / Title	Specimen Signature

Joseph Kozak	/s/ Joseph Kozak
Name	Signature

Chief Executive Officer
Title

David A Buckel	/s/ David A. Buckel
Name	Signature

Chief Financial Officer
Title

Name	Signature

Title

Name	Signature

Title

EXHIBIT B-2

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Manchester and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit B-2 is attached, on behalf of Manchester.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

EXHIBIT C

FEES OF ESCROW AGENT

EXHIBIT 10.15

GUARANTY

This GUARANTY (this “Guaranty”), dated as of March 3, 2011, is made by Inventa Technologies, Inc., a Delaware corporation (the “Guarantor”) in favor of each of the Purchasers (as defined below).

WHEREAS, pursuant to that certain Note Purchase Agreement (the “Note Purchase Agreement”), dated on or about the date hereof, ANTs software inc., a Delaware corporation and the direct or indirect parent company of Guarantor (the “Company”), and the Purchasers named therein (the “Purchasers”), the Company issued to the Purchasers the Company’s 5% Senior Secured Notes (the “Notes”);

WHEREAS, pursuant to that Note Purchase Agreement, the Company and Wells Fargo Bank, National Association, as agent for the Purchasers (the “Agent”), entered into that certain Security Agreement, dated on or about the date hereof (the “Security Agreement”);

WHEREAS, the Company and the Guarantor are members of a group of related entities, the success of any one of which is dependent in part on the success of the other members of such group;

WHEREAS, the Guarantor expects to receive substantial direct and indirect benefits from the Purchasers’ investment in the Company pursuant to the Transaction Documents (which benefits are hereby acknowledged);

WHEREAS, it is a condition precedent to the Purchasers’ investment in the Company under the Note Purchase Agreement that the Guarantor execute and deliver to the Purchasers this Guaranty; and

WHEREAS, the Guarantor wishes to guaranty the Company’s obligations to the Purchasers under or in respect of the Transaction Documents as provided herein.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Guarantor hereby agrees with the Purchasers as follows:

1.           Definitions.  All capitalized terms used herein (including in the recitals hereof) without definition shall have the meanings ascribed thereto in the Note Purchase Agreement.

2.           Guaranty of Payment and Performance.  The Guarantor hereby jointly and severally guarantees to the Purchasers the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Secured Obligations (as such term is defined in the Security Agreement) including all such which would become due but for the operation of the automatic stay pursuant to Section 362(a) of the Federal Bankruptcy Code and the operation of Sections 502(b) and 506(b) of the Federal Bankruptcy Code.  This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Secured Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Purchasers or the Agent first attempt to collect any of the Secured Obligations from the Company or resort to any collateral security or other means of obtaining payment.  Should the Company default in the payment or performance of any of the Secured Obligations, the obligations of the Guarantor hereunder with respect to such Secured Obligations in default shall, upon demand by the Purchasers, become immediately due and payable to the Purchasers, without notice of any nature, which notice is expressly waived by the Guarantor.  Payments by the Guarantor hereunder may be required by the Purchasers on any number of occasions.  All payments by the Guarantor hereunder shall be made to the Purchasers, in the manner and at the place of payment specified therefor in the Transaction Documents.

3.           Guarantor’s Agreement to Pay Enforcement Costs, etc.  The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Purchasers, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by the Purchasers in connection with the Secured Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Section 3 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in the Notes, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

4.           Waivers by Guarantor; Purchasers’ Freedom to Act.  The Guarantor agrees that the Secured Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Purchasers with respect thereto.  The Guarantor waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Secured Obligations incurred and all other notices of any kind, all defenses that may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Company or any other Person primarily or secondarily liable with respect to any of the Secured Obligations, and all suretyship defenses generally, provided that such Guarantor does not waive any notice or grace period that is a condition precedent to the occurrence of an Event of Default under the Notes.  Without limiting the generality of the foregoing, such Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Secured Obligation and agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Purchasers or the Agent to assert any claim or demand or to enforce any right or remedy against the Company or any other Person primarily or secondarily liable with respect to any of the Secured Obligations; (b) any extensions, compromise, refinancing, consolidation or renewals of any Secured Obligation; (c) any change in the time, place or manner of payment of any of the Secured Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of the Note Purchase Agreement, the other Transaction Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Secured Obligations; (d) the addition, substitution or release of any Person primarily or secondarily liable for any Secured Obligation; (e) the adequacy of any rights that the Purchasers or the Agent may have against any collateral security or other means of obtaining repayment of any of the Secured Obligations; (f) the impairment of any collateral securing any of the Secured Obligations, including the failure to perfect or preserve any rights that the Purchasers or the Agent might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (g) any other act or omission that might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a release or discharge of such Guarantor, all of which may be done without notice to such Guarantor.  To the fullest extent permitted by law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of (x) any “one action” or “anti-deficiency” law that would otherwise prevent the Purchasers from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against such Guarantor before or after the Purchasers’ commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise or (y) any other law that in any other way would otherwise require any election of remedies by the Purchasers.

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5.           Unenforceability of Secured Obligations Against Company.  If for any reason the Company has no legal existence or is under no legal obligation to discharge any of the Secured Obligations, or if any of the Secured Obligations have become irrecoverable from the Company by reason of the Company’s insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if such Guarantor at all times had been the principal obligor on all such Secured Obligations.  In the event that acceleration of the time for payment of any of the Secured Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Note Purchase Agreement, the other Transaction Documents or any other agreement evidencing, securing or otherwise executed in connection with any Secured Obligation shall be immediately due and payable by the Guarantor.

6.           Subrogation; Subordination.

6.1           Waiver of Rights Against Company.  Until the final payment and performance in full of all of the Secured Obligations, the Guarantor (a) shall not exercise, and hereby waives, any rights against the Company arising as a result of payment by the Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Purchasers or the Agent in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature, (b) will not claim any setoff, recoupment or counterclaim against the Company in respect of any liability of the Guarantor to the Company and (c) waives any benefit of and any right to participate in any collateral security that may be held by the Purchasers or the Agent.

6.2           Subordination.  The payment of any amounts due with respect to any indebtedness of the Company for money borrowed or credit received now or hereafter owed to any Guarantor is hereby subordinated to the prior payment in full of all of the Secured Obligations.  The Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Secured Obligations, such Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness until all of the Secured Obligations shall have been paid in full.  If, notwithstanding the foregoing, such Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Secured Obligations are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Purchasers and be paid over to the Purchasers on account of the Secured Obligations without affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

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6.3           Provisions Supplemental.  The provisions of this Section 6 shall be supplemental to and not in derogation of any rights and remedies of the Purchasers under any separate subordination agreement that the Purchasers may at any time and from time to time enter into with the Guarantor.

7.           Future Subsidiaries.  If any Person becomes a Subsidiary of the Company after the date hereof, the Guarantor shall cause such Person, within 2 days after it becomes a Subsidiary, (a) to execute and deliver a joinder to this Guaranty in which such new Subsidiary agrees to be bound by the terms hereof as if it where an original Guarantor party hereto, such joinder agreement to be in form and substance reasonably satisfactory to the Purchasers, and (b) to take any other action that the Purchasers may reasonably request so that such new Subsidiary is bound by the provisions hereof in the same manner and to the same extent as the Guarantor.

8.           Further Assurances.  The Guarantor agrees that it will from time to time, at the request of the Purchasers, do all such things and execute all such documents as the Purchasers may reasonably request to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Purchasers hereunder.  The Guarantor acknowledges and confirms that it has established its own adequate means of obtaining from the Company on a continuing basis all information desired by such Guarantor concerning the financial condition of the Company and that such Guarantor will look to the Company and not to the Purchasers in order for such Guarantor to keep adequately informed of changes in the Company’s financial condition.

9.           Termination; Reinstatement.  Upon payment in full in cash of the Secured Obligations in accordance with the provisions of the Transaction Documents, this Guaranty shall terminate.  Notwithstanding the foregoing, this Guaranty shall be reinstated after such termination if at any time any payment made or value received with respect to any Secured Obligation is rescinded or must otherwise be returned by the Purchasers upon the insolvency, bankruptcy or reorganization of the Company or any of its Subsidiaries, or otherwise, all as though such payment had not been made or value received.

10.           Successors and Assigns.  This Guaranty shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of the Purchasers and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing, if a Purchasers assigns or otherwise transfers the Note, its rights and obligations under the Note Purchase Agreement, the other Transaction Documents or any other agreement held by it evidencing, securing or otherwise executed in connection with the Secured Obligations, or sells participations in any interest therein, to any other Person, in each case in accordance with the terms thereof, then such other Person shall automatically become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Purchaser herein.  No Guarantor may assign any of its obligations hereunder.

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11.           Addresses for Notices.  All notices and other communications provided for hereunder (a) shall be given in the form and manner set forth in the Note Purchase Agreement and (b) shall be delivered, (i) in the case of notice to any Guarantor, by delivery of such notice to the Company at the Company’s address specified in the Note Purchase Agreement or at such other address as shall be designated by the Company in a written notice to the Purchasers and (ii) in the case of notice to the Purchasers, by delivery of such notice to the Purchasers at their respective addresses specified in the Note Purchase Agreement or at such other address as shall be designated by a Purchaser in a written notice to the Company.

12.           Governing Law; Jurisdiction; Jury Trial.  This Guaranty and any controversy arising out of or relating to this Guaranty shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of New York.   Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Guarantor irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in the Note Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS GUARANTY OR ANY TRANSACTION CONTEMPLATED HEREBY.

13.           Counterparts; Facsimile.  This Guaranty may be executed and delivered by facsimile signature or by an e-mail that contains a portable document format (.pdf) file of an executed signature page in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.           Headings.  The section headings used in this Guaranty are used for convenience only and are not to be considered in construing or interpreting this Guaranty.

15.           Amendments and Waivers.   Except as expressly provided herein, neither this Guaranty nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Guaranty and signed by Purchasers holding at least 66 2/3% of the outstanding principal amount of the Notes and the Guarantor.

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16.           Severability.  If any provision of this Guaranty shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Guaranty in that jurisdiction or the validity or enforceability of any provision of this Guaranty in any other jurisdiction.

17.           Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to the Purchasers under this Guaranty upon any breach or default of any Guarantor shall impair any such right, power or remedy of the Purchasers nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

18.           Remedies.  The Purchasers shall have all rights and remedies set forth in this Guaranty and in the Transaction Documents and all rights and remedies that the Purchasers have been granted at any time under any other agreement or contract and all of the rights that the Purchasers have under applicable law.  All remedies shall be cumulative and not alternative. The Guarantor acknowledges that in the event that it fails to perform, observe or discharge any or all of its obligations under this Guaranty, any remedy at law may prove to be inadequate relief to the Purchasers. The Guarantor therefore agrees that the Purchasers shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

19.           Entire Agreement.  This Guaranty and the Transaction Documents, including the exhibits attached hereto and thereto, do and will constitute the full and entire understanding and agreement between the Guarantor and the Purchasers with respect to the subject matter hereof and thereof.

20.           Construction.  The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Guaranty instead of just the provision in which they are found.  The language used in this Guaranty will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

Inventa Technologies, Inc.

By:	/s/ David A. Buckel
Name: David A. Buckel
Title: Secretary and Chief Financial Officer